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VITAL LIVING, INC. INDEX to FINANCIAL STATEMENTS UNAUDITED PROFORMA COMBINED FINANCIAL STATEMENTS
VITAL LIVING, INC. INDEX to FINANCIAL STATEMENTS UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
VITAL LIVING, INC. Notes to Consolidated Financial Statements INDEX to FINANCIAL STATEMENTS AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DOCTORS FOR NUTRITION, INC. September 30, 2003 Table of Contents
DOCTORS FOR NUTRITION, INC. December 31, 2002 Table of Contents
E-Nutriceuticals, Inc. and Subsidiary (A Development Stage Company) June 30, 2003 Table of Contents
E-Nutriceuticals, Inc. and Subsidiary (A Development Stage Company) March 31, 2003 Table of Contents
CHRISTOPHER'S ORIGINAL FORMULAS, INC. FINANCIAL STATEMENTS TABLE OF CONTENTS
CHRISTOPHER'S ORIGINAL FORMULAS, INC. FINANCIAL STATEMENTS TABLE OF CONTENTS
NFI HOLDINGS, INC. CONSOLIDATED FINANCIAL STATEMENTS TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on January 14, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
(Amendment No.            )

VITAL LIVING, INC.
(Name of Small Business Issuer in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	3652 (Primary Standard Industrial Classification Code Number)	88-0485596 (I.R.S. Employer Identification No.)
5080 North 40th Street, Suite 105, Phoenix, Arizona 85018 (602) 952-9909 (Address and telephone number of principal executive offices)
Stuart A. Benson, Chief Executive Officer Vital Living, Inc. 5080 North 40th Street, Suite 105 Phoenix, Arizona 85018 (602) 952-9909 (Name, Address and Telephone Number of Agent for Service)

Copy to:
David Alan Miller, Esq. Graubard Miller 600 Third Avenue New York, NY 10016 Telephone: (212) 818-8800 Facsimile (212) 682-2320

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act of 1933, as amended, check the following box:    ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $.001 per share(3)	655,820	$1.135	$744,355.70	$60.22

Common Stock, par value $.001 per share(4)	285,800	$1.135	$324,383	$26.24

Common Stock, par value $.001 per share(5)	1,367,500	$1.65	$2,256,375	$182.54

Common Stock, par value $.001 per share(5)	1,367,500	$2.14	$2,926,450	$236.75

Common Stock, par value $.001 per share(6)	50,000 34,000	$1.135	$95,340	$7.71

Common Stock, par value $.001 per share(7)	6,310,000	$1.135	$7,161,850	$579.39

Common Stock, par value $.001 per share(8)	54,000	$1.135	$61,290	$4.96

Common Stock, par value $.001 per share(9)	14,204,548	$1.135	$16,122,161.98	$1,304.28

Common Stock, par value $.001 per share(10)	1,000,000	$1.135	$1,135,000	$91.82

Common Stock, par value $.001 per share(11)	1,483,000	$1.135	$1,683,205	$136.17

Common Stock, par value $.001 per share(12)	1,530,000 3,060,000	$1.50 $1.135	$5,768,100	$466.64

Common Stock, par value $.001 per share(13)	203,000	$1.135	$230,405	$18.64

Common Stock, par value $.001 per share(14)	203,000	$1.135	$230,405	$18.64

Common Stock, par value $.001 per share(15)	4,587,738	$1.135	$5,207,082.63	$421.25

Common Stock, par value $.001 per share(16)	917,575	$1.135	$1,041,447.63	$84.25

Common Stock, par value $.001 per share(17)	4,587,738	$1.135	$5,207,082.63	$421.25

Common Stock, par value $.001 per share(18)	580,400	$1.135	$658,754	$53.29

TOTAL			$50,853,687.57	$4,114.04

(1)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also being registered additional shares of common stock which (i) may be issued or distributed as a result of a dividend, stock split or other distribution with respect to the shares of common stock registered in this registration statement and (ii) may become issuable pursuant to the antidilution provisions in the senior secured convertible notes or warrants under which some of the shares of common stock registered in this registration statement are issuable.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) and 457(g), respectively, promulgated under the Securities Act of 1933, based upon the greater of (i) the average of the high and low prices of the common stock as reported on the Over The Counter Bulletin Board on January 12, 2004 or (ii) the price at which the warrants may be exercised.

(3)
Represents shares of common stock to be sold from time to time for the account of certain persons and entities. These shares were issued by us in a private placement that was consummated in November 2002.

(4)
Represents shares of common stock to be sold from time to time for the account of certain persons and entities. These shares were issued by us to such persons and entities in order pay certain penalties we owed to the investors in our November 2002 private placement.

(5)
Represents shares of common stock to be sold from time to time for the account of certain persons and entities. These shares are issuable by us to such persons or entities upon exercise of our outstanding Series B Warrants and Series C Warrants which were issued by us to the persons and entities in our November 2002 private placement.

(6)
Represents 50,000 shares of common stock and 34,000 shares of common stock issuable upon exercise of outstanding warrants to be sold from time to time for the account of certain entities. These shares and warrants were issued by us for services rendered in connection with our November 2002 private placement.

(7)
Represents shares of common stock to be sold from time to time for one of our officers. These shares are issuable by us to this officer upon exercise of a warrant held by such person.

(8)
Represents shares of common stock to be sold from time to time for the account of a certain entity. These shares were issued by us for services rendered in connection with an acquisition in July 2003.

(9)
Represents shares of common stock to be sold from time to time for the account of a certain entity. These shares were issued by us in a private transaction that was consummated in August 2003.

(10)
Represents shares of common stock to be sold from time to time for the account of a certain entity. These shares are issuable by us to such entity upon conversion of our Series D Convertible Preferred Stock issued by us to the entity in a private transaction that was consummated in August 2003.

(11)
Represents shares of common stock to be sold from time to time for the account of certain entities. These shares were issued by us to such entities in connection with our private placement of Series D Convertible Preferred Stock and prior investment banking services.

(12)
Represents shares of common stock to be sold from time to time for the account of certain persons and entities. These shares are issuable by us to such persons or entities upon exercise of outstanding warrants which were issued by us to the persons and entities in our private placement of senior convertible promissory notes completed in October, November and December 2003.

(13)
Represents shares of common stock to be sold from time to time for the account of certain entities and persons. These shares were issued by us for services rendered in connection with our private placement of senior convertible promissory notes completed in October, November and December 2003.

(14)
Represents shares of common stock to be sold from time to time for the account of certain entities and persons. These shares are issuable by us to such entities and persons upon exercise of outstanding warrants which were issued by us to the persons and entities for services rendered in connection with our private placement of senior convertible promissory notes in October, November and December 2003.

(15)
Represents shares of common stock to be sold from time to time for the account of certain persons and entities. These shares are issuable by us to such entities upon conversion of 12% senior secured convertible notes issued by us to the persons and entities in our December 2003 private placement.

(16)
Represents shares of common stock to be sold from time to time for the account of certain persons and entities. These shares are issuable by us to such entities upon our decision to pay, in shares of our common stock, interest due on our 12% senior secured convertible notes issued by us to the persons and entities in our December 2003 private placement of 12% notes.

(17)
Represents shares of common stock to be sold from time to time for the account of certain persons and entities. These shares are issuable by us to such persons or entities upon exercise of our outstanding warrants which were issued by us to the persons and entities in our December 2003 private placement of 12% notes.

(18)
Represents shares of common stock to be sold from time to time for the account of certain entities. These shares are issuable by us to such entities and persons upon exercise of outstanding warrants which were issued by us to the persons and entities for services rendered in connection with our December 2003 private placement of 12% notes.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. None of the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus

Subject to Completion, January 14, 2004

PROSPECTUS

VITAL LIVING, INC.

42,481,619 shares of common stock

        This prospectus relates to up to 42,481,619 shares of common stock of Vital Living, Inc. that may be offered for resale for the account of the selling stockholders set forth in this prospectus under the heading "Selling Stockholders" beginning on page 57. The selling stockholders may sell these shares in a variety of transactions as described under the heading "Plan of Distribution" beginning on page 65.

        Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol "VTLV." On January 12, 2004, the last reported sale price of our common stock was $1.12.

        We will not receive any proceeds from the sale of the shares being registered under this prospectus. We will receive the amounts paid by some of the selling stockholders upon exercise of their warrants to acquire a total of 18,957,588 of the above 42,481,619 shares being registered under this prospectus. If those warrants are exercised in full, we will receive $15,173,483. Although we will not receive any proceeds from the issuance of our common stock upon conversion of our 12% senior secured convertible notes held by some of the selling stockholders, we will immediately retire, without the payment of additional consideration, the debt attributable to the notes converted. If all of the holders of our senior secured convertible notes converted such notes into our common stock, we would be required to issue a total of 4,587,738 of the above 42,481,619 shares being registered under this prospectus.

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 6 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                        , 2004

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Prospectus Summary

        This summary highlights certain information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before purchasing our common shares. Unless otherwise stated in this prospectus, references to "we," "us," "our" or "Vital Living" refer to Vital Living, Inc.

        We develop or license nutraceuticals and pharmaceuticals and market them for distribution through physicians, medical groups, chiropractic offices and retail outlets. Nutraceuticals are products that are isolated or purified from foods and generally sold in medicinal forms not usually associated with foods, including tablets, capsules or drops. These nutraceuticals may have physiological benefits or have the ability to reduce the risk of chronic disease beyond basic nutritional products. We develop and test our nutraceuticals in collaboration with leading medical experts in the nutraceuticals field. We have designed them to be incorporated by physicians into a standard physician-patient program in which patients supplement doctor-prescribed pharmaceuticals with our nutraceuticals. Our initial areas of focus are cardiovascular health and weight loss.

        We also formulate, market and distribute other vitamins and herbs, high quality dietary supplements and therapeutic and functional food products.

Recent private offerings requiring registration

        In November 2002, we acquired all of the outstanding common stock of MAF BioNutritionals, LLC. In connection with this acquisition, we completed a private placement of 19.54 units, each unit consisting of 70,000 shares of common stock, five-year Series B Warrants to purchase 70,000 shares of common stock at an exercise price of $1.65 per share and five-year Series C Warrants to purchase 70,000 shares of common stock at an exercise price of $2.14 per share. We raised gross proceeds of $1,357,500 in the offering. We agreed to file and have declared effective, prior to March 2003, subject to extension in certain limited events, a registration statement to register the shares of common stock issued in the private placement, as well as the shares which may be issued upon exercise of the Series B Warrants and Series C Warrants. We failed to have the registration statement declared effective by the required date and, as a result, owed the investors liquidated damages. We subsequently agreed with some of the investors that we would have the right to pay such damages in shares of common stock at a rate of $0.50 per share. As a result, we have paid $18,900 and issued 285,800 shares of common stock to investors as liquidated damages as of the date of this prospectus.

        In August 2003, we acquired all of the outstanding common stock of E-Nutriceuticals, Inc. in exchange for 31,248,584 shares of our common stock. In connection with the transaction, we sold 1,000,000 shares of our Series D Convertible Preferred Stock to SkyePharma PLC, a former stockholder of E-Nutriceuticals, for $1,000,000 or $1.00 per share. Additionally, SkyePharma committed to invest $1,000,000 in our securities if we consummated a debt or equity financing raising gross proceeds of at least $3.0 million by December 2003. In connection with SkyePharma's initial investment in our Series D Convertible Preferred Stock, we agreed to register the shares of common stock it received in our merger with E-Nutriceuticals as well as the shares of common stock which it would receive upon conversion of the Series D Convertible Preferred Stock.

        In December 2003, we completed a private placement of $4,587,738 aggregate principal amount of 12% senior secured convertible notes and warrants to purchase a total of 4,587,738 shares of common stock with an exercise price of $1.00 per share. We received aggregate proceeds of $4,587,738, of which $3,040,000 was invested in cash and $1,547,738 was invested through the conversion of existing outstanding principal and accrued interest on previously issued senior convertible promissory notes which converted pursuant to their terms. In connection with our issuance of the senior convertible promissory notes which converted into senior secured convertible notes, we issued to investors warrants to purchase a total of 4,590,000 shares of common stock, 3,060,000 of which had an exercise price of

$1.00 per share and 1,530,000 of which had an exercise price of $1.50 per share. Included in the $3,040,000 of cash that was invested in the private placement was $1.0 million invested by SkyePharma as required by its commitment described above. We placed the first 12 months of cash interest that will be owed by us under the senior secured convertible notes into an interest bearing escrow account, pursuant to an escrow agreement, in order to discharge our first two interest payment obligations on the senior secured convertible notes. However, we can pay a portion of the interest obligations owed by us in shares of our common stock at our sole option. In connection with the private placement, we agreed to register for resale the shares of common stock underlying the senior secured convertible notes and warrants purchased in the private placement, any shares of common stock that may be issued by us to satisfy our interest obligations under the senior secured convertible notes, as well as the warrants issued in our previous offering of notes that converted into the senior secured convertible notes.

        As required by the various agreements described above and other arrangements which we have made with some of the selling stockholders, we are registering for resale under this prospectus the following shares of our common stock:

  •
  611,820 shares of common stock issued to investors in our November 2002 private placement of units;

  •
  1,367,500 shares of common stock issuable upon exercise of our Series B Warrants issued to investors in our November 2002 private placement of units;

  •
  1,367,500 shares of common stock issuable upon exercise of our Series C Warrants issued to investors in our November 2002 private placement of units;

  •
  285,800 shares of common stock issued to investors in our November 2002 private placement of units to satisfy certain liquidated damage obligations we owed to such investors discussed above;

  •
  50,000 shares of common stock and 34,000 shares of common stock issuable upon exercise of warrants issued to investment bankers for services rendered in connection with our November 2002 private placement of units;

  •
  6,310,000 shares of common stock issuable upon exercise of a warrant held by our chief executive officer and president;

  •
  54,000 shares of common stock that we issued to one of our investment bankers for services rendered in connection with our acquisition of the assets of Christopher's Original Formulas, Inc. in July 2003;

  •
  14,204,548 shares of common stock that we issued to SkyePharma in connection with our merger with E-Nutriceuticals;

  •
  1,000,000 shares of common stock issuable upon conversion of our outstanding shares of Series D Convertible Preferred Stock held by SkyePharma which was issued by us in our August 2003 private placement;

  •
  1,383,000 shares of common stock that we issued to two of our investment bankers for services rendered in connection with our acquisition of E-Nutriceuticals and our private placement of Series D Convertible Preferred Stock;

  •
  4,590,000 shares of common stock issuable upon exercise of warrants we issued to investors in our private placement of convertible promissory notes completed in December 2003;

  •
  203,000 shares of common stock that we issued to our investment bankers for services rendered in connection with our private placement of convertible promissory notes completed in December 2003;

  •
  203,000 shares of common stock issuable upon exercise of warrants issued to our investment bankers for services rendered in connection with our private placement of convertible promissory notes completed in December 2003;

  •
  4,587,738 shares of common stock issuable upon conversion of 12% senior secured convertible notes that we issued in our December 2003 private placement;

  •
  917,575 shares of common stock that we may issue if we determine to pay a portion of the interest owed on the 12% senior secured convertible notes in shares of our common stock;

  •
  4,587,738 shares of common stock issuable upon exercise of warrants that we issued in our December 2003 private placement of 12% notes; and

  •
  580,400 shares of common stock issuable upon exercise of warrants issued to our investment bankers for services rendered in connection with our December 2003 private placement of 12% notes.

For a more detailed discussion of the foregoing transactions, see the section entitled "Selling Stockholders" beginning on page 57 of this prospectus.

Corporate information

        We were incorporated in the State of Nevada on January 22, 2001 under the name Nutritional Systems, Inc. Effective May 7, 2001, we acquired substantially all of the assets of Vital Living, Inc. and on May 20, 2001 changed our name to Vital Living, Inc. We then merged with VCM Technology Limited, a company reporting under the Securities and Exchange Act of 1934, on August 16, 2001. As set forth in the terms of the merger agreement, we acquired all of the outstanding shares of common stock of VCM from its sole stockholder in exchange for 5,062 shares of our restricted common stock. Following the merger, we continued on as the surviving corporation and commenced reporting under the Securities and Exchange Act of 1934 by assuming the reporting status of VCM.

        Our principal office is located at 5080 North 40th Street, Suite 105, Phoenix, Arizona 85018-2147 and our telephone number is (602) 952-9909.

Summary Selected Financial and Operating Data

        The following table sets forth our selected historical financial and operating data for the year ended December 31, 2002 and 2001 and for the nine months ended September 30, 2003 and 2002. The financial information presented below reflects adjustments, consisting of normal and recurring adjustments, which in the opinion of our management are necessary for a fair presentation of our results of operations and financial position for such periods. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited financial statements and related notes thereto for the periods presented contained elsewhere in this document.

	Nine Months Ended September 30,		For the Year Ended December 31,
	2003	2002	2002	2001
	(Unaudited)	(Unaudited)
Sales	$1,694,979	$105,378	$260,844	$90,291
Cost of sales	916,483	55,483	193,032	43,402
Inventory write down to market value	—	—	—	262,626

Gross profit (loss)	778,496	49,895	67,812	(215,737)

Administrative expense
Salaries and benefits	11,561,502	732,752	1,341,103	232,173
Organization costs	—	—	—	150,000
Professional and consulting fees	2,097,646	1,195,417	1,607,621	184,428
Selling, general and administrative	1,912,267	268,364	562,972	220,460
Research and development	361,411	228,093	510,436	37,500

Total administrative expenses	15,932,826	2,424,626	4,022,132	824,561

Operating loss	(15,154,330)	(2,374,731)	(3,954,320)	(1,040,298)

Other income—related party	256,000	—	—	—
Interest income	4,814	10,251	13,077	—
Interest expense	(141,220)	—	(8,652)	(2,614)
Other expense	(1,411)	—	—	—

Net loss	(15,036,147)	(2,364,480)	(3,949,895)	(1,042,912)

Deemed dividend associated with beneficial conversion of preferred stock	(1,606,653)	(1,383,025)	(2,235,519)	—

Net loss available to common shareholders	$(16,642,800)	$(3,747,505)	$(6,185,414)	$(1,042,912)

Basic and diluted loss per share	$(0.62)	$(0.17)	$(0.28)	$(0.08)
Deemed dividend associated with beneficial conversion of preferred stock(1)	(0.07)	(0.10)	(0.15)	—

Loss per share to common shareholders(1)	$(0.69)	$(0.27)	$(0.43)	$(0.08)

Basic and diluted weighted average shares outstanding	$24,183,453	$13,672,373	$14,278,129	$12,917,693
Statement of cash flow data:
Net cash used in operating activities	$(2,654,481)	$(1,861,935)	$(2,974,052)	$(743,262)
Net cash used in investing activities	$(392,663)	$(335,023)	$(181,098)	$(9,154)
Net cash provided by financing activities	$1,833,155	$3,510,381	$4,571,044	$752,595

	September 30, 2003	December 31, 2002
	(Unaudited)
Balance sheet data:
Liquidity capital(2)	$(1,319,475)	$783,705
Property and equipment, net	201,296	172,295
Intangible assets and goodwill	51,354,551	5,223,822
Total assets	52,859,717	7,179,618
Notes payable, including current maturities	1,124,955	813,182
Retained deficit	(24,251,614)	(7,228,326)
Shareholders' equity	$49,851,457	$5,658,328

1)
See "Net Loss Per Share" within Note 1 to our financial statements included elsewhere in this document for information regarding the calculation of net loss per share.

2)
Represents (i) cash and cash equivalents, accounts receivables—net, inventory, prepaid expenses, less (ii) the current portion of long-term debt, accounts payable and accrued expenses.

Risk Factors

        You should consider carefully the following risk factors and all other information contained in this prospectus before purchasing our common stock. Investing in our common stock involves a high degree of risk. We have included in the risk factors set forth below a discussion of each material risk that we have identified as of the date of this prospectus. If any of the following risks actually occur, our business, financial condition or operating results will suffer. Moreover, the price of our common stock could decline and you could lose all of your investment.

Risk related to our operations

Our significant losses and negative cash flow raise questions about our ability to continue as a going concern.

        We have only a limited operating history and our business model has not yet been thoroughly tested in the market place. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a business in the nutraceutical industry, which is characterized by a large number of market participants, intense competition and a high failure rate. We incurred a net loss of approximately $15.0 million and $3.95 million for the nine months ended September 30, 2003 and the fiscal year ended December 31, 2002, respectively. We cannot assure you that we will be able to achieve or sustain revenue growth, profitability or positive cash flow on either a quarterly or annual basis or that profitability, if achieved, will be sustained. If we are unable to achieve or sustain profitability, we may not be financially viable in the future and may have to curtail, suspend or cease operations. As a result of our recurring operating losses and negative cash flow, the report of our independent accountants relating to the financial statements for the fiscal year ended December 31, 2002 contains an explanatory paragraph stating that they have substantial doubt about our ability to continue as a going concern.

If we are unable to generate cash from operations, we may need to raise additional funds in the near future.

        Our capital requirements continue to be adversely affected by our inability to generate cash from operations. We had working capital of $(1,319,475) and $783,705 at September 30, 2003 and December 31, 2002, respectively. Historically, we have been dependent on equity or debt financings to fund our development and working capital needs and recently completed an offering of $4,587,738 aggregate principal amount of senior secured convertible notes. Following this offering, we anticipate that we will have sufficient capital to fund our operations for the near future. Thereafter, we may need to raise additional capital if we have not begun to generate cash flow from operations through either a debt or equity offering. However, because our senior secured convertible notes are secured by substantially all of our assets, we may have difficulty securing additional debt financing on terms favorable to us or at all. We may not be able to consummate an equity offering either, but if we do, it may be highly dilutive to existing stockholders. If we continue to be unable to generate cash flow from operations and are unable to find sources of funding, it would have an adverse impact on our ability to maintain our operations.

If we are unable to repay our indebtedness and interest obligations when due, our operations may be materially adversely affected.

        In connection with our various acquisitions we completed during 2002 and 2003, we have assumed a total of $1,428,928 of indebtedness. We also recently issued $4,587,738 aggregate principal amount of senior secured convertible notes which are secured by substantially all of our assets. We cannot assure you that our operations will generate funds sufficient to repay these debt obligations as they come due. Additionally, although we have placed a portion of the proceeds from our offering of senior secured convertible notes into escrow to cover our first year of interest obligations due on such notes, we cannot assure you that we will be able to repay future interest obligations as they come due. Our failure to repay our indebtedness and make interest payments as required by these debt obligations could result in an event of default under the senior secured convertible notes. If this happened, the holders of our senior secured convertible notes could force us to sell our assets in order to repay debt owing under the notes.

We may record future losses because continuing adverse market conditions may require us to record an impairment of goodwill and other intangibles.

        We had approximately $8.85 million and $4.89 million of goodwill as of September 30, 2003 and December 31, 2002, respectively, and $42.5 million and $330,000 of intangible assets at September 30, 2003 and December 31, 2002, respectively, accounting for approximately 97.1% and 72.7% of our total assets, respectively. We adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," and will be required to analyze our goodwill and other intangible assets for impairment issues on an annual basis or when events occur that would indicate that an impairment had occurred. The value of our goodwill and other intangible assets is exposed to future adverse changes if we experience declines in operating results or experience significant negative industry or economic trends or if future performance is below historical trends. We periodically review goodwill and intangible assets for impairment using the guidance of applicable accounting literature. We are subject to financial statement risk to the extent that the goodwill and other intangible assets become impaired, and any impairment losses related to goodwill and other intangible assets may result in a non-cash charge to earnings.

If we are unable to compete effectively with existing or new competitors, our existing business will decline and our anticipated business plan will not be successfully implemented.

        We believe the market for nutritional products is continually evolving, and is highly dependent upon changes in the demographic and social trends that have resulted in tremendous growth for the nutrition industry in the past few years. We will encounter aggressive competition from numerous competitors, many of whom have significantly greater financial, technical, marketing and other resources than we do. In making decisions regarding the development of new products and the enhancement and extension of our current products, we will be competing with our competitors, who will also be attempting to anticipate the needs and preferences of consumers, physicians and nutritionists. Consumer preferences, particularly in the health and nutraceutical market, are continuously changing and are difficult to predict. We believe we can compete effectively by reacting quickly to expected and perceived customer requirements and desires, and by maintaining relationships with our existing strategic partners and identifying and reaching agreements with new partners. However, we cannot assure you that our assessment of the market place is correct, or that our products will be accepted now or in the future.

If we do not gain support from the medical community for our products and services, our anticipated levels of sales would be significantly reduced.

        We are marketing ourselves as the "Physician Pharmaceuticals Company." In connection with our acquisition of E-Nutriceuticals, we have obtained licenses for pharmaceutical products in China as well as other assets and have built our business model around the belief that doctors will eventually recommend our products in a manner similar to the prescription of medicine. In the United States, herbal dietary supplements have been available for many years, but many physicians have shown reluctance to recommend them to their patients and there has been controversy about their use and concerns about their interactions with pharmaceutical products. Accordingly, we cannot assure you that our products will achieve or sustain market acceptance by either patients or the medical community. If the medical community does not embrace our concept, we will need to completely re-evaluate our business model and consider other ways to market our products.

Since we rely on third parties to market our products, we may be adversely affected if these third parties are not effective in their marketing activities.

        Other than on our website, we do not market our own products and instead utilize third parties to assist in marketing, selling and distributing our products. However, even under our existing arrangements with distributors, sales of our products are subject to all of the market risks associated with the introduction of products in new distribution channels. Accordingly, although we intend to enter into additional third party arrangements for our current or future products which we may develop or acquire, we cannot assure you that third parties will purchase, recommend or market our products at sufficient levels or provide our products with adequate support. If the companies we rely on to market our products do not do so effectively, we will not generate significant revenues or profits.

If the Arizona Heart Institute withdraws support for our products, our business plan could be severely impacted.

        We have an agreement with the Arizona Heart Institute, Inc., the nation's first freestanding outpatient clinic devoted solely to the prevention, detection, and treatment of heart and blood vessel diseases, to distribute our product Essentum®. Under our agreement with the Institute, which began in August 2001, it agreed to act in the capacity of a strategic partner in the distribution of our nutraceutical products. Additionally, it has agreed not to promote or endorse any other line of nutritional products relative to cardiovascular disease. The Institute also agreed to provide a marketing platform for the sale of our nutritional products by assisting in clinical trials, in allowing us to use the AHI logo on our products and handling the dissemination of information through their existing database, in addition to other assistance (such as introductions to other heart institutes). Although it has agreed not to promote any other products, it is possible that a competitive product could be developed which it considers superior to ours. If this occurs, the Institute may have an ethical obligation to recommend this product to its customers, notwithstanding the potential that this would be a breach of our agreement.

If we are unable to obtain raw materials for our products, our business will be adversely affected.

        Historically, we have not had any difficulties obtaining the raw ingredients for our products on customary terms. However, the supply of herbal products is subject to the same risks normally associated with agricultural production, such as climatic conditions, insect infestations and availability of manual labor or equipment for harvesting. Any significant delay in, or disruption of, the supply of raw materials could:

  •
  substantially increase the cost to us of these materials;

  •
  require us to reformulate and repackage our products;

  •
  require us to find new suppliers; or

  •
  result in a substantial reduction or termination by us of our sales of certain products.

If any of these situations occurred, it could have a material adverse effect on our business and operations.

Our failure to comply with current or future governmental regulations could adversely affects our business.

        The formulation, manufacturing, packaging, labeling, advertising, distribution and sale of dietary supplements such as those sold by us are subject to regulation by a number of Federal, state and local agencies, principally, the Food & Drug Agency and the Federal Trade Commission, as well as foreign agencies in areas which we may operate. Among other matters, this regulation is concerned with product safety and claims made with respect to a product's ability to provide health-related benefits. These agencies have a variety of procedures and enforcement remedies available to them, including:

  •
  initiating investigations,

  •
  issuing warning letters and cease and desist orders,

  •
  requiring corrective labeling or advertising,

  •
  requiring consumer redress such as requiring that a company offer to repurchase products previously sold to consumers,

  •
  seeking injunctive relief or product seizures, and

  •
  imposing civil penalties or commencing criminal prosecution.

Federal and state agencies have in the past used these remedies in regulating participants in the dietary supplements industry, including the imposition by federal agencies of civil penalties in the millions of dollars against a few industry participants. In addition, publicity related to dietary supplements may result in increased regulatory scrutiny of the nutritional supplements industry.

        Our failure to comply with applicable laws could subject us to severe legal sanctions which could have a material adverse effect on our business and results of operations. We cannot assure you that the regulatory environment in which we operate will not change or that such regulatory environment, or any specific action taken against us, will not result in a material adverse effect on our business and operations. We cannot assure you that a state will not interpret claims presumptively valid under Federal law as illegal under that state's regulations, or that future FDA regulations or FTC decisions will not restrict the permissible scope of such claims. Additionally, we cannot assure you that such proceedings or investigations or any future proceedings or investigations will not have a material adverse effect on our business or operations.

Our insurance may be inadequate to cover us against product liability claims that may be brought against us.

        We maintain liability insurance for us and our subsidiaries with policy limits generally of $1.0 million per occurrence and $2.0 million in the aggregate. Our insurance program includes property, casualty, comprehensive general liability and products liability coverage. We believe that our insurance coverage is adequate. The testing, marketing and sale of health care products entail an inherent risk of product liability. We cannot assure you that product liability claims, relating to dietary supplement products, will not be asserted against us, our licensees or third parties we operate with. Many claims related to dietary supplements have already been brought against businesses in our industry although none against us or our products. Further, we cannot assure you that such insurance will provide adequate coverage against any potential claims. A product liability claim or product recall could have a material adverse effect on our business, financial condition or results of operations.

We may have difficulty effectively managing our growth.

        Over the past several years, we have experienced significant growth in our business activities through a variety of transactions, including our acquisitions of MAF BioNutritionals, Christopher's

Original Formulas, E-Nutriceuticals and Doctors For Nutrition, Inc. Although we agreed with the holders of our senior secured convertible notes that we would not enter into certain acquisition agreements for specific periods of time, we expect our business to continue to grow in the future. Growth of this nature involves numerous risks such as:

  •
  difficulties and expenses incurred in connection with the subsequent assimilation of the operations and services or products of the acquired company;

  •
  the potential loss of key employees of the acquired company; and

  •
  the diversion of management's attention from other business concerns.

If we are unable to effectively address these risks, we may be required to restructure the acquired business or write off the value of some or all of the assets of the acquired business. Further, this type of growth requires increased investments in management personnel, financial and management systems and controls, and facilities. We cannot assure you that we will experience parallel growth in these areas. If these areas do not grow at the same time, our operating margins may decline from current levels.

We depend on one of our key employees and the loss of his services could harm our business.

        We are heavily dependent upon Stuart A. Benson, our chief executive officer and president. We have entered into an employment agreement with Mr. Benson that provides for him to be employed by us through August 2006. However, he may terminate the agreement at any time upon 60 days' notice to us. The loss of Mr. Benson could have a material adverse effect on us. Under the terms of the employment agreement, we are required to apply to obtain, and have made application with respect thereto, for a "key-man" insurance policy for Mr. Benson in the amount of $1,000,000. We will be the beneficiary of this policy when and if the insurance is obtained.

Risks related to our common stock

Our existing stockholders will experience dilution if we issue additional securities.

        In December 2003, our board of directors and a majority of our stockholders approved an increase in our authorized capital from 100,000,000 shares of common stock to 150,000,000 shares of common stock. We currently have outstanding 61,927,141 shares of common stock, 2,500,000 shares of preferred stock currently convertible into 2,500,000 shares of common stock, options to purchase a total of 3,402,500 shares of common stock, warrants to purchase a total of 26,404,394 shares of common stock and senior secured convertible notes initially convertible into 4,587,738 shares of common stock. If we issue additional shares, or if our existing stockholders exercise or convert their outstanding options, warrants or notes, our other stockholders may find their holdings drastically diluted, which if it occurs, means that they will own a smaller percentage of our company. Further, any issuance of additional securities to various persons or entities in lieu of cash payments will lead to further dilution.

We are party to a voting agreement pursuant to which certain officers and directors can dominate our board of directors.

        We are party to a voting agreement with Stuart A. Benson, Donald C. Hannah, a member of our board of directors, Bradley D. Edson, our former chief executive officer, and SkyePharma and Fifth Avenue Capital, Inc., both significant stockholders of ours. Under this agreement, the parties have the ability to elect a majority of our board of directors. As a result, they will be able to approve most, if not all, of our corporate actions, including the appointment of officers.

Because the market price of our common stock is highly volatile, it is difficult to determine the true value of our company.

        Our common stock has been traded on the OTC Bulletin Board since March 28, 2002. The market price of our common stock has been highly volatile and may continue to be volatile in the future. As a result of our share price volatility, it is difficult to determine the true market value of our company. Significant volatility in the market price of our common stock may arise due to factors such as:

  •
  our developing business;

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  a continued negative cash flow;

  •
  relatively low price per share;

  •
  relatively low public float;

  •
  variations in quarterly operating results;

  •
  general trends in the nutraceutical and health care industry;

  •
  the number of holders of our common stock; and

  •
  the interest of securities dealers in maintaining a market for our common stock.

        As long as there is only a limited public market for our common stock, the sale of a significant number of shares of our common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered, and could cause a severe decline in the price of our common stock.

If our common stock becomes subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

        If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors:

  •
  must make a special written suitability determination for the purchaser;

  •
  receive the purchaser's written agreement to a transaction prior to sale;

  •
  provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

  •
  obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

The registration of the shares of common stock covered by this prospectus may affect the market price and liquidity of our common stock.

        This prospectus registers for the account of the selling stockholders a total of 42,481,619 shares of common stock. Once registered, the selling stockholders will be able to sell these shares in the public market. The ability on the part of these selling stockholders to make these sales may have an adverse impact on our ability to raise capital in the public market and may affect the price and liquidity of our common stock in the public market.

No dividends have been paid on our common stock.

        To date, we have not paid any cash dividends on our common stock and we do not expect to declare or pay dividends on the common stock in the foreseeable future. In addition, the payment of cash dividends are limited by the terms of our outstanding preferred stock and senior secured convertible notes.

Forward-Looking Statements

        Some of the statements contained in this prospectus are forward-looking that relate to possible future events, our future performance and our future operations. In some cases, you can identify these forward-looking statements by the use of words such as "may," "will," "should," "anticipates," "believes," "expects," "plans," "future," "intends," "could," "estimate," "predict," "potential," "continue," or the negative of these terms or other similar expressions. These statements are only our predictions. Our actual results could and likely will differ materially from these forward-looking statements for many reasons, including the risks described above and appearing elsewhere in this prospectus. We cannot guarantee future results, levels of activities, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform them to actual results or to changes in our expectations.

Use of Proceeds

        We will not receive any proceeds from the sale of the shares by the selling stockholders.

        We will not receive any proceeds from the issuance of our common stock upon conversion of our senior secured convertible notes held by some of the selling stockholders, but will immediately retire, without the payment of additional consideration, the debt attributable to the notes converted. If all of the holders of our senior secured convertible notes converted such notes into our common stock, we would be required to issue a total of 4,587,738 of the total 42,481,619 shares being registered under this prospectus.

        Some of the shares that will be sold by the selling stockholders are subject to outstanding warrants. When the warrants are exercised for cash, we will receive the exercise price. If the warrants to purchase a total of 18,957,588 shares of the 42,481,619 shares being registered under this prospectus are fully exercised for cash, we will receive $15,173,483. We are unable to estimate at this time the actual number of warrants that may be exercised for cash and the amount of proceeds we will receive from their exercise. We intend to use any proceeds from the exercise of any warrants by the selling stockholders for working capital and general corporate purposes.

Summary Unaudited Pro Forma Combined Financial and Operating Information

        The unaudited pro forma combined financial statements, and related notes thereto, are presented to show the pro forma effects of the acquisition of all of the outstanding common stock of Doctors for Nutrition, Inc., which was acquired effective October 14, 2003 in exchange for 1,650,000 shares of our common stock. Of the 1,650,000 shares of common stock issued in this transaction, 650,000 shares are being held in escrow and may be issued to the former stockholders of Doctors For Nutrition if it achieves certain minimum levels of earnings before interest, taxes, depreciation and amortization for the period beginning on October 1, 2003 and ending on September 30, 2004. The full amount of the additional 650,000 shares of common stock will be due to the former stockholders of Doctors For Nutrition if it achieves $650,000 of earnings before interest, taxes, depreciation and amortization during this period. Additionally, 175,000 shares are being held in escrow to secure indemnity obligations of the former stockholders of Doctors For Nutrition. The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with our audited financial statements contained elsewhere in this document and the audited financial statements of Doctors For Nutrition as of and for the year ended December 31, 2002 which were previously filed in Amendment No. 1 to our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on December 5, 2003. The Unaudited Pro Forma Combined Statements of Operations presented herein are for illustration purposes only. The Unaudited Pro Forma Combined Statements of Operations for the periods presented are not necessarily indicative of the results of operations that may be obtained in the future or operating results that would have been achieved by us had our acquisition of Doctors For Nutrition been completed as of the January 1, 2002.

Basis of presentation

        The Unaudited Pro Forma Combined Balance Sheet at September 30, 2003 is based on our historical balance sheet as of September 30, 2003 and the historical balance sheet of Doctors For Nutrition as of September 30, 2003 and assumes the transaction occurred on September 30, 2003.

        The Unaudited Pro Forma Combined Statements of Operations has been prepared assuming our acquisition of Doctors For Nutrition had occurred as of January 1, 2002. Our historical balances as of December 31, 2002 represents the audited balances for the year ended December 31, 2002 and were derived from audited financial statements contained elsewhere in this document. The historical balances of Doctors For Nutrition as of December 31, 2002 were obtained from the audited financial statements of Doctors For Nutrition for the year ended December 31, 2002 which were previously filed in Amendment No. 1 to our Current Report on Form 8-K/A filed with the SEC on December 5, 2003. The historical balances of E-Nutriceuticals as of March 31, 2003 were obtained from the audited financial statements of E-Nutriceuticals for the year ended March 31, 2003 which were previously filed in our Current Report on Form 8-K/A filed with the SEC on November 3, 2002. The historical balances of Christopher's Original Formulas as of December 31, 2002 were obtained from the audited financial statements of Christopher's Original Formulas for the year ended December 31, 2002 which were previously filed in our Current Report on Form 8-K/A filed with the SEC on September 2, 2003. The historical results of both E-Nutriceuticals and Christopher's Original Formulas have been presented in this prospectus as a result of entities that had previously been acquired during 2003 and are presented as if the acquisition transactions had occurred as of January 1, 2002. The statement of operations of MAF BioNutritionals comprises activity for the period January 1, 2002 through November 22, 2002 and were obtained from their historical audited financial statements for the period January 1, 2002 through November 22, 2002 (the date we acquired it). The Statement of Operations of MAF BioNutritionals for each period presented also includes the pro forma results of Boulder Endurance Co., Inc. which was acquired by MAF BioNutritionals on April 9, 2002 and was compiled from their historical financial statements and is unaudited. The historical results of both MAF BioNutrtitionals (audited) and Boulder Endurance Co. (unaudited) have been presented in this prospectus as a result of our or our subsidiaries previous acquisitions of those entities during 2002 and had been filed within Amendment No. 4 to our Registration Statement on Form SB-2/A filed with the SEC on July 22, 2003 and are presented as if the transactions had occurred as of January 1, 2002. The Unaudited Pro Forma Combined Statement of Operations for the nine months ended September 30, 2003 and 2002 were compiled from each acquired entity's historical financial statements and are unaudited. The acquisition of Doctors For Nutrition was accounted for using the purchase method of accounting.

	Nine Months Ended September 30,
			Year Ended December 31, 2002
	2003	2002
Sales	$3,804,493	$3,494,628	$4,562,579
Cost of sales	1,997,472	1,830,742	2,557,491

Gross profit	1,807,021	1,663,886	2,005,088

Administrative expenses
Salaries and benefits	11,980,644	1,706,932	2,411,947
Professional and consulting fees	2,163,246	1,510,159	1,950,104
Selling, general and administrative	1,834,321	1,349,540	1,985,063
Amortization of intangibles	4,252,645	3,625,306	4,833,741
Research and development	363,134	238,787	571,408

Total administrative expenses	20,593,990	8,430,724	11,752,263

Operating loss	(18,786,969)	(6,766,838)	(9,747,175)

Other income (expenses)
Interest income	4,814	14,264	21,622
Other income (expense)	(1,411)	15,812	(2,805)
Interest expense	(169,765)	(140,861)	(169,455)

Net loss	(18,953,331)	(6,877,623)	(9,897,813)

Deemed dividend associated with beneficial conversion feature of preferred stock	(1,606,653)	(1,383,025)	(2,235,519)

Net loss attributable to common stockholders	$(20,559,984)	$(8,260,648)	$(12,133,332)

Basic and diluted loss per share(1)	$(0.35)	$(0.13)	$(0.19)
Deemed dividend associated with beneficial conversion feature of preferred stock(1)	(0.03)	(0.03)	(0.04)

Basic and diluted loss per common share(1)	$(0.38)	$(0.16)	$(0.23)

Basic and diluted weighted average number of common shares outstanding(1)	54,340,523	52,170,983	52,495,917

See accompanying notes to unaudited pro forma combined financial statements.

September 30, 2003
Balance sheet data:
Liquidity Capital(2)	$(1,158,570)
Office machinery and equipment, net	210,231
Intangible assets and goodwill	52,593,511
Total assets	54,518,106
Notes payable, including current maturities	1,124,955
Retained deficit	(24,251,614)
Shareholders' equity	51,271,457

(1)
See "Net Loss Per Share" within Note 1 to our financial statements included elsewhere in this prospectus for information regarding the calculation of net loss per share. Due to our incurring a net loss for all periods presented, inclusion of common stock equivalents would be antidilutive. Thus the basic and diluted loss per share are the same. The basic and diluted weighted average number of shares of common stock outstanding reflects the issuance of

•
2,500,000 shares of common stock in connection with the acquisition of MAF BioNutritionals and the concurrent sale of 1,367,500 shares of our common stock for $1.00 per share,

•
the issuance of, 2,600,000 shares of common stock in connection with our acquisition of Christopher's Original Formulas,

•
the issuance of 32,398,610 shares in connection with our the acquisition of E-Nutriceuticals and

•
the issuance of 1,000,000 shares in connection with the acquisition of DFN.

  The issuance of shares of our common stock in connection with the acquisitions are reflected as outstanding as if the transactions had occurred as of January 1, 2002 except that the 1,367,500 shares of common stock issued in connection with our offering in November 2002 are reflected as outstanding as if the transaction had occurred as of November 23, 2002 (the date at which this offering was completed).

(2)
Represents (i) cash and cash equivalents, accounts receivables, net, inventory, prepaid expenses, less (ii) current portion of long-term debt, accounts payable and accrued expenses.

Management's Discussion and Analysis of Financial Condition and Results of Operations

        You should read the financial information set forth below in conjunction with our financial statements beginning on page F-1 of this prospectus. Our consolidated financial statements have been prepared assuming we will continue on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have suffered recurring losses from operations during our operating history.

Critical accounting policies

        From time to time, we may issue restricted common stock, warrants and options as part of compensation to employees and various members of our board of directors, financial advisors and consultants in lieu of cash payments for services and to provide incentive for improved performance under various contractual agreements. We account for the issuance of common stock based upon the fair value of the common stock on the date of issuance. We account for our stock option plans in accordance with the provisions of SFAS No. 123, "Accounting for Stock Based Compensation." SFAS No. 123 permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to apply the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees, " and related interpretations and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. We have elected to apply the provisions of APB No. 25 and when required provide the pro forma disclosure provisions of SFAS No. 123.

        We are subject to reporting requirements of Financial Accounting Standards Board Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" that requires a non-cash charge to deferred compensation expense if the price of our common stock on the last trading day of each reporting period is greater than the exercise price of certain stock options. After the first such adjustment is made, each subsequent period is adjusted upward or downward to the extent that the trading price exceeds the exercise price of the options.

        Long-lived assets and identifiable intangibles to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Goodwill and intangibles arising from various acquisitions are evaluated for impairment on an annual basis or when events occur that would indicate that an impairment had occurred. Impairment is measured by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from use of the assets and their eventual disposition. As of September 30, 2003, the Company determined there had been no impairment in the carrying value of long-lived assets.

Material acquisitions

  MAF BioNutritionals, LLC

        In November 2002, we entered into a definitive agreement to acquire all of the outstanding common stock of MAF BioNutritionals. The assets acquired and obligations assumed as of the closing of the transaction are summarized as follows:

Working capital assets and (liabilities), net	$(119,400)
Office machinery and equipment	8,232
Intangibles	320,481

209,313
Less—Debt obligations assumed	864,134

Net obligations assumed	$(654,821)

The acquisition purchase price was comprised of 2,500,000 shares of common stock valued at $1.64 per share (the average fair market value per share of our common stock for a reasonable period before and after the measurement date which was November 4, 2002), or $4,100,000, and other acquisition costs of $200,378. The $4,893,517 excess of the purchase consideration over the net obligations assumed was initially recorded as goodwill upon closing of the transaction. During the quarter ended June 30, 2003, an adjustment of $61,682 was recorded to goodwill as a result of assuming additional liabilities that were not known as of the acquisition date.

  Christopher's Original Formulas, Inc.

        In February 2003, we entered into a letter of intent to acquire the assets of Christopher's Original Formulas. Pursuant to the letter of intent, we entered into a management agreement on April 17, 2003 with Christopher's Original Formulas to provide management services reasonable and necessary for its proper and efficient operation which included, but was not limited, record keeping, billing and collection of accounts, marketing of new products and normal administrative duties. As compensation for the services we provided, we received a monthly fee of $100,000 plus managers' reimbursements, as defined in the agreement. Total management fees earned as of September 30, 2003 of $256,000 have been recorded as other income related party on the consolidated statement of operations and as accounts receivable related party on the balance sheet.

        In July 2003, we formed a new wholly owned corporation, Nature's Systems, Inc., and completed the acquisition of the assets of Christopher's Original Formulas. The assets acquired and obligations assumed as of the closing of the transaction are summarized as follows:

Working capital assets and (liabilities), net	$(163,764)
Office machinery and equipment	70,293

(93,471)
Less—Debt obligations assumed	464,794

Net obligations assumed	$(558,265)

The acquisition purchase price was comprised of 2,600,000 shares of common stock valued at $1.08 per share (the average fair market value per share of our common stock for a reasonable period before and after the measurement date which was June 25, 2003), or $2,808,000, the assumption of advances to Christopher's Original Formulas of $243,614 made by us prior to the closing and other acquisition costs of $287,954. The $3,897,833 excess of the purchase consideration over the net obligations assumed was recorded as goodwill upon closing of the transaction. Of the 2,600,000 shares of common stock we paid, 1,300,000 shares remain in escrow pending final purchase price adjustments. These shares secure the management fees owed to us described above. The recording of the acquisition of Christopher's Original Formulas is based on a preliminary purchase price allocation. In addition, we executed an agreement to provide for up to 650,000 shares of common stock to former executives of Christopher's Original Formulas who were retained pending the achievement of future performance measures. Actual adjustments will be based on final analysis of fair values of acquired identifiable tangible and intangible assets, deferred tax assets and liabilities and acquired contracts, which will be completed after we review all available data. Differences between the allocation of the purchase price, as presented herein, and the final allocation are not expected to be material.

  E-Nutriceuticals, Inc.

        In August 2003, we completed the acquisition of all of the outstanding common stock of E-Nutriceuticals. The total number of shares issued in this transaction, including the issuance of the Series D Preferred Stock described below, was 40% of the total number of shares outstanding on a fully diluted basis, which contemplates that all warrants, options and the various classes of preferred stock are converted to common stock. The book value of assets acquired and obligations assumed as of the closing of the transaction are summarized as follows:

Working capital assets and (liabilities), net	$(330,030)
Office machinery and equipment	1,331
Development and marketing agreement	5,008,472

4,679,773
Less—Debt obligations assumed	100,000

Net assets acquired	$4,579,773

The acquisition purchase price is comprised of the value of 31,248,584 shares of common stock valued at approximately $1.30 per share (the average fair market value per share of our common stock for a reasonable period before and after the measurement date which was August 20, 2003), or $40,623,193. The cost capitalized to the acquisition also includes 1,150,000 shares of common stock with a fair value of $1,495,000 issued to financial advisors who were instrumental in the transaction and the fair value of 251,390 options issued in exchange for existing options to purchase shares of common stock of E-Nutriceuticals, which were estimated to have a fair value of $253,904. Total purchase consideration and other capitalized costs in the E-Nutriceuticals acquisition were $42,372,097. The recording of the E-Nutriceuticals acquisition was based on a third party business valuation and purchase price allocation provided by an independent investment bank. Of the total purchase price consideration paid in this transaction, $42,800,796 was allocated to intangible assets which are comprised of a Development and License Agreement. Differences between the allocation of the purchase price, as presented herein, and the final allocation are not expected to be material.

  Doctors For Nutrition, Inc.

        In October 2003, we completed the acquisition of all of the outstanding common stock of Doctors For Nutrition, Inc. for 1,650,000 shares of our common stock. The purchase price consisted of 1,000,000 shares of common stock valued at $1,420,000, or $1.42 per share. Additionally, there are 650,000 shares of common stock held in escrow contingent on Doctors For Nutrition achieving certain minimum levels of future earnings and are not included as a component of the cost of the acquisition. Should these performance milestones be achieved, then the purchase price will be adjusted to reflect the additional consideration exchanged in this transaction with a corresponding adjustment made to goodwill. The assets acquired and obligations assumed as of the closing of the transaction are summarized as follows:

Operating assets acquired
Cash	$215,165
Accounts receivable	143,615
Inventory	35,835
Other assets	15,879
Fixed assets	8,935

Total assets acquired	419,429

Less: Operating liabilities assumed	(138,389)

Net assets acquired	$281,040

The excess of the purchase price consideration paid of $1,238,960 was recorded as goodwill upon closing of the transaction. Differences between the allocation of the purchase price, as presented herein, and the final allocation are not expected to be material.

Results of Operations

Nine Months Ended September 30, 2003 Compared to the Nine Months Ended September 30, 2002

        Revenue:    Total revenue for the nine months ended September 30, 2003 was $1,694,979, an increase of $1,589,601 compared to $105,378 for the same period in 2002. The increase in revenue was due primarily to the acquisitions of MAF BioNutritionals in November 2002 and Christopher's Original Formulas in July 2003, which contributed approximately $1,070,000 and $470,000 in revenue for the period, respectively. Revenue for MAF BioNutritionals was lower for the nine months ended September 30, 2003 due to a temporary interruption in production and sales due to relocation of its operations from New Jersey to Utah.

        Cost of Goods Sold and Gross Profit:    Cost of goods sold for the nine months ended September 30, 2003 was $916,483, an increase of $861,000 compared to $55,483 for the same period in 2002. The increase in cost of goods sold is primarily a result of the acquisitions of MAF BioNutritionals in November 2002 and Christopher's Original Formulas in July 2003, which contributed approximately $620,000 and $237,000, respectively, in 2003. The overall gross profit percentage of 46% for the nine months ended September 30, 2003 is comparable to 47% for the same period in 2002. This slight net decrease is comprised of an increase due to the acquisitions of MAF BioNutritionals and Christopher's Original Formulas in November 2002 and July 2003, respectively, offset by a temporary interruption in production and sales of MAF BioNutritionals products due to its relocation of operations from New Jersey to Utah in 2003.

        Administrative Expense:    Salaries and benefits costs increased to $11,561,502 for the nine months ended September 30, 2003, an increase of $10,828,750 compared to $732,752 for the same period in 2002. The increase of $10,828,750 is primarily related to the granting of 5,000,000 warrants and issuance of 1,300,000 shares of restricted common stock to two of our officers in conjunction with the E-Nutriceuticals acquisition and the issuance of the Series D Preferred Stock, combined with costs associated with repricing during April 2003 of warrants we granted to one of our officers originally granted in 2002. As it relates to the repricing of these warrants in accordance with FIN No.44, a non-cash charge to compensation expense is required if the price of our common stock on the last trading day of a reporting period is greater than the exercise price of certain options and warrants. The requirements of FIN No. 44 may also result in a credit to compensation expense to the extent that the trading price declines from the trading price as of the end of previous reporting period. However, we will not receive any credit to the extent our common stock trades below the exercise price of the warrants. We will continue to adjust compensation expense upward and downward on a monthly basis based on the trading price at the end of each period as necessary to comply with provisions of FIN No. 44. The granting of warrants and the issuance of common stock to our officers and the warrant repricing charges related to the warrants issued to one of our officers resulted in compensation expense of approximately $6,800,000, $1,781,000 and $1,773,400, respectively, during the nine months ended September 30, 2003. There were no such charges to compensation expense in the comparable period in the prior year. The remaining increase to salaries and benefits was primarily a result of the November 2002 and July 2003 acquisitions of MAF BioNutritionals and Christopher's Original Formulas, respectively, in which we absorbed the cost of existing employees. This increase in 2003 was partially offset by the addition of one executive in April 2002, who received a one-time signing bonus of $150,000 in the prior year comparable period.

        Professional and consulting fees increased to $2,097,646 for the nine months ended September 30, 2003, compared to $1,195,417 for the same period in 2002. This increase of $902,229 is primarily a result of increased professional and consulting fees associated with acquisition and private placement activity during the nine months ended September 30, 2003, including the three preferred stock offerings, the acquisitions of Christopher's Original Formulas and E-Nutriceuticals in July and August 2003, respectively, and the subsequent acquisition of Doctors For Nutrition in October 2003.

Included in the nine months ended September 30, 2003 and 2002 is consulting and professional expense of $1,188,825 and $305,150, respectively, funded by the issuance of common stock, options, and warrants. These increases are offset by various consulting agreements that existed in the comparable period in the prior year that were not renewed or replaced, primarily relating to investor relations activities.

        Selling, general and administrative expenses increased to $1,912,267 for the nine months ended September 30, 2003, an increase of $1,643,903 compared to $268,364 for the same period in 2002. The increase of $1,643,903 is partially due to the acquisition of E-Nutriceuticals during August 2003 which included certain intangible assets that, due to their identifiable lives, are required to be amortized to expense, which resulted in approximately $524,000 of amortization for the nine month period ended September 30, 2003. The remainder of the increase is a result of the November 2002 and July 2003 acquisitions of MAF BioNutritionals and Christopher's Original Formulas, respectively, as well as a general increase in selling and marketing activity as we continue to expand our markets. It is expected that selling, general and administrative expenses will continue to be significant as we continue to expand marketing of our new and existing products and amortize the value of intangibles acquired during 2002 and 2003.

        Research and development costs are expensed as they are incurred and totaled $361,411 for the nine months ended September 30, 2003, compared to $228,093 for the same period in 2002. During 2002, several consultants were engaged to assist in formulating and branding our product Essentum™ and conducting research and development activities in developing and formulating other new products. Research and development expenses primarily consist of a portion of the salary of an employee, consulting, and research and development related travel expenses. Included in research and development for the nine months ended September 30, 2003 and 2002 is $249,316 and $186,093, respectively, of consulting expenses funded by the issuance of common stock, options and warrants. We expect that research and development activities will continue to be incurred in the future.

        Other income increased to $118,183 for the nine months ended September 30, 2003, compared to other income of $10,251 for the same period in 2002, primarily due to a management agreement entered into with Christopher's Original Formulas during April 2003 that resulted in management fees of $256,000 being earned. This increase is offset by our arrangement to issue additional shares of common stock valued at approximately $107,000 to certain stockholders due to our failure to have the registration statement relating to our November 2002 private placement of units effective. There was no such similar activity during the nine months ended September 30, 2002.

        Net loss:    Our net loss from operations for the nine months ended September 30, 2003 was $15,036,147, an increase of $12,671,667 compared to a net loss of $2,364,480 for the same period in 2002. A majority of the increase in net loss related to the issuance of warrants to our officers, the issuance of restricted common stock to an officer, and the repricing of previously granted warrants to one of our officers that resulted in a collective non-cash charge of $10,354,400 to compensation expense. The loss in 2003 was further increased by higher support and infrastructure costs, including personnel, consultants and other professionals associated with the anticipated growth of our products and costs associated with operating MAF BioNutritionals, Christopher's Original Formulas and E-Nutriceuticals, all acquired subsequent to September 30, 2002.

Year Ended December 31, 2002 Compared to the Year Ended December 31, 2001

        Revenue:    Total revenue for the year ended December 31, 2002 was $260,844, an increase of $170,553, or 189%, from $90,291 for the same period in 2001. The majority of the increase in revenue was due to our acquisition of MAF BioNutritionals in November 2002 which contributed approximately $138,000 to total revenue. A portion of the increase for the year ended December 31, 2002 compared to 2001 was due to the introduction of our product, Essentum™, which commenced in August of 2002.

Total sales of Essentum® were approximately $29,000 from the date that it was introduced through December 31, 2002. There were no such sales of this product during 2001. The remainder of the increase was due to us having a full year of operation in 2002 compared to only eight months in 2001.

        Cost of Goods Sold and Gross Profit:    Cost of goods sold for the year ended December 31, 2002 was $193,032, a decrease of $112,996, or 37%, compared to $306,028 for the same period in 2001. The majority of the decrease was due to a write-off of inventory of $262,626 to reflect inventory at its net realizable value. All of the products that we sell have a limited life span and at that time a write-off was necessary due to an oversupply of certain retail products that more than likely would have exceeded their expiration dates before they could be sold. There was no such write down of inventory in 2002. The acquisition of MAF BioNutritionals increased cost of sales by approximately $67,000 in 2002 and cost of sales of existing products increased by $82,000 in 2001 primarily due to higher than expected costs of shipping and product storage.

        Gross profit increased significantly for the year ended December 31, 2002 to 26% compared to 2001. The increase in gross profit percentage reflects the write-off of inventory during 2001, as referenced above, offset by a lower profit margin in 2002 due to higher costs of shipping and storage as referenced to above. Generally, Essentum™ has higher profit margins than products in the complementary and alternative medicine channels for distribution. Excluding this one time write-off of inventory, gross profit margins would have been 52% for the year ended December 31, 2001.

        Administrative Expense.    For the year ended December 31, 2002, administrative expense was $4,022,132, an increase of $3,197,571, or 388% compared to $824,561 for the same period in 2001. The increase for the year ended December 31, 2002 versus the same period in 2001 is primarily due to increased support and infrastructure costs, including personnel, consultants and other professionals associated with the development and launch of our new product Essentum™. Additionally, the purchase of MAF BioNutritionals increased administrative expenses by $189,000 for the year ended December 31, 2002.

        Salaries and benefits costs increased to $1,341,103 for the year ended December 31, 2002 compared to $232,173 for the same period in 2001. Salaries and benefits costs for the year ended December 31, 2002 was comprised of $947,000 of salaries and benefits and $394,000 of contract labor costs. The increased salaries and benefits costs is partly the result of having operations for a full year as opposed to having operations of only eight months in 2001. Additionally, two executives were added in October of 2001 and one executive was added in April of 2002. A signing bonus of $150,000 was paid to the executive who joined us in 2002 and $67,500 was paid to the former president upon termination of his employment agreement.

        Professional and consulting fees increased to $1,607,621 for the year ended December 31, 2002 compared to $184,428 for the year ended December 31, 2001. This increase was the result of entering into various consulting agreements with individuals to provide strategic business planning, product branding and marketing and product development services. These consultants were generally paid a portion of their services in cash with the majority of their compensation tied to performance which was paid for by the issuance of common stock, stock options or warrants. Included in the costs for the year ended December 31, 2002 is $459,000 of expenses that was paid from the issuance of common stock, options and warrants.

        Selling, general and administrative expense increased to $411,824 for the year ended December 31, 2002 compared to $220,460 for the year ended December 31, 2001. This increase was primarily the result of a general increase in selling and marketing activity. In addition, office and equipment rent increased to $562,972 for the year ended December 31, 2002 compared to $48,624 for the year ended December 31, 2001. This increase was partially due to a full year of office and equipment rent in 2002 compared to only eight months in 2001 which contributed approximately $24,000 of the overall increase. To accommodate anticipated growth and needed office space, we relocated our corporate office to Phoenix, Arizona during June 2002. As a result, net rent increased approximately $55,000 in the year ended December 31, 2002.

        Research and development costs are expensed as they are incurred and totaled $510,436 for the year ended December 31, 2002 compared to $37,500 for the year ended December 31, 2001. Prior to 2002, we had not conducted a significant amount of research and development activities. During 2002, several consultants were engaged to assist in formulating and branding Essentum™. Research and development expenses primarily consist of a portion of the salary of an employee, consulting and research and development related travel expenses. Included within research and development consulting expenses is $274,000 that were paid by the issuance of common stock, options and warrants.

        Net loss.    Our net loss from operations for the year ended December 31, 2002 was $3,949,895 compared to a net loss of $1,042,912 for the same period in 2001, an increase of $2,096,983 or 279%. The increase in net loss was primarily the result of increased support and infrastructure costs, including personnel, consultants and other professionals associated with the anticipated launch of Essentum®.

Liquidity and Capital Reserves

        To the extent that we experience cash flow shortages, we may finance our operations through the sale of equity or debt securities, which would include the private sales of common and preferred stock. On June 21, 2002, we completed a private placement offering of 3,712,000 shares of our Series A Preferred Stock at $1.00 per share resulting in cash proceeds of $3,593,807, net of expenses of $118,193.

        In connection with our acquisition of MAF BioNutritionals in November 2002, we assumed MAF's outstanding debt obligations and provided a guaranty of approximately (i) $242,000 of MAF BioNutritionals' debt which was incurred in connection with its acquisition in early 2002 of Boulder Endurance Co. We also agreed to indemnify an officer of MAF BioNutritionals for a loan obligation of $582,000, which relates to a loan facility from Commerce Bank NA of Flemington, NJ. This obligation, which bears interest at the prime rate plus 1.5% and matures in 2008, is 75% guaranteed by the U.S. Small Business Administration. As of September 30, 2003, $72,915 was outstanding on the Boulder Endurance Co. debt and $497,314 was outstanding on the bank debt.

        We also completed a private placement of 19.54 units in November 2002, each unit consisting of 70,000 shares of common stock, five-year Series B Warrants to acquire 70,000 shares of common stock with an exercise price of $1.65 per share and five-year Series C Warrants to acquire 70,000 shares of common stock with an exercise price of $2.14 per share. The total proceeds raised in the offering were $1,357,500, less offering expenses of $170,385.

        In April 2003, we completed the sale of 10 units, each consisting of 100,000 shares of Series B Convertible Preferred Stock, five-year Series D Warrants to purchase 100,000 shares of common stock with an exercise price of $1.30 per share and five-year Series E Warrants to purchase 100,000 shares of common stock with an exercise price of $1.60 per share. The total proceeds raised in the offering were $1,000,000, less offering expenses of $125,000 representing a fee paid to Stephen Chen, one of our stockholders and a consultant, who helped facilitate the transaction. We also issued 200,000 Series D Warrants to Mr. Chen in connection with the transaction.

        In July 2003, we completed the sale of 5 units, each consisting of 100,000 shares of Series C Convertible Preferred Stock, 100,000 Series D Warrants and 100,000 Series E Warrants. The total proceeds raised in the offering were $500,000, less offering expenses of $62,500 representing a fee paid to Mr. Chen who helped facilitate the transaction. We also issued Mr. Chen 62,500 shares of common stock valued at $73,750, or $1.18 per share, 250,000 Series D Warrants and an option to purchase 62,500 shares of common stock exercisable at $1.00 per share. The fair value of the option received by Mr. Chen was approximately $16,500 and the fair value of the warrant received was $0, as computed under the Black-Scholes option pricing model. The market value of our common stock on the date the Series C Preferred stock was sold was $1.18 per common share. In accordance with EITF 98-5, this created a beneficial conversion to holders of the Series C Preferred Stock and we recorded a discount of $90,000 within shareholders' equity with a corresponding amount recorded to additional paid in capital. Because the Series C Preferred Stock is immediately convertible into common stock at any time, the entire amount of the beneficial conversion was recorded as a dividend upon issuance.

        In August 2003, in connection with our acquisition of E-Nutriceuticals, we sold 1,000,000 shares of Series D Convertible Preferred Stock to SkyePharma at $1.00 per share aggregating $1,000,000, less offering expenses of $185,000. The market value of our common stock on the date the Series D Preferred Stock was sold was $1.37 per common share. In accordance with EITF 98-5, this created a beneficial conversion to holders of the Series D Preferred Stock and we recorded a discount of $370,000 within shareholders' equity with a corresponding amount recorded to additional paid in capital. Because the Series D Preferred Stock is immediately convertible into common stock at any time, the entire amount of the beneficial conversion was recorded as a dividend upon issuance.

        In October and November 2003, we entered into short-term notes payable with various related parties and borrowed an aggregate principal amount of $396,672. The notes bore interest at rates that ranged from 10% to 28% per annum with interest earned in advance and generally maturing in 60 days from the date of issuance. We subsequently repaid these amounts by December 31, 2003.

        In October, November and December 2003, we issued $1,530,000 aggregate principal amount of senior convertible promissory notes. The notes were payable in one installment on April 28, 2004. Interest accrued at a rate of 10% per annum and was payable either in cash or in shares of our common stock, at our discretion, at a per share price equal to $1.00. In connection with these borrowings, we issued warrants to purchase an aggregate of 4,590,000 shares of our common stock with initial exercise prices ranging from $1.00 to $1.50 per share. Pursuant to the terms of the notes, we converted all principal and accrued interest owing on the notes into our senior secured convertible notes described below.

        In December 2003, we completed a private placement of $4,587,738 aggregate principal amount of 12% senior secured convertible notes and warrants to purchase a total of 4,587,738 shares of common stock at an exercise price of $1.00 per share. We received aggregate proceeds of $4,587,738, of which $3,040,000 was invested in cash and $1,547,738 was invested through the conversion of existing outstanding principal and accrued interest on our previously issued senior convertible promissory notes which were retired. The senior secured convertible notes are secured pursuant to the terms of a security agreement pursuant to which we granted a first priority security interest to the holders of the notes in all of our assets. However, we may subordinate the security interest to the extent necessary for us to obtain a financing secured only by our accounts receivable and inventory. The principal and all accrued but unpaid interest due on the notes is payable five years from the date of issuance, subject to redemption and conversion rights described below. The notes bear interest at the rate of 12% per annum, payable semi-annually, with interest at the rate of 8% per annum payable in cash and the balance of 4% per annum payable, at our sole option, in shares of our common stock. We placed the first 12 months of cash interest that will be due into an interest bearing escrow account, pursuant to an escrow agreement, in order to discharge our first two interest payment obligations under the notes. The principal amount of the notes is convertible, in whole, but not in part, at any time, at the election of the holder, into that number of shares of common stock determined by dividing the principal owing on the notes at the time of conversion by the "conversion price" (which is initially set at $1.00). We may redeem the principal and accrued interest of the outstanding notes, in whole but not in part, commencing one year after the date of issuance, if the last sales price of our common stock is at least $3.00 for the 10 consecutive trading days ending the day prior to the day on which the notice of redemption is sent to the holders.

        Our consolidated financial statements have been prepared assuming we will continue on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have suffered recurring losses from operations during our operating history. We believe that the aggregate net proceeds received from our private offerings of preferred stock completed in 2003, the proceeds received from our sale of senior secured convertible notes in December 2003, together with funds from operations will be sufficient to cover our anticipated cash requirements through the near future. However, we will be required to raise additional capital through offerings of securities to fund our operations, and will attempt to continue raising capital resources, if we do not begin to generate revenue sufficient to maintain ourselves as a viable entity. We cannot assure you that such financing will be available or, if available, will be on commercially favorable terms. Moreover, available financing may be dilutive to investors. We are continually in the process of reviewing the potential acquisition and development of products for sale that would generate revenue to sustain our operations. If successful, these actions will serve to mitigate the factors which have raised doubt about our ability to continue as a going concern and increase the availability of resources for funding of our current operations and future market development. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or liabilities that might be necessary should we be unable to continue as a going concern.

Business

Introduction

        We develop or license nutraceuticals and pharmaceuticals and market them for distribution through physicians, medical groups, chiropractic offices and retail outlets. We develop and test our nutraceuticals in collaboration with leading medical experts in the nutraceuticals field. We have designed them to be incorporated by physicians into a standard physician-patient program in which patients supplement doctor-prescribed pharmaceuticals with our nutraceuticals. Our initial areas of focus are cardiovascular health and weight loss.

        We also formulate, market and distribute other vitamins and herbs, high quality dietary supplements and therapeutic and functional food products through our various subsidiaries.

        We were incorporated in the State of Nevada on January 22, 2001 under the name Nutritional Systems, Inc. Effective May 7, 2001, we acquired substantially all of the assets of Vital Living, Inc. and on May 20, 2001 changed our name to Vital Living, Inc. We then merged with VCM Technology Limited, a company reporting under the Securities and Exchange Act of 1934, on August 16, 2001. As set forth in the terms of the merger agreement, we acquired all of the outstanding shares of common stock of VCM from its sole stockholder in exchange for 5,062 shares of our restricted common stock. Following the merger, we continued on as the surviving corporation and commenced reporting under the Securities and Exchange Act of 1934 by assuming the reporting status of VCM.

Recent acquisitions

        In November 2002, we acquired MAF BioNutritionals. MAF BioNutritionals formulates, markets and distributes natural and organic food based preventative nutraceuticals and therapeutic and functional food products designed to support proactive human cell maintenance and rehabilitation, essential in the prevention and treatment of disease, as well as overall optimal body performance and metabolic function. We acquired MAF BioNutritionals in an attempt to both broaden our product lines and gain distribution networks to help distribute our products.

        In July 2003, we completed the acquisition of the assets of Christopher's Original Fomulas. Christopher's Original Formulas is a nutraceutical company that has the exclusive licensing and marketing rights from the Christopher family to Dr. Christopher's products, which are sold at retail locations throughout the United States. Dr. Christopher's products consist primarily of naturally occurring organic substances.

        In August 2003, we completed the acquisition of E-Nutriceuticals. E-Nutriceuticals develops safe and effective alternatives to prescription medications for non-life threatening chronic ailments, such as obesity and depression. Its collaborative partnership with SkyePharma enabled it to improve and enhance existing nutriceuticals via FDA-approved proprietary delivery systems. Pursuant to a development and license agreement, as amended, among us, E-Nutriceuticals, SkyePharma and Jagotec AG, a wholly owned subsidiary of SkyePharma, we acquired the worldwide patent rights to the E-Nutriceuticals' X-Fat® dietary supplement product and the licensing rights to the intellectual property that is used in the formation of X-Fat®. As part of the license agreement, we also received exclusive marketing rights for all of SkyePharma's oral release technology, including its GEOMATRIX® technology relating to the delivery of drugs or other vitamins or nutraceuticals, in the Peoples Republic of China, Taiwan and Hong Kong.

        In October 2003, we completed the acquisition of Doctors For Nutrition. Doctors For Nutrition's product line includes GreensFIRST®, a highly concentrated formulation of fruits and vegetables. One serving of the product has the antioxidant power of over 10 servings of fruits and vegetables. Mixed with water, GreensFIRST® contains certified organic fruits, vegetables and barley grass which are first juiced and then spray dried at low temperature, leaving all the important nutrients and live enzymes intact. Benefits of usage include increased energy, improved digestion and enhanced immune response. Doctors For Nutrition currently distributes GreensFIRST® through more than 1,000 practitioner offices throughout the United States.

Our business plan

        We hope to capitalize on the growing patient interest in and use of nutritional supplements to complement their traditional health care routines. Physicians largely have been unable to respond to this trend, or to their patients' questions on the subject matter, due to the lack of education about nutritional supplements and a lack of substantiation of nutritional supplements' safety and use. We are seeking to provide nutritional products that physicians can confidently recommend to their patients. Examples of supplements that have demonstrated healthful benefits in properly designed and controlled clinical trials include:

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  Omega-3 fatty acid supplements, which have been shown to reduce cardiovascular disease risk;

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  B vitamins, which have been shown to lower elevated homocysteine and promoting cardiovascular health;

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  Plant sterols such as phylochemeds, which have been shown to inhibit cholesterol formation and thereby lower "bad" cholesterol and total blood lipids; and

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  Niacin or Vitamin 133, which has been shown to promote "good" cholesterol levels.

        Despite growth in the nutritional supplement markets, physicians have not embraced these supplements. Physicians have historically regarded nutritional supplements as unproven and lacking in scientific support and have avoided discussing them with their patients due to various other reasons. In the marketing and production of our products, we have attempted to address these concerns by:

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  utilizing clinically proven ingredients in our condition-specific formulations;

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  assembling a panel of physicians active in the fields we seek to sell our products in and to endorse the creation of integrated treatment protocols;

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  creating a business model similar to the established pharmaceutical industry distribution model; and

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  providing patient educational tools and logistical and fulfillment support, thereby removing the need for physicians to stock inventory and act as salespersons.

Essentum®

        Our first target market is cardiovascular health. Cardiovascular disease affects 60 million Americans and is one of the leading causes of death in the United States. The American Heart Association estimates that 100 million Americans could benefit from improved dietary and exercise regimens to reduce their risk of heart attack. To address this market, we signed an agreement with the Arizona Heart Institute, which through its affiliates currently serves between 22,000 to 25,000 new patients each year with a database of over 150,000 heart patients, pursuant to which the Arizona Heart Institute will market and distribute Essentum® to its patients. Edward B. Diethrich, M.D., founder of the Institute and a member of our strategic advisory board, has developed a comprehensive program incorporating medical food supplements such as Essentum® that Institute physicians will recommend and prescribe to its new patients.

        We are currently conducting studies to evaluate the results of the Essentum® product as it relates to cardiovascular disease risk factors. These studies are being conducted by the Phoenix Fire Department, Dr. Elliot Davidson and private researchers. In addition, a usage study on Essentum® is being conducted by the Institute. We generally pay a fee to have each study's protocols established as well as for all costs associated with furnishing our products for the studies.

        Pursuant to our agreement with the Institute, it agreed to act in the capacity of a strategic partner in the distribution of our nutraceutical products, and it has agreed not to promote or endorse any other line of nutritional products relative to cardiovascular disease. Additionally, it agreed to marketing platform for the sale of our nutritional products by assisting in clinical trials, allowing us to use its logo on our products and handling the dissemination of information through their existing patient database, in addition to other assistance (such as introductions to other heart institutes). In order to insure the privacy rights of its patients, the Institute handles the initial solicitation of interest in the product by direct mailing to certain patients in its database which have visited its facilities in the last three years. If patients are interested in Essentum®, they directly contact us. The solicitation material discloses that Essentum® was developed with the Institute and that it participates in revenue generated from the sale of Essentum®.

        Under our agreement with the Institute, we are obligated to pay royalties on our net revenue from sales of our products to patients referred to us by the Institute and by competitive heart institutes. In addition, we issued to it an option to purchase 1,000,000 shares of our common stock at an initial exercise price of $0.35 per share. Of the 1,000,000 shares, the right to purchase 600,000 shares vested when the Institute agreed to endorse the logo material. The remainder of the option vests as follows:

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  the right to purchase 200,000 shares of common stock will vest when aggregate gross sales of our products by the Institute and its affiliated clinics totals $1.0 million; and

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  the right to purchase 200,000 shares of common stock will vest when aggregate gross sales of our products by the Institute and its affiliated clinics totals $1.5 million.

In July 2003, we executed an amendment to the agreement extending the term for an additional year. In consideration for such extension, we granted the Institute the right to purchase 100,000 shares of common stock under its option through a "net exercise" provision and the option exercise period was extended to three years. The Institute also agreed not to sell in excess of 25,000 shares received in any rolling 30 day period. The Institute also assigned its commissions and royalties to Cordian LLC, an entity affiliated with Dr. Diethrich's family. In October 2003, the Institute exercised its rights under the net exercise provision and was issued 100,000 shares of our common stock.

        It is our intention that, following the completion of the clinical trial of Essentum®, we will introduce, on a nationwide basis, our medical food supplement regimen for cardiovascular health.

        We have also entered into a non-exclusive five-year distribution agreement with AHI Hong Kong, Ltd., an affiliate of the Institute, to market our cardiovascular medical food supplements regimen in China. AHI Hong Kong currently supplies products and equipment to treat cardiovascular disease to Chinese physicians, hospitals and clinics, and is collaborating with the Chinese government to build the first American-style heart hospital, which opened in Beijing in 2003. Under the terms of our agreement with AHI Hong Kong, AHI Hong Kong is to act in the capacity of an exclusive distributor of our products in China, Taiwan, and Hong Kong. The products will be purchased by AHI Hong Kong at a designated premium over our cost. In consideration for acting as the exclusive distributor in the above territories, we issued AHI Hong Kong an option to purchase 1,000,000 shares of our common stock at an exercise price of $0.35 per share. Options to purchase 300,000 shares of common stock vested upon issuance. However, they are subject to divestiture if gross aggregate sales of our products does not equal or exceed $2.0 million within the first 30 months of the agreement. The remainder of the option vests in installments based on our attaining gross aggregate sales ranging from $5.0 million to $15.0 million.

        In an effort to further broaden our marketing base, we entered into an agreement with National Provider Network, a subsidiary of Medical Resource, Inc., based in Marlton, New Jersey, in

September 2002. National Provider Network and its affiliates operate a preferred provider network which consists of approximately 300,000 physicians and 30,000 participating ancillary facilities and hospitals. Pursuant to the terms of the agreement, National Provider Network will actively market and distribute Essentum® through their network. The agreement will continue for three years from its effective date, and will automatically renew for additional one-year terms unless either party gives notice of its intent not to renew the agreement not less than 60 days prior to the end of the then current term. Either party may terminate the agreement for cause on 30 days written notice. The agreement provides that the National Provider Network, on a weekly basis, submits to us the potential orders and addresses of patients for our direct shipment. We are paid directly by the National Provider Network for the orders, which orders are priced at our wholesale price. The National Provider Network collects from the patients the applicable retail price. The National Provider Network will be compensated accordingly, and no commissions or royalties will be paid by us. To date, we have not generated any significant revenue under the terms of this agreement.

        We also entered into an agreement effective as of February 3, 2003, with CHG Allied, Inc., a discount health care provider. CHG operates a network of chiropractic, acupuncture and physical therapy clinics as well as a full service general insurance agency. Pursuant to the terms of the agreement, CHG has agreed to market our products at a slight discount to the suggested retail price. CHG, at its own expense, will include a category and description of our products in their catalogs and sales material. In return, we will pay CHG commissions on all accepted orders. The term of the CHG Agreement is for three years, with an automatic renewal for one year unless either party gives notice of an intent not to renew not less than 60 days prior to the agreements expiration. To date, we have not generated any significant revenue under the terms of this agreement.

        We continue to explore other possibilities with regard to the distribution of our products in other countries, and we will evaluate the regulatory and distribution structures in Europe, Asia and other major countries to determine the best way to distribute our cardiovascular health regimen in those markets.

X-Fat®

        Our second target market is the weight loss market. X-Fat® is our patented dietary supplement that uses kytabsorbe, a liquid form of the natural fat fighter, chitosan. Chitosan has been studied extensively by the scientific community and has been shown to bind to a variety of dietary fats. Unlike the pill form of chitosan, which takes hours to activate, Kytabsorbe® is fast-acting and is quickly absorbed into the blood stream. Kytabsorbe is all natural and derived solely from shellfish. X-Fat® is expected to result in weight loss and reduced serum lipid levels which has been shown to result in a lower cholesterol count. We plan on marketing X-Fat® in a variety of methods, with the initial launch to occur during the first quarter of 2004. This product is currently being produced for its initial introduction to the United States market. To date, there have been no sales of this product. Sales are expected to begin during the first quarter of 2004.

MAF BioNutritionals Products

        The primary market for the products produced by MAF BioNutritionals are health conscious consumers and nutritionists, chiropractors and trainers. MAF's nutraceutical product line is marketed under the brand name Nature's Dose® and includes Anti-Inflammatory Complex, EPA Formula and Anti-Inflammatory Complex, and Flax Formula. These products, which have patents pending, represent all-natural and certified organic food based nutraceuticals formulated using peer review published scientific research and clinical experience.

        MAF BioNutritionals also sells all natural nutrition bars. These bars are unlike virtually every other nutrition or energy bar on the market, based on the combination of four unique and discriminating characteristics:

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  their all-natural ingredient profile;

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  their all-natural nutritional profile;

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  their ratio of carbohydrate, protein and healthy dietary fat ingredients; and

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  their specific and effective therapeutic purpose.

MAF's product line in this area includes Phil's Bar®, Phil's Shake®, and Alma Bar®.

        In April 2002, MAF BioNutritionals acquired certain assets of Boulder Endurance Co. Boulder formulates and markets "Boulder Bars®" which is a certified vegan all-natural nutritional food bar in five flavors. The addition of the Boulder Bar brand to our current product line of all-natural and organic nutritional food bars provides us with immediate, low-cost access to national retail distribution through an extensive and well-established distribution network. This network consists of fifteen of the top distribution companies and approximately 35 brokers representing nine of the leading national natural-product brokerage firms.

        Over the past three years, MAF BioNutritionals has developed three channels of distribution, including:

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  a national retail distribution channel which allows for shelf presence in all major natural product food stores and some grocery stores;

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  a consumer direct distribution channel which allows for Internet and inbound telephone sales; and

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  a direct distribution channel to health care practitioners.

Through these channels, MAF BioNutritionals has developed a brand awareness among consumers and healthcare professionals. MAF products are distributed by most nutritional distributors, including United Natural Foods and Tree of Life, who we believe are the two largest distributors in the nutraceutical industry. We do not have written agreements with any of these entities, each of which acquires products from us on a purchase order basis.

Christopher's Original Formulas Products

        Christopher's Original Formulas® products, now sold by Nature's Systems, are sold to distributors for subsequent sale to resale stores through the complimentary and alternative medicine markets and directly to the consumers through the Internet and mail order. Nature's Systems has the exclusive licensing marketing rights from the Christopher family to Dr. Christopher's products, which are sold at retail locations throughout the United States. Dr. Christopher's products consist primarily of naturally occurring, primarily certified, organic substances. We have not entered into any agreements to distribute amounts of Christopher's Original Formulas products. Instead, we arrange for distribution of these products on a purchase order basis.

Doctors For Nutrition Products

        Doctors For Nutrition's main product line includes GreensFIRST®, a highly concentrated formulation of fruits and vegetables. Doctors For Nutrition currently distributes GreensFIRST® through more than 1,000 practitioner officers throughout the United States.

Manufacturing and Inventory

        The principal raw materials used in the manufacture of our medical food supplements are natural ingredients purchased from manufacturers primarily in the United States, with certain materials imported from other countries. These raw materials are purchased by us directly, which together with our suppliers, maintain the responsibility for documenting all certificates of analysis for the materials in accordance with good manufacturing practices and guidelines. The raw materials are sent directly to us or to our manufacturers for milling and other fabrication. We believe that the materials purchased from suppliers are readily available from numerous sources and that the loss of these suppliers would not adversely affect our operations.

        Historically, we have not had any difficulties obtaining the raw ingredients for our products on customary terms. However, the supply of herbal products is subject to the same risks normally associated with agricultural production, such as climatic conditions, insect infestations and availability of manual labor or equipment for harvesting. Any significant delay in, or disruption of, the supply of raw materials could:

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  substantially increase the cost to us of these materials;

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  require us to reformulate and repackage our products;

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  require us to find new suppliers; or

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  result in a substantial reduction or termination by us of our sales of certain products.

        If supply shortages were to occur and we were unable to meet the demands of our customers, even if for only a short time, the result could be a long-term decrease in the anticipated sales of our products. We cannot assure you that, on a long term basis, an adequate supply of ingredients will be available to us and on terms commercially reasonable in order for us to meet the supply obligations to our customers.

Insurance

        We maintain liability insurance for us and our subsidiaries with policy limits generally of $1.0 million per occurrence and $2.0 million in the aggregate. We also maintain directors, officers and entity liability insurance with policy limits of $500,000 per occurrence covering us and our subsidiaries.

Quality Control

        Finished products will be produced and delivered from our manufacturers, which maintain modern quality control laboratories and testing facilities. It is our intent to pay only for the actual milling of the product and its subsequent packaging. When products are ready for packaging, automated equipment counts the tablets and capsules and inserts them into packets which are packed in a convenient dispensing box, which is protected by a tamper-resistant outer safety seal. All of this is done by our manufacturers according to current good manufacturing practices.

Government Regulation

        The formulation manufacturing, packaging, labeling, advertising, distribution and sale (hereafter, "sale" or "sold" may be used to signify all of these activities) of dietary supplements such as those sold by us are subject to regulation by one or more federal agencies, principally the Food and Drug Administration and the Federal Trade Commission, and to a lesser extent the Consumer Product Safety Commission and United States Department of Agriculture. Our activities are also regulated by various governmental agencies for the states and localities in which our products are sold, as well as by governmental agencies in certain countries outside the United States in which our products are sold.

Among other matters, regulation by the FDA and FTC is concerned with product safety and claims made with respect to a product's ability to provide health-related benefits.

        Federal agencies, primarily the FDA and FTC, have a variety of procedures and enforcement remedies available to them, including:

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  initiating investigations,

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  issuing warning letters and cease and desist orders,

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  requiring corrective labeling or advertising,

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  requiring consumer redress such as requiring that a company offer to repurchase products previously sold to consumers,

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  seeking injunctive relief or product seizures,

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  imposing civil penalties or

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  commencing criminal prosecution.

In addition, certain state agencies have similar authority. These federal and state agencies have in the past used these remedies in regulating participants in the dietary supplements industry, including the imposition by federal agencies of civil penalties in the millions of dollars against a few industry participants. We cannot assure you that the regulatory environment in which we operate will not change or that such regulatory environment, or any specific action taken against us, will not result in a material adverse effect on our operations. In addition, increased sales of, and publicity about, dietary supplements may result in increased regulatory scrutiny of the dietary supplements industry.

        The Dietary Supplement Health and Education Act was enacted in 1994, amending the Federal Food, Drug and Cosmetic Act. We believe the DSHEA is generally favorable to consumers and to the dietary supplement industry. DSHEA establishes a statutory class of "dietary supplements," which includes vitamins, minerals, herbs, amino acids and other dietary ingredients for human use to supplement the diet. Dietary ingredients on the market as of October 15, 1994 do not require the submission by the manufacturer or distributor to the FDA of evidence of a history of use or other evidence of safety establishing that the ingredient will reasonably be expected to be safe, but a dietary ingredient which was not on the market as of October 15, 1994 may need to be the subject of such a submission to FDA at least 75 days before marketing. Among other things, the DSHEA prevents the FDA from regulating dietary ingredients in dietary supplements as "food additives" and allows the use of statements of nutritional support on product labels. The FDA has issued proposed and final regulations in this area and indicates that further guidance and regulations are forthcoming. We cannot assure you that the FDA will accept the evidence of safety for any new dietary ingredient that we may decide to use, and the FDA's refusal to accept such evidence could result in regulation of such dietary ingredients as food additives, requiring FDA pre-approval based on newly conducted, costly safety testing. Also, while the DSHEA authorizes the use of statements of nutritional support in the labeling of dietary supplements, the FDA is required to be notified of such statements. We cannot assure you that the FDA will not consider particular labeling statements used by us to be drug claims rather than acceptable statements of nutritional support thereby necessitating approval of a costly new drug application, or re-labeling to delete such statements.

        In November 1998, the FTC announced new advertising guidelines specifically for the dietary supplement industry, entitled "Dietary Supplements: An Advertising Guide for Industry." These guidelines reiterate many of the policies the FTC has previously announced over the years, including requirements for substantiation of claims made in advertising about dietary supplements.

        The DSHEA also authorizes the FDA to promulgate good manufacturing practices guidelines for dietary supplements, which would require special quality controls for the manufacture, packaging,

storage and distribution of supplements. We will contractually require that any independent third party manufacturers doing business with us comply with all existing or to be promulgated regulations. The DSHEA further authorizes the FDA to promulgate regulations governing the labeling of dietary supplements, including claims for supplements pursuant to recommendations made by the Presidential Commission on Dietary Supplement Labels. These rules, which were issued on or after September 23, 1997, entail specific requirements relative to the labeling of our dietary supplements. The rules also require additional record keeping and claim substantiation, reformulation, or discontinuance of certain products, which would be a material expense to us.

        The sale of our products in countries outside the United States is regulated by the governments of those countries. We are not currently marketing our products outside of the United States except in China and the United Kingdom. Our plans to commence or expand sales in those countries may be prevented or delayed by such regulation. While compliance with such regulation will generally be undertaken by international distributors, we may assist with such compliance and in certain cases may be liable if a distributor fails to comply.

        We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect such additional regulation, when and if it occurs, would have on our business in the future. Such additional regulation could, however, require:

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  the reformulation of certain products to meet new standards,

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  the recall or discontinuance of certain products,

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  additional record keeping,

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  expanded documentation of the properties of certain products,

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  revised, expanded or different labeling or

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  additional scientific substantiation.

Any or all of such requirements could have a material adverse effect on our operations.

Trademarks and Patents

        We and our subsidiaries own numerous trademarks registered with the U.S. Patent and Trademark Office and with agencies in certain other major jurisdictions of the world, including Vital Living®, Vital Living—The Physician Nutraceutical Company® (plus a logo), Essentum®, Essentum For Cardiovascular Health® (plus a logo), X-Fat®, Phil's Bar®, Phil's Shake®, Alma Bar®, Boulder Bar®, Boulder Bar Endurance®, Boulder Bar Organic®, Christopher's Original Formulas® and GreensFirst®. We also have many common law, unregistered trademarks. Federally registered trademarks have a perpetual life, as long as they are renewed on a timely basis and used properly as trademarks, subject to the rights of third parties to seek cancellation of the marks.

        We also own a patent with respect to our liquid chitosan formula used in our X-Fat® product.

        We believe that our registered and unregistered trademarks, patents and other proprietary rights are valuable assets and we believe that they have significant value in the marketing of our products. We intend to vigorously protect our intellectual property against infringement.

Research and Development

        For the year ended December 31, 2002 and for the nine months ended September 30, 2003, we spent $510,436 and $361,411, respectively, on research and development for our products. We expect that research and development activities will continue to be incurred in the future as we seek to expand our product lines.

Real Property

        We maintain our executive offices at 5080 North 40th Street, Suite 105, Phoenix, Arizona 85018-2147 where we lease approximately 4,826 square feet of office space consisting of executive offices, storage space, mailroom space, and a kitchen. The current lease payments are approximately $8,043 per month and the lease expires October 31, 2004.

        Nature's Systems and MAF BioNutritionals maintains office space pursuant to a lease in Spanish Fork, Utah. The lease, for approximately 7,279 square feet of office space and 4,810 square feet of shop space, has payments ranging from $3,500 per month to $5,923 per month and expires in November 30, 2008.

        Our products are not shipped from our executive offices but instead are warehoused at local facilities, pending shipment to our customers from third party fulfillment houses that are contracted out by us or shipped from facilities maintained by our subsidiaries. In our opinion, the offices and related facilities are more than adequate for our current operations.

Competition

        Our competitors vary by the nature of the distribution channel. With respect to the medical channel, which is where our Essentum® line is marketed, only a few companies selling supplements are in this market, including, Douglas Labs, Integration Therapeutics, Phyto Pharmicia, Metagenics Standard Process and Allergy Research. With respect to the complimentary and alternative medicine markets, which is where MAF BioNutritionals and Nature's Systems market their respective products, there are hundreds of competitors including companies marketing Power Bar, Cliff Bar, Balance Bar and Odwalla. In addition to the foregoing, there are many other small companies who market herbal, nutritional and other homeopathic therapies, supplements and remedies. Although many of these competitors are substantially larger than us and have greater financial resources, we believe that we will be able to compete favorably with the vitamin and nutritional supplement companies primarily based upon our first to market, direct distribution approach, through physicians who desire to have a nutritional line of products to supplement the medical aspects of their practice.

Employees

        We currently have 52 employees, 50 of which are full time employees. None of our employees are subject to any collective bargaining agreements and we believe our relationship with our employees is satisfactory.

Management

        Set forth below is certain information concerning each of our directors and executive officers:

Name	Age	Position
Donald C. Hannah	71	Chairman of the Board
Stuart A. Benson	49	Chief Executive Officer, President and Secretary
Mitchel Feinglas	55	Chief Operating Officer and Director
Marcus Feder	48	Chief Financial Officer
Leslie C. Quick, III	50	Director
Robert J. Eide	50	Director
Carson E. Beadle	70	Director
David Allen	62	Director
Michael Ashton	57	Director

        Donald C. Hannah has been our chairman of the board since January 2004 and has been a member of our board of directors since June 2002. In 1957, he assumed control of Hannah Marine Company and has since helped turn it into a worldwide marine shipping organization and the largest tugboat and barge company operating on the Great Lakes. In 1986, Mr. Hannah founded US Auction, Inc., which subsequently became affiliated with Merrill Lynch Realty in 1988. Mr. Hannah thereafter served as president and chief executive officer of the Merrill Lynch Realty Auction Division until November 1989. In 1989, The Prudential Insurance Company of America acquired Merrill Lynch Realty along with the Auction Division. Mr. Hannah then moved the offices of the company to Phoenix, Arizona in 1992 to focus on government owned properties and changed the name of the company to US Properties, Inc. Mr. Hannah is chairman and chief executive officer of US Properties, and presently conducts real estate auctions and often assists in structuring financing of real estate projects. Mr. Hannah is recognized as a pioneer in international marketing programs and was a finalist for Inc. Magazine's "Entrepreneur of the Year Award" in 1992.

        Stuart A. Benson has served as our chief executive officer since January 2002 and our president and secretary since March 2002. Mr. Benson also served as our vice chairman of the board of directors from March 2002 through January 2004 and our executive vice president from June 2001 until March 2002. From March 1997 until June 2001, Mr. Benson served as chairman of the board and chief executive officer of Custom Food Concepts, Inc., a privately held company which operated a chain of restaurants in southern California. In May 2002, Mr. Benson filed for personal bankruptcy, primarily as a result of federal tax liens relating to certain real estate syndication activities in the 1980's. These liens relate to approximately $900 million of recaptured phantom income attributable to Mr. Benson and his affiliates, as the general partner, of various real estate syndication programs and partnerships, as well as $900,000 of other claims and judgments. In 1995, other IRS liens, relating to similar real estate syndication activities, were discharged by Mr. Benson in a prior personal filing under Chapter 7. The current bankruptcy filing is unrelated to Mr. Benson's activities with us and we do not believe that this filing will impact Mr. Benson's ability to perform his duties as an officer and director in any material fashion.

        Mitchel Feinglas has been our chief operating officer and a member of our board of directors since January 2004. From April 2003 until January 2004, he was engaged by us as an independent consultant. From 1999 to April 2003, he was an independent consultant for various companies in the pharmaceutical and health-related industries. From 1994 to 1999, Mr. Feinglas founded and operated

Vitamin Logic, a chain of retail supplement stores, and Alpine Naturals, a manufacture and distributor of supplements internationally. From June 1990 to June 1993, he served as president of the Great Earth Vitamin Store Chain, then the second largest retail supplement store chain in the United States. Mr. Feinglas is a graduate of New York University with a BS in accounting.

        Marcus Feder has been our chief financial officer since October 2003. From December 2001 until June 2003, Mr. Feder was chief financial officer of Single Crystal Technologies, a private company engaged in developing new methods to purify materials and make optical crystals used in semiconductor manufacturing. From September 1987 September 2001, he was a manager and later promoted to senior manager at Ernst & Young, LLP, a public accounting firm. Mr. Feder is a Certified Public Accountant, Certified Information Systems Auditor and a Certified Internal Auditor.

        Leslie C. Quick, III has been a member of our board of directors since October 2002. Mr. Quick has been chairman of Fleet Securities, Inc., a division of FleetBoston Financial Corporation, since April 2001. From March 1994 to April 2001, Mr. Quick was president of U.S. Clearing Corp., a division of Fleet Securities. From June 1988 to March 1994, he was president and chief operating officer of The Quick & Reilly Group, Inc. Mr. Quick is a current member of the Board of Governors of the Chicago Stock Exchange, a member of the Hearing Board of the New York Stock Exchange, a trustee of Oak Knoll School in Summit, New Jersey and he is on the Bishop's Financial Council for the Diocese of Metuchen. Mr. Quick is the recipient of the Ellis Island Medal of Honor and holds an honorary degree from St. Bonaventure University.

        Robert J. Eide has been a member of our board of directors since June 2002. He has also been the chairman and chief executive officer of Aegis Capital Corp. since January 1984. Mr. Eide has served as a director of Nathan's Famous Inc., a chain of fast food restaurants, since July 1987, Vector Group Ltd., a New York Stock Exchange-listed holding company with subsidiaries engaged in the manufacture and sale of cigarettes, since November 1993 and Ladenburg Thalmann Financial Services Inc., an American Stock Exchange-listed holding company with subsidiaries engaged in the broker-dealer industry, since May 2001.

        Carson E. Beadle has been a member of our board of directors since October 2002. Mr. Beadle has been the president of Carson E. Beadle, Inc., a strategic-planning consulting firm in New York, since April 1998. From September 1959 until April 1998, Mr. Beadle was affiliated with the Marsh & McLennan Companies where he served as a member of the board of directors of William M. Mercer, Inc., a subsidiary of Marsh & McLennan. As a senior partner Mercer division, he was responsible for the consulting practices of New York and Eastern Canada as well as other corporate functions, with a focus on employee benefits for large employers and strategic decision-making. Mr. Beadle originated the "flexible benefits" concept in Canada and the "total benefits strategic decision-making" concept in the United States. A recognized benefits expert, he has given testimony before Senate Finance, House Ways & Means and other government committees. He is the author of over 100 articles appearing in The Wall Street Journal, the New England Journal of Medicine, Fortune, the New York Times and many management and health publications in the United States and Canada. He is chairman and co-founder of The Health Project, the White House-supported organization that presents the annual C. Everett Koop National Health awards. He is also one of the founding directors of the Health Enhancement Research Organization of Birmingham, among many other member and advisory positions held within prominent management and healthcare organizations. Mr. Beadle has been a member of the board of directors of Security Mutual Life Insurance Company of New York since 1995 and National Security Life and Annuity Company since 2001.

        David Allen has been a member of our board of directors since August 2003. Mr. Allen has served as managing director of Investment Information Services, Ltd., a United Kingdom limited company providing fundamental and technical research to several private banks in London and a group of high net-worth investors in the United Kingdom and the United States, since January 1990. Mr. Allen has also served as president of Investment Information Services Inc., a registered investment advisor in Colorado that provides fundamental and technical research to hedge funds and accredited investors, since 1999. Additionally, Mr. Allen has served as the investment consultant to US Tax and Financial Services, Ltd., a firm of accountants and lawyers in London, since 1989.

        Michael Ashton has been a member of our board of directors since January 2004. Mr. Ashton's career of over 31 years has been decdicated to the pharmaceutical industry. Mr. Ashton has been chief executive officer of SkyePharma since November 1998 and a member of its board of directors since March 1997. He is also a director of Transition Therapeutics, Inc., a Toronto Stock Exchange-listed biopharmaceutical company developing therapeutics for the treatment of multiple sclerosis, diabetes and restenosis, and Astralis Limited, a public biotechnology company. Mr. Ashton has a Bachelor of Pharmacy Degree from Sydney University and a MBA Degree from Rutgers University.

Board of Directors

        Our directors are elected annually and until the next annual meeting of stockholders and until their successor is elected and qualified or until their earlier resignation or removal.

Scientific Advisory Board

        All of our products are formulated under the direction of our scientific advisory board, which was established in 2001. The scientific advisory board reviews all formulations and insures that only credible, clinically proven ingredients at the dosage levels proven to work through accredited clinical trials are used. The scientific advisory board meets on an as needed basis, but generally meets at least once every six months. The members of the scientific advisory board and their respective backgrounds are as follows:

        Michael Davidson, M.D., a board-certified cardiologist, has been the chairman of our scientific advisory board since March 2002. Dr. Davidson is the executive medical director of Protocare Trials and chief executive officer of the Chicago Center for Clinical Research. He is also an associate professor in the Department of Medicine and director of the Preventive Cardiology Center at Rush-Presbyterian-St. Luke's Medical Center, where he directs the multiple risk factor reduction lipid clinic. As a prolific author and lecturer on lipid disorders, nutrition, and arteriosclerosis, Dr. Davidson has coordinated over 500 clinical trials in areas of preventive cardiology and has published more than 100 articles in medical journals, including the Journal of the American Medical Association, the Journal of the American College of Cardiology, Circulation, and Arteriosclerosis. Dr. Davidson is a fellow of the American College of Cardiology and the American College of Chest Physicians. He holds a medical degree from Ohio State University in Columbus and has completed a cardiology fellowship at Rush-Presbyterian-St. Luke's Medical Center in Chicago.

        Thomas G. Allison, Ph.D., has been a member of our scientific advisory board since May 2002. Dr. Allison is an associate professor in medicine at the Mayo Medical School and a consultant in cardiovascular diseases and internal medicine at the Mayo Clinic. Dr. Allison has more than 30 years experience in cardiac health and sports medicine. A graduate of Princeton University, Dr. Allison received his Ph.D. in Exercise Physiology from the University of Pittsburgh. He is a member of the American Heart Association's Council on Nutrition, Physical Activity, and Metabolism, and a member of the American College of Sports Medicine, where he is certified as a Preventative / Rehabilitative Program Director. Prior to joining the Mayo Medical School, Dr. Allison served in various positions at the Wheeling Hospital in Wheeling, West Virginia, including director of the Cardiac Center, director of the Wellness Center, and executive director of Corporate Health Services. Previously, Dr. Allison served in various teaching positions, including the University of Pittsburgh and the Diocese of Pittsburgh. Additionally, Dr. Allison has previously won the Secretary's Award for Health Promotion,

U.S. Department of Health and Human Services, and published many articles on cardiovascular health and rehabilitation.

        Edward B. Diethrich, M.D., has been a member of our scientific advisory board since April 2002. Dr. Diethrich, an internationally renowned cardiovascular surgeon who has been practicing for more than 30 years in Phoenix, Arizona, is regarded as one of the world's pioneers in noninvasive heart disease diagnosis and innovative cardiovascular and intraluminal treatment modalities. In 1971, Dr. Diethrich founded the Arizona Heart Institute. As medical director and chief of cardiovascular surgery for the Arizona Heart Institute, Dr. Diethrich has drawn on his foresight and dynamic pioneering spirit to lead both the Institute and its research foundation to levels of prominence in the international medical community. Dr. Diethrich also heads cardiovascular services at the Arizona Heart Hospital where he is medical director and chief of cardiovascular surgery. At the Arizona Heart Hospital, Dr. Diethrich performs state-of-the-art endovascular procedures using the very latest in intraluminal devices, many of which he helped design and test in clinical trials.

        Ronald M. Krauss, M.D., board-certified in internal medicine, endocrinology and metabolism, has been a member of our scientific advisory board since June 2002. Dr. Krauss is senior scientist and head of the department of molecular medicine at the Lawrence Berkeley National Laboratory, and adjunct professor in the Department of Nutritional Sciences at the University of California at Berkeley. He received his undergraduate and medical degrees from Harvard University with honors and served his internship and residency on the Harvard Medical Service of Boston City Hospital. Dr. Krauss then joined the staff of the National Heart and Lung Institute in Bethesda, Maryland, first as clinical associate and then as senior investigator in the molecular disease branch. He has since held numerous appointments as director or head of various research programs, primarily at the Lawrence Berkeley National Laboratory of the University of California at Berkeley, and has received numerous research awards. His research involves studies of genetic, dietary, and hormonal effects on plasma lipoproteins and coronary disease risk. Dr. Krauss is a member of several societies, including the American Society for Clinical Investigation, the American Federation for Clinical Research, and the Federation of American Societies for Experimental Biology. He is on the editorial board of Current Opinion in Lipidology, Current Opinion in Endocrinology and Metabolism, the Journal of Lipid Research, Preventive Cardiology, and other journals, and has provided reviews for numerous journals. Dr. Krauss is also actively involved with the American Heart Association, having served as chairman of the nutrition committee and presiding on various boards and committees.

        David Joel Maron, M.D., a board-certified cardiologist, has been a member of our scientific advisory board since May 2002. Dr. Maron is an assistant professor of medicine at the Vanderbilt University School of Medicine. He founded the Vanderbilt Heart Disease Prevention Program, a multiple risk factor reduction clinic and is also co-founder and chief medical officer of Cardiovascular Services of America, Inc. Dr. Maron was an undergraduate at Stanford University and holds a medical degree from the University of Southern California. He completed internal medicine training at the University of California at Los Angeles and completed a cardiology fellowship at Stanford University. Dr. Maron was a research fellow in cardiovascular disease prevention at the Stanford Center for Research in Disease Prevention, and was a Robert Wood Johnson Clinical Scholar. He served as director of the preventive medicine and preventive cardiology clinics at Stanford University Medical Center prior to joining the faculty at Vanderbilt University to become director of preventive cardiology. Dr. Maron's clinical research background encompasses pharmaceutical, nutraceutical, and lifestyle clinical trials. His research interest is in cholesterol and the prevention of heart disease. He has written numerous original research articles, review articles and book chapters. His work has been published in the Journal of the American Medical Association, Circulation, and the American Journal of Cardiology. Dr. Maron is a member of the Alpha Omega Alpha society and is a fellow of the American Heart Association Council on Epidemiology and the American College of Cardiology.

        Dennis Sprecher, M.D., board-certified in internal medicine and in the subspecialty of cardiovascular disease, has been a member of our scientific advisory board since May 2002. Dr. Sprecher joined the Cleveland Clinic Heart Center in 1995 as section head of the preventive cardiology program. Prior to joining the Cleveland Clinic, his most recent positions included section head of preventive cardiology at the University of Cincinnati Hospital and director of the Children's Hospital Lipid Clinic in Cincinnati, Ohio. He is a fellow of the American College of Physicians, and is a member of the American Society of Human Genetics, the American Association for the Advancement of Science, and the American Heart Association, among others. Dr. Sprecher is a prolific lecturer and author, and has received support grants and contracts for many research projects. His specialty and research interests include lipid disorders and cardiovascular genetic analysis. He spent five years at the National Institutes of Health as a senior research fellow where he received his formal training in lipoprotein metabolism and biochemical/genetic research. Dr. Sprecher graduated from the Boston University School of Medicine in 1978. He completed his internship and residency in internal medicine at the Michael Reese Hospital, Chicago, Illinois, and his cardiology fellowship at Duke University, Durham, North Carolina.

        Harold Stein, M.D., has been a member of our scientific advisory board since October 2001. Dr. Stein graduated from medical school in 1953 and after completing an internship at Mount Sinai Hospital in Toronto, Canada, received a fellowship to study ophthalmology and ophthalmic surgery at the Mayo Clinic in Rochester, Minnesota. Dr. Stein is the author or coauthor of several textbooks and is on the editorial board of several international ophthalmic journals.

        John A. Sutherland, M.D., board-certified in internal medicine and cardiology, has been a member of our scientific advisory board since May 2002. Dr. Sutherland joined the Arizona Heart Institute in 1998 as its noninvasive cardiologist, medical director of the ECP Program after practicing cardiology for 20 years in Augusta, Maine. Dr. Sutherland earned his undergraduate degree from Harvard College and received his medical degree from the University of Michigan Medical School. He went on to complete his internal medicine residency at Miriam Hospital in Providence, Rhode Island and his cardiology fellowship at Miriam Hospital. Dr. Sutherland is a member of the American College of Cardiology.

        Howard Wernick, M.D., has been a member of our scientific advisory board since October 2001. Dr. Wernick graduated from the University of Toronto Medical School in 1958 and has been a family practice doctor for the past 40 years. Dr. Wernick was the former chief of staff of the Tempe St. Luke Hospital. Dr. Wernick is a member of the American Academy of Anti-Aging Medicine, Arizona Medical Association, Maricopa County Medical Society, Ontario Medical Association and the American Medical Association. Dr. Wernick is also author of "Seven Silver Bullets, A Consumer's Guide to Vital Health & Longevity."

Nutritional Advisory Board

        In addition to the scientific advisory board described above, our subsidiary, MAF BioNutritionals, has a nutritional advisory board which was formed in 1999. The members of the nutritional advisory board are not required to have a specific number of meetings but will meet as they deem necessary. MAF BioNutritionals consults with the nutritional advisory board on an independent basis regarding specific product formalities or endorsements. The nutritional advisory board is primarily involved with products which are intended for distribution in the complimentary and alternative medicine markets, as opposed to the scientific advisory board which focuses on the development of products for distribution in the medical channel. The members of the nutritional advisory board and their respective backgrounds are as follows:

        Philip B. Maffetone is the founder of MAF BioNutritionals and has been a member of the nutritional advisory board since its formation in 1999. Mr. Maffetone has spent his entire career involved with diet, nutrition, stress management and athletic training as a teacher, writer and in the private practice of complementary medicine. Commencing in 1977, he has been an author and lecturer on health and fitness, diet and nutrition, lifestyle and stress management. He has also been a consultant to various athletic teams, corporations and athletes specializing in coaching, nutrition and exercise and as a consultant to various nutrition companies responsible for product development, scientific writing and marketing materials. From 1989 until 1994, he was chairman and chief executive officer of the International College of Applied Kinesiology. He was also the founding trustee in 1993 for the Foundation for Allied Conservative Therapies Research and remained there until 1999. Throughout these activities, Dr. Maffetone's major contributions have been in the multifaceted area of human performance as follows:

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  insight into its physical, biochemical, and mental/emotional aspects;

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  probing research in diet and nutrition in relation to disease prevention;

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  an understanding of neuromuscular function and its relation to healthcare and performance; and

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  breakthroughs in complementary medicine and its relationship to conventional healthcare.

Dr. Maffetone has published 16 publications dealing with these areas in addition to over twenty professional paper presentations in his field of expertise. Dr. Maffetone attended the Rochester Institute of Technology where he received a B.S. in Human Biology and a Doctor of Chiropractic Degree from the National College of Chiropractic, Lombard, IL. He has also received post-doctoral certifications in meridian therapy (acupuncture), physiotherapy and applied kinesiology. He has been a member of the International College of Applied Kinesiology since 1980, the National Athletic Trainers Association since 1987 and was named Coach of the Year by Triathlete Magazine in 1994.

        Dr. Michael H. Cardone has spent his entire career as a scientist specializing in cell biology and the regulation of Transcytosis. From 1986 until 1988, Dr. Cardone was a regional associate at the University of California-San Francisco. Since 1988, he has maintained various teaching fellowships at the University of California-San Francisco, the Burnham Institute and Massachusetts Institute of Technology. From 1995 until 1996, Dr. Cardone was a post doctoral associate with the Chiron Corporation. In 2000, he became a founder and director of Cell Biology at Merrimac Pharmaceuticals in Cambridge, MA. He has authored over 14 publications, a number of these in conjunction with various other scientists and has lectured on various nutrition matters across the country. Dr. Cardone has a B.A. in Biology from California State University, an M.A. in Biology from California State University and a Ph.D. in Cell Biology from the University of California-San Francisco. Dr. Cardone also received the National Research Service Award in 1991-93 from the National Heart, Lung and Blood Institute.

        Dr. Gerry Leisman, board certified in forensic medicine and forensic neuropsychology among others, has focused his work in the educational environment in the United States and Israel specializing in psychology, health sciences and neuroscience. Since 2000, Dr. Leisman has been professor of cognitive neuroscience and human factors at Rensselaer Polytechnic Institute. From 1990 until 2000, Dr. Leisman was chairman of the department of psychology, and associate dean and director of the Institute for Biomedical Engineering Rehabilitation Services for Touro University in New York and Jerusalem. From 1997 until 2000, he was also the acting president for American International University in Israel, a new university for liberal arts and professional studies. From 1986 until 1990, he was dean of research and professor of Neurology, life science and electrical engineering at the New York Institute of Technology. From 1982 until 1986, he was vice president of research and development for American Electromedics Corp and the chief executive officer for Matura Research & Development Corp. From 1972 until 1982, Dr. Leisman acted in various positions for the City University in New York, College of Medicine and Dentistry of New Jersey and the Eye Institute of New Jersey, Newark. Dr. Leisman has been published in numerous publications and technical manuscripts and is the author of a number of patents and technological innovations. He has a B.A. in Biology/Psychology from Queens College CUNY, an M.S. Neuropsychology from the University of Manchester and a Ph.D. in Neuropsychology from Union University in Cincinnati, Ohio. Dr. Leisman is a member of various learned societies and has received numerous honors and awards including a Life Fellow received from the American College of Forensic Examiners in 1994.

        Dr. Thomas M. Motyka has been clinical assistant professor, division of general internal medicine and clinical epidemiology and adjunct assistant professor, department of family medicine at the University of North Carolina at Chapel Hill, North Carolina, since 1999. He has also been in private practice in Carrburo, Chapel Hill and Durham, North Carolina, since 1998. From 1999 until 2000, he was Director of Corporate Compliance for Medigy, Inc. From 1996 until 1999, Dr. Motyka was an instructor, division of general internal medicine and clinical epidemiology at the University of North Carolina at Chapel Hill, North Carolina. Dr. Motyka has a B.S. in Chemistry from Cornell University and an M.D. in Osteopathic Medicine from the Philadelphia College of Osteopathic Medicine. He has made numerous presentations in Osteopathic therapy and the sale of herbal and nutritive supplements for disease, among the latest being "Arthritis, Clinical Relevance of Medical Herbs and Nutritional Supplements in the Management of Major Medical Problems" at the University of North Carolina School of Medicine (CME Conference 8/21/01) and the "Update on Nutritional Supplements, Nourishing Our Patients: What Nurses Need to Know About Nutrition" at the University of North Carolina School of Nursing (continuing education program 10/15/01). He is also the author with others of several medical publications relating to neurological matters and has taught a variety of courses in herbal and nutritional supplements and other principles and practices of alternative and complementary medicine.

        Dr. Walter H. Schmitt, Jr.    has been involved in the private practice of kinesiology in Chapel Hill, North Carolina. From 1993 until 1999, he was a trustee of the Foundation for Alternative Conservative Therapies Research and has been on the Editorial review Board of Alternative Medicine Review since 1996. Dr. Schmitt has authored numerous articles on kinesiology procedures and clinical nutritional products. He received a B.A. in Economics from Duke University and a B.S. in Human Biology from the National College of Chiropractic.

Consultants

        We have also established relationships with two individuals who serve as consultants as follows:

        Leslie D. Michelson is an independent healthcare industry investor and consultant to emerging healthcare companies. Mr. Michelson is the founder and former chief executive officer of Acurian, a leading provider of clinical trial patient and investigator recruitment solutions for the pharmaceutical and biotechnology industries. Prior to founding Acurian, Mr. Michelson served as chairman and chief executive officer of Value Health Sciences, a leading disease management company he founded in 1987. Prior to founding Value Health Sciences, Mr. Michelson was an associate and partner with SDG Enterprises, a private equity firm, where he specialized in real estate and early-stage healthcare investing. Mr. Michelson also served as a law clerk for Caleb Wright, emeritus Chief Justice of the U.S. District Court in Washington, D.C., worked as an associate at the law firm of Wald, Harkrader & Ross and served as a special assistant to the General Counsel of the U.S. Department of Health and Human Services. Mr. Michelson is a director and former chairman of the compensation committee of Catellus Development Corporation, a New York Stock Exchange-listed real estate development company.

        Paul Leibowitz is president of Redding Consulting Group, Inc., a consulting practice in New York City formed by Dr. Leibowitz in 1995. As president of Redding Consulting, Dr. Leibowitz assists small to midsize public and private companies in the areas of business development and strategic, operating, and product development planning. Prior to forming Redding Consulting, Dr. Leibowitz was chief scientific officer of TSI Corporation which was the fifth largest independent preclinical and clinical contract research organization in the world. Dr. Leibowitz also served as director, molecular and analytical biology at Schering-Plough Corporation. While at Schering, he founded its biotechnology department, built the infrastructure for biotechnology programs in several areas and led its growth into one of the industry's leading forces. Dr. Leibowitz received his Ph.D. from the biology department of the State University of New York at Buffalo in the areas of atomic energy and particle physics, and postdoctoral training in genetics and molecular biology at Tufts Medical School and the Massachusetts Institute of Technology.

        Stephen S. Chen is an international executive who provides consulting services in assisting major U.S. corporations in entering markets in China and the Far East. He is responsible for supervising the introduction of our Essentum® product in China and seeking financing and other opportunities in the Far East. Mr. Chen, the founder of Amerihua International Enterprises, Inc., a consulting/management company started in 1981, pioneered the initial development of China International Trust & Investment Corp., which has become China's largest investment group and holding company. Mr. Chen negotiated, concluded and implemented many significantly large trading transactions and cooperative programs between China and western companies such as United Technologies Corp., General Motors, Beatrice Foods, Xerox, Siemens, SAAB, Lockheed, Renault, Terex, Fiat, and many Hong Kong Companies, and also has also served as an interpreter for China's state leaders.

        A native of Beijing, China, Mr. Chen graduated from Beijing Foreign Language Institute, attended the Ph.D. program in Oriental Studies of the University of Arizona, and is professor of international economics & international economic cooperation at both The Beijing Foreign Studies University in Beijing, China, and The University of Ningxia, in Yinchuan, Ningxia Province, China. Professor Chen played a key role in coordinating, negotiating and establishing the first U.S.-China joint venture, Beijing Jeep Corp., and has since served as director, China Program for General Motors, and vice president, Pacific-China Operations for Otis Elevator Company.

Executive Compensation

        The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to us during the fiscal years ended December 31, 2003, 2002 and 2001, by our chief executive officer and our other executive officers whose total compensation exceeded $100,000.

		Annual Compensation
Name and Principal Position	Fiscal Period					Long-Term Compensation Options (#)		All Other Compensation
		Salary ($)		Bonus ($)
Bradley D. Edson Former Chairman and Chief Executive Officer	2003 2002 2001	215,211 179,468 45,000	(2)	50,000 0 0		0 0 1,000,000		0 26,500 0	(1)
Stuart A. Benson Chief Executive Officer, President and Secretary	2003 2002 2001	156,153 51,667 0		120,000 150,000 0	(3)	6,310,000 1,340,000 0	(4) (4)	0 37,000 0	(5)

(1)
This amount represents amounts that were paid by us for the benefit of entities controlled by Mr. Edson. These amounts were not repaid and were written off as compensation to Mr. Edson.

(2)
Represents accrued salary which was subsequently paid in 2002.

(3)
Represents a bonus paid to Mr. Benson upon the execution of his employment agreement with us.

(4)
In connection with the execution of Mr. Benson's employment agreement, we granted Mr. Benson a warrant to purchase 1,340,000 shares of common stock at an exercise price of $1.50 per share. In April 2003, we amended the warrant to lower the exercise price to $0.01 per share and to extend the expiration date to March 31, 2008. In August 2003, as a condition to the consummation of our acquisition of E-Nutriceuticals, the warrant was again amended to set the number of shares of common stock purchasable under the warrant at 6,310,000 shares.

(5)
Represents payments to Mr. Benson for consulting services provided to us during 2002.

Employment Agreements

        Stuart A. Benson is currently employed by us as our chief executive officer, president and secretary through August 2006 pursuant to a written employment agreement, as amended. In connection with the signing of the agreement, Mr. Benson received a cash signing bonus of $150,000. The employment agreement provides for a base salary of $160,000 for the first year of employment, $180,000 for the second year of employment and $200,000 for the third year of employment. Mr. Benson is also eligible to participate in any profit participation plan.

        In connection with the agreement, we issued Mr. Benson a warrant to purchase 1,340,000 shares of common stock at an exercise price of $1.50 per share. The warrant was immediately exercisable and was to expire on March 31, 2007. In April 2003, we amended the warrant to lower the exercise price to $0.01 per share and to extend the expiration date to March 31, 2008. Additionally, an anti-dilution provision was added to the warrant so that if we issued any shares of common stock or securities convertible into shares of common stock (excluding shares issued upon a stockholder approved stock option plan) in the future, the number of shares which could be obtained under the warrant would be automatically increased. In May 2003, Mr. Benson exercised a portion of the warrant to purchase 30,000 shares of common stock at an exercise price of $0.01 per share. In August 2003, as a condition to the consummation of our acquisition of E-Nutriceuticals, the warrant was amended to delete the adjustment provision described above and to set the number of shares of common stock purchasable under the warrant at 6,310,000 shares.

        If Mr. Benson's employment is terminated without "cause", or if he is not elected to the board of directors or is otherwise removed from the board of directors, we are obligated to pay him, within 30 days of such termination, the remaining balance of his base salary for the remainder of the term of the employment agreement or for a twelve month period, whichever is longer.

        Bradley D. Edson was previously employed by us as our chairman of the board and chief executive officer through August 2006 pursuant to a written employment agreement, as amended. In January 2004, Mr. Edson voluntarily resigned from his positions with us to pursue other business interests. We are currently in the process of negotiating a severance arrangement with Mr. Edson.

Director Compensation

        We grant our non-employee directors a one-time grant of 75,000 shares of restricted common stock, 25,000 shares of which vest immediately upon election to our board of directors with the balance vesting in equal installments over the following two years provided they remain members of our board of directors. Accordingly, on August 13, 2003, we granted to each of Messrs. Hannah, Quick, Beadle, Eide and Allen 75,000 shares of restricted common stock.

Option Grants in 2003

        The following table represents the stock options granted in the fiscal year ended December 31, 2003 to the named executive officers set forth in the executive compensation table above.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date
Stuart A. Benson	6,310,000	100%	$0.01	3/31/08

Aggregated Option Exercises and Option Values

        The following table sets forth the fiscal year-end values of outstanding warrants at December 31, 2003, and the dollar value of unexercised, in-the-money warrants for the named executive officers set forth in the executive compensation table above.

AGGREGATED FISCAL YEAR-END OPTION VALUES
			Number of Securities Underlying Unexercised Options at Fiscal Year End:		Dollar Value of Unexercised in-the-money Options at Fiscal Year End
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Bradley D. Edson	765,100	1,139,999	0	0	0	0
Stuart A. Benson	0	0	6,310,000	0	7,256,500	0

Stock Options

  2001 and 2002 Stock Option Plans

        The 2001 Stock Option Plan authorizes the grant of 2,500,000 stock options and the 2002 Stock Option Plan authorizes the grant of 2,000,000 stock options. As of September 30, 2003, options to purchase an aggregate of 3,402,500 shares of common stock have been granted at exercise prices ranging from $0.35 to $3.00 per share.

  Other options and warrants

        We currently have outstanding other warrants and options to purchase a total of 19,275,896 shares of common stock at exercise prices ranging from $0.35 to $1.65

Certain Relationships and Related Transactions

        We have an agreement with Aegis Capital Corp. to provide services related to acquisitions and equity private placements. Robert J. Eide, a member of our board of directors, is a principal and the chairman and chief executive officer of Aegis Capital Corp. In connection with our acquisition of MAF BioNutritionals in November 2002, we paid Aegis Capital Corp. a fee of $60,000 and issued it 50,000 shares of common stock. The value of these shares at the issuance date was $68,000. We also paid $40,000 to Aegis Capital Corp. in respect of commissions in the related private placement of units. During 2003, we made payments to Aegis Capital Corp. of $127,534 and to Mr. Eide of $6,000. We also issued 150,000 shares of common stock to Aegis Capital Corp. and warrants to purchase 72,400 shares of common stock at $1.00 per share and 217,000 shares of common stock to Mr. Eide for advisory services. These securities had a combined fair market value of $509,229. All of the 2003 issuances were in consideration of Aegis Capital Corp.'s fund raising activities on our behalf.

        We have a consulting arrangement with Stephen Chen, chairman and chief executive officer of Strong International, Inc., the sole holder of our outstanding shares of Series B and Series C Convertible Preferred Stock, to assist us in creating strategic alliances in China. In 2003, we amended Mr. Chen's consulting agreement. As consideration for this amendment, we issued Mr. Chen 125,000 shares of common stock, granted 125,000 Series F Warrants with an exercise price of $1.00 per share and granted 75,000 warrants with an exercise price of $2.00 per share. The fair market value of the common stock on the date of issuance was $147,500, or $1.18 per share, and the fair value of the combined warrants was $32,500 on the date of grant using the Black-Scholes options pricing model. We also made payments to Mr. Chen under the consulting agreement during 2003 totaling $25,000.

        For Mr. Chen's services in facilitating the sale of Series B and Series C Convertible Preferred Stock to Strong International, we paid Mr. Chen the following payments, shares of common stock, and warrants as commissions:

        Series B Convertible Preferred Stock Offering:

  •
  Cash commissions of $125,000; and

  •
  200,000 Series D Warrants with an exercise price of $1.30 per share, which had a fair value of zero on the date of grant using the Black-Scholes options pricing model.

        Series C Convertible Preferred Stock Offering:

  •
  Cash commissions of $62,500;

  •
  62,500 shares of common stock that had a fair market value on the date of issuance of $73,750;

  •
  62,500 options to acquire common stock with an exercise price of $1.00 per share, which had a fair value of $16,500 on the date of grant using the Black-Scholes options pricing model; and

  •
  250,000 Series D Warrants with an exercise price of $1.30 per share, which had a fair value of zero on the date of grant using the Black-Scholes options pricing model.

        In October and November 2003, we entered into short-term notes payable with various related parties and borrowed an aggregate principal amount of $396,672. Of this amount, we borrowed an aggregate principal amount of $135,000 from Thelma Edson and $75,000 from John Nussbaum. Mrs. Edson and Mr. Nussbaum are the mother and step-father, respectively, of Bradley Edson, our former chairman and chief executive officer. We repaid these borrowings by December 31, 2003 and paid interest to Mrs. Edson totaling $25,722 and to Mr. Nussbaum of $12,000.

        We are party to two stockholders' agreements. These agreements are described under the section entitled "Security Ownership of Certain Beneficial Owners and Management" below.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information as of January 14, 2004 with respect to the beneficial ownership of our common stock by (i) those persons or groups known to beneficially own more than 5% of our voting securities, (ii) each of our directors, (iii) each of the executive officers named in the Summary Compensation Table above and (iv) all of our current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percentage Beneficially Owned(3)
SkyePharma PLC(4)	17,204,548	(5)	26.42%
Stephen Morris(6)	8,890,575	(7)	14.12%
Fifth Avenue Capital, Inc.(8)	8,860,575	(9)	14.08%
Stuart A. Benson	6,345,000	(10)	9.16%
Bradley D. Edson(11)	4,808,050	(11)	7.64%
Stephen Songsheng Chen(12)	5,296,285	(13)	7.92%
Periscope Partners, L.P.(14)	5,026,666	(15)	7.40%
Martin J. Gerst	3,238,050	(16)	5.11%
Donald C. Hannah	843,425	(17)	1.34%
Leslie C. Quick, III	607,830	(18)	*
Robert J. Eide	447,000	(19)	*
Carson E. Beadle	102,000	(20)	*
David Allen	75,000	(20)	*
Marcus Feder	0		0%
Mitchel Feinglas	0		0%
Michael Ashton	0		0%
MAF Voting Group(21)	9,802,907	(22)	15.80%
ENI Voting Group(23)	37,860,073	(24)	53.03%
All officers and directors as a group (8 individuals)	8,420,255	(25)	12.13%

*
Less than l%.

(1)
Unless otherwise noted, the address of each person is care of Vital Living, Inc., 5080 North 40th Street, Suite 105, Phoenix, Arizona 85018.

(2)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. The information concerning the stockholders is based upon numbers reported by the owner in documents publicly filed with the SEC, publicly available information or information made known to us.

(3)
Based on 62,927,141 shares of common stock which includes 61,927,141 shares of common stock outstanding as of the date hereof and assumes the conversion of 1,000,000 shares of Series D Preferred Stock outstanding as of the date hereof into a like number of shares of common stock which vote on an as-converted basis with the common stock.

(4)
The business address of SkyePharma is 105 Piccadilly, London, England W1J 7NJ.

(5)
Represents (i) 14,204,548 shares of common stock, (ii) 1,000,000 shares of common stock currently issuable upon conversion of 1,000,000 shares of Series D Preferred Stock, (iii) 1,000,000 shares of common stock currently issuable upon conversion of 12% senior secured convertible notes and (iv) 1,000,000 shares of common stock currently issuable upon exercise of warrants issued in connection with the issuance of the 12% notes. Does not include (i) 200,000 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock and (ii) shares of common stock held by the other members of the "ENI Voting Group" described below in footnote 23. The foregoing information was derived from an Amendment to Schedule 13D/A filed with the SEC on December 19, 2003.

(6)
Mr. Morris's principal address is 8 the Meadows, Camps Bay, Cape Town, South Africa.

(7)
Represents 8,860,575 shares of common stock held by Fifth Avenue Capital, Inc., of which Mr. Morris is the president and sole director, and 30,000 shares of common stock issuable upon exercise of presently exercisable options held by Mr. Morris. Does not include shares of common stock held by the other members of the "ENI Voting Group" described below in footnote 23.

(8)
The business address of Fifth Avenue Capital is Suite 1601-1603, Kinwick Centre, 32 Hollywood Rd., Central Hong Kong.

(9)
Does not include shares of common stock held by the other members of the "ENI Voting Group" described below in footnote 23. The foregoing information was derived from an Amendment to Schedule 13D filed with the SEC on September 3, 2003.

(10)
Includes 6,310,000 shares of common stock issuable upon exercise of immediately exercisable warrants held by Mr. Benson. Does not include shares of common stock held by the other members of the "MAF Voting Group" and "ENI Voting Group" described below in footnotes 21 and 23.

(11)
Brad Edson, our former chairman of the board and chief executive officer, resigned in January 2004. Does not include shares of common stock held by the other members of the "MAF Voting Group" and "ENI Voting Group" described below in footnotes 21 and 23.

(12)
Mr. Chen's address is 2099 Strathshire Hall Lane, Powell, Ohio 43065.

(13)
Includes (i) 187,500 shares of common stock held directly, (ii) 229,160 shares of common stock issuable upon exercise of options which are immediately exercisable or will become exercisable within the next 60 days, (iii) 722,000 shares of common stock issuable upon exercise of immediately exercisable warrants and (iv) 3,000,000 shares of common stock issuable upon exercise of immediately exercisable warrants held by Strong International, Inc. ("Strong"), of which Mr. Chen is the majority shareholder. Does not include (i) 33,340 shares of common stock issuable upon exercise of options held by Mr. Chen that are not currently exercisable and will not become exercisable within the next 60 days, (ii) 231,525 shares of common stock issuable upon exercise of warrants that are not currently exercisable and will not become exercisable within the next 60 days and (iii) 1,500,000 shares of common stock issuable upon conversion of Series B Preferred Stock and Series C Preferred Stock held by Strong which are not currently convertible and will not become convertible within the next 60 days.

(14)
The business address of Periscope Partners is 1600 Flatrock Road, Penn Valley, PA 19072

(15)
Represents (i) 4,013,333 shares of common stock issuable upon exercise of immediately exercisable warrants and (ii) 1,013,333 shares of common stock issuable upon conversion of senior secured convertible notes. Does not include 202,670 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock.

(16)
Includes 500,000 shares of common stock issuable upon exercise of immediately exercisable warrants. Does not include shares of common stock held by the other members of the "MAF Voting Group" described below in footnote 21.

(17)
Includes 105,000 shares of restricted stock Mr. Hannah received as a director, 60,000 shares of which are still subject to divestiture and 231,525 shares of common stock held by Mr. Hannah's children. Does not include (i) 46,305 shares of common stock issuable upon exercise of warrants that are not currently exercisable and will not become exercisable within the next 60 days and (ii) shares of Common Stock held by the other members of the "MAF Voting Group" and "ENI Voting Group" described below in footnotes 21 and 23.

(18)
Includes (i) 100,000 shares of common stock issuable upon exercise of Series B Warrants, (ii) 100,000 shares of common stock issuable upon exercise of Series C Warrants and (iii) 75,000 shares of restricted stock received as a director, 50,000 shares of which are still subject to divestiture. Does not include the shares of common stock held by the other members of the "MAF Voting Group" described below in footnote 21.

(19)
Includes 105,000 shares of restricted stock received as a director, 60,000 shares of which have not yet vested. Also includes 200,000 shares of common stock held by Aegis Capital Corp., of which Mr. Eide is a principal and the president and chief executive officer.

(20)
Includes 75,000 shares of restricted stock received as a director, 50,000 shares of which are still subject to divestiture.

(21)
The MAF Voting Group consists of Bradley D. Edson, Stuart Benson, Martin Gerst, Donald C. Hannah, William Coppel, Kenneth Martin, Phil Maffetone, Leslie Quick, Thomas Quick and Vital Living, each of whom is a party to, and has agreed to vote their shares in accordance with, the MAF Voting Agreement described below. Each of the members of this group shares voting power with respect to the shares of common stock held by each of the members. The number of shares set forth in the table includes the shares held by each member.

(22)
Includes 2,840,000 shares of Common Stock issuable upon exercise of presently exercisable options or warrants.

(23)
The ENI Voting Group consists of Skye, Fifth Avenue Capital, Inc., Stephen Morris, Brad Edson, Stuart Benson and Don Hannah, each of whom is a party to, and has agreed to vote their shares in accordance with, the ENI Voting Agreement described below. Each of the members of this group shares voting power with respect to the shares of Common Stock held by each of the members. The number of shares set forth in the table includes the shares held by each member.

(24)
Includes 9,340,000 shares of common stock issuable upon exercise or conversion of presently exercisable or convertible options, warrants, Series D Preferred Stock or senior secured convertible notes.

(25)
Includes and excludes the securities referred to in footnotes 10, 17, 18, 19 and 20 above.

Voting Agreement

        In connection with our November 2002 acquisition of MAF BioNutritionals, we entered into a stockholders' agreement with Stuart A. Benson, Donald C. Hannah, Bradley D. Edson, Martin Gerst, William Coppel, Phil Maffetone, Kenneth Martin, Leslie C. Quick, III and Thomas C. Quick (the "MAF Voting Agreement"). Pursuant to the MAF Voting Agreement:

  •
  for so long as Messrs. Edson, Benson, Hannah and Gerst beneficially own an aggregate of at least 65% of the shares of common stock held by them on the date of the agreement, they shall be entitled to nominate and have elected four directors acceptable to them in their sole discretion; and

  •
  for so long as Messrs. Coppel, Maffetone, Quick and Quick beneficially own an aggregate of at least 65% of the shares of common stock held by them on the date of the agreement, they shall be entitled to nominate and have elected three directors.

Each of the parties to the MAF Voting Agreement have agreed to vote the shares of common stock beneficially owned by them on the date of the agreement in favor of the other group's nominees. Each of the parties have further agreed that they will vote in favor of the other parties' nominee or nominees, and will not take any action, or cause us to take any action, to remove, with or without cause, a director nominated by any of the parties. Because Messrs. Coppel, Maffetone, Quick and Quick do not still beneficially own the required 65%, they no longer have the right to nominate and have elected any directors.

        In connection with our August 2003 acquisition of E-Nutriceuticals, Inc., we entered into a stockholders' agreement with Stuart A. Benson, Donald C. Hannah, Bradley D. Edson, SkyePharma PLC, Stephen Morris and Fifth Avenue Capital, Inc. (the "ENI Voting Agreement"). Pursuant to the ENI Voting Agreement:

  •
  for so long as Messrs. Edson, Benson and Hannah beneficially own an aggregate of at least 65% of the shares of common stock owned by them on the date of the agreement, they shall be entitled to nominate four directors;

  •
  for so long as Stephen Morris and Fifth Avenue Capital beneficially own an aggregate of at least 65% of the shares of common stock owned by them on the date of the agreement, they shall be entitled to nominate one director; and

  •
  for so long as SkyePharma beneficially owns an aggregate of at least 65% of the shares of common stock owned by it on the date of the agreement, it is entitled to nominate one director.

Each of the parties to the ENI Voting Agreement have agreed to vote the shares of common stock beneficially owned by them on the date of the agreement in favor of the other group's nominees. Each of the parties have further agreed that they will vote in favor of the other parties' nominee or nominees, and will not take any action, or cause us to take any action, to remove, with or without cause, a director nominated by any of the parties.

Description of Securities

        Our certificate of incorporation currently authorizes us to issue up to 100,000,000 shares of common stock, par value $.001 per share, and 50,000,000 shares of preferred stock, par value $.001 per share. In December 2003, our board of directors and a majority of our stockholders approved an increase in our authorized capital from 100,000,000 shares of common stock to 150,000,000 shares of common stock. As of the date of this prospectus, we have the following shares of capital stock outstanding:

  •
  61,927,141 shares of common stock were issued and outstanding;

  •
  1,000,000 shares of our Series B Preferred Stock were issued and outstanding;

  •
  500,000 shares of our Series C Preferred Stock were issued and outstanding; and

  •
  1,000,000 shares of our Series D Preferred Stock were issued and outstanding.

Common Stock

        Each holder of common stock is entitled to one vote per share of common stock held on all matters submitted to a vote of our stockholders. Holders of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities. In the event of our dissolution or liquidation or the winding-up of our business, holders of our common stock will be entitled to share ratably with our other common stockholders in all assets remaining after payment of all of our liabilities, and subject to any preferential payments to the holders of any senior secured convertible notes and preferred stock then outstanding. Although we are restricted from paying cash dividends under the terms of the senior secured convertible notes, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor.

        All of our outstanding common shares are fully paid and nonassessable.

Preferred Stock

        We are authorized to issue up to 50,000,000 shares of preferred stock, $0.001 par value per share. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors, without further action by stockholders and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of shares of preferred stock could adversely affect the rights of the holders of common stock and therefore, reduce the value of the common stock.

  Series A Preferred Stock

        We are authorized to issue up to 10,000,000 shares of Series A Preferred Stock. On June 21, 2002, we completed the private placement of, and issued, 3,712,000 shares of Series A Preferred Stock for $3,712,000 or $1.00 per share. Since the Series A Preferred Stock convert by their terms after 18 months as described below, the 3,712,000 shares outstanding converted into common stock and there are no longer any shares of Series A Preferred Stock outstanding. The rights, preferences, restrictions and other matters relating to the Series A Preferred Stock are as follows:

          Voting Rights.    The Series A Preferred Stock do not have any voting rights.

          Dividends.    The holders of the Series A Preferred Stock are entitled to a preferred dividend at the rate of 10% per annum, paid semi-annually. Dividends are cumulative and are paid in additional shares of Series A Preferred Stock at a price equal to $1.00 per share. As of the date of this prospectus, we have paid 380,488 shares of Series A Preferred Stock as dividends.

          Liquidation Preference.    Upon a liquidation, dissolution or winding up of our business, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of our assets to the holders of common stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $1.00 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price") and (ii) an amount equal to 12% of the Original Series A Issue Price for each 12 months that has passed since the date of issuance of any Series A Preferred Stock plus any accrued or declared but unpaid dividends on such shares.

          Redemption.    We may redeem all or a portion of the Series A Preferred Stock, on a pro rata basis, after 12 months from the date of issuance, at our option, for $1.50 per share of Series A Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared or accumulated but unpaid dividends on such shares.

          Conversion.    The holders of the Series A Preferred shall have the following conversion rights:

            Optional Conversion.    Each share of Series A Preferred Stock is convertible, at the holder's option, at any time following the first anniversary of the date of issuance of such shares and on or prior to the fifth day prior to redemption, if any, for such stock, into shares of common stock as is determined by dividing the Original Series A Issue Price by the conversion price. The conversion price per share for shares of Series A Preferred Stock shall be calculated as follows:

      •
      If the Series A Preferred Stock is converted between the first anniversary and prior to the 15th month from the date of issuance, the conversion price per share shall be equal to the Original Series A Issue Price; or

      •
      If, following the 15th month from the date of issuance, the common stock is publicly traded on Nasdaq, the OTC Bulletin Board or other national stock exchange, the conversion price shall be 60% of the average closing price of the common stock for the 30 days prior to the date of conversion ("Trading Conversion Price"); provided however, that in no event shall the conversion price be less than the Original Series A Issue Price.

          Mandatory Conversion.    Each share of Series A Preferred Stock shall automatically be converted into shares of common stock on the first day of the 18th month following the original issue date of the Series A Preferred Stock, at a conversion price equal to the greater of the Trading Conversion Price or the Original Series A Issue Price.

          Warrants.    For every five shares of Series A Preferred Stock converted to common stock, we will grant the stockholder a Series A Warrant to purchase one share of our common stock.

          Protective Provisions.    So long as any shares of Series A Preferred Stock are outstanding, we may not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding Series A Preferred Stock:

    •
    sell, convey, or otherwise dispose of or encumber all or substantially all of our property or business or merge into or consolidate with any other company (other than one of our wholly-owned subsidiaries) or effect any transaction or series of related transactions in which more than 50% of our voting power is disposed of;

    •
    alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to adversely affect the Series A Preferred Stock;

    •
    increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock;

    •
    authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security (i) having a preference over, or being on a parity with, the Series A Preferred Stock with respect to dividends or upon liquidation, or (ii) having rights similar to any of the rights of the Series A Preferred Stock; or

    •
    amend our amended and restated articles of incorporation or bylaws.

  Series B Preferred Stock

        We are authorized to issue up to 1,000,000 shares of Series B Preferred Stock. On April 16, 2003, we completed the private placement of 10 units, each unit consisting of 100,000 shares of Series B Preferred Stock, 100,000 Series D Warrant and 100,000 Series E Warrant, for $1,000,000 or $100,000 per unit. The Series D Warrants and Series E Warrants are described in greater detail below under the caption "Warrants." The rights, preferences, restrictions and other matters relating to the Series B Preferred Stock are as follows:

          Voting Rights.    The Series B Preferred Stock do not have any voting rights.

          Dividends.    The holders of the Series B Preferred Stock are entitled to a preferred dividend, payable in cash or shares of common stock, at the rate of 25% per annum, payable on the one-year anniversary of the issuance date.

          Liquidation Preference.    The Series B Preferred Stock do not have a liquidation preference.

          Redemption.    We have no rights to redeem the Series B Preferred Stock.

          Conversion.    The holders of the Series B Preferred Stock have the right to convert their stock into shares of common stock at any time after the first anniversary of the date of issuance on a one-for-one basis.

          Protective Provisions.    The Series B Preferred Stock do not have any other protective provisions.

  Series C Preferred Stock

        We are authorized to issue up to 3,000,000 shares of Series C Preferred Stock. On July 9, 2003, we completed the private placement of five units, each unit consisting of 100,000 shares of Series C Preferred Stock, 100,000 Series D Warrants and 100,000 Series E Warrants, for $500,000 or $100,000 per unit. The rights, preferences, restrictions and other matters relating to the Series C Preferred Stock are as follows:

          Voting Rights.    The Series C Preferred Stock do not have any voting rights.

          Dividends.    The holders of the Series C Preferred Stock are entitled to a two-time preferred dividend, payable in cash or in shares of common stock, at the rate of 50% per annum, payable on the first and second anniversary of the issuance date.

          Liquidation Preference.    The Series C Preferred Stock do not have a liquidation preference.

          Redemption.    We have no rights to redeem the Series C Preferred Stock.

          Conversion.    The holders of the Series C Preferred Stock have the right to convert their stock into shares of common stock at any time after the first anniversary of the date of issuance on a one-for-one basis.

          Protective Provisions.    The Series C Preferred Stock do not have any other protective provisions.

  Series D Preferred Stock

        We are authorized to issue up to 1,000,000 shares of Series D Preferred Stock. On August 20, 2003, we completed the private placement of 1,000,000 shares of Series D Preferred Stock for $1,000,000 or $1.00 per share. The rights, preferences, restrictions and other matters relating to the Series D Preferred Stock are as follows:

          Voting.    The Series D Preferred Stock votes on an as-converted basis with the common stock.

          Dividends.    The holders of the Series D Preferred Stock are entitled to a like dividend or distribution, pro rata, should there be a cash or property dividend or distribution to any class of common stock or preferred stock other than the Series A Preferred Stock, determined on an as converted basis. This does not include any dividends paid in shares of common stock to the holders of Series B Preferred Stock and Series C Preferred Stock outstanding as of the date of issuance.

          Liquidation Preference.    The Series D Preferred Stock is senior to the Series B Preferred Stock and Series C Preferred Stock and the common stock upon liquidation and is entitled to an amount equal to the original $1.00 per share issue price plus any declared and unpaid dividends (as adjusted for stock dividends, combinations, splits, recapitalizations and the like with respect to such shares).

          Redemption.    We have no rights to redeem the Series D Preferred Stock.

          Conversion.    The holders of Series D Preferred Stock shall have the right to convert into common stock at any time. Each share of Series D Preferred Stock is convertible into one share of common stock subject to adjustment for declared and unpaid dividends, stock dividends, combinations, splits, recapitalizations and the like with respect to such shares. The conversion price is initially set at $1.00. The conversion price may be decreased at the end of two years if the common Stock is trading at a price below the conversion price then in effect. The floor for such adjustment is $0.25 per share. The conversion price of the Series D Preferred Stock may also be reduced in certain situations if we issue additional options, warrants or rights to purchase common stock at a price below the conversion price of the Series D Preferred Stock. In such event, the conversion price will be decreased by multiplying the conversion price then in effect by a fraction of which (i) the numerator will be the number of outstanding shares of common stock on the date of issuance of the rights plus the number of shares of common stock which could be purchased at the then conversion price from the aggregate offering price of the rights and (ii) the denominator will be the shares of common stock outstanding on the date of issuance of the rights plus the number of shares of common stock so offered for subscription or purchase pursuant to such rights.

          Protective Provisions.    So long as any shares of Series D Preferred Stock are outstanding, we may not, without the prior affirmative consent or vote of the holders of at least two thirds of the outstanding shares of the Series D Preferred Stock:

    •
    authorize, create, designate, establish or issue shares of, any class or series of capital stock ranking senior to or on parity with the Series D Preferred Stock or reclassify any shares of common stock into shares having any preference or priority as to dividends or assets superior to any such preference or priority of Series D Preferred Stock; or

    •
    amend, alter or repeal, whether by merger, consolidation or otherwise, our amended and restated articles of incorporation or bylaws or the resolutions contained in the certificate of designation of the Series D Preferred Stock and the powers, preferences, privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, which would adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock, or which would increase the amount of authorized shares of the Series D Preferred Stock or of any other series of preferred stock ranking senior to the Series D Preferred Stock, with respect to the payment of dividends (whether or not such series of preferred stock is cumulative or noncumulative as to payment of dividends) or liquidation.

Warrants

  Series A Warrants

        Upon conversion of every five shares of Series A Preferred Stock into common stock, we will grant the stockholder a Series A Warrant to purchase one share of our common stock. Accordingly, in connection with the conversion of the 3,712,000 shares of Series A Preferred Stock sold in June 2002, we issued a total of 818,498 Series A Warrants. The Series A Warrants are exercisable after one year from the date of grant at an exercise price of $2.00 per share and expire on the second anniversary of the date of grant. The exercise price of the warrants are subject to adjustment for stock splits, dividends, reclassifications and other typical corporate actions. We have agreed with the holders of the Series A Preferred Stock that we will file a registration statement on Form SB-2 with the SEC to register the shares of common stock underlying the Series A Warrants within 60 days following the first anniversary of the issuance date of such Series A Warrant.

  Series B Warrants and Series C Warrants

        On November 20, 2002, we completed a private placement of 19.54 units, each unit consisting of 70,000 shares of common stock, 70,000 Series B Warrants and 70,000 Series C Warrants. There are currently 1,367,500 Series B Warrants and 1,367,500 Series C Warrants outstanding. The Series B Warrants have an exercise price of $1.65 per Warrant and the Series C Warrants have an exercise price of $2.14 per Warrant. The warrants may be exercised, at the option of the holder thereof, at any time for a period of five years. The exercise prices of the warrants are subject to adjustment for stock splits, dividends, reclassifications and other typical corporate actions. Additionally, if we issue any additional shares of common stock at a price per share less than $1.00, then the exercise prices of the warrants upon each such issuance shall be adjusted and reset to such issuance price. However, this reset feature will not apply to:

  •
  any stock splits, dividends, reclassifications or similar actions or

  •
  any issuance of shares of common stock (or shares of common stock issuable upon the exercise of securities convertible into shares of common stock with an exercise price or a conversion price less than $1.00) if such securities were issued to consultants, employees or other service providers, or to third party vendors to satisfy amounts owed; provided that we may not issue to such individuals, in any rolling 12 month period, more than 1,600,000 shares of common stock or 10% of the actual number of shares of common stock issued and outstanding (assuming the conversion of the Series A Preferred Stock) and we may not issue to any one individual more than 500,000 shares of common stock.

Provided that a registration statement covering the shares underlying the warrants is effective, we may redeem any or all of the warrants, at any time, at $0.05 per warrant if:

  •
  the closing price for our common stock on any 20 trading days within a period of 30 consecutive trading days ending on the date of the notice of the call has been in excess of 150% of the then effective exercise price and

  •
  no less than four of such 20 days occur during the last 5 trading days ending on the date of the notice of the redemption.

  Series D Warrants and Series E Warrants

        In connection with our sale of our Series B Preferred Stock and Series D Preferred Stock, we issued investors Series D Warrants and Series E Warrants. There are currently 1,950,000 Series D Warrants and 1,500,000 Series E Warrants outstanding. The Series D Warrants have an exercise price of $1.30 per warrant and the Series E Warrants have an exercise price of $1.60 per warrant. The warrants may be exercised, at the option of the holder, at any time for a period of five years. The exercise prices of the warrants are subject to adjustment for stock splits, dividends, reclassifications and other typical corporate actions.

  Series F Warrant

        In July 2003, we amended the terms of a consulting agreement for one of our consultants and issued him a Series F Warrant to purchase 125,000 shares of common stock. The Series F Warrant has an exercise price of $1.00 per share. The warrant may be exercised, at the option of the holder, at any time for a period of five years. The exercise price of the warrant is subject to adjustment for stock splits, dividends, reclassifications and other typical corporate actions.

Shares Available for Future Sale

        A majority of shares of our outstanding common stock may be deemed "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act. Such shares may be sold to the public, subject to volume restrictions, as described below. Commencing at various dates, these shares may be sold to the public without any volume limitations. In addition, we are registering 42,481,619 of such shares for sale by the selling stockholders hereunder. The remaining outstanding shares of common stock are freely tradable. The expectation of sales of a substantial number of shares of our common stock in the public market could adversely affect the prevailing market price of our common stock.

        In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including one of our affiliates, or persons whose shares are aggregated with affiliates, who has owned restricted shares of common stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed 1% of the total number of outstanding shares of the same class. In the event our shares are sold on an exchange or are reported on the automated quotation system of a registered securities association, you could sell during any three-month period the greater of such 1% amount or the average weekly trading volume as reported for the four calendar weeks preceding the date on which notice of your sale is filed with the SEC. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. A person who has not been one of our affiliates for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

Market for Common Equity and Related Shareholder Matters

Market Information

        Our common stock has been quoted on the OTC Bulletin Board since October 28, 2002 under the symbol "VTLV". The following table sets forth, for the periods indicated, the high and low bids for our common stock as reported on the OTC Bulletin Board (representing interdealer quotations, without retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions):

	High	Low
Fiscal Year 2002
First Quarter (From March 28, 2002)	$1.40	$0.85
Second Quarter	$4.05	$0.95
Third Quarter	$2.99	$0.91
Fourth Quarter	$2.01	$0.64
Fiscal Year 2003
First Quarter	$1.02	$0.68
Second Quarter	$1.25	$0.46
Third Quarter	$1.52	$1.00
Fourth Quarter	$1.60	$1.10
Fiscal Year 2004
First Quarter (through January , 2004)

Dividend Policy

        To date, we have not paid any dividends on our common stock. Any payment of dividends in the future is within the discretion of our board of directors and will depend on our earnings, if any, our capital requirements and financial condition and other relevant factors. Our board of directors does not intend to declare any cash or other dividends in the foreseeable future, but intends instead to retain earnings, if any, for use in our business operations.

        In addition, our outstanding 12% senior secured convertible notes provide that we may not declare or pay any dividend on our common stock so long as any amounts are outstanding on the notes.

Transfer Agent

        The transfer agent for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York.

Holders

        As of January 13, 2004, there were 142 holders of record of our common stock. We believe there are in excess of 700 beneficial owners of our common stock.

Selling Stockholders

        The following table provides certain information with respect to the selling shareholders' beneficial ownership of our common stock as of January     , 2004 and as adjusted to give effect to the sale of all of the shares offered by this prospectus. Except as otherwise indicated, the number of shares reflected in the table has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. Under this rule, each selling shareholder is deemed to beneficially own the number of shares issuable upon exercise or conversion of warrants, options or other convertible securities it holds that are exercisable or convertible within 60 days from the date of this prospectus. For purposes of presentation, it is assumed that the selling shareholders will exercise or convert all of their derivative securities and then resell all of the shares received as a consequence of their exercise or conversion. Additionally, for purposes of presentation, we have included the full amount of shares of common stock being registered by this prospectus that we may issue to certain holders of our senior secured convertible notes if we determine to pay a portion of the interest owed on such notes in shares of common stock in the number of shares beneficially owned by the individuals or entities holding such notes. Unless otherwise indicated, each of the selling shareholders possesses sole voting and investment power with respect to the securities shown.

	Shares Beneficially Owned Before Offering					Shares Beneficially Owned After Offering
Name	Number of Shares		Percentage	Number of Shares Offered		Number of Shares	Percentage
Basil J. Asciutto	22,400	(1)	*	22,400	(1)	0	0
Crescent International Ltd.	2,230,041	(2)	3.44%	2,244,241	(2)	0	0
Cranshire Capital L.P.	1,278,720	(3)	1.99%	1,278,720	(3)	0	0
Triton West Group, Inc.	784,000	(4)	1.23%	784,000	(4)	0	0
Emanuel E. Geduld	184,000	(5)	*	184,000	(5)	0	0
Charles LaBella	78,400	(6)	*	78,400	(6)	0	0
Sam S. Leslie	32,400	(7)	*	32,400	(7)	0	0
Janet Grove	32,400	(7)	*	32,400	(7)	0	0
Carolyn Greer Gigli	32,400	(7)	*	32,400	(7)	0	0
Mark S. Smith Living Trust	32,400	(7)	*	32,400	(7)	0	0
Thomas C. Quick(8)	324,000	(9)	*	324,000	(9)	0	0
Leslie C. Quick, III(10)	607,830	(11)	*	324,000	(12)	283,830	*
Ellis AG	162,000	(13)	*	162,000	(13)	0	0
Colbert Birnet L.P.	220,000	(14)	*	220,000	(14)	0	0
Michael Paul Miller	220,000	(14)	*	220,000	(14)	0	0
Delta Opportunity Fund, Ltd.	550,000	(15)	*	550,000	(15)	0	0
Graham O. Jones	550,000	(15)	*	550,000	(15)	0	0
Mark & Teri Mathes	590,952	(16)	*	590,952	(16)	0	0
Silverman Partners, LLC	325,667	(17)	*	325,667	(17)	0	0
Edward S. Gutman	325,667	(17)	*	325,667	(17)	0	0
RFJM Partners, LLC	521,897	(18)	*	521,897	(18)	0	0
Shimon S. Fishman	156,571	(19)	*	156,571	(19)	0	0
Periscope Partners, L.P.	5,229,336	(20)	7.40%	5,229,336	(20)	0	0
Robert Schechter	156,220	(21)	*	156,220	(21)	0	0
Estate of Jerome Jakubovitz	440,000	(22)	*	440,000	(22)	0	0
ISKA/VITAL Partners, LLC	154,000	(23)	*	154,000	(23)	0	0
Adrienne Grossman	88,000	(24)	*	88,000	(24)	0	0
Zeke, L.P.	1,100,000	(25)	1.72%	1,100,000	(25)	0	0
SkyePharma PLC(26)	17,404,548	(27)	26.42%	17,404,548	(27)	0	0

Stuart A. Benson(28)	6,345,000	(29)	9.16%	6,310,000	(29)	35,000	*
Aegis Capital Corp.(30)	272,400	(31)	*	272,400	(31)	0	0
HCFP/Brenner Securities, LLC(32)	383,200	(33)	*	383,200	(33)	0	0
Atlas Capital Services, LLC(34)	79,252	(35)	*	79,252	(35)	0	0
Sloan Securities Corp.(36)	43,080	(37)	*	43,080	(37)	0	0
Daniel Myers(38)	193,860	(39)	*	193,860	(39)	0	0
Philip E. Kassai(40)	193,860	(39)	*	193,860	(39)	0	0
Steven Pollan(41)	8,748	(42)	*	8,748	(42)	0	0
James Scibelli	1,218,200		1.94%	1,218,200		0	0
Jeffrey Berg(43)	14,800		*	14,800		0	0

*
Less than 1%.

(1)
Represents (i) 2,400 shares of common stock, (ii) 10,000 shares of common stock issuable upon exercise of Series B Warrants and (iii) 10,000 shares of common stock issuable upon exercise of Series C Warrants.

(2)
Represents (i) 295,300 shares of common stock, (ii) 315,000 shares of common stock issuable upon exercise of Series B Warrants, (iii) 315,000 shares of common stock issuable upon exercise of Series C Warrants, (iv) 252,153 shares of common stock issuable upon conversion of senior secured convertible notes, (v) 252,153 shares of common stock issuable upon exercise of warrants issued in connection with our issuance of senior secured convertible notes, (vi) 50,435 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock and (vii) 750,000 shares of common stock issuable upon exercise of warrants issued in connection with our issuance of senior convertible promissory notes. Pursuant to an investment management mandate granted by Crescent International Ltd. to Greenlight (Switzerland) SA, Greenlight exercises voting control over these shares. Mel Craw and Maxi Brezzi are, respectively, the managing director and director of Greenlight.

(3)
Represents (i) 133,720 shares of common stock, (ii) 297,500 shares of common stock issuable upon exercise of Series B Warrants, (iii) 297,500 shares of common stock issuable upon exercise of Series C Warrants, (iv) 250,000 shares of common stock issuable upon conversion of senior secured convertible notes, (v) 50,000 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock and (v) 250,000 shares of common stock issuable upon exercise of warrants issued in connection with our issuance of senior secured convertible notes. Mitchell P. Kopin is the president of Downsview Capital, Inc. Downsview Captial is the general partner of Cranshire Capital and exercises voting and investment control over these shares.

(4)
Represents (i) 84,000 shares of common stock, (ii) 350,000 shares of common stock issuable upon exercise of Series B Warrants and (iii) 350,000 shares of common stock issuable upon exercise of Series C Warrants. Mr. David Sims exercises voting control over these shares.

(5)
Represents (i) 44,000 shares of common stock, (ii) 70,000 shares of common stock issuable upon exercise of Series B Warrants and (iii) 70,000 shares of common stock issuable upon exercise of Series C Warrants.

(6)
Represents (i) 8,400 shares of common stock, (ii) 35,000 shares of common stock issuable upon exercise of Series B Warrants and (iii) 35,000 shares of common stock issuable upon exercise of Series C Warrants

(7)
Represents (i) 12,400 shares of common stock, (ii) 10,000 shares of common stock issuable upon exercise of Series B Warrants and (iii) 10,000 shares of common stock issuable upon exercise of Series C Warrants.

(8)
Thomas Quick is the brother of Leslie C. Quick, III, a member of our board of directors. We are also party to a voting agreement with Mr. Quick and certain other parties described above under the section entitled "Security Ownership of Certain Beneficial Owners and Management."

(9)
Represents (i) 124,000 shares of common stock, (ii) 100,000 shares of common stock issuable upon exercise of Series B Warrants and (iii) 100,000 shares of common stock issuable upon exercise of Series C Warrants.

(10)
Leslie C. Quick, III, has been a member of our board of directors since October 2002. We are also party to a voting agreement with Mr. Quick and certain other parties described above under the section entitled "Security Ownership of Certain Beneficial Owners and Management."

(11)
Includes (i) 100,000 shares of common stock issuable upon exercise of Series B Warrants, (ii) 100,000 shares of common stock issuable upon exercise of Series C Warrants and (iii) 75,000 shares of restricted stock received as a director, 50,000 shares of which are still subject to divestiture.

(12)
Represents (i) 124,000 shares of common stock, (ii) 100,000 shares of common stock issuable upon exercise of Series B Warrants and (iii) 100,000 shares of common stock issuable upon exercise of Series C Warrants.

(13)
Represents (i) 62,000 shares of common stock, (ii) 50,000 shares of common stock issuable upon exercise of Series B Warrants and (iii) 50,000 shares of common stock issuable upon exercise of Series C Warrants. George Dreyfus exercises voting control over these shares.

(14)
Represents (i) 100,000 shares of common stock issuable upon conversion of senior secured convertible notes, (ii) 100,000 shares of common stock issuable upon exercise of warrants issued in our 2003 private placement of senior secured convertible notes and (iii) 20,000 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock.

(15)
Represents (i) 250,000 shares of common stock issuable upon conversion of senior secured convertible notes, (ii) 250,000 shares of common stock issuable upon exercise of warrants issued in our 2003 private placement of senior secured convertible notes and (iii) 50,000 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock.

(16)
Represents (i) 150,000 shares of common stock issuable upon exercise of warrants issued in connection with our 2003 private placement of senior convertible promissory notes, (ii) 200,431 shares of common stock issuable upon conversion of senior secured convertible notes, (iii) 200,431 shares of common stock issuable upon exercise of warrants issued in our 2003 private placement of senior secured convertible notes and (iv) 40,090 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock.

(17)
Represents (i) 105,000 shares of common stock issuable upon exercise of warrants issued in connection with our 2003 private placement of senior convertible promissory notes, (ii) 100,301 shares of common stock issuable upon conversion of senior secured convertible notes, (iii) 100,301 shares of common stock issuable upon exercise of warrants issued in our 2003 private placement of senior secured convertible notes and (iv) 20,065 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock.

(18)
Represents (i) 300,000 shares of common stock issuable upon exercise of warrants issued in connection with our 2003 private placement of senior convertible promissory notes, (ii) 100,861 shares of common stock issuable upon conversion of senior secured convertible notes, (iii) 100,861 shares of common stock issuable upon exercise of warrants issued in our 2003 private placement of senior secured convertible notes and (iv) 20,175 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock.

(19)
Represents (i) 90,000 shares of common stock issuable upon exercise of warrants issued in connection with our 2003 private placement of senior convertible promissory notes, (ii) 30,258 shares of common stock issuable upon conversion of senior secured convertible notes, (iii) 30,258 shares of common stock issuable upon exercise of warrants issued in our 2003 private placement of senior secured convertible notes and (iv) 6,055 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock.

(20)
Represents (i) 3,000,000 shares of common stock issuable upon exercise of warrants issued in connection with our 2003 private placement of senior convertible promissory notes, (ii) 1,013,333 shares of common stock issuable upon conversion of senior secured convertible notes, (iii) 1,013,333 shares of common stock issuable upon exercise of warrants issued in our 2003 private placement of senior secured convertible notes and (iv) 202,670 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock.

(21)
Represents (i) 90,000 shares of common stock issuable upon exercise of warrants issued in connection with our 2003 private placement of senior convertible promissory notes, (ii) 30,100 shares of common stock issuable upon conversion of senior secured convertible notes, (iii) 30,100 shares of common stock issuable upon exercise of warrants issued in our 2003 private placement of senior secured convertible notes and (iv) 6,020 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock. Robert Schechter is the general counsel of Atlas Capital Services, LLC, a company that has performed investment banking services for us.

(22)
Represents (i) 200,000 shares of common stock issuable upon conversion of senior secured convertible notes, (ii) 200,000 shares of common stock issuable upon exercise of warrants issued in our 2003 private placement of senior secured convertible notes and (iii) 40,000 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock.

(23)
Represents (i) 70,000 shares of common stock issuable upon conversion of senior secured convertible notes, (ii) 70,000 shares of common stock issuable upon exercise of warrants issued in our 2003 private placement of senior secured convertible notes and (iii) 14,000 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock.

(24)
Represents (i) 40,000 shares of common stock issuable upon conversion of senior secured convertible notes, (ii) 40,000 shares of common stock issuable upon exercise of warrants issued in our 2003 private placement of senior secured convertible notes and (iii) 8,000 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock.

(25)
Represents (i) 500,000 shares of common stock issuable upon conversion of senior secured convertible notes, (ii) 500,000 shares of common stock issuable upon exercise of warrants issued in our 2003 private placement of senior secured convertible notes and (iii) 100,000 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock.

(26)
SkyePharma PLC was one of the former stockholders of E-Nutriceuticals, Inc. and is the sole holder of all of the outstanding shares of our Series D Preferred Stock. We are party to an agreement with SkyePharma pursuant to which we license certain rights to technology developed by SkyePharma and we have agreed to purchase up to $1 million of products from them during the next year. We are also party to a voting agreement with SkyePharma and certain other parties described above under the section entitled "Security Ownership of Certain Beneficial Owners and Management."

(27)
Represents (i) 14,204,548 shares of common stock, (ii) 1,000,000 shares of common stock issuable upon conversion of outstanding Series D Preferred Stock, (iii) 1,000,000 shares of common stock issuable upon conversion of senior secured convertible notes, (iv) 1,000,000 shares of common stock issuable upon exercise of warrants issued in our 2003 private placement of senior secured convertible notes and (v) 200,000 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock.

(28)
Stuart A. Benson has served as our chief executive officer since January 2004 and our president and secretary since March 2002. Mr. Benson also served as our vice chairman of the board of directors from March 2002 until January 2004 and our executive vice president from June 2001 until March 2002. We are party to voting agreements with Mr. Benson and certain other parties described above under the section entitled "Security Ownership of Certain Beneficial Owners and Management."

(29)
Includes 6,310,000 shares of common stock issuable upon exercise of immediately exercisable warrants held by Mr. Benson.

(30)
Aegis Capital Corp. has provided us with investment banking services, including in connection with our November 2002 private placement of units and our December 2003 private placement of senior secured convertible notes. Robert J. Eide, a member of our board of directors since June 2002, is a principal of Aegis Capital Corp. and is its president and chief executive officer and exercises voting control over these shares.

(31)
Includes 72,400 shares of common stock issuable upon exercise of immediately exercisable warrants.

(32)
HCFP/Brenner Securities, LLC has provided us with investment banking services, including in connection with our November 2002 private placement of units and our December 2003 private placement of senior secured convertible notes.

(33)
Includes 383,200 shares of common stock issuable upon exercise of immediately exercisable warrants.

(34)
Atlas Capital Services, LLC has provided us with investment banking services, including in connection with our acquisition of Christopher's Original Formulas. Steven Pollan, the managing director of Atlas Capital Services, exercises voting power over these shares.

(35)
Includes 25,252 shares of common stock issuable upon exercise of immediately exercisable warrants issued in connection with our November 2002 private placement of units.

(36)
Sloan Securities Corp. has provided us with investment banking services, including in connection with our private placement of senior convertible promissory notes and our December 2003 private placement of senior secured convertible notes. Daniel Myers, the managing partner of Ocean Drive Capital, the owner of Sloan Securities Corp., exercises voting power over these shares.

(37)
Represents (i) 11,540 shares of common stock and (ii) 31,540 shares of common stock issuable upon exercise of immediately exercisable warrants.

(38)
Daniel Myers is the managing partner of Ocean Drive Capital, LLC, the owner of Sloan Securities Corp.

(39)
Represents (i) 51,930 shares of common stock and (ii) 141,930 shares of common stock issuable upon exercise of immediately exercisable warrants.

(40)
Philip Kassai is a registered representative of Sloan Securities Corp.

(41)
Steven Pollan is the managing director of Atlas Capital Services.

(42)
Represents 8,748 shares of common stock issuable upon exercise of immediately exercisable warrants issued in connection with our November 2002 private placement of units.

(43)
Jeffrey Berg is provides consulting services through HCFP/Brenner Securities.

        In November 2002, in connection with our acquisition of MAF BioNutritionals, we completed a private placement of 19.536 units, each unit consisting of 70,000 shares of common stock, five-year Series B Warrants to purchase 70,000 shares of common stock at an exercise price of $1.65 per share and five-year Series C Warrants to purchase 70,000 shares of common stock at an exercise price of $2.14 per share.

        Pursuant to the terms of an agreement we have with Aegis Capital Corp. to provide services related to acquisitions and equity private placements, we paid Aegis Capital Corp. a fee of $60,000 and issued it 50,000 shares of common stock in connection with our acquisition of MAF BioNutritionals and paid it $40,000 in respect of commissions in the related private placement of units. During 2003, we made payments to Aegis Capital Corp. of $127,534 and to Mr. Eide of $6,000. We also issued 150,000 shares of common stock to Aegis Capital Corp. and warrants to purchase 72,400 shares of common stock at $1.00 per share and 217,000 shares of common stock to Mr. Eide for advisory services related to our private placements referred to below. These securities had a combined fair market value of $509,229.

        Pursuant to a registration rights agreement that we entered into with the investors in this private placement, we had an obligation to file and have declared effective, prior to March 20, 2003, subject to extension in certain limited events, a registration statement to register the shares of common stock issued in connection with the private placement, as well as the shares which may be issued upon exercise of the Series B Warrants and Series C Warrants. If we were unable to have the registration statement declared effective by this date, we were obligated to pay to the holders of these securities 2% of the purchase price of their securities in cash, calculated on a pro rata basis to the date on which the registration statement was ultimately declared effective by the SEC. We failed to have the registration statement declared effective by March 20, 2003 and, as a result, owed the investors such liquidated damages. We subsequently agreed with some of the investors that we would have the right to pay such damages in shares of common stock at a rate of $0.50 per share. As a result, we have paid $18,900 and issued 285,800 shares of common stock to investors as liquidated damages as of the date of this prospectus.

        We have several consulting agreements with HCFP/Brenner Securities, LLC, a shareholder, to provide investment advisory and financial services. In June 2002, we paid HCFP/Brenner Securities a fee of $60,000 and issued it 48,000 shares of common stock with a value of $81,600 on the date of grant. During 2003, we made the following payments and issued the following shares of common stock:

  •
  Cash proceeds of $34,245 for consulting services;

  •
  Cash proceeds of $185,000 for the placement of the Series D Preferred Stock;

  •
  950,000 shares of common stock for assistance in the closing of our acquisition of E-Nutriceuticals with a fair market value on the date of issuance of $1,235,000;

  •
  100,000 shares of common stock for investment banking services with a fair market value on the date of issuance of $71,000;

  •
  135,000 shares of common stock as a retainer for advisory services with a fair market value on the date of issuance of $157,950;

  •
  37,600 shares of common stock and warrants to purchase 37,600 shares of common stock at $1.00 per share having a combined value on the date of grant of $69,489; and

  •
  warrants to purchase 308,000 shares of our common stock at $1.00 per share with a value of $117,040 on the date of grant.

        In August 2003, we acquired all of the outstanding common stock of E-Nutriceuticals, Inc. in exchange for 31,248,584 shares of our common stock. In connection with the transaction, we sold to SkyePharma PLC, a former stockholder of E-Nutriceuticals, 1,000,000 shares of our Series D Convertible Preferred Stock at $1.00 per share. We issued 950,000 shares of common stock to HCFP/Brenner Securities and 200,000 shares of common stock to Aegis Capital Corp. for financial advisory services related to these transactions (referred to above). SkyePharma also committed to invest $1,000,000 in our securities if we consummated a debt or equity financing raising gross proceeds of at least $3.0 million by December 2003. In connection with SkyePharma's initial investment in our Series D Convertible Preferred Stock, we entered into a registration rights agreement with SkyePharma which provided that we would register the shares of common stock it received in our merger with E-Nutriceuticals as well as the shares of common stock which it will receive upon conversion of the Series D Convertible Preferred Stock.

        In December 2003, we completed a private placement of $4,587,738 aggregate principal amount of 12% senior secured convertible notes and warrants to purchase a total of 4,587,738 shares of common stock. Of the $4,587,738 raised, $1.0 million invested by SkyePharma as required by its commitment described above and $1,547,738 was invested through the conversion of existing outstanding principal and accrued interest on previously issued senior convertible promissory notes which converted pursuant to their terms. In connection with our issuance of the senior convertible promissory notes which converted into senior secured convertible notes, we issued to investors warrants to purchase an aggregate of 4,590,000 shares of common stock, 3,060,000 of which had an exercise price of $1.00 per share and 1,530,000 of which had an exercise price of $1.50 per share. In connection with the private placement, we agreed to register for resale the shares of common stock underlying the senior secured convertible notes and warrants purchased in the private placement, the warrants issued in our previous bridge offering of senior convertible promissory notes, as well as any shares of common stock that may be issued by us to satisfy our interest obligations under the senior secured convertible notes.

        In connection with our sale of senior convertible promissory notes, we paid to Sloan Securities Corp., pursuant to the terms of a consulting agreement under which Sloan provides us with investment advisory services, $100,000, issued to it and its designees a total of 115,400 shares of common stock and warrants to purchase 115,400 shares of our common stock at $1.00 per share with a combined value of $177,716 on the date of grant. In connection with our senior secured convertible notes, we issued to

Sloan Securities Corp. and its designees warrants to purchase 200,000 shares of common stock at $1.00 per share with a value of $76,000 on the date of grant.

        In connection with the private placement of senior secured convertible notes, we entered into a registration rights agreement with the investors pursuant to which we agreed to register for resale the shares of common stock underlying the senior notes and warrants purchased in the private placement, as well as any shares of common stock that may be issued by us to satisfy our interest obligations under the senior notes. We are obligated to use our reasonable best efforts to have this registration statement filed with the SEC by January 14, 2004 and declared effective as promptly as practicable and no later than April 15, 2004. We have agreed to make payments to the investors in this private placement in cash at the rate of 2% of the principal amount of such investors' senior notes for each 30-day period (or pro rata for any portion thereof) for so long as any of the following circumstances continues:

  •
  we fail to file the registration statement by January 14, 2004;

  •
  we fail to respond to comments received from the SEC in connection with the registration statement within 30 days of receipt of such comments;

  •
  the registration statement is not declared effective by the SEC by April 15, 2004; or

  •
  subject to customary blackout periods, the registration statement does not remain effective and available for use.

We also agreed that, until the registration statement is declared effective, we would not enter into any acquisition agreements which, upon consummation, would require us to file a Current Report on Form 8-K with audited financial statements without the prior approval of the holders of senior secured convertible notes representing at least 50% of the principal amount of notes then outstanding. Further, we agreed that, once the registration statement is declared effective, we would not enter into an agreement for any material acquisition for a period of at least 60 days unless the registration statement is on Form S-3 without the prior approval of the holders of senior secured convertible notes representing at least 50% of the principal amount of notes then outstanding.

PLAN OF DISTRIBUTION

        The sale or distribution of the common stock may be effected directly to purchasers by the selling stockholders, or by any donee, pledgee or transferee of the selling stockholders as principals, or through one or more underwriters, brokers, dealers or agents from time to time in one or more public or private transactions by any legally available means, including:

  •
  block trades;

  •
  in the over-the-counter market;

  •
  otherwise than in the over-the-counter market;

  •
  through the writing of put or call options relating to the common stock;

  •
  entering into hedging transactions with broker-dealers, and the broker-dealers may in turn engage in short sales of the shares as part of establishing and maintaining the hedge positions they entered into with the selling stockholders;

  •
  entering into option or loan transactions that require the selling stockholder to deliver shares to a broker-dealer which may then resell or otherwise transfer the shares pursuant to this prospectus to cover the broker-dealer's own short sales of the shares or to cover short sales of the shares by customers of the broker-dealer;

  •
  engaging in short sales of the common stock and delivering shares to cover such short positions;

  •
  the pledging of common stock to a broker-dealer and upon the default by the selling stockholder on the pledge the broker-dealer may sell the pledged shares in accordance with this prospectus;

  •
  through the distribution of the common stock by any selling stockholder to its partners, members or stockholders; or

  •
  through a combination of these methods of sale.

Any of these transactions may be effected:

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to the prevailing market prices;

  •
  at varying prices determined at the time of sale; or

  •
  at negotiated or fixed prices.

        If the selling stockholders effect transactions to or through underwriters, brokers, dealers or agents, these underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or purchasers. These discounts, concessions or commissions may be in excess of those customary for the types of transactions involved.

        The selling stockholders and any broker, dealer or agent that assists in the sale of the common stock may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act. Accordingly, any profit on the sale of common stock by them and any discounts, concessions or commissions received by any of the underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

        Selling stockholders may also resell all or a portion of the common stock in open market transactions in reliance upon Rule 144 under the Securities Act. In these cases, they must meet the criteria and conform to the requirements of that rule.

        We will pay all of the costs, expenses and fees incident to the registration of the shares offered under this prospectus. The selling stockholders are responsible for any costs, expenses and fees related to the offer and sale of the common stock to the public, including brokerage commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

Legal Matters

        The legality of the common stock offered hereby have been passed upon by Graubard Miller, New York, New York.

Experts

        Our consolidated financial statements as of and for the year ended December 31, 2002 have been audited by our independent accounting firm Pannell Kerr Forster of Texas, P.C. The financial statements as of December 31, 2001 and for the period from inception (January 22, 2001) through December 31, 2001 have been audited by Weaver & Martin, LLC, independent accountants. These financial statements included in this prospectus have been included in reliance upon the reports, appearing elsewhere in this prospectus, of these independent accountants given the authority of said firms as experts in accounting and auditing. The audit reports for each year present contain an explanatory paragraph relating to our ability to continue as a going concern as described in Note 1 to the consolidated financial statements appearing elsewhere in this prospectus.

        The financial statements of E-Nutriceuticals as of and for the years ended March 31, 2003 and 2002 and Doctors For Nutrition, Inc. as of and for the year ended December 31, 2002 have been audited by our independent accounting firm Pannell Kerr Forster of Texas, P.C., and have been so included in reliance upon the reports, appearing elsewhere in this prospectus, given the authority of said firm as experts in accounting and auditing.

        The financial statements of Christopher's Original Formulas as of and for the year ended December 31, 2002 and the financial statements of NFI Holdings, Inc. as of and for the years ended December 31, 2001 and 2000 have been audited by The CPA Network, LLC, independent accountants, and have been so included in this prospectus in reliance upon their reports, appearing elsewhere in this prospectus, given the authority of said firm as experts in accounting and auditing.

Disclosure of Commission Position on
Indemnification for Securities Act Liabilities

        Our by-laws and amended and restated articles of incorporation include provisions permitted under Nevada law by which our officers and directors are to be indemnified against various liabilities. We have also entered into indemnification agreements with our executive officers and directors. We believe that these provisions and agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as our officers and directors.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Where You Can Find Additional Information

        We intend to furnish our stockholders with annual reports, which will include financial statements audited by our independent accountants, and other periodic reports as we may determine to furnish or as may be required by law, including Sections 13(a) and 15(d) of the Exchange Act.

        As permitted by the rules and regulations of the Commission, this prospectus does not contain all of the information set forth in the registration statement and in the exhibits and schedules thereto. For further information with respect to Vital Living, Inc. and the shares of common stock offered hereby, reference is made to the registration statement and the exhibits thereto. Statements contained in this prospectus concerning the provisions of documents filed with the registration statement as exhibits and schedules are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. The registration statement, including the exhibits and schedules thereto, may be obtained at the address noted below.

        We file annual and other periodic reports pursuant to the requirements of the Securities Exchange Act of 1934, as amended. Such reports and other information filed by us may be inspected and copied at the public reference facilities of the Commission in Washington, D.C., and can be read or obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

Vital Living, Inc.
Unaudited Pro forma Combined Financial Statements
Unaudited Consolidated Financial Statements as of and for the Nine Months Ended September 30, 2003
Audited Consolidated Financial Statements as of and for the Year Ended December 31, 2002 and as of December 31, 2001 and for the Period from Inception (January 22, 2001) Through December 31, 2001
Doctors for Nutrition, Inc.
Unaudited Financial Statements as of and for the Nine Months Ended September 30, 2003
Audited Financial Statements as of and for the Year Ended December 31, 2002
E-Nutriceuticals, Inc.
Unaudited Financial Statements as of and for the Six Months Ended June 30, 2003
Audited Financial Statements as of an for the Years Ended March 31, 2003 and 2002
Christopher's Original Formulas, Inc.
Unaudited Financial Statements as of and for the Six Months Ended June 30, 2003
Audited Financial Statements as of and for the Year ended December 31, 2002 (formerly NFI Holdings)
Audited Financial Statements of NFI Holdings as of and for the Years ended December 31, 2001 and 2000

VITAL LIVING, INC.

UNAUDITED PROFORMA COMBINED FINANCIAL STATEMENTS

Unaudited Pro forma Combined Balance Sheet as of September 30, 2003
Unaudited Pro forma Combined Statement of Operations for the Nine Month Period Ended September 30, 2003
Unaudited Pro forma Combined Statement of Operations for the Nine Month Period Ended September 30, 2002
Unaudited Pro forma Combined Statement of Operations for the Year Ended December 31, 2002
Notes to the Unaudited Pro Forma Combined Financial Statements

Vital Living, Inc.

Unaudited Pro Forma Combined Balance Sheet

September 30, 2003

	Historical				Pro Forma Combined Financial Statements
			Pro Forma Adjustments
	Vital Living	DFN
Assets
Current assets
Cash and cash equivalents	$184,851	$215,165	$—		$400,016
Accounts receivable	220,725	143,615	—		364,340
Accounts receivable—other	256,000	—	—		256,000
Inventory	359,716	35,835	—		395,551
Prepaid expense and other assets	255,410	4,679	—		260,089

Total current assets	1,276,702	399,294	—		1,675,996

Noncurrent assets
Machinery and equipment, net	201,296	8,935	—		210,231
Intangible assets, net	42,501,519	—			42,501,519
Goodwill	8,853,032	—	1,420,000	(a)(d)	10,091,992
			(281,040	)(b)(d)
			100,000	(c)(d)
Other assets	27,168	11,200	—		38,368

Total noncurrent assets	51,583,015	20,135	1,238,960		52,842,110

Total assets	$52,859,717	$419,429	$1,238,960		$54,518,106

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued expenses	$1,687,206	$138,389	$100,000	(c)	$1,925,595
Accounts payable related parties	196,099	—	—		196,099
Current portion of long-term debt	612,872	—	—		612,872
Note payable, stockholder	100,000	—	—		100,000

Total current liabilities	2,596,177	138,389	100,000		2,834,566

Long-term debt	412,083	—	—		412,083
Commitments and contingencies
Stockholders' equity
Preferred stock—$0.001 par value; 50,000,000 shares authorized; 6,372,800 shares issued and outstanding	6,373	—	—		6,373
Common stock, $0.001 par value; 100,000,000 shares authorized; 56,164,388 issued and outstanding	55,164	425,947	1,000	(a)	56,164
			(425,947	)(b)
Additional paid-in capital	74,419,983	—	1,419,000	(a)	75,838,983
Restricted common stock issued for services, unamortized	(66,973)	—	—		(66,973)
Warrants and options issued for services, unamortized	(257,963)	—	—		(257,963)
Retained earnings (deficit)	(24,251,614)	(144,907)	144,907	(b)	(24,251,614)
Treasury stock, 352,000 shares, at cost	(36,280)	—	—		(36,280)
Accumulated other comprehensive income	(17,233)	—	—		(17,233)

Total stockholders' equity	49,851,457	281,040	1,138,960		51,271,457

Total liabilities and stockholders' equity	$52,859,717	$419,429	$1,238,960		$54,518,106

See accompanying notes to unaudited pro forma combined financial statements.

Vital Living, Inc.

Unaudited Pro Forma Combined Statement of Operations

For the Nine Month Period Ended September 30, 2003

	Historical						Pro Forma Combined Financial Statements
					Pro Forma Adjustments
	Vital Living	COF	E-Nutriceutical	DFN
Revenue (sales)	$1,694,979	$1,051,733	$—	$1,057,781	$—		$3,804,493
Cost of sales	916,483	469,853	—	611,136	—		1,997,472

Gross profit	778,496	581,880	—	446,645	—		1,807,021

Administrative expense
Salaries and benefits	11,561,502	221,414	—	197,728	—		11,980,644
Professional and consulting fees	2,097,646	27,709	—	37,891	—		2,163,246
Selling, general and administrative	1,284,928	344,257	66,231	138,905	—		1,834,321
Amortization of intangibles	627,339	—	666,667	—	2,958,639	(j)	4,252,645
Research and development	361,411	—	—	1,723	—		363,134

Total administrative expenses	15,932,826	593,380	732,898	376,247	2,958,639		20,593,990

Operating profit (loss)	(15,154,330)	(11,500)	(732,898)	70,398	(2,958,639)		(18,786,969)

Other income (expense)
Interest income	4,814	—	—	—	—		4,814
Other income (expense)	254,589	—	—	—	(256,000	)(k)	(1,411)
Interest expense	(141,220)	(7,245)	—	—	(21,300	)(e)	(169,765)

Net income (loss) before income taxes	(15,036,147)	(18,745)	(732,898)	70,398	(3,235,939)		(18,953,331)
Provision for income taxes	—	—	—	17,907	(17,907	)(l)	—

Net income (loss)	(15,036,147)	$(18,745)	$(732,898)	$52,491	$(3,218,032)		(18,953,331)

Deemed dividend associated with beneficial conversion of preferred stock	(1,606,653)						(1,606,653)

Net loss to common stockholders	$(16,642,800)						$(20,559,984)

Basic and diluted loss per share (i)	$(0.62)						$(0.35)
Deemed dividend associated with beneficial conversion of preferred stock (i)	(0.07)						(0.03)

Net loss to common stockholders (i)	$(0.69)						$(0.38)
Weighted average common shares outstanding (i)	24,183,453	1,742,857 (i)	27,414,213 (i)		1,000,000	(a)	54,340,523

See accompanying notes to unaudited pro forma combined financial statements.

Vital Living, Inc.

Unaudited Pro Forma Combined Statement of Operations

For the Nine Month Period Ended September 30, 2002

	Historical							Pro Forma Combined Financial Statements
						Pro Forma Adjustments
	Vital Living	MAF	COF	E-Nutriceuticals	DFN
Revenue (sales)	$105,378	$1,317,753	$1,927,339	$9,233	$134,925	$—		$3,494,628
Cost of sales	55,483	661,110	1,017,905	2,262	93,982	—		1,830,742

Gross profit	49,895	656,643	909,434	6,971	40,943	—		1,663,886

Administrative expense
Salaries and benefits	732,752	428,657	434,412	—	111,111	—		1,706,932
Professional and consulting fees	1,195,417	264,828	43,523	—	6,391	—		1,510,159
Selling, general and administrative	268,364	327,096	584,997	129,016	40,067	—		1,349,540
Amortization of intangibles	—	—	—	1,800,000	—	1,825,306	(j)	3,625,306
Research and development	228,093	—	—	—	10,694	—		238,787

Total administrative expenses	2,424,626	1,020,581	1,062,932	1,929,016	168,263	1,825,306		8,430,724

Operating loss	(2,374,731)	(363,938)	(153,498)	(1,922,045)	(127,320)	(1,825,306)		(6,766,838)

Other income (expense)
Interest income	10,251	338	3,675	—	—	—		14,264
Other income (expense)	—	16,674	(4,247)	—	3,385	—		15,812
Interest expense	—	(104,606)	(10,297)	(4,658)	—	(21,300	)(e)	(140,861)

Net loss	(2,364,480)	$(451,532)	$(164,367)	$(1,926,703)	$(123,935)	$(1,846,606)		(6,877,623)

Deemed dividend associated with beneficial conversion of preferred stock	(1,383,025)							(1,383,025)

Net loss to common stockholders	$(3,747,505)							$(8,260,648)

Basic and diluted loss per share (i)	$(0.17)							$(0.13)
Deemed dividend associated with beneficial conversion of preferred stock (i)	(0.10)							(0.03)

Net loss to common Stockholders (i)	$(0.27)							$(0.16)

Weighted average common shares outstanding (i)	13,672,373	2,500,000 (h)	2,600,000 (f)	32,398,610 (g)		1,000,000	(a)	52,170,983

See accompanying notes to unaudited pro forma combined financial statements.

Vital Living, Inc.

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2002

	Historical
								Pro Forma Combined Financial Statements
	Vital Living	MAF Nobember 22, 2002	COF	E-Nutriceuticals March 31, 2003	DFN	Pro Forma Adjustments
Revenue (sales)	$260,844	$1,538,000	$2,447,246	$21,233	$295,256	$—		$4,562,579
Cost of sales	193,032	745,364	1,404,808	24,352	189,935	—		2,557,491

Gross profit (loss)	67,812	792,636	1,042,438	(3,119)	105,321	—		2,005,088

Administrative expense
Salaries and benefits	1,341,103	360,983	555,611	—	154,250	—		2,411,947
Professional and consulting fees	1,607,621	284,873	44,302	—	13,308	—		1,950,104
Selling, general and Administrative	562,972	379,696	742,441	228,169	71,785	—		1,985,063
Amortization of intangibles	—	—	—	2,050,000	—	2,783,741	(j)	4,833,741
Research and development	510,436	44,209	—	—	16,763	—		571,408

Total administrative expenses	4,022,132	1,069,761	1,342,354	2,278,169	256,106	2,783,741		11,752,263

Operating loss	(3,954,320)	(277,125)	(299,916)	(2,281,288)	(150,785)	(2,783,741)		(9,747,175)

Other income (expense)
Interest income	13,077	3,637	4,908	—	—	—		21,622
Other income (expense)	—	1,442	(4,247)	—	—	—		(2,805)
Interest expense	(8,652)	(111,608)	(13,842)	(6,953)	—	(28,400	)(e)	(169,455)

Net loss	(3,949,895)	$(383,654)	$(313,097)	$(2,288,241)	$(150,785)	$(2,812,141)		(9,897,813)

Deemed dividend associated with beneficial conversion of preferred stock	(2,235,519)							(2,235,519)

Net loss to common stockholders	$(6,185,414)							$(12,133,332)

Basic and diluted loss per share (i)	$(0.28)							$(0.19)
Deemed dividend associated with beneficial conversion of preferred stock (i)	(0.15)							(0.04)

Net loss to common stockholders (i)	$(0.43)							$(0.23)

Weighted average common shares outstanding (i)	14,278,129	2,219,178 (i)	2,600,000 (f)	32,398,610 (g)		1,000,000	(a)	52,495,917

See accompanying notes to unaudited pro forma combined financial statements.

VITAL LIVING, INC.

Notes to Unaudited Consolidated Financial Statements

Note 1—General Information and Basis of Presentation

  General Information

        The Unaudited Pro Forma Combined Financial Statements, and related notes thereto, are presented to show the pro forma effects of the acquisition of 100% of the outstanding common stock of Doctors for Nutrition, Inc. ("DFN"), which was acquired effective October 14, 2003 in a 100% stock transaction for 1,650,000 shares of restricted common stock of Vital Living, Inc. (the "Company") (the "DFN Acquisition"). Of the 1,650,000 shares issued in this transaction, 650,000 shares are being held in escrow and may be issued to the selling stockholders if DFN achieves certain minimum levels of earnings before interest, taxes, depreciation and amortization ("EBITDA") for the period beginning on October 1, 2003 and ending on September 30, 2004 (with the full 650,000 shares due to the selling stockholders if DFN achieves $650,000 of EBITDA during this period). Additionally, 175,000 shares are being held in escrow to secure indemnity obligations of the selling stockholders. The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the audited financial statements of the Company included in the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 2002 and the audited financial statements of DFN as of and for the year ended December 31, 2002 which were previously filed in Amendment No. 1 to Form 8K on Form 8K/A on December 5, 2003. The Unaudited Pro Forma Combined Statements of Operations presented herein are for illustration purposes only. The Unaudited Pro Forma Combined Statements of Operations for the periods presented are not necessarily indicative of the results of operations that may be obtained in the future or operating results that would have been achieved by the Company had the DFN Acquisition been completed as of the January 1, 2002.

  Basis of Presentation

        The Unaudited Pro Forma Combined Balance Sheet at September 30, 2003 is based on the historical balance sheet of the Company as of September 30, 2003 and the historical balance sheet of DFN as of September 30, 2003 and assumes the transaction occurred on September 30, 2003.

        The Unaudited Pro Forma Combined Statements of Operations has been prepared assuming the DFN Acquisition had occurred as of January 1, 2002. The Company's historical balances as of December 31, 2002 represents the audited balances for the year ended December 31, 2002 and were derived from audited financial statements contained in the Annual Report on Form 10-KSB/A for the year ended December 31, 2002. The DFN historical balances as of December 31, 2002 were obtained from the audited financial statements of DFN for the year ended December 31, 2002 previously filed in Amendment No. 1 to Form 8K on Form 8K/A on December 5, 2003. The historical balances of E-Nutriceuticals, Inc. ("ENI") as of March 31, 2003 were obtained from the audited financial statements of ENI for the year ended March 31, 2003 which were previously filed in Amendment No. 1 to Form 8-K on Form 8-K/A on November 3, 2002. The historical balances of Christopher's Original Formulas, Inc. ("COF") as of December 31, 2002 were obtained from the audited financial statements of COF for the year ended December 31, 2002 which were previously filed in Amendment No.1 to Form 8-K on Form 8-K/A on September 2, 2003. The historical results of both ENI and COF have been presented herein as a result of entities that had previously been acquired during 2003 and are presented as if the acquisition transactions had occurred as of January 1, 2002. The statement of operations of MAF BioNutritionals ("MAF") comprises activity for the period January 1, 2002 through November 22, 2002 and were obtained from their historical audited financial statements for the period January 1, 2002 through November 22, 2002 (the date it was acquired). The Statement of Operations of MAF for each period presented also includes the pro forma results of Boulder Endurance Co., Inc. ("Boulder") which was acquired by MAF on April 9, 2002, was compiled from their historical financial statements and is unaudited. The historical results of both MAF (audited) and Boulder (unaudited) have been presented herein as a result of entities that had previously been acquired during 2002 by the Company, or its subsidiaries subsequently acquired, had been filed within Amendment No. 4 to Form SB-2 on Form SB-2/A dated July 22, 2003 and are presented as if the acquisition transactions had occurred as of January 1, 2002. The Unaudited Pro Forma Combined Statement of Operations for the nine months ended September 30, 2003 and 2002 were compiled from each acquired entity's historical financial statements and are unaudited. The DFN Acquisition was accounted for using the purchase method of accounting.

Note—2 Pro Forma Adjustments

a)
These amounts represent the issuance of 1,650,000 of the common stock of the Company in exchange for certain assets and assumption of certain liabilities of DFN. There are 650,000 shares held in escrow contingent on DFN achieving certain minimum levels of future earnings and are not included as a component of the cost of the acquisition. Should DFN achieve these performance milestones then the purchase price will be adjusted to reflect the additional consideration exchanged in this transaction with a corresponding adjustment made to goodwill. The initial purchase price consideration is comprised of 825,000 shares of common stock issued directly to the stockholders of DFN and 175,000 shares of common stock held in escrow to secure indemnity obligations which had a combined fair market value of $1,420,000, or $1.42 per common share. The fair market value was determined based upon an evaluation of the closing price of the Company's common stock for a reasonable period before and after the measurement date, which was October 14, 2003.

b)
This amount represents the elimination of the historical capital of DFN upon consolidation and reflecting it as an adjustment to goodwill.

c)
This amount represents the estimated closing costs of the DFN Acquisition which is comprised of approximately $50,000 for investment banking services to assist in the transaction and approximately $50,000 of other procurement costs, primarily legal costs incurred in preparing the closing documents.

d)
This amount represents the purchase price in excess of the estimated fair value of the assets and liabilities assumed relating to the DFN Acquisition.

e)
This amount represents interest expense on the assumed debt obligations of certain COF executives of which COF was acquired during July 2003 and would have been an expense of the Company had the transaction occurred on January 1, 2002.

f)
This amount represents the common shares issued by the Company for the July 2003 acquisition of COF as if the transaction had occurred as of January 1, 2002.

g)
This amount represents the common shares issued by the Company in the August 2003 acquisition of ENI as if the transaction had occurred as of January 1, 2002.

h)
This amount represents the common shares issued by the Company for the November 2002 acquisition of MAF as if the transaction had occurred as of January 1, 2002.

i)
This amount represents the weighted average number of common shares of the Company necessary to present the acquisitions of ENI, COF and MAF as if the transaction had occurred as of January 1, 2002. See "Net Loss Per Share" within Note 1 to the Financial Statements of the Company included in the Company's Annual Report on Form 10-KSB/A for the year ended

  December 31, 2002 for information regarding the calculation of net loss per share. Due to the Company incurring a net loss for all periods presented, inclusion of common stock equivalents would be antidilutive, thus the basic and diluted loss per share are the same.

j)
ENI was acquired effective August 20, 2003 thus this adjustment reflects the recognition of amortization expense associated with purchased intangible assets as if the ENI acquisition had occurred as of January 1, 2002.

k)
This amount represents the elimination of other income originating from a management agreement entered into with COF by the Company during April 2003 that would not have been executed had COF been acquired effective January 1, 2002.
l)
This amount represents the elimination of tax expense as if DFN had been acquired effective January 1, 2002. There are sufficient net operating loss carryforwards available from the Company to offset DFN's taxable earnings.

Note—3 Purchase Price Allocation

  MAF BioNutritionals, LLC

        In November 2002, we entered into a definitive agreement to acquire all of the outstanding common stock of MAF BioNutritionals. The assets acquired and obligations assumed as of the closing of the transaction are summarized as follows:

Working capital assets and (liabilities), net	$(119,400)
Office machinery and equipment	8,232
Intangibles	320,481

209,313
Less—Debt obligations assumed	864,134

Net obligations assumed	$(654,821)

        The acquisition purchase price was comprised of 2,500,000 shares of common stock valued at $1.64 per share (the average fair market value per share of our common stock for a reasonable period before and after the measurement date which was November 4, 2002), or $4,100,000, and other acquisition costs of $200,378. The $4,893,517 excess of the purchase consideration over the net obligations assumed was initially recorded as goodwill upon closing of the transaction.

  Christopher's Original Formulas, Inc.

        In February 2003, we entered into a letter of intent to acquire the assets of Christopher's Original Formulas. Pursuant to the letter of intent, we entered into a management agreement on April 17, 2003 with Christopher's Original Formulas to provide management services reasonable and necessary for its proper and efficient operation which included, but was not limited, record keeping, billing and collection of accounts, marketing of new products and normal administrative duties. As compensation for the services we provided, we received a monthly fee of $100,000 plus managers' reimbursements, as defined in the agreement. Total management fees earned as of September 30, 2003 of $256,000 have been recorded as other income related party on the consolidated statement of operations and as accounts receivable related party on the balance sheet. The payment of these management fees is secured by 1,300,000 shares of common stock held in escrow by a third party.

        In July 2003, we formed a new wholly owned corporation, Nature's Systems, Inc., and completed the acquisition of the assets of Christopher's Original Formulas. The assets acquired and obligations assumed as of the closing of the transaction are summarized as follows:

Working capital assets and (liabilities), net	$(163,764)
Office machinery and equipment	70,293

(93,471)
Less—Debt obligations assumed	464,794

Net obligations assumed	$(558,265)

        The acquisition purchase price was comprised of 2,600,000 shares of common stock valued at $1.08 per share (the average fair market value per share of our common stock for a reasonable period before and after the measurement date which was June 25, 2003), or $2,808,000, the assumption of advances to Christopher's Original Formulas of $243,614 made by us prior to the closing and other acquisition costs of $287,954. The $3,897,833 excess of the purchase consideration over the net obligations assumed was recorded as goodwill upon closing of the transaction. Of the 2,600,000 shares of common stock we paid, 1,300,000 shares remain in escrow pending final purchase price adjustments. The recording of the acquisition of Christopher's Original Formulas is based on a preliminary purchase price allocation. Actual adjustments will be based on final analysis of fair values of acquired identifiable tangible and intangible assets, deferred tax assets and liabilities and acquired contracts, which will be completed after we review all available data. Differences between the allocation of the purchase price, as presented herein, and the final allocation are not expected to be material.

  E-Nutriceuticals, Inc.

        On August 20, 2003, the Company completed the acquisition of 100% of the outstanding common stock of E-Nutriceuticals, Inc. ("ENI") in exchange for 31,248,584 shares of restricted common stock and other consideration. The total number of shares issued in this transaction including the issuance of the Series D Preferred Stock was 40% of the total number of shares outstanding on a fully diluted basis, which contemplates that all warrants, options and the various classes of preferred stock are converted to common stock. The total number of shares considered on a fully diluted basis includes ENI develops and markets high quality dietary supplements and related products worldwide. The primary assets of ENI included a Development and License Agreement (the "License Agreement") with SkyePharma PLC ("SkyePharma"), a United Kingdom pharmaceutical company, which provides for the Company's designation of products for SkyePharma's development and formulation. As part of the License Agreement, the Company also received exclusive marketing rights for all of SkyePharma's technology, including its GEOMATRIX™ technology relating to the delivery of drugs or other vitamins or nutraceuticals, in the Peoples Republic of China, Taiwan and Hong Kong (the "Key Marketing Agreement").

        The ENI assets acquired and obligations assumed as of the closing of the transaction are summarized as follows:

Working capital assets and (liabilities), net	$(330,030)
Office machinery and equipment	1,331
Development and marketing agreement	5,008,472

4,679,773
Less—Debt obligations assumed	100,000

Net assets acquired	$4,579,773

        The acquisition purchase price is comprised of the value of 31,248,584 shares of the Company's restricted common stock value at approximately $1.30 per share (the average fair market value per share of the Company's common stock for a reasonable period before and after the measurement date which was August 20, 2003), or $40,623,193. The cost capitalized to the acquisition of ENI also includes 1,150,000 shares of the Company's common stock with a fair value of $1,495,000 issued to financial advisors who were instrumental in the transaction and the fair value of 251,390 options issued in exchange for existing ENI options, which were estimated to have a fair value of $253,904. Total purchase consideration and other capitalized costs in the ENI acquisition was $42,372,097.

        The recording of the ENI acquisition was based on a third party business valuation and purchase price allocation provided by a reputable independent full service investment bank. As referred to above, the long-lived assets acquired included a License Agreement and a Key Marketing Agreement. The purchase price allocation resulted in $42,800,796 being assigned to the value of these two agreements. Differences between the allocation of the purchase price, as presented herein, and the final allocation are not expected to be material.

  Doctors for Nutrition

        The purchase price consisted of 1,000,000 share of common stock of the Company valued at $1,420,000, or $1.42 per share. There are 650,000 shares held in escrow contingent on DFN achieving certain minimum levels of future earnings and are not included as a component of the cost of the acquisition. Should DFN achieve these performance milestones then the purchase price will be adjusted to reflect the additional consideration exchanged in this transaction with a corresponding adjustment made to goodwill. The purchase price has been allocated as follows:

Purchase price paid in common stock to DFN	$1,420,000
Less: Operating assets acquired
Cash	(215,165)
Accounts receivable	(143,615)
Inventory	(35,835)
Other assets	(15,879)
Fixed assets	(8,935)

Total assets acquired	(419,429)

Plus: Operating liabilities assumed	138,389

Transaction costs	100,000

Goodwill	$1,238,960

        This preliminary purchase price allocation was based on terms of the acquisition agreement. Final purchase price allocations will be based on further analysis of fair values of acquired identifiable tangible and intangible assets, deferred tax assets and liabilities and acquired contracts, which will be completed after review of all available data. Differences between preliminary allocations of the purchase price, as presented herein, and the final allocation could have a significant impact on the accompanying unaudited pro forma financial statements. The ultimate realization of the value of these assets is dependent on the ability of management to carry out its business strategy. Failure to do so may result in future impairments of these long-lived intangible assets which will negatively impact the financial position the Company.

VITAL LIVING, INC.

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Consolidated Balance Sheet as of September 30, 2003
Unaudited Consolidated Statements of Operations for the Nine Month Periods Ended September 30, 2003 and 2002
Unaudited Consolidated Statements of Cash Flows for the Nine Month Periods Ended September 30, 2003 and 2002
Notes to the Unaudited Consolidated Financial Statements

VITAL LIVING, INC.

Consolidated Balance Sheets

(Unaudited)

	September 30, 2003	December 31, 2002
	(Unaudited)
Assets
Current assets
Cash	$184,851	$1,416,073
Accounts receivable, net of allowance for doubtful accounts of $13,500 and $0, respectively	220,725	68,234
Accounts receivable related party	256,000	—
Inventory	359,716	273,361
Prepaid expenses and other current assets	255,410	25,833

Total current assets	1,276,702	1,783,501

Noncurrent assets
Office machinery and equipment, net	201,296	172,295
Goodwill	8,853,032	4,893,517
Intangible assets, net	42,501,519	327,498
Other assets	27,168	2,807

	51,583,015	5,396,117

Total assets	$52,859,717	$7,179,618

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,097,128	$428,287
Accounts payable related parties	196,099	22,500
Accrued liabilities	590,078	257,321
Current portion of long-term debt	612,872	291,688
Note payable stockholder	100,000	—

Total current liabilities	2,596,177	999,796

Long term debt	412,083	521,494

Total liabilities	3,008,260	1,521,290

Commitments and contingencies	—	—
Stockholders' equity
Preferred stock, $.001 par value; 50,000,000 shares authorized:
Preferred Stock-Series A, $.001 par value; 10,000,000 shares authorized; 3,872,800 and 3,712,000 shares issued and outstanding, respectively	3,873	3,712
Preferred Stock-Series B, $.001 par value; 1,000,000 shares authorized; 1,000,000 and 0 shares issued and outstanding, respectively	1,000	—
Preferred Stock-Series C, $.001 par value; 3,000,000 shares authorized; 500,000 and 0 shares issued and outstanding, respectively	500	—
Preferred Stock-Series D, $.001 par value; 1,000,000 shares authorized; 1,000,000 and 0 shares issued and outstanding, respectively	1,000	—
Paid-in capital—preferred	9,427,289	6,972,267
Discount on preferred stock	—	(1,146,653)
Common stock, $.001 par value; 100,000,000 shares authorized; 55,164,388 and 17,842,616 shares issued and outstanding, respectively	55,164	17,843
Paid-in capital—common	64,992,694	8,021,453
Restricted common stock issued for services, unamortized	(66,973)	(249,085)
Warrants and options issued for services, unamortized	(257,963)	(732,883)
Retained deficit	(24,251,614)	(7,228,326)
Treasury stock, 352,000 shares, at cost	(36,280)	—
Accumulated other comprehensive income	(17,233)	—

Total stockholders' equity	49,851,457	5,658,328

Total liabilities and stockholders' equity	$52,859,717	$7,179,618

See accompanying notes to unaudited consolidated financial statements.

VITAL LIVING, INC.

Consolidated Statements of Operations

(unaudited)

	Nine Months Ended September 30,
	2003	2002
Revenue	$1,694,979	$105,378
Cost of goods sold	916,483	55,483

Gross profit	778,496	49,895

Administrative expenses
Salaries and benefits	11,561,502	732,752
Professional and consulting fees	2,097,646	1,195,417
Selling, general and administrative	1,912,267	268,364
Research and development	361,411	228,093

Total administrative expenses	15,932,826	2,424,626

Net loss from operations	(15,154,330)	(2,374,731)

Other income (expense)
Other income related party	256,000	—
Interest income	4,814	10,251
Interest expense	(141,220)	—
Other expense	(1,411)	—

Total other income (expense)	118,183	10,251

Net loss	(15,036,147)	(2,364,480)

Deemed dividend associated with beneficial conversion of preferred stock	(1,606,653)	(1,383,025)

Net loss available to common stockholders	$(16,642,800)	$(3,747,505)

Basic and diluted loss per share	$(0.62)	$(0.17)
Deemed dividend associated with beneficial conversion of preferred stock	(0.07)	(0.10)

Basic and diluted loss per share available to common stockholders	$(0.69)	$(0.27)

Weighted average basic and diluted common stock outstanding	24,183,453	13,672,373

See accompanying notes to unaudited consolidated financial statements.

VITAL LIVING, INC.

Consolidated Statements of Cash Flows

(unaudited)

	Nine Months Ended September 30,
	2003	2002
Cash flows from operating activities:
Net loss	$(15,036,147)	$(2,364,480)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	674,844	35,250
Issuance of common stock for services	493,610	—
Issuance of common stock for compensation	1,781,000	—
Issuance of warrants for services	32,500	—
Issuance of warrants for compensation	6,800,000	—
Amortization of restricted common stock, options and warrants issued for services	657,032	500,412
Repricing of warrants	2,028,400	—
Change in operating assets and liabilities:
Accounts receivable	(29,572)	(31,174)
Accounts receivable related party	(256,000)	89,872
Inventory	53,248	(128,164)
Prepaid expenses and other current assets	(36,349)	4,246
Accounts payable	(149,804)	20,041
Accrued liabilities	332,757	12,062

Cash used in operating activities	(2,654,481)	(1,861,935)

Cash flows from investing activities:
Cost of acquisitions, net of cash acquired of $39,713	(387,217)	(222,720)
Purchase of equipment	(4,686)	(112,303)
Purchase of intangibles	(760)	—

Cash used in investing activities	(392,663)	(335,023)

Cash flows from financing activities:
Payment on note and payable to officers, net	(21,374)	(83,426)
Payment on notes payable, net	(253,021)	—
Cash proceeds from sale of preferred stock, net of offering costs	2,127,500	3,593,807
Purchase of treasury stock	(36,000)	—
Cash proceeds from exercise of warrants	16,050	—

Cash provided by financing activities	1,833,155	3,510,381

Effect of foreign exchange rates on cash	(17,233)	—

Net increase (decrease) in cash	(1,231,222)	1,313,423
Cash at beginning of period	1,416,073	179

Cash at end of period	$184,851	$1,313,602

Supplemental cash flow information:
Interest paid	$43,331	$—
Non cash investing activities:
Common stock issued for acquisitions and acquisition costs	$45,346,417	$—
Non cash financing activities:
Issuance of common stock for services	$493,610	$162,000
Issuance of common stock for compensation	$1,781,000	$—
Issuance of warrants and options for services	$32,500	$1,210,158
Issuance of warrants for compensation	$6,800,000	$—
Repricing of warrants	$2,028,400	$—
Issuance of Series A preferred stock dividend	$380,488	$—
Conversion of Series A preferred stock to common stock	$419,856	$—
Deemed dividend associated with beneficial conversion of preferred stock	$1,606,653	$1,383,025

See accompanying notes to unaudited consolidated financial statements.

VITAL LIVING, INC.

Notes to Consolidated Financial Statements

Note 1—Significant Accounting Policies

        The accompanying unaudited consolidated financial statements at September 30, 2003 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information on a basis consistent with the annual audited consolidated financial statements and with the instructions to Form 10-QSB. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The financial statements presented herein reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the Company's financial position as of September 30, 2003 and results of operations and cash flows for the nine month period then ended. All such adjustments are of a normal recurring nature. The results of operations for these interim periods are not necessarily indicative of the results expected for a full year. Certain amounts in the 2002 financial statements have been reclassified to conform to the 2003 presentations. The statements should be read in conjunction with the financial statements and footnotes thereto included in the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 2002.

  Organization and description of business

        Vital Living, Inc. (the "Company" or "Vital Living") was incorporated in the state of Nevada on January 22, 2001. The Company develops and markets nutraceuticals formulated by physicians for distribution through physicians. The Company is developing and testing nutraceuticals in collaboration with medical experts based on the best available scientific evidence. Nutraceuticals are designed to be incorporated by physicians into a standard physician/patient program, supported by a specially designed compliance regimen. The Company also formulates, markets and distributes vitamins and herbs, high quality dietary supplements and therapeutic/functional food products. The Company has multiple products under development that incorporate proprietary pharmaceutical drug delivery technology.

  Going concern

        The accompanying consolidated financial statements as of September 30, 2003 have been prepared assuming the Company will continue on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has suffered recurring losses from operations during its operating history. Management believes that the aggregate net proceeds of $2,127,500 from its private offerings of preferred stock completed during the nine months ended September 30, 2003, an aggregate principal amount of $1,500,000 of senior convertible promissory notes executed in October and November 2003, borrowings available under existing debt arrangements together with funds from operations will be sufficient to cover anticipated cash requirements for the near term. However, management will be required to raise additional capital through offerings of securities to fund the Company's operations, and will attempt to continue raising capital resources if the Company does not begin to generate revenue sufficient to maintain itself as a viable entity. Management is in the process of acquiring and developing products for sale which would generate revenue to sustain the operations of the Company. If successful, these actions will serve to mitigate the factors which have raised doubt about the Company's ability to continue as a going concern and increase the availability of resources for funding of the Company's current operations and future market development. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or liabilities that might be necessary should the Company be unable to continue as a going concern. No assurance can be given that such financing will be available or, if available, that it will be on commercially favorable terms. Moreover, available financing may be dilutive to investors.

  Acquisitions

  MAF BioNutritionals, LLC

        On November 5, 2002, the Company entered into a definitive agreement to acquire 100% of the equity of MAF BioNutritionals, LLC ("MAF") in exchange for 2,500,000 shares of restricted common stock and the assumption of $864,134 of liabilities. The transaction closed on November 22, 2002. The MAF assets acquired and obligations assumed as of the closing of the transaction are summarized as follows:

Working capital assets and (liabilities), net	$(119,400)
Office machinery and equipment	8,232
Intangibles	320,481

209,313
Less—Debt obligations assumed	864,134

Net obligations assumed	$(654,821)

        The acquisition purchase price was comprised of 2,500,000 shares of the Company's restricted common stock valued at $1.64 per share (the average fair market value per share of the Company's common stock for a reasonable period before and after the measurement date which was November 4, 2002), or $4,100,000, and other acquisition costs of $200,378. The $4,893,517 excess of the purchase consideration over the net obligations assumed was initially recorded as goodwill upon closing of the transaction. During the quarter ended June 30, 2003, an adjustment of $61,682 was recorded to goodwill as a result of assuming additional liabilities that were not known as of the acquisition date.

  Christopher's Original Formulas, Inc.

        On February 28, 2003, the Company entered into a letter of intent to acquire certain assets of Christopher's Original Formulas, Inc. ("COF"), a privately held Nevada company. Pursuant to the letter of intent, on April 17, 2003, the Company entered into a management agreement with COF to provide management services reasonable and necessary for the proper and efficient operation of COF which included, but was not limited, record keeping, billing and collection of accounts, marketing of new products and normal administrative duties. For its services, the Company received a monthly fee of $100,000 plus managers' reimbursements, as defined in the agreement. Total management fees earned as of September 30, 2003 of $256,000 have been recorded as other income related party on the consolidated statement of operations and as accounts receivable related party on the balance sheet. The payment of these management fees is secured by 1,300,000 shares of the Company's restricted common stock held in escrow by a third party.

        On July 3, 2003, the Company formed a new wholly owned corporation, Nature's Systems, Inc. ("NSI"), and completed the acquisition of certain of the assets and assumed certain of the liabilities of COF for 2,600,000 shares of restricted common stock with no registration right, of which 1,300,000 remains in escrow pending final purchase price adjustments. NSI plans to market the entire line of COF products, which are sold at retail locations throughout the United States and are comprised of naturally occurring, primarily certified organic, substances. In addition, the Company executed an agreement to provide for up to 650,000 shares of restricted common stock to former COF executives who were retained pending the achievement of future COF performance measures.

        The COF assets acquired and obligations assumed as of the closing of the transaction are summarized as follows:

Working capital assets and (liabilities), net	$(163,764)
Office machinery and equipment	70,293

(93,471)
Less—Debt obligations assumed	464,794

Net obligations assumed	$(558,265)

        The acquisition purchase price was comprised of 2,600,000 shares of the Company's restricted common stock valued at $1.08 per share (the average fair market value per share of the Company's common stock for a reasonable period before and after the measurement date which was June 25, 2003), or $2,808,000, the assumption of COF advances of $243,614 made by Vital Living prior to the closing and other acquisition costs of $287,954. The $3,897,833 excess of the purchase consideration over the net obligations assumed was recorded as goodwill upon closing of the transaction.

        The recording of the COF acquisition is based on a preliminary purchase price allocation. Actual adjustments will be based on final analysis of fair values of acquired identifiable tangible and intangible assets, deferred tax assets and liabilities and acquired contracts, which will be completed after the Company reviews all available data. Differences between the allocation of the purchase price, as presented herein, and the final allocation are not expected to be material.

  E-Nutriceuticals, Inc.

        On August 20, 2003, the Company completed the acquisition of 100% of the outstanding common stock of E-Nutriceuticals, Inc. ("ENI") in exchange for 31,248,584 shares of restricted common stock and other consideration. The total number of shares issued in this transaction including the issuance of the Series D Preferred Stock was 40% of the total number of shares outstanding on a fully diluted basis, which contemplates that all warrants, options and the various classes of preferred stock are converted to common stock. The total number of shares considered on a fully diluted basis includes ENI develops and markets high quality dietary supplements and related products worldwide. The primary assets of ENI included a Development and License Agreement (the "License Agreement") with SkyePharma PLC ("SkyePharma"), a United Kingdom pharmaceutical company, which provides for the Company's designation of products for SkyePharma's development and formulation. As part of the License Agreement, the Company also received exclusive marketing rights for all of SkyePharma's technology, including its GEOMATRIX™ technology relating to the delivery of drugs or other vitamins or nutraceuticals, in the Peoples Republic of China, Taiwan and Hong Kong (the "Key Marketing Agreement").

        The ENI assets acquired and obligations assumed as of the closing of the transaction are summarized as follows:

Working capital assets and (liabilities), net	$(330,030)
Office machinery and equipment	1,331
Development and marketing agreement	5,008,472

4,679,773
Less—Debt obligations assumed	100,000

Net assets acquired	$4,579,773

        The acquisition purchase price is comprised of the value of 31,248,584 shares of the Company's restricted common stock value at approximately $1.30 per share (the average fair market value per share of the Company's common stock for a reasonable period before and after the measurement date which was August 20, 2003), or $40,623,193. The cost capitalized to the acquisition of ENI also includes 1,150,000 shares of the Company's common stock with a fair value of $1,495,000 issued to financial advisors who were instrumental in the transaction and the fair value of 251,390 options issued in exchange for existing ENI options, which were estimated to have a fair value of $253,904. Total purchase consideration and other capitalized costs in the ENI acquisition was $42,372,097.

        The recording of the ENI acquisition was based on a third party business valuation and purchase price allocation provided by a reputable independent full service investment bank. As referred to above, the long-lived assets acquired included a License Agreement and a Key Marketing Agreement. The purchase price allocation resulted in $42,800,796 being assigned to the value of these two agreements. Differences between the allocation of the purchase price, as presented herein, and the final allocation are not expected to be material.

  Acquisition pro formas

        The unaudited pro forma consolidated results of operations for the nine month periods ended September 30, 2003 and 2002 have been prepared assuming the acquisition of ENI and COF and the corresponding issuance of the 33,848,584 shares of common stock issued as consideration in these two acquisitions had occurred as of January 1, 2002. The unaudited pro forma consolidated results of operations for the nine month period ended September 30, 2002 also includes the operations of MAF, which was acquired November 22, 2002, and have been prepared assuming the acquisition and the corresponding issuance of the 2,500,000 shares of common stock had occurred as of January 1, 2002. The unaudited pro forma consolidated results of operations include the following entities and periods of operation:

  •
  Vital Living, Inc. for the nine month periods ended September 30, 2003 and 2002.

  •
  COF for the period from January 1, 2003 through July 3, 2003 (the date of acquisition) and the nine month period ended September 30, 2002.

  •
  ENI for the period from January 1, 2003 through August 20, 2003 (the date of acquisition) and the nine month period ended September 30, 2002.

  •
  MAF for the nine month period ended September 30, 2002.

  •
  Boulder Endurance Co., Inc. ("Boulder") for the period from January 1, 2002 through April 4, 2002 (the date of acquisition by MAF).

        Presented below are the unaudited pro forma consolidated results of operations for the nine month periods ended September 30, 2003 and 2002:

	Nine Months Ended September 30,
	2003	2002
Revenue	$2,746,712	$3,359,703
Cost of sales	1,386,336	1,736,760

Gross profit	1,360,376	1,622,943
Operating expenses and other	20,476,549	8,309,366

Net loss	(19,116,173)	(6,686,423)
Beneficial conversion of preferred stock	(1,606,653)	(1,383,025)

Net loss to common stockholders	$(20,722,826)	$(8,069,448)

Basic and diluted loss per share	$(0.36)	$(0.13)

Beneficial conversion of preferred stock	(0.03)	(0.03)

Basic and diluted loss per common share	$(0.39)	$(0.16)

Weighted average shares of common stock outstanding	53,517,446	51,170,983

  Basis of financial statement presentation

        The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries since their dates of acquisition: MAF BioNutritionals, Inc. (November 22, 2002), Christopher's Original Formulas, Inc. (July 3, 2003) and E-Nutriceuticals, Inc. (August 20, 2003). Intercompany transactions and accounts have been eliminated.

  Reclassifications

        Certain reclassifications of September 30, 2002 amounts have been made to conform to the September 30, 2003 presentation. These reclassifications had no effect on net loss for the nine month period ended September 30, 2002.

  Goodwill

        Goodwill represents the excess of the aggregate price paid by the Company over the value of the net equity acquired in an acquisition. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," management is no longer required to amortize goodwill but is required to review goodwill for impairment whenever events indicate that the carrying amount of the asset may not be recoverable in accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". As of September 30, 2003, no such events had occurred that would indicate that goodwill had been impaired.

  Long-lived assets

        Long-lived assets and identifiable intangibles to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Goodwill and intangibles arising from various acquisitions are evaluated for impairment on an annual basis or when events occur that would indicate that an impairment had occurred. Impairment is measured by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from use of the assets and their eventual disposition. As of September 30, 2003, the Company determined there had been no impairment in the carrying value of long-lived assets.

  Stock based compensation

        The Company accounts for its stock option plans in accordance with the provisions of SFAS No. 123, "Accounting for Stock Based Compensation." SFAS No. 123 permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB No. 25 and when required provide the pro forma disclosure provisions of SFAS No. 123 (see Note 2).

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure." This standard amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. Additionally, the standard also requires in both annual and interim financial statements prominent disclosures in the Company's financial statements about the method of accounting used for stock-based employee compensation, and the effect of the method used when reporting financial results. The Company is required to follow the prescribed disclosure format and has provided the additional disclosures required by SFAS No. 148 (see Note 2).

        The Company is subject to reporting requirements of Financial Accounting Standards Board ("FASB") Financial Interpretation No. ("FIN") 44, "Accounting for Certain Transactions Involving Stock Compensation" that requires a non-cash charge to deferred compensation expense if the price of the Company's common stock on the last trading day of each reporting period is greater that the exercise price of certain stock options. After the first such adjustment is made, each subsequent period is adjusted upward or downward to the extent that the trading price exceeds the exercise price of the options.

  Earnings per share

        The Company accounts for its earnings per share in accordance with SFAS No. 128—"Earnings Per Share," which establishes the requirements for presenting earnings per share ("EPS"). SFAS No. 128 requires the presentation of "basic" and "diluted" EPS on the face of the income statement. Basic earnings per common share amounts are calculated using the average number of common shares outstanding during each period. Diluted earnings per share assumes the exercise of all stock options and warrants having exercise prices less than the average market price of the common stock using the treasury stock method. During the three and nine month periods ended September 30, 2003 and 2002, the Company reported a net loss, thus the effects of dilutive securities were antidilutive, thus basic and diluted loss per share are the same.

  Financial instruments

        The Company's financial instruments consist of cash, receivables, payables, and long-term debt. The carrying amount of cash, receivables and payables approximates fair value because of the short-term nature of these items. The carrying amount of long-term debt as of September 30, 2003 and

December 31, 2002 approximates fair value because the interest rates are variable and reflective of market rates.

  Recent accounting pronouncements

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those financial instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company did not participate in any applicable activities during the three month period ended September 30, 2003.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement is effective for contracts entered into or modified after June 30, 2003. The Company did not participate in any applicable activities during the three month period ended September 30, 2003.

        In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities." In general, a variable interest entity is a corporation, partnership, trust, or any other legal entity used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN No. 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements of FIN No. 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply to all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company did not participate in any applicable activities as of and for the period ended September 30, 2003.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities." SFAS No. 146 addresses significant issues regarding the recognition, measurement and reporting of disposal activities, including restructuring activities that are currently covered in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Activity." The provisions of SFAS No. 146 are effective for exit or disposal activities initiated after December 31, 2002. The Company did not participate in any applicable activities as of and for the period ended September 30, 2003.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of income taxes. As a result, the criteria in APB No. 30 will now be used to classify those gains and losses. Any gain or loss on the extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in APB No. 30 for classification as an extraordinary item shall be reclassified. The provisions of this Statement are effective for fiscal years beginning after January 1, 2003. The Company did not participate in any applicable activities as of and for the period ended September 30, 2003.

        In November 2002, the FASB issued FIN No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," an interpretation of FASB Statements No. 5, 57 and 107, and rescission of FASB Interpretation No. 34, "Disclosure of Indirect Guarantees of Indebtedness of Others." FIN No. 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the provisions of the disclosure requirements are effective for financial statements for interim or annual periods ending after December 15, 2002. The Company did not participate in any applicable activities as of and for the period ended September 30, 2003.

        The Company does not expect the adoption of any of the above-mentioned standards to have a material impact on the Company's future financial condition or results of operations.

Note 2—Equity Transactions

  Preferred stock

        During the first quarter of 2002, the Company commenced an offering of non-voting Series A Convertible Preferred Stock (the "Series A Preferred Stock") which closed in June 2002 resulting in the sale of 3,712,000 shares of preferred stock generating proceeds of $3,593,807, net of offering costs of $118,193. The Series A Preferred Stock has a 10% cumulative dividend paid in shares of preferred stock payable semi-annually. There is a liquidation preference over the common shares equal to the sum of (i) the original purchase price or $1.00 per share and (ii) an amount equal to 12% of the original purchase price for each 12 months that have passed since the date of issue, plus any accrued or declared but unpaid dividends on such shares. The Company may elect to redeem, all or in part, on a pro rata basis, the Series A Preferred Stock at any time prior to the first anniversary of issuance at a price of 150% of the original purchase price or $1.50 per share plus all declared or accumulated but unpaid dividends on such shares.

        Each share of Series A Preferred Stock may be converted, at the holder's option, into common shares following the first anniversary of issuance and on or prior to the fifth day prior to redemption, if any. If the Series A Preferred Stock is converted between the first anniversary and prior to the 15thmonth from the date of issue, the conversion price shall be the original purchase price.

        If following the 15th month from the date of issuance the Company's common stock is publicly traded on Nasdaq, Over-the-Counter Bulletin Board or another national stock exchange, the conversion price shall be 60% of the average closing price of the common stock for the 30 days prior to the date of conversion ("trading conversion price"), however, in no event shall the conversion price be less than the original purchase price. If the Company's common stock is not traded on an exchange, the conversion price shall be equal to the original purchase price.

        All the Series A Preferred Stock will be automatically converted into common stock on the first day of the 18th month following the original issue date of the Series A Preferred Stock, at a conversion price equal to the greater of the trading conversion price or the original purchase price.

        For every five shares of Series A Preferred Stock converted into common stock, the Company will grant the stockholder one warrant. All warrants are exercisable after one year from the date of grant at a price of $2.00 per share.

        The price per share of Series A Preferred Stock sold was $1.00. Using the Black-Scholes pricing model, the fair value of the warrants at various grant dates was determined. The market value of the Company's common stock on the dates Series A Preferred Stock was sold had a range of $1.25 - $3.40 per common share. In accordance with EITF 98-5, this created a beneficial conversion to holders of the Series A Preferred Stock and a discount of $3,382,172 was recorded by the Company within shareholders' equity with a corresponding amount recorded to additional paid-in-capital. The Series A Preferred Stock discount was amortized into retained earnings over a one-year period from the issuance date of the Series A Preferred Stock. A total of $0 and $1,146,653 of the Series A Preferred Stock discount was amortized during the three and nine month periods ended September 30, 2003, respectively. A total of $852,493 and $1,383,025 was amortized during the three and nine month periods ended September 30, 2002.

        During June 2003, 380,488 shares of Series A Preferred Stock valued at $380,488 were issued in satisfaction of dividends owed to holders of Series A Preferred Stock.

        During September 2003, holders of 219,688 shares of Series A Preferred Stock converted such shares into 219,688 shares of common stock. Additionally, as a condition to such conversion the Company granted 43,938 warrants with an exercise price of $2.00 per share. The value of the converted Series A Preferred Stock, including the corresponding beneficial conversion feature, was $419,856.

        On April 16, 2003, the Company completed the sale of 10 units, each consisting of 100,000 shares of non-voting Series B convertible Preferred Stock (the "Series B Preferred Stock"), 100,000 Series D Warrants and 100,000 Series E Warrants, aggregating 1,000,000 shares of Series B Preferred Stock, 1,000,000 Series D Warrants and 1,000,000 Series E Warrants generating proceeds of $875,000, net of offering costs of $125,000. The Series D Warrants have an exercise price of $1.30 per share and the Series E Warrants have an exercise price of $1.60 per share. The holder of the Series B Preferred Stock is entitled to, on a one time basis, a preferred dividend at a rate of 25% per annum. Each share of Series B Preferred Stock is convertible into one share of common stock at the option of the holder at any time after the first anniversary date of the date of issuance. The Series B Preferred Stock was purchased by a single investor. In connection with this offering 200,000 Series D Warrants with an exercise price of $1.30 per share and a commission equal to 12.5% of the proceeds (or $125,000) were paid to a shareholder of the Company to facilitate the transaction.

        On July 9, 2003, the Company completed the sale of 5 units, each consisting of 100,000 shares of non-voting 50% Series C Convertible Preferred Stock (the "Series C Preferred Stock), 100,000 Series D Warrants and 100,000 Series E Warrants, aggregating 500,000 shares of Series C Preferred Stock, 500,000 Series D Warrants and 500,000 Series E Warrants. The Series D Warrants have an exercise price of $1.30 per share and the Series E Warrants have an exercise price of $1.60 per share. Each share of Series C Preferred Stock is convertible into one share of common stock at the option of the holder at any time after the first anniversary date of the date of issuance. Stephen Chen, a shareholder of the Company, facilitated the placement of the stock and received 250,000 Series D Warrants exercisable at $1.30 per share in connection with the sale, together with a cash commission of 12.5% of the gross proceeds raised. Mr. Chen also received 62,500 shares of common stock valued at $73,750, or $1.18 per share, and an option to acquire 62,500 shares of common stock exercisable at $1.00 per share. The fair value of the option received by Mr. Chen was approximately $16,250, as computed under the Black-Scholes option pricing model.

        The price per share of Series C Preferred Stock sold was $1.00. Using the Black-Scholes pricing model, the fair value of the warrants was determined. The market value of the Company's common stock on the date the Series C Preferred Stock was sold was $1.18 per common share. The holder of the Series C Preferred Stock is entitled to a two-time preferred dividend at the rate of 50% per annum, payable on the first and second anniversary of the issuance date. Each share of Series C Preferred Stock is convertible into one share of common stock at the option of the holder at any time after the first anniversary of the date of issuance. In accordance with EITF 98-5, this created a beneficial conversion to holders of the Series C Preferred Stock and a discount of $90,000 was recorded by the Company within shareholders' equity with a corresponding amount recorded to additional paid in capital. The Series C Preferred Stock is immediately convertible into common stock at any time thus the entire amount of the beneficial conversion was recorded as a dividend upon issuance.

        In conjunction with the acquisition of ENI, on August 20, 2003, the Company sold 1,000,000 shares of Series D Convertible Preferred Stock (the "Series D Preferred Stock") to SkyePharma PLC at $1.00 per share aggregating $1,000,000. The company received proceeds of $815,000, net of expense of $185,000.

        The price per share of Series D Preferred Stock sold was $1.00. The market value of the Company's common stock on the date the Series D Preferred Stock was sold was $1.37 per common share. In accordance with EITF 98-5, this created a beneficial conversion to holders of the Series D Preferred Stock and a discount of $370,000 was recorded by the Company within shareholders' equity with a corresponding amount recorded to additional paid in capital. The Series D Preferred Stock is immediately convertible into common stock at any time thus the entire amount of the beneficial conversion was recorded as a dividend upon issuance.

  Common stock issued for services

        From time to time, in order to fund operating activities of the Company, common stock is issued for cash or in exchange for goods or services.

        During the year ended December 31, 2002, the Company issued 241,000 shares of restricted common stock for services to various members of the Board of Directors, financial advisors and consultants in lieu of cash payments for services and to incentivise their performance under various contractual agreements. The common stock had a fair market value on the date of issuance of $341,870. Certain of the issuances were for services to be provided over a contract period ranging from 12 months to three years, thus certain amounts were capitalized as a component of equity and amortized to expense over the vesting periods. For the three month and nine month periods ended September 30, 2003, $38,037 and $182,113 was amortized to expense, respectively. For the three month and nine month periods ended September 30, 2002, $14,450 was amortized to expense in each period. The value of restricted common stock issued for services unamortized as of September 30, 2003 was $66,973.

        During April 2003, the Company issued 200,000 shares of restricted common stock to various members of the Scientific Advisory Board, financial advisors and consultants in lieu of cash payments for services. The common stock was immediately vested, had a fair market value on the date of issuance of $142,000 and was expensed in April 2003.

        On April 3, 2003, the Board of Directors approved the vesting of 28,000 shares of restricted common stock provided for under a consulting agreement originally entered into during 2002. The remaining unamortized restricted common stock of $33,320 was expensed in April 2003.

        During May 2003, the Company issued 10,000 shares of restricted common stock each, a total of 20,000 shares, to two members of its Board of Directors as compensation for past services provided,

which had a combined fair market value on the date of issuance of $11,000 and was expensed in May 2003.

        During June 2003, in conjunction with consulting agreements with two members of the Scientific Advisory Board, an additional 10,000 shares of common stock was issued to each, a total of 20,000 shares, which had a combined fair market value on the date of issuance of $21,000 and was expensed in June 2003.

        During July 2003, 12,000 shares of common stock were issued to CEO Cast for financial services valued at $14,160 and were expensed in July 2003.

        During July 2003, in conjunction with the acquisition of COF, 100,000 shares of common stock were issued to Aegis Capital Corp. ("Aegis Capital") for investment services, a company in which a member of the Board of Directors of the Company is a principal. The fair market value of these shares was $108,000, or $1.08 per share, on the date of closing and was capitalized as part of the cost of the acquisition.

        In July 2003, Mr. Chen's consulting agreement was amended, and he was granted 125,000 additional shares of common stock valued at $147,500 and 125,000 Series F Warrants to purchase common stock at an exercise price of $1.00 per share. The fair value of the warrants was approximately $32,500, as computed using the Black-Scholes option pricing model.

        During July 2003, in conjunction with the acquisition of COF, 54,000 shares of common stock were issued to Atlas Capital for investment services. The fair market value of these shares was $58,320, or $1.08 per share, on the date of closing and was capitalized as part the cost of the acquisition.

        In July 2003, Mr. Chen's consulting agreement was amended, and he was granted 125,000 additional shares of common stock valued at $147,500 and 125,000 Series F Warrants to purchase common stock at an exercise price of $1.00 per share. The fair value of the warrants was approximately $32,500, as computed using the Black-Scholes option pricing model.

        During August 2003, in conjunction with the acquisition of ENI, 950,000 shares of common stock were issued to HCFP/Brenner Securities, LLC ("Brenner") and 200,000 shares were issued to Aegis Capital for acquisition advisory services. The combined fair market value of these shares was $1,495,000, or $1.30 per share, on the date of closing and was capitalized as part of the cost of the acquisition.

        During August 2003, 1,300,000 shares of common stock were issued to an executive of the Company as compensation for closing of the ENI acquisition and issuance of the Series D Preferred Stock. These shares vested 100% upon issuance and had a fair market value of $1,781,000, or $1.37 per share. This amount was recorded as compensation expense during August 2003.

        During September 2003, 135,000 shares of common stock were issued to Brenner for financial advisory services. The fair market value of these shares was $157,950 on the date of issuance and was recorded as expense during September 2003.

  Treasury stock

        On July 3, 2003, the Company accepted the resignation of William Coppel, President of Vital Living, and accepted the appointment of Stuart Benson, Vice-Chairman of the Company, to the position of President. As part of the mutually agreed upon resignation agreement entered into between the Company and Mr. Coppel, all severance payments under the contract were waived, and 280,000 shares of Vital Living common stock were returned to the Company at no cost. Additionally, Mr. Coppel agreed to sell to the Company 24,000 of his remaining common shares per month at the agreed upon maximum price of $0.50 per share, or $12,000 per month, through December 2003 not to exceed 144,000 total shares acquired. As of September 30, 2003, the Company has acquired 72,000 shares of common stock at a cost of $36,000. The 280,000 shares of common stock returned by Mr. Coppel were recorded at par value, or $280, with a corresponding adjustment to additional paid in capital.

  Stock option plans

        On August 1, 2001, the Board of Directors adopted the Company's 2001 Stock Option Plan pursuant to which incentive stock options or nonstatutory stock options to purchase up to 2,500,000 shares of common stock can be granted to employees, officers, directors, consultants and independent contractors or other service providers. On May 3, 2002, the Board of Directors adopted the Company's 2002 Stock Option Plan pursuant to which incentive stock options or nonstatutory stock options to purchase up to 2,000,000 shares of common stock can be granted to employees, officers, directors, consultants, independent contractors or other service providers. As of September 30, 2003, there were 3,402,500 options outstanding under the two plans

        From time to time, in order to fund operating activities of the Company, warrants and options to acquire common stock of the Company are issued in exchange for goods or services.

        During the year ended December 31, 2002, the Company granted 1,180,000 warrants and 1,080,000 options to acquire common stock of the Company to various members of the Scientific Advisory Board, financial advisors and consultants in exchange for services and to incentivise their performance under various contractual agreements. The warrants had an exercise price ranging from $1.00 - $2.05 per warrant and the options had an exercise price ranging from $1.00 - $3.00 per option. The fair value of the warrants and options were calculated using the Black-Scholes pricing model and were determined to have a fair value of $1,227,400. The fair value of these warrants and options are being amortized over the vesting period which ranges from 18 to 36 months. For the three and nine month periods ended September 30, 2003, $149,220 and $474,919 was amortized to expense, respectively, and for the three and nine month periods ended September 30, 2002, $162,848 and $312,540 was amortized to expense, respectively. The fair value of the warrants and options issued for services unamortized as of September 30, 2003 was $257,963.

        On April 3, 2003, the Board of Directors approved the granting of 35,000 warrants to acquire common stock of the Company with an exercise price of $1.00 per warrant to an agent who assisted in the private placement offering of 1,367,500 shares of common stock completed during October 2002. The fair value of the warrants was calculated using the Black-Scholes pricing model and was determined to be zero.

        In July 2003, the Company and Arizona Heart Institute, Inc. ("AHI") executed an amendment to the AHI agreement, extending the term for an additional year. In consideration for such extension, AHI received the right to exercise 100,000 shares of Common Stock through a "net exercise" provision (i.e. a certain amount of options are cancelled by virtue of an option exercise), and the option exercise period was extended to three years. AHI also agreed not to sell in excess of 25,000 shares in any rolling 30 day period. AHI also assigned its commissions and royalties to Cordan LLC, an entity affiliated with Dr. Diethrich's family.

        In July 2003, the AHI Management Hong Kong, Ltd. ("AHIHK") Agreement was amended to provide the immediate vesting of previously issued options to acquire 300,000 shares of our common stock at $0.35 per share, and the elimination of any lock-up period relating thereto. Options require an outright purchase for cash consideration and are then subject to SEC Rule 144. In consideration for such change, AHIHK agreed to eliminate their right to act as our exclusive distributor in China. The Company is now able to seek other distributors in such territory on a non-exclusive basis.

        In accordance with FIN No. 44, "Accounting for Certain Transactions Involving Stock Compensation," among other things, a modification to the terms of a previously issued warrant or option would result in a non-cash charge to compensation expense if the price of the Company's stock on the last day of trading of a reporting period is greater than the exercise price of the option. FIN No. 44 could also result in a credit to compensation expense to the extent that the trading price declines from the trading price as of the end of previous reporting period, but not below the exercise price of the option. The Company will adjust compensation expense upward and downward on a monthly basis, based on the trading price at the end of each such period as necessary to comply with provisions of FIN No. 44. Accordingly, the fair value of the option was approximately $255,000 upon execution of the amendment, as computed under the Black Scholes option pricing model, and was recorded to expense during July 2003.

        During September 2003, 45,000 shares of common stock were issued upon the exercise of 45,000 options held by two consultants of which the Company received proceeds of $15,750, or $0.35 per share.

  Warrants and options issued to employees

        On April 3, 2003, the Board of Directors approved the repricing of 1,340,000 warrants that were previously issued to an executive of the Company during April 2002 as part of an employment agreement (the "Officer's Warrant"). These warrants were 100% vested on the date of grant and had an original exercise price of $1.50 per warrant. The warrant agreement was amended to include, among other things, a reduction of the exercise price of the warrant to $0.01, provide for a full ratchet dilution provision, as defined, to waive the Company's 50% funding obligation of the exercise price and to extend the term of the warrant agreement for one additional year. The dilution provision provides that upon exercise of the warrant the executive shall be able to acquire the same percentage of common stock as represented by the percentage which would be acquired based on a ratio determined by the number of shares which the executive would acquire on the date of the amendment as compared to the total number of actual shares of common stock outstanding on such date.

        In accordance with FIN No. 44, "Accounting for Certain Transactions Involving Stock Compensation," among other things, a modification to the terms of a previously issued warrant or option would result in a non-cash charge to compensation expense if the price of the Company's stock on the last day of trading of a reporting period is greater than the exercise price of the warrant. FIN No. 44 could also result in a credit to compensation expense to the extent that the trading price declines from the trading price as of the end of previous reporting period, but not below the exercise price of the warrant. The Company will adjust compensation expense upward and downward on a monthly basis, based on the trading price at the end of each such period as necessary to comply with provisions of FIN No. 44. Accordingly, the Company has recorded a charge to compensation expense of $393,000 and $1,755,400 during the three and nine month periods ending September 30, 2003, respectively, based on the closing price of the Company's common stock of $1.35 per share and recorded $18,000 of compensation expense upon the exercise of 30,000 warrants by this executive during May 2003.

        During August 2003, in conjunction with the ENI acquisition and the issuance of the Series D Preferred Stock, the Company executed a second amendment to the Officer's Warrant which provided for the granting of an additional 5,000,000 warrants with an exercise price of $0.01 per share and eliminated the full ratchet dilution provision, as defined. These new warrants were 100% vested on the date of grant, had a fair value of $6,800,000 and were charged to compensation expense within the consolidated statement of operations for the three and nine month periods ended September 30, 2003.

        Pro forma information regarding net loss and loss per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options and awards under the fair value method of that standard. Under the fair value method, compensation expense is measured at the grant date based upon the fair value of the award using an option pricing model and is reorganized as expense on a straight line basis over the vesting period.

        For the nine months ended September 30, 2002, 125,000 options were granted to an employee and the fair value of the options was determined using the Black-Scholes pricing model using the following assumptions: dividend yield—0%, volatility—32.75%, weighted average life—4 years and a risk free, interest rate—4.49%. The fair value of these options was determined to be zero. Additionally, the Officers Warrant was issued during April 2002 and the fair value of these warrants was determined using the Black-Scholes pricing model using the following assumptions: dividend yield—0%, volatility—30%, weighted average life—5 years and a risk free interest rate—1.77%. This warrant vested 100% on the date of grant and the fair value was determined to be $170,180. For the nine months ended September 30, 2003 and 2002 the pro forma net loss and loss per share would have been $14,865,967 and $2,534,660, respectively and $0.35 and $0.61, respectively. There were no options or warrants issued to employees during the three month periods ended September 30, 2003 and 2002 nor were there any options or warrants issued to employees in prior periods to which the pro forma provisions of FASB No. 123 would apply. Therefore, no pro forma disclosures are presented for these periods.

Note 3—Related Party Transactions

        The Company from time to time engages various directors, shareholders, or other related parties for consulting services related to investment, acquisition, or other activities in the normal course of business. These transactions are believed to be equivalent to those that would be paid in similar transactions with unrelated parties.

        The Company had an agreement with Aegis Capital to provide services related to acquisitions and equity private placements, the principal of which, Robert Eide, is both a member of the Board of Directors and a shareholder. During the nine months ended September 30, 2003, the Company made payments to Aegis Capital of $127,534 and to Mr. Eide of $6,000. The Company also issued 242,000 shares of common stock to Aegis Capital and 217,000 shares of common stock to Mr. Eide for advisory services that had a combined fair market value on the date of issuance of $292,600.

        The Company has a consulting arrangement with Stephen Chen, Chairman and CEO of Strong International, Inc. ("SII"), the sole Series B and Series C Convertible Preferred shareholder. For Mr. Chen's services in facilitating the Series B and Series C Convertible Preferred Stock offerings to SII, he received the following payments, shares of common stock, and warrants as commissions:

        Series B Convertible Preferred Stock Offering:

  •
  Cash proceeds of $125,000; and

  •
  200,000 Series D Warrants with an exercise price of $1.30 per share, which had a fair value of zero on the date of grant using the Black-Scholes options pricing model.

        Series C Convertible Preferred Stock Offering:

  •
  Cash proceeds of $62,500;

  •
  62,500 shares of common stock that had a fair market value on the date of issuance of $73,750;

  •
  62,500 options to acquire common stock of the Company with an exercise price of $1.00 per share, which had a fair value of $16,500 on the date of grant using the Black-Scholes options pricing model; and

  •
  250,000 Series D Warrants with an exercise price of $1.30 per share, which had a fair value of zero on the date of grant using the Black-Scholes options pricing model.

        During the nine month period ended September 30, 2003, the Company made payments to Mr. Chen totaling $25,000 under his consulting contract. As consideration for renewing and amending said agreement, the Company issued Mr. Chen 125,000 shares of common stock, granted 125,000 Series F Warrants with an exercise price of $1.00 per share and granted 75,000 warrants with an exercise price of $2.00 per share. The fair market value of the common stock on the date of issuance was $147,500, or $1.18 per share, and the fair value of the combined warrants was $32,500 on the date of grant using the Black-Scholes options pricing model.

        The Company has a consulting agreement with Victory Partners to provide investor relations services, the principal of which is a shareholder. The shareholder is neither a member of the board, nor a director. During the nine month period ended September 30, 2003, the Company made payments of $24,250 to Victory Partners for services provided.

        The Company has a consulting agreement with Brenner, a shareholder, to provide investment advisory services. During the nine month period ended September 30, 2003, the Company made the following payments and issued the following shares of common stock:

  •
  Cash proceeds of $34,245 for consulting services;

  •
  Cash proceeds of $185,000 for the placement of the Series D Preferred Stock;

  •
  950,000 shares of common stock for assistance in the closing of the ENI acquisition with a fair market value on the date of issuance of $1,235,000;

  •
  100,000 shares of common stock for investment banking services with a fair market value on the date of issuance of $71,000; and

  •
  135,000 shares of common stock as a retainer for advisory services with a fair market value on the date of issuance of $157,950.

        During the nine month period ended September 30, 2003, the Company paid approximately $80,000 to Phillip Maffetone, the former owner of MAF and shareholder of the Company, under a long-term consulting arrangement.

        The Company has a consulting arrangement with Michael Edson, a family member of the Company's CEO, for which he was paid $56,392 during the nine months ended September 30, 2003 for consulting services, sales and financing commissions, and reimbursement of out of pocket expenses.

        During July 2003, the Company secured a lease for its operations in Utah utilizing the services of Silver Lining Realty, the principal of which is the Company's CEO. The Company paid a one-time fee to Silver Lining Realty of $10,000 for its realty services.

        During the nine month period ended September 30, 2003, the Company paid $2,000 to Marie Hughes, a family member of the Company's President, for various contract services.

        During the nine month period ended September 30, 2003, the Company paid $12,000 to Donald Hannah, a member of the Board of Directors, for various investor relations services.

        During the nine month period ended September 30, 2003, the Company paid $7,500 to Fifth Avenue Capital, Inc., a shareholder, for consulting services.

Note 4—Commitments and Contingencies

        In conjunction with its Development and License Agreement with SkyePharma, the Company has designated five of the six products provided for under such agreement and has the right to identify a sixth product at no additional cost to the Company until June 30, 2004. The Company's right to identify additional products and its exclusive license agreement were extended beginning January 1, 2003 to December 31, 2017. Conditionally, beginning January 1, 2003 and for each year thereafter, the

Company must identify at least four additional products for development and formulation by SkyePharma, or beginning January 1, 2005 SkyePharma receives product development fees of at least $1,000,000 annually. If the Company fails to identify four additional products during the calendar year 2005 or for each calendar year thereafter, or pay the $1,000,000 development fee, then exclusivity will terminate for new additional products selected at the end of such calendar year, subject to additional specific provisions as stated. Exclusivity for products selected by the Company in prior years will remain. In addition, the Company will pay to SkyePharma $1,000,000 for development and services for the period August 20, 2003 through December 31, 2004 provided the Company raises $4,000,000 (including an investment by SkyePharma) of equity financing. The $1,000,000 is payable in cash in four quarterly installments of $250,000 beginning January 1, 2004.

        As part of the License Agreement, the Company also received exclusive marketing rights for all of SkyePharma's Technology, including its GEOMATRIX technology relating to the delivery of drugs or other vitamins or nutraceuticals, in the Peoples Republic of China, Taiwan and Hong Kong. The Company will receive a royalty of 5% of gross fees or revenues realized by SkyePharma as a result of an introduction made or facilitated by the Company. The Company's exclusive marketing rights will terminate if SkyePharma does not receive annual gross fees under this marketing agreement of at least $1,000,000 beginning August 20, 2003 or cumulative 24 month fees of $2,000,000 from August 20, 2003.

        Through its acquisition of ENI, the Company has a licensing agreement that granted it an exclusive, worldwide, perpetual license to certain intellectual property. In consideration for the license, ENI agreed to pay royalties each fiscal year equal to 10% of the first $1,000,000 of net sales of X-Fat and 5% of such net sales in excess of $1,000,000, up to a maximum royalty fee of $1,250,000 per fiscal year.

        The Company is required to pay in advance royalties of $15,000 each quarter for the amounts that may become due in the next fiscal year. All advances are credited against future royalty payments required by the Company.

        At September 30, 2003, the Company had prepaid royalties of $217,589.

Note 5—Subsequent Events

  Acquisition

        On October 14, 2003, the Company completed the acquisition of 100% of the outstanding common stock of Doctors For Nutrition, Inc. ("DFN"), and DFN became a wholly owned subsidiary of the Company. DFN is a San Diego based private company that distributes a proprietary product called Greens FIRSTTM. Pursuant to the stock purchase agreement, the shareholders of DFN agreed to sell 100% of their common shares to the Company in exchange for 825,000 shares of restricted common stock. The fair market value of the common stock in the exchange was approximately $1,155,000 on the date of the closing. As specified in the agreement, an additional 650,000 shares are being held in escrow contingent on the achievement of certain future performance measures and 175,000 shares are being held in escrow to secure indemnity obligations. As part of the acquisition, employment and consulting agreements were signed with certain DFN executives and shareholders.

  Short-term notes

        During October 2003, the Company entered into short-term notes payable with various related parties, whom are family members of the CEO and shareholders, and borrowed an aggregate principal amount of $271,672. Subsequently, the Company repaid $75,000 of the outstanding amount with the remaining portion due in December 2003. The notes bear interest at rates that range from 10% to 28% per annum with interest earned in advance and generally mature 60 days from the date of issuance.

  Senior convertible promissory notes

        On October 28, 2003, the Company borrowed $1,000,000 in the form of a senior convertible promissory note. The note is payable in one installment on April 28, 2004, the maturity date. Interest at a rate of 10% per annum is payable either in cash or in the Company's common stock, at the discretion of the Company, at a per share price equal to $1.00. In the event that the Company consummates a debt or equity financing on or before the maturity date, subject to specific provisions, the entire principal amount of the note plus accrued interest shall be converted into the Company's common stock. As part of the terms of the transaction that included execution of the note, the purchaser of the note also received an aggregate of 3,000,000 warrants to purchase the Company's common stock with initial exercise prices ranging from $1.00 to $1.50 per share.

        On November 14, 2003, the Company borrowed an additional $500,000 in the form of senior convertible promissory notes. The notes are payable in one installment on April 28, 2004, the maturity date. Interest at a rate of 10% per annum is payable either in cash or in the Company's common stock, at the discretion of the Company, at a per share price equal to $1.00. In the event that the Company consummates a debt or equity financing on or before the maturity date, subject to specific provisions, the entire principal amount of the notes plus accrued interest shall be converted into the Company's common stock. As part of the terms of the transaction that included execution of the notes, the purchasers of the notes also received an aggregate of 1,500,000 warrants to purchase the Company's common stock with initial exercise prices ranging from $1.00 to $1.50 per share.

  Stock issuances

        During October and November 2003, the Company issued shares of common stock and granted warrants as follows:

  •
  375,000 shares of common stock were issued to directors as compensation for past and future services having a fair market value on the date of issuance of $496,750. Of the shares issued, 125,000 shares vested upon issuance with the remaining shares vesting over a two year period contingent that they remain directors of the Company for the full term.

  •
  100,000 shares of common stock were issued to a consultant for services having a fair market value on the date of issuance of $125,000.

  •
  45,000 shares of common stock were issued upon the exercise of an option for which the Company received proceeds of $15,750, or $0.35 per share.

  •
  131,779 shares of common stock were issued upon the exercise of 131,779 shares of Series A Preferred Stock. Additionally, as a condition to such conversion the Company approved the granting of 26,356 warrants with an exercise price of $2.00 per share.

  •
  100,000 shares of common stock were issued upon the exercise of a net exercise provision by AHI.

  •
  150,000 shares of common stock were issued to investment bankers as compensation for services rendered in connection with the senior convertible promissory note issued on October 28, 2003 having a fair market value on the date of issue of $228,000.

  •
  150,000 warrants were approved to be granted to investment bankers as compensation for services in connection with the sale of the senior convertible promissory note issued on October 28, 2003 having an exercise price of $1.00 per share and had a fair value on the date they were approved of approximately $172,000.

  •
  50,000 shares of common stock were approved to be granted to investment bankers as compensation for services in connection with the sale of the senior convertible promissory notes issued on November 14, 2003 having a fair market value on the date they were approved of approximately $62,500.

  •
  50,000 warrants were approved to be granted to investment bankers as compensation for services in connection with the sale of the senior convertible promissory notes issued on November 14, 2003 having an exercise price of $1.00 per share and had a fair value on the date they were approved of approximately $45,000.

VITAL LIVING, INC.

Notes to Consolidated Financial Statements

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report
Consolidated Balance Sheets as of December 31, 2002 and 2001
Consolidated Statements of Operations for the Year Ended December 31, 2002 and for the Period from Inception (January 22, 2001) Through December 31, 2001
Consolidated Statements of Stockholders' Equity for the Year Ended December 31, 2002 and for the Period from Inception (January 22, 2001) Through December 31, 2001
Consolidated Statements of Cash Flows for the Year Ended December 31, 2002 and for the Period from Inception (January 22, 2001) Through December 31, 2001
Notes to Consolidated Financial Statements

Independent Auditor's Report

To the Board of Directors and
Stockholders of Vital Living, Inc.

        We have audited the accompanying consolidated balance sheet of Vital Living, Inc. and subsidiary as of December 31, 2002 (as restated) and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        As referred to in Note 1, during 2003, it was determined that an error had occurred in the computation of the value of the beneficial conversion feature of preferred stock. Accordingly, the Company has restated its financial statements to give effect to the error.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vital Living, Inc. and subsidiary as of December 31, 2002 (as restated) and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has suffered recurring losses from operations, has a working capital deficit and has sustained operations to date through funding from the issuance of common stock and other equity securities, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas
March 13, 2003

Independent Auditors' Report

To the Board of Directors and
Stockholders of Vital Living, Inc.

        We have audited the balance sheet of Vital Living, Inc. as of December 31, 2001 and the related statements of operations, stockholders' equity, and cash flows for the period from inception (January 22, 2001) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vital Living, Inc. at December 31, 2001 and the results of its operations and its cash flows for the period from inception (January 22, 2001) to December 31, 2001 in conformity with accounting principles generally accepted in the United States.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weaver & Martin, LLC

Kansas City, Missouri
April 1, 2002

VITAL LIVING INC.

Consolidated Balance Sheets

	December 31,
	2002	2001
	(Restated)
Assets
Current assets
Cash and cash equivalents	$1,416,073	$179
Accounts receivable	68,234	9,214
Due from affiliates	—	37,372
Due from employees	—	52,500
Inventory	273,361	1,887
Prepaid expense and other assets	25,833	23,833

Total current assets	1,783,501	124,985

Noncurrent assets
Office machinery and equipment, net	172,295	73,757
Goodwill	4,893,517	—
Intangible assets	330,305	19,239

Total noncurrent assets	5,396,117	92,996

Total assets	$7,179,618	$217,981

Liabilities and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable, trade	$428,287	$104,271
Accounts payable to officers	22,500	191,426
Accrued liabilities	257,321	5,410
Current portion of long-term debt	291,688	—

Total current liabilities	999,796	301,107

Long-term debt	521,494	—

Total liabilities	1,521,290	301,107

Commitments and contingencies	—	—
Stockholders' equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized:
Preferred stock—Series A $0.001 par value, 10,000,000 shares authorized, 3,712,000 shares issued and outstanding	3,712	—
Preferred stock—Series B $0.001 par value, 10,000,000 shares authorized, no shares issued	—	—
Additional paid-in capital—preferred	6,972,267	—
Discount on preferred stock	(1,146,653)	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 17,842,616 shares and 13,626,554 shares issued and outstanding at December 31, 2002 and 2001, respectively	17,843	13,627
Additional paid-in capital—common	8,021,453	946,159
Restricted common stock issued for services, unamortized	(249,085)	—
Warrants and options issued for services, unamortized	(732,883)	—
Retained deficit	(7,228,326)	(1,042,912)

Total stockholders' equity (deficit)	5,658,328	(83,126)

Total liabilities and stockholders' equity (deficit)	$7,179,618	$217,981

See accompanying notes to consolidated financial statements.

VITAL LIVING INC.

Consolidated Statements of Operations

	Year Ended December 31, 2002	Period from Inception (January 22, 2001) to December 31, 2001
	(Restated)
Sales	$260,844	$90,291
Cost of sales	193,032	43,402
Inventory write down to market value	—	262,626

Gross profit (loss)	67,812	(215,737)

Administrative expenses
Payroll and other labor costs	1,341,103	232,173
Organization costs	—	150,000
Professional fees	1,607,621	184,428
Office and equipment rent	151,148	48,624
Selling, general and administrative	411,824	171,836
Research and development	510,436	37,500

Total administrative expenses	4,022,132	824,561

Operating loss	(3,954,320)	(1,040,298)

Other income (expenses)
Interest income	13,077	—
Interest expense	(8,652)	(2,614)

Net loss	(3,949,895)	(1,042,912)

Deemed dividend associated with beneficial conversion feature of preferred stock	(2,235,519)	—

Net loss attributable to common stockholders	$(6,185,414)	$(1,042,912)

Basic and diluted loss per share	$(0.28)	$(0.08)
Deemed dividend associated with beneficial conversion feature of preferred stock	(0.15)	—

Basic and diluted loss per common share	$(0.43)	$(0.08)

Basic and diluted weighted average number of common shares outstanding	14,278,129	12,917,693

See accompanying notes to consolidated financial statements.

VITAL LIVING, INC.

Consolidated Statements of Stockholders' Equity (Restated)

	Preferred Stock				Common Stock
									Warrants and Options Unamortized
	Shares	Par Value	Additional Paid-in Capital	Discount	Shares	Par Value	Additional Paid-in Capital	Restricted Stock Unamortized		Retained Deficit	Stockholders' Equity (Deficit)
Inception (January 21, 2001)	—	$—	$—	$—	155,000	$155	$15,345	$—	$—	$—	$15,500
Common stock issued for cash	—	—	—	—	195,149	195	6,766	—	—	—	6,961
Common stock issued for assets	—	—	—	—	11,176,405	11,177	387,440	—	—	—	398,617
Common stock issued for cash	—	—	—	—	2,100,000	2,100	536,608	—	—	—	538,708
Net loss	—	—	—	—				—	—	(1,042,912)	(1,042,912)

Balance, December 31, 2001	—	—	—	—	13,626,554	13,627	946,159	—	—	(1,042,912)	(83,126)
Options and warrants issued for services	—	—	—	—	—	—	1,210,158	—	(1,210,158)	—	—
Options issued for services	—	—	—	—	—	—	17,242	—	(17,242)	—	—
Restricted common stock issued for services	—	—	—	—	241,000	241	341,629	(341,870)	—	—	—
Common stock issued for services	—	—	—	—	102,500	102	213,023	—	—	—	213,125
Common stock issued for cash, net of offering cost of $170,385	—	—	—	—	1,367,500	1,368	1,195,747	—	—	—	1,197,115
Common stock issued for the acquisition of VCM	—	—	—	—	5,062	5	(5)	—	—	—	—
Common stock issued for the acquisition of MAF	—	—	—	—	2,500,000	2,500	4,097,500	—	—	—	4,100,000
Preferred stock issued for cash, net of offering cost of $118,193	3,712,000	3,712	3,590,095	—	—	—	—	—	—	—	3,593,807
Amortization of restricted common stock, options and warrants issued for services	—	—	—	—	—	—	—	92,785	494,517	—	587,302
Beneficial conversion feature of preferred stock	—	—	3,382,172	(3,382,172)	—	—	—	—	—	—	—
Amortization of beneficial conversion feature	—	—	—	2,235,519	—	—	—	—	—	(2,235,519)	—
Net loss	—	—	—	—	—	—	—	—	—	(3,949,895)	(3,949,895)

Balance, December 31, 2002	3,712,000	$3,712	$6,972,267	$(1,146,653)	17,842,616	$17,843	$8,021,453	$(249,085)	$(732,883)	$(7,228,326)	$5,658,328

See accompanying notes to consolidated financial statements.

VITAL LIVING, INC.

Consolidated Statement of Cash Flows

	Year Ended December 31, 2002	Period from Inception (January 22, 2001) to December 31, 2001
Operating activities
Net loss	$(3,949,895)	$(1,042,912)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	52,959	10,937
Write down of inventory to market	—	262,626
Common stock issued for services	145,125	—
Amortization of restricted common stock, options and warrants issued for services	587,302	—
Change in assets and liabilities, net of acquisition of MAF
Accounts receivable	(20,286)	(9,214)
Due from affiliates	37,372	(37,372)
Due from employees	52,500	(52,500)
Inventory	(164,689)	39,325
Prepaid expense and other current assets	9,897	(23,833)
Accounts payable	81,842	104,271
Accrued liabilities	193,821	5,410

Cash used in operating activities	(2,974,052)	(743,262)

Investing activities
Purchase of office machinery and equipment	(126,811)	(9,154)
MAF acquisition costs, net of cash acquired of $78,091	(54,287)	—

Cash used in investing activities	(181,098)	(9,154)

Financing activities
Note and payables to Officers	(208,926)	191,426
Payment of long term debt	(10,952)	—
Sale of common stock
Inception	—	15,500
Asset purchase	—	6,961
Stock sale	1,197,115	538,708
Sale of preferred stock, net of offering costs	3,593,807	—

Cash provided by financing activities	4,571,044	752,595

Increase in cash	1,415,894	179
Cash at beginning of period	$179	$—

Cash at end of period	$1,416,073	$179

Noncash investing and financing activities
Common stock issued for assets	$—	$398,617
Warrants and options issued for services	$1,227,400	$—
Restricted common stock issued for services	$341,870	$—
Acquisition of net liabilities for common stock	$(593,139)	$—
Common stock issued for services related to acquisition of MAF	$68,000	$—
Common stock issued for acquisition of MAF	$4,100,000	$—
Supplemental cash flow information
Cash paid for interest	$3,786	$—

See accompanying notes to consolidated financial statements.

VITAL LIVING, INC.

Notes to Consolidated Financial Statements

December 31, 2002

Note 1—Organization and Description of Business

        Vital Living, Inc. (the "Company" or "Vital Living") was incorporated in the state of Nevada on January 22, 2001. The Company develops and markets nutraceuticals formulated by physicians for distribution through physicians. The Company is developing and testing nutraceuticals in collaboration with medical experts based on the best available scientific evidence. Nutraceuticals are designed to be incorporated by physicians into a standard physician/patient program, supported by a specially designed compliance regimen.

        On November 20, 2002 the Company completed the acquisition of MAF BioNutritionals, LLC. ("MAF") (see note 3), an innovative nutraceutical company engaged in the design, formulation, marketing and distributions of a variety of organic and all natural products to health conscience consumers and practitioners nationwide.

Note 2—Summary of Significant Accounting Policies

  Basis of financial statement presentation

        The consolidated financial statements include the accounts of the Company and MAF, its wholly owned subsidiary. The accounts of MAF are included for the period from November 22, 2002 (the date of acquisition) through December 31, 2002. Intercompany transactions and accounts have been eliminated.

  Going concern

        The accompanying consolidated financial statements have been prepared assuming the Company will continue on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has suffered recurring losses from operations during its operating history. Although management believes that the aggregate net proceeds of approximately $4.8 million from the two private offerings in 2002, together with funds from operations, will be sufficient to cover anticipated cash requirements for the near term, management will be required to raise additional capital through an offering of securities to fund the Company's operations, and will attempt to continue raising capital resources until such time as the Company generates revenues sufficient to maintain itself as a viable entity. Management is in the process of acquiring and developing products for sale which would generate revenue to sustain the operations of the Company. If successful, these actions will serve to mitigate the factors which have raised substantial doubt about the Company's ability to continue as a going concern and increase the availability of resources for funding of the Company's current operations and future market development. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets liabilities that might be necessary should the Company be unable to continue as a going concern. No assurance can be given that such financing will be available or, if available, that it will be on commercially favorable terms. Moreover, available financing may be dilutive to investors.

  Reclassifications

        Certain reclassifications of prior year amounts have been made to conform to current year presentation. These reclassifications had no effect on 2001 net loss or stockholders' equity.

  Restatement

        During 2003, it was determined that an error had occurred in the computation of the value of the beneficial conversion feature of preferred stock. Accordingly, an adjustment was made to reduce additional paid-in capital of preferred stock by $5,007,578, reduce the discount on preferred stock by $1,728,542 and reduce the retained deficit by $3,349,036. Additionally, the deemed dividend associated with the beneficial conversion feature of preferred stock and the net loss attributable to common stockholders on the Consolidated Statement of Operations for the year ended December 31, 2003 was reduced by $3,349,036 or $0.24 per share basic and diluted. The resulting restatement had no effect on total equity or net loss. Corresponding footnotes contained herein have been adjusted to give effect to this restatement.

  Statement of cash flows

        The Company's cash equivalents consist principally of any financial instrument with maturities of three months or less and cash investments with high quality financial institutions. The Company's investment policy limits the amount of credit exposure to any one financial institution.

  Inventories

        Inventories are stated at the lower of cost (first-in, first-out method) or market. Inventory consists of products available for sale.

        During 2001 the Company wrote its inventory down by $262,626 to its estimated market value. The write down resulted from certain items carried in inventory that were not deemed to be salable.

  Office machinery and equipment

        Office machinery and equipment consists of office furniture and equipment including computer software and is recorded at cost. Depreciation is provided on a straight-line basis over estimated useful lives ranging from 5 to 7 years.

  Goodwill

        Goodwill represents the excess of the aggregate price paid by the Company over the value of the net equity acquired in the acquisition of MAF. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets,", management is no longer required to amortize goodwill but is required to review goodwill for impairment whenever events indicate that the carrying amount of the asset may not be recoverable in accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." For the year ended December 31, 2002, no such events had occurred that would indicate that goodwill had been impaired.

  Intangible assets

        The Company's intangibles include trademarks, distribution and customer lists and formulations. The Company capitalizes legal expenses incurred for the development of trademarks. Such costs are being amortized on a straight-line basis over 3 to 5 years.

  Long-lived assets

        Long-lived assets and identifiable intangibles to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Goodwill arising from acquisition of MAF is evaluated for impairment on an annual basis. Impairment is measured by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from use of the assets and their eventual disposition. The Company determined as of December 31, 2002, there had been no impairment in the carrying value of long-lived assets.

  Accounting estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Some of the more significant estimates required to be made by management include the valuation of inventory, intangible assets and equity based transactions. Actual results could differ from those estimates.

  Income taxes

        The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Under the asset and liability approach specified by SFAS No. 109, a deferred tax asset or liability is determined based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted rates which will be in effect when these differences reverse. Deferred tax assets are recorded at their likely realizable amounts.

  Revenue recognition

        Revenue is recognized when products are shipped to customers. The Company's return policy provides for an unconditional guarantee to its customers for a full refund of any unused product including product that has exceeded its expiration date. All returns are subject to quality assurance reviews prior to acceptance. The Company provides an estimate of product returns as an accrued liability and as a reduction of revenue. The Company offers, from time to time, volume and promotional discounts on the products it sells. These discounts are recorded as a reduction of revenue.

  Research and development

        Research and development costs relating to both present and future products are expensed when incurred. Research and development costs amounted to $510,436 and $37,500 for the periods ended December 31, 2002 and 2001, respectively.

  Estimated fair value of financial instruments

        Carrying amounts reported in the consolidated balance sheet for cash, accounts receivable, accounts payable and notes payable approximate their fair value due to their short maturity.

  Concentrations of credit risk

        Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. At various times during the year, the Company's cash balances may be in excess of federally insured limits. The Company maintains its cash, which consists primarily of demand deposits, with high quality financial institutions, which the Company believes, limits risk.

  Net loss per share

        The Company accounts for its earnings per share ("EPS") in accordance with SFAS No. 128, "Earnings Per Share," which establishes the requirements for presenting EPS. SFAS No. 128 requires the presentation of "basic" and "diluted" EPS on the face of the income statement. Basic earnings per common share amounts are calculated using the average number of common shares outstanding during each period presented. Diluted earnings per share assumes the exercise of all stock options and warrants having exercise prices less than the average market price of the common stock using the treasury stock method. During the periods ended December 31, 2002 and 2001, the Company incurred a net loss, thus the effects of dilutive securities are anti-dilutive. Convertible preferred stock, warrants and options to purchase common stock are included as common stock equivalents only when dilutive.

  Stock based compensation

        The Company accounts for its stock option plan in accordance with the provisions of SFAS No. 123, "Accounting for Stock Based Compensation". SFAS No. 123 permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB No. 25 and when required provide the pro forma disclosure provisions of SFAS No. 123.

  Recent accounting pronouncements

        In November 2002, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. The disclosure provisions of FIN 45 are effective for financial statements of interim or annual periods that end after December 15, 2002. The provisions for initial recognition and measurement are effective on a prospective basis for guarantees that are issued or modified after December 31, 2002, irrespective of a guarantor's year end. The adoption of FIN 45 by the Company during the quarter ended March 31, 2003 will not have a material impact on its current financial position and results of operations.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation, Transition and Disclosure, an Amendment of FAS No. 123." SFAS No. 148 provides additional transition guidance for those entities that elect to voluntarily adopt the accounting provisions of SFAS No. 123. SFAS No. 148 also requires that entities that continue to account for stock-based compensation awards using the intrinsic value method of APB No. 25 will be required to provide more prominent disclosures than currently required by SFAS No. 123, including disclosures in interim financial statements. The transition and annual disclosure provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002. The new interim disclosure provisions are effective for the first interim period beginning after December 15, 2002. The Company will continue to account for employee stock-based compensation under APB No. 25 and related interpretations. The Company will adopt the annual disclosure requirements in its financial statements for the year ending December 31, 2003, and the interim disclosure requirements beginning in its financial statements for the quarter ending March 31, 2003.

Note 3—Mergers and Acquisitions

        On November 5, 2002, the Company entered into a definitive agreement to acquired 100% of the equity of MAF in exchange for 2,500,000 shares of restricted common stock and provided a guarantee of approximately $864,000 in MAF debt obligations. The transaction closed on November 22, 2002. The MAF assets acquired and obligations assumed as of the closing of the transaction are summarized as follows:

Working capital assets and (liabilities), net	$(64,758)
Office machinery and equipment	8,232
Intangibles	327,520

270,994
Less—Debt obligations assumed	864,133

Net obligations assumed	$(593,139)

        The acquisition purchase price is comprised of the value of the 2,500,000 shares of the Company's common stock value at $1.64 per share (the fair market value per share of the Company's common stock on the measurement date which was November 5, 2002), or $4,100,000, and other acquisition costs of $200,378. The excess of the purchase consideration over the net obligations assumed of $4,893,517 has been recorded as goodwill.

        The recording of the MAF acquisition is based on a preliminary purchase price allocation. Actual adjustments will be based on final appraisals and other analysis of fair values of acquired identifiable tangible and intangible assets, deferred tax assets and liabilities and acquired contracts, which will be completed after the Company obtains third party appraisals and reviews all available data. Differences between preliminary allocations of the purchase price, as presented herein, and the final allocation could have a significant impact on the accompanying unaudited pro forma financial statements, results of operations and financial position.

        Presented below is the unaudited pro forma consolidated results of operations for the periods ended December 31, 2002 and 2001:

	2002	2001
Revenue	$1,798,844	$1,917,989
Cost of sales	938,396	1,384,580

Gross profit	860,448	533,409
Operating expenses and other	5,193,997	2,456,290

Net loss	(4,333,549)	(1,922,881)

Beneficial conversion	(2,235,519)	—

Net loss to common shareholders	$(6,569,068)	$(1,922,881)

Basic and diluted loss per share	$(0.26)	$(0.13)
Beneficial conversion	$(0.14)	—

Basic and diluted loss per common share	$(0.40)	$(0.13)

Weighted average shares of common stock outstanding	16,497,307	15,417,693

        The unaudited pro forma consolidated results of operations have been prepared assuming the acquisition of MAF and the corresponding issuance of the 2,500,000 shares of common stock had occurred as of January 1, 2001 and includes the following entities and periods of operation:

  •
  Vital Living, Inc. for the year ended December 31, 2002 and for the period from inception (January 22, 2001) through December 31, 2001.

  •
  MAF for the period from January 1, 2002 through November 22, 2002 (the date of acquisition by Vital Living, Inc. a Nevada Corporation) and for the year ended December 31, 2001.

  •
  Boulder Endurance Co., Inc. ("Boulder") for the period from January 1, 2002 through April 4, 2002 (the date of acquisition by MAF) and the year ended December 31, 2001.

  •
  Vital Living, Inc. (a Delaware Corporation) for the period from January 1, 2001 through May 7, 2001 (the date of acquisition by Nutritional Systems, Inc.).

        Operations for periods subsequent to the acquisition dates of each entity are included within the respective operations of the entity that acquired them.

        On May 7, 2001, the Company, then known as Nutritional Systems Inc., acquired assets of Vital Living, Inc., a Delaware Corporation. The fair market value ($405,578) of assets acquired was based on actual cost less any depreciation or amortization. In consideration for the assets the Company issued 11,371,554 common shares restricted by Rule 144.

        The assets acquired are summarized as follows:

Cash	$6,961
Inventory	303,839
Equipment	55,448
Computer software	19,180
Intangible asset, legal fees relating to trademark	20,150

$405,578

        The Company also received the right to the name "Vital Living" and other product names. Nutritional Systems, Inc. subsequently changed its name to Vital Living, Inc. There was no value assigned to the goodwill and other proprietary items obtained in the acquisition.

        On August 16, 2001, the Company merged with VCM Technology Limited (VCM) in a reverse acquisition merger. VCM was a reporting public shell with no material assets or liabilities and no operations. Pursuant to Rule 12g 40 Section 3(b) of the Securities Act and Regulation D promulgated 3(a) of the Securities Exchange Act of 1934, the Company is the successor issuer to VCM for reporting purposes under the Securities Exchange Act of 1934, as amended.

        The Company agreed to exchange 5,062 shares of common stock to the sole stockholder of VCM in exchange for 100% of the issued and outstanding stock VCM. The shares were issued in 2002.

Note 4—Office Machinery and Equipment

        Office machinery and equipment consists of the following at December 31,:

	2002	2001
Machinery and equipment	$63,705	$75,443
Furniture and fixtures	91,355	—
Computer software	103,334	23,350
Leasehold improvements	11,072	—

	269,466	98,793
Less—accumulated depreciation	(97,171)	(25,036)

Property and equipment, net	$172,295	$73,757

        Depreciation and amortization expense was $52,959 and $10,937 for the periods ended December 31, 2002 and 2001, respectively.

Note 5—Long-Term Debt

        In connection with the MAF acquisition, the Company assumed its outstanding debt obligations and provided a guaranty of approximately (i) $242,000 of debt comprised of two notes incurred in connection with MAF's acquisition in early 2002 of Boulder Bar. The Company also guaranteed a loan obligation of MAF of $582,000 that relates to a loan facility from Commerce Bank NA of Flemington, NJ. This obligation, which bears interest at the Prime rate of 1.5% and matures in 2008, is 75% guaranteed by the U.S. Small Business Administration.

        Long-term debt consisted of the following as of December 31, 2002:

$275,000 note payable to a former owner of Boulder due April 8, 2004. The note bears interest at the rate of 7% percent per annum to be paid on April 8, 2003 and 2004. Principal is in quarterly installments of $25,000 beginning September 9, 2002 and continuing through January 8, 2003. A principal payment of $75,000 is due on April 8, 2003 and principal payments of $10,417 are due monthly thereafter until paid in full. The loan is guaranteed by an officer of the Company and is secured by the inventory, accounts receivable, general intangibles and equipment of the Company.	$225,000
$40,935 note payable to a former owner of Boulder due April 8, 2003. The note is non interest bearing and requires monthly principal payments of $3,411. The loan is guaranteed by an officer of the Company and is secured by the inventory, accounts receivable, general intangibles and equipment of the Company.	13,645
$650,000 note payable to a bank due December 14, 2008. The note requires monthly principal and interest payments of $9,970 with interest at the rate of prime plus 1.5% per annum (5.75% at December 31, 2002). The loan is guaranteed by certain officers of the Company and is secured by the inventory, accounts receivable, general intangibles and equipment and machinery of the Company.	574,537

813,182
Less: current portion	(291,688)

Long-term debt	$521,494

        Aggregate maturities of long term debt for years after December 31, 2002 are as follows:

Year Ending December 31,2002
2003	$291,688
2004	141,967
2005	106,221
2006	112,492
2007	119,133
Thereafter	41,681

$813,182

Note 6—Income Taxes

        The components of the deferred tax asset (liabilities) as of December 31, are as follows:

	2002	2001
Net operating loss carryforwards	$1,706,886	$417,000
Goodwill	(9,332)	—

	1,697,554	417,000
Valuation allowance	(1,697,554)	(417,000)

Net deferred tax asset	$—	$—

        Sufficient uncertainty exists regarding the realizability of these operating loss carry forwards and, accordingly, a full valuation allowance has been established.

        SFAS No. 109 requires an asset and liability approach for computing deferred income taxes. As of December 31, 2002, the Company has net operating loss carry forwards for Federal income tax reporting purposes amounting to approximately $5,020,253, which expire through 2022. The utilization of such operating losses may be limited.

Note 7—Stockholders' Equity

  Common stock

        In July 2001, the Company completed a public offering that was offered without registration under the Securities Act of 1933, as amended (The "Act"), in reliance upon the exemption from registration afforded by Section 3(b) of the Securities Act and Regulation D promulgated there under. On June 26, 2001 the Company received a letter of effectiveness for its registration filed under NRS 90.490 with the State of Nevada Securities Division. The registration pertained to 2,100,000 shares of common stock at a price of $0.28 per share for a total amount of $588,000. Pursuant to the registration, the Company raised the full amount of $588,000. This amount and any prior securities sold by the Company in the prior 12 months did not exceed $1.0 million. The securities were sold pursuant to Nevada regulations utilizing a Series 63 agent, with a fee paid of 2% of the total funds raised in Nevada for handling prospectus delivery, subscription monitoring and handling the bank impound account.

        On August 14, 2001, the Company amended its Articles of Incorporation to increase the authorized capitalization to 100,000,000 shares of common stock with par value of $0.001 and 50,000,000 shares of preferred stock with a par value of $0.001.

        On October 22, 2002, the Company completed a private placement offering of 1,367,500 shares of its common stock at $1.00 per share resulting in cash proceeds of $1,197,115, net of offering costs of $170,385.

  Common stock issued for services

        From time to time, in order to fund operating activities of the Company, common stock is issued for cash or in exchange for goods or services.

        On November 20, 2002, the Board of Directors approved the issuance of 50,000 shares for common stock to Aegis Capital Corp. as compensation for consulting work performed in the acquisition of MAF. The stock was valued at $68,000 and was capitalized into the cost of the MAF acquisition.

        Effective November 5, 2002, the Board of Directors ratified three consulting agreements. The agreements provide for the issuance of 133,000 shares of restricted common stock. Of these shares,

85,000 vest upon issuance and the remainder vest at 4,000 per month beginning November 1, 2002. The value of the common stock is $158,270 of which $49,434 has been amortized into expense for 2002.

        On July 31, 2002, the Board of Directors approved the issuance of 30,000 shares of restricted common stock each to two Directors as compensation for performing as independent Directors for the Company. Of these shares, 10,000 vest upon issuance and 10,000 shares would vest on the first two anniversaries of service. Additionally, the Board of Directors approved annual director compensation of $24,000 per director or $6,000 per quarter. The value of common stock was $102,000 of which $12,750 has been amortized into expense during 2002. The Directors have agreed to waive cash compensation for fiscal year 2003.

        On August 12, 2002, Vital Living entered into a twelve (12) month financial advisory agreement with HCFP/Brenner Securities, LLC pursuant to which the Company paid a non-refundable fee of $60,000 and issued 48,000 shares of common stock to HCFP/Brenner. In addition to the investment banking services provided to the Company, HCFP/Brenner served as the placement agent for the Company's private offering in November 2002. The shares were issued without registration based upon the relationship between HCFP/Brenner and the Company. The value of common stock was $81,600 of which $30,600 has been amortized into expense during the 2002 year.

        On May 14, 2002, the Company entered into an agreement with Prima Consulting Group for a minimum of 30 days. Prima received a payment of $25,000 and 50,000 shares of 144 restricted common stock. The stock was valued at $140,000 and was expensed in the quarter ended June 30, 2002. Payments under the agreement ceased on November 1, 2002 and no further payments are required.

        On April 10, 2002, the Company entered into an agreement with Donner Corp. International to provide the Company with analyst coverage. The initial fee was $7,000, 2,500 shares of 144 restricted common stock and 30,000 warrants to purchase common stock at $2.05 per share. The value calculated for the common stock was $5,125. The value calculated using the Black Scholes pricing model for the options was $17,242. All amounts were expensed in 2002. Paid-in capital was increased by $17,242 for the value of the warrants issued. The warrants were cancelled during 2002.

  Preferred stock

        During the year ended December 31, 2002 the Company sold 3,712,000 shares of non-voting convertible Series A Preferred Stock ("Preferred Stock") generating proceeds of $3,593,807, net of offering cost of $118,193. The Preferred Stock has a 10% cumulative dividend paid in shares of preferred stock payable semi-annually. There is a liquidation preference over the common shares. The Company may elect to redeem the preferred stock at any time prior to the first anniversary of issuance at a price of 150% of the original purchase price or $1.50 per share. The shareholder will have 30 days from the date of the Company's decision to redeem to choose to exercise the option to convert to common shares.

        Conversion to common shares may be done following the first anniversary of issuance and the conversion price per share shall be equal to the original purchase price if the shares are converted within the first 60 days after the anniversary of the purchase of the preferred stock.

        If following the fifteenth (15th) month from the date of issuance the Company's common stock is publicly traded on NASDAQ, Over-the-Counter Bulletin Board or other national stock exchange, the conversion price shall be 60% of the average closing price of the common stock for the 30 days prior to the date of conversion ("trading conversion price"), however, in no event shall the conversion price be less than the original purchase price. If the Company's common stock is not traded on an exchange, the conversion price shall be equal to the original purchase price.

        For purposes of calculating the Rule 144 holding period, all preferred shares converted to common shall include the original holding period of the preferred shares and will be eligible for sale pursuant to the terms and conditions of Rule 144, after one year from the date of the original purchase of the preferred shares.

        All the Preferred Stock will be automatically converted into common stock on the first day of the 18th month following the original issue date of the Preferred Stock, at a conversion price equal to the greater of the trading conversion price or the original purchase price.

        For every five shares of Preferred Stock converted to common stock the Company will grant the stockholder one warrant, or 742,400 warrants if all Preferred Stock is converted. All warrants are exercisable after one year from the date of grant at a price of $2.00 per share.

        The price per share of Preferred Stock sold was $1.00. Using the Black-Scholes pricing model, the fair value of the warrants at various grant dates was determined. The market value of the Company's common stock on the dates preferred stock was sold had a range of $1.25-$3.40 per common share. In accordance with EITF 00-27, this created a beneficial conversion to holders of the Preferred Stock and a discount of $3,382,172 was recorded by the Company within shareholders' equity with a corresponding amount recorded to additional paid-in capital. The Preferred Stock discount will be amortized into equity over a one-year period from the issuance date of the Preferred Stock. A total of $2,235,519 of the Preferred Stock discount was amortized during the year ended December 31, 2002 with the remaining balance of $1,146,653 to be amortized over future periods. At December 31, 2002, the excess of the aggregate fair value of the common stock that the holder would receive at conversion over the proceeds received was $0 based upon a common stock fair market value of $0.80.

  Stock option plans

        On August 1, 2001, the Board of Directors adopted the Company's 2001 Stock Option Plan (the "2001 Plan") pursuant to which incentive stock options or nonstatutory stock options to purchase up to 2,500,000 shares of common stock can be granted to employees, officers, directors, consultants and independent contractors or other service providers. On May 3, 2002, the Board of Directors adopted the Company's 2002 Stock Option Plan (the "2002 Plan") pursuant to which incentive stock options or nonstatutory stock options to purchase up to 2,000,000 shares of common stock can be granted to employees, officers, directors, consultants, independent contractors or other service providers.

  Warrants and options issued for services

        During the year ended December 31, 2002, the Company issued 1,730,000 options to non-employees. The value of each option was calculated using the Black-Scholes pricing model. The initial recording of the transaction is as paid in capital and offset in stockholders' equity in an account titled warrants and options issued for services. During the year ended December 31, 2002, $1,210,158 was recorded as the fair value for the options issued for services. The options issued for services account is being amortized as consulting fee expense over the term of the respective contracts. Total expense for the 2002 year was $494,520.

        Options and warrants granted during the year ended December 31, 2002, were comprised of 1,670,000 granted to various third-party consultants to acquire shares of common stock at exercise prices ranging from $1.00 to $3.00 per share in exchange for services. The exercise period for the options range from between two and five years. The fair value of the options was calculated using the Black-Scholes pricing model and was determined to be $1,139,711.

        Additionally, during the year ended December 31, 2002, the Company entered into agreements with four doctors to serve on a Scientific Advisory Board for a three year period. Each doctor will receive a payment of $1,250 per meeting attended and each received an option to purchase 15,000 shares of common stock (or a total of 60,000 options) at $2.80 per share. Each quarter 1,250 options (each) will vest beginning in August, 2002 and $1,250 (each) every quarter thereafter. The fair value of the options was calculated using the Black-Scholes pricing model and was determined to be $70,447.

        Effective September 30, 2002, Martin Wallace was granted the right to receive nonqualified stock options (the "Options") to acquire up to 500,000 shares of the Company's common stock at an exercise price equal to $1.50. Such Options vest at a rate equal to two times the number of Units of paid in full orders for the Product from "Conforming Contracts" during the 12 month period extending through September 30, 2003. A Conforming Contract is a contract with a Medical Service Provider who, among other conditions, agrees to actively endorse and promote the Company's products and who contractually agrees that the products will be the exclusive products endorsed and promoted by them relative to the particular disease for which the product is intended. No value has been assigned to these options as they are contingent on certain future events.

        On August 21, 2001, the Company entered into a five year distribution agreement with AHI Hong Kong, Ltd., an affiliate of AHI, whereby the Company's products are to be marketed in China. In consideration for the services performed the Company issued 1,000,000 options. The exercise price is $0.35 per option and the options have a five year life. At the execution of the agreement, 300,000 options were vested, provided that the options are subject to recall if the distributor does not have $2,000,000 of gross aggregate sales in a 30-month period. The remaining options vest as follows: 100,000 vest at aggregate sales of $5,000,000; 200,000 vest at aggregate sales of $8,000,000; 200,000 vest at aggregate sales of $12,000,000; and 200,000 vest at aggregate sales of $15,000,000. AHI will also receive a 12% royalty on net revenue of sales to AHI patients and a 6% royalty on net revenues of sales to competitive heart institutes.

        On August 21, 2001, the Company entered into an agreement with the Arizona Heart Institute ("AHI") whereby the Company's products will be endorsed and a logo identifying the developer will be put on the products. In consideration for the services the Company issued 1,000,000 options. The exercise price is $0.35 per share and the options have a two-year life from the date the options become vested. 600,000 options are issued upon agreeing to the contract. An additional 200,000 options will vest when AHI's aggregate sales of the Company's products reach $1,000,000 and an additional 200,000 options vest when aggregate sales reach $1,500,000.

        On August 1, 2001, the Company issued 45,000 options each to four individuals for marketing. The options vest quarterly over three years and are exercisable at a price of $.35 per share. The options are for a three year period.

  Employee stock issuances, options and warrants

        On July 17, 2002, the Company granted 30,000 options to an employee. The exercise price is $2.40 and the options vest quarterly over a three year period commencing October 17, 2002. The options were cancelled in 2002.

        On April 1, 2002, the Company entered into an employment agreement with an individual, which became effective in June 2002. The term of the agreement is three years; the individual will receive a base salary of $80,000 per year increasing to $120,000 after the first year. Additionally, the agreement provided that the Company issue 1,340,000 warrants to purchase common stock at $1.50 per share and a $150,000 signing bonus. As of December 31, 2002, the 1,340,000 warrants have been issued and

$140,000 of the bonus obligation has been paid with the remaining unpaid amount of $10,000 payable on demand.

        On January 1, 2002, the Company issued 125,000 options to an employee under the Company's 2001 Stock Option Plan. The options allow the employee to purchase stock at a price of $1.00 per share and expire in four years. The options vest quarterly, for a total of 40,000 in the first year, 45,000 in the second year and 40,000 in the third year. The fair value of the options based on the Black-Scholes pricing model was determined to be zero.

        On October 1, 2001 the Company entered into employment agreements with certain officers of the Company. In conjunction with these agreements, the Company issued warrants to purchase stock at an exercise price of $0.35 per share exercisable for three years. The total number of warrants issued was 1,750,000. The value of the warrants based on the Black-Scholes pricing model was zero.

        At December 31, 2002, the Company has granted 3,385,000 options with a weighted average exercise price of $0.87 per share of which there were 1,266,147 options vested with a weighted average exercise price of $0.71 per share.

        At December 31, 2002, the Company has issued 6,975,000 warrants with a weighted average exercise price of $1.32 per share of which there were 6,686,120 warrants vested with a weighted average exercise price of $1.33 per share.

        A summary of stock option activity for the periods ended December 31, 2002 and 2001 is as follows:

	2002		2001
	Number of Common Stock Options	Price per Share	Number of Common Stock Options	Price per Share
Options
Outstanding at beginning of period	2,180,000	$0.35	—	$—
Granted	1,235,000	$1.82	2,180,000	$0.35
Cancelled	(30,000)	$2.40	—	$—
Exercised	—	$—	—	$—

Outstanding at end of period	3,385,000	$0.87	2,180,000	$0.35

Exercisable at end of period	1,266,147	$0.71	—	$0.35

        A summary of warrant activity for the periods ended December 31, 2002 and 2001 is as follows:

	2002		2001
	Number of Common Stock Warrants	Price per Share	Number of Common Stock Warrants	Price per Share
Warrants
Outstanding at beginning of period	1,750,000	$0.35	—	$—
Granted	5,255,000	$1.65	1,750,000	$0.35
Cancelled	(30,000)	$2.05	—	$—
Exercised	—	$—	—	$—

Outstanding at end of period	6,975,000	$1.32	1,750,000	$0.35

Exercisable at end of period	6,686,120	$1.33	1,750,000	$0.35

        The weighted average fair value of options and warrants granted during 2002 was $1.68 per share.

        For the year ended December 31, 2002, the net loss would have increased by $31,157 thus the pro forma net loss and basic and diluted loss per share would have been $(3,956,560) and $(0.28), respectively.

        In accordance with the provisions of SFAS No. 123, the Company applies APB No. 25 and related interpretations in accounting for its stock option plans. Accordingly, no compensation expense has been recognized for any stock options or warrants granted to employees. If the Company had elected to recognize compensation cost based on the fair value of the options at grant date as prescribed by SFAS No. 123. For the year ended December 31, 2002, the net loss would have increased by $31,157 thus the pro forma net loss and basic and diluted loss per share would have been $(3,956,560) and $(0.28), respectively. For the year ended December 31, 2001 the pro forma net loss and basic and diluted loss per share would have been the same as what has been reported.

        A summary of the Company's stock options categorized by class of grant at December 31, 2002 is presented below:

	All Options		Options Exercisable
Range of Exercise Price	Shares Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Shares Exercisable	Weighted Average Exercise Price
$0.35-$1.00	2,505,000	2.23	$0.43	1,126,120	$0.44
$1.50	500,000	2.75	$1.50	—	$—
$2.05-$3.00	380,000	4.38	$2.91	140,027	$2.92

        The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for the periods ending December 31,:

	2002	2001
Expected dividend yield	0%	0%
Volatility	30%	32.75%
Weighted average expected life	4 years	3 years
Risk-free interest rate	1.77%-1.8%	3.76%

        The weighted average fair value of all options and warrants granted during 2002 was $1.68 per share.

Note 8—Commitments

        The Company leases office space in New Jersey under a lease, which expired in February 2003. They currently rent space on a month to month basis. Rent expense for the period ended December 31, 2002 amounted to $2,123.

        The Company leases office space in Phoenix, Arizona under a sub-lease, which October 2003. The Company also leases various office equipment and furniture which expire throughout 2003. Rent expense for the year ended December 31, 2002 and 2001 was to $151,148 and $48,624, respectively.

        The Company has entered into various consulting agreements with terms that range from six months to three years. These agreements are cancelable upon give written notice at any time. Should these consulting agreements continue in effect until they expire, annual commitments for years after December 31, 2002 are as follows:

Year Ending December 31,
2003	$198,900
2004	130,400
2005	30,600

$359,900

        During 2001 and 2002, the Company entered into employment agreements with three officers. For the years following December 31, 2002, the agreements provide for base salaries of $598,666 for 2003; $656,668 for 2004 and $566,500 for 2005.

Note 9—Related Party Transactions

        At December 31, 2001, the company has a receivable from Camper Club of America, Inc., CCA Products, Inc. and a corporation previously doing business as Vital Living totaling $37,372. Interest is at 6%. During the year ended December 31, 2001, the Company advanced $52,500 to two officers. Interest is at 6%. These amount were repaid to the Company during the year ended December 31, 2002.

        At December 31, 2001, the Company has an unsecured demand note payable to the chief executive officer totaling $43,500. Interest is at 10%. This note payable was repaid during the year ended December 31, 2002. At December 31, 2002 and 2001, the Company had payables to officers totaling $22,500 and $147,926, respectively.

        During the year ended December 31, 2002 and 2001, the Company rented office and warehouse space from an affiliate company and reimburses that company for out-of-pocket supplies and miscellaneous items. Total amounts paid for rent and office costs for the years ended December 31, 2002 and 2001 was $10,500 and $51,095, respectively.

        The Company utilized consulting and professional services from officers, entities owned by officers and consultants affiliated with the Company which amounted to $151,491 and $164,250 for the years ended December 31, 2002 and 2001, respectively.

DOCTORS FOR NUTRITION, INC.

September 30, 2003

DOCTORS FOR NUTRITION, INC.

BALANCE SHEET

September 30, 2003

(Unaudited)

ASSETS
CURRENT ASSETS
Cash	$215,165
Trade accounts receivable	143,615
Inventory	35,835
Prepaid expense and other assets	4,679

TOTAL CURRENT ASSETS	399,294
PROPERTY AND EQUIPMENT, NET	8,935
INTANGIBLE ASSETS	11,200

TOTAL ASSETS	$419,429

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and other accrued liabilities	$86,985
Sales tax payable	6,960
Deferred tax payable	1,378
Income tax payable	17,066
Deferred revenue	26,000

TOTAL CURRENT LIABILITIES	138,389

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, no par value; 100,000,000 shares authorized; 5,295,898 shares issued and outstanding	425,947
Accumulated deficit	(144,907)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	281,040

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$419,429

See accompanying notes to unaudited financial statements.

DOCTORS FOR NUTRITION, INC.

STATEMENT OF OPERATIONS

(Unaudited)

	Nine Months Ended September 30,
	2003	2002
SALES	$1,057,781	$134,925
COST OF SALES	611,136	93,982

GROSS PROFIT	446,645	40,943

EXPENSES:
Salaries	197,728	111,111
Marketing and printing	55,299	20,016
Research and development	1,723	10,694
Professional fees	37,891	6,391
Office	21,379	1,754
Telephone	9,200	5,467
Travel & entertainment	25,286	3,389
Bank charges	14,224	3,107
Website	4,168	1,408
Postage	4,062	699
Depreciation	143	—
Automobile	5,144	22

TOTAL EXPENSES	376,247	164,058

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	70,398	(123,115)

PROVISION FOR INCOME TAXES	17,907	819

NET INCOME (LOSS)	$52,491	$(123,934)

See accompanying notes to unaudited financial statements.

DOCTORS FOR NUTRITION, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

For the Nine Month Period Ended September 30, 2003

	Common Stock
				Accumulated Total
	Shares	Amount	Deficit
Balance at December 31, 2002	5,117,327	$195,947	$(197,398)	$(1,451)
Common stock issued for cash	178,571	125,000	—	125,000
Contributed services by officers and stockholders	—	105,000	—	105,000
Net income	—	—	52,491	52,491

Balance at September 30, 2003	5,295,898	$425,947	$(144,907)	$281,040

See accompanying notes to consolidated financial statements.

DOCTORS FOR NUTRITION, INC.

STATEMENT OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$52,491	$(123,934)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	143	—
Contributed services by officers and stockholders	105,000	105,000
Changes in operating assets and liabilities:
Trade accounts receivable	(77,212)	(24,918)
Inventory	(3,220)	(16,545)
Prepaid expense and other assets	(4,679)	(682)
Intangible assets	(4,900)	(5,725)
Trade accounts payable	(25,010)	40,912
Sales taxes payable	6,422	361
Deferred tax payable	1,378	—
Income tax payable	17,066	—
Deferred revenue	26,000	—

NET CASH PROVIDED BY (USED) IN OPERATING ACTIVITIES	93,479	(25,531)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of furniture and equipment	(9,078)	—

NET CASH USED IN INVESTING ACTIVITIES	(9,078)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of stockholder loans	—	(700)
Borrowings on stockholder loans	—	28,155
Capital contribution	125,000	6,454
Issuance of common stock	—	12,500

NET CASH PROVIDED BY FINANCING ACTIVITIES	125,000	46,409

NET INCREASE IN CASH	209,401	20,878
CASH AT BEGINNING OF YEAR	5,764	4,252

CASH AT END OF YEAR	$215,165	$25,130

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$—	$—

Income taxes paid	$841	$800

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Contribution of services by officers and stockholders	$105,000	$105,000

See accompanying notes to consolidated financial statements.

DOCTORS FOR NUTRITION, INC.

Notes to Unaudited Financial Statements

September 30, 2003

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        The accompanying unaudited financial statements at September 30, 2003 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information on a basis consistent with the audited financial statements. The financial statements presented herein reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the Company's financial position as of September 30, 2003 and results of operations and cash flows for the nine month period then ended. All such adjustments are of a normal recurring nature. The results of operations for these interim periods are not necessarily indicative of the results expected for a full year. The statements should be read in conjunction with the audited financial statements and footnotes thereto for the year ended December 31, 2002 included elsewhere in this document.

  Nature of operations

        Doctors for Nutrition, Inc. (the "Company") was formed through the dissolution of two previously existing companies owned by two of the current stockholders of which their assets, consisting primarily of inventory, internally developed formulations and certain fixed assets, were contributed in exchange for common stock of the Company. The Company was incorporated in the state of California as a C-Corporation on October 5, 2001. The Company's primary product that it sells is a nutritional supplement, GreensFIRST™, that is marketed through healthcare professionals, distributors, and through direct retail sales. The product is made to the Company's strict specifications by a contracted manufacturer.

  Revenue recognition

        The Company recognizes revenue when its products are shipped. The Company has a 30 day money-back guarantee on all of its products. Based on the Company's past experience no allowances for returns have been recorded as of September 30, 2003. The Company may, from time to time, offer volume and promotional discounts on the products that it sells. Both product returns and volume and promotion discounts are recorded as a reduction of revenue. Cash collections received prior to products being shipped are recorded as deferred revenue.

  Use of estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and cash equivalents

        The Company considers all short-term securities purchased with maturities of three months or less to be cash equivalents.

  Trade accounts receivable

        The Company has not recorded an allowance for doubtful accounts because this amount is derived by specific identifications made by management, based on current economic conditions, past payment histories and credit worthiness of customers. The Company has not historically experienced a significant amount of bad debts, therefore, the Company does not anticipate, and consequently has not allowed for any bad debts.

  Inventory

        The Company's inventory is recorded at cost and is valued at the lower of cost (first in, first out) or market.

  Property and equipment

        The Company's furniture and equipment are depreciated using the straight-line method based on the estimated life of the assets. Maintenance and repairs are charged to expense as incurred.

  Intangible assets

        The Company's intangible assets consist of trademarks. In accordance with Statement of Financial Accounting Standards (SFAS) No. 142 "Goodwill and Other Intangible Assets," intangible assets are not amortized, but tested for impairment annually.

  Advertising

        The Company expenses advertising costs as they are incurred. During the nine month period ended September 30, 2003 and 2002, the Company incurred approximately $321 and $1,966, respectively, in advertising expenses.

  Research and development

        The Company has performed work for various individuals and companies. The Company has billed $1,500 for research and development services and incurred costs of $1,723 formulating and testing these products and products that it sells.

  Deferred income taxes

        The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes," which provides for an asset and liability approach for accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws and differences between financial statement carrying amounts and their respective tax basis.

        For income tax reporting, the Company uses depreciation methods that differ from financial statement reporting methods. As a result, the tax basis of furniture and equipment exceeds its financial reporting basis and the Company has recorded a deferred tax asset.

        Also, for income tax reporting, trademarks are amortized over the allowable period, thereby providing a tax deduction but not financial reporting expense. Deferred income taxes have also been recorded for this difference.

  Recent accounting pronouncements

        In May 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, "Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those financial instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company did not participate in any applicable activities during the three month period ended September 30, 2003.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement is effective for contracts entered into or modified after June 30, 2003. The Company did not participate in any applicable activities during the three month period ended September 30, 2003.

        In January 2003, the FASB issued Financial Interpretation No. ("FIN") 46, "Consolidation of Variable Interest Entities." In general, a variable interest entity is a corporation, partnership, trust, or any other legal entity used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply to all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company did not participate in any applicable activities as of and for the period ended September 30, 2003.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities." SFAS No. 146 addresses significant issues regarding the recognition, measurement and reporting of disposal activities, including restructuring activities that are currently covered in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Activity." The provisions of SFAS No. 146 are effective for exit or disposal activities initiated after December 31, 2002. The Company did not participate in any applicable activities as of and for the period ended September 30, 2003.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of income taxes. As a result, the criteria in Accounting Principles Board ("APB") No. 30 will now be used to classify those gains and losses. Any gain or loss on the extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in APB No. 30 for classification as an extraordinary item shall be reclassified. The provisions of this Statement are effective for fiscal years beginning after January 1, 2003. The Company did not participate in any applicable activities as of and for the period ended September 30, 2003.

        In November 2002, the FASB issued FIN 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," an interpretation of FASB Statements No. 5, 57 and 107, and rescission of FASB Interpretation No. 34, "Disclosure of Indirect Guarantees of Indebtedness of Others." FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the provisions of the disclosure requirements are effective for financial statements for interim or annual periods ending after December 15, 2002. The Company did not participate in any applicable activities as of and for the period ended September 30, 2003.

        The Company does not expect the adoption of any of the above-mentioned standards to have a material impact on the Company's future financial condition or results of operations.

NOTE 2—FURNITURE AND EQUIPMENT

        Furniture and equipment consist of the following at September 30, 2003:

Computers and equipment	$18,802
Furniture	2,000

20,802
Accumulated depreciation	(11,867)

$8,935

        The Company estimates useful lives of its computers, equipment and furniture to range between 1 to 3 years. The Company continues to use its assets which are fully depreciated.

NOTE 3—INTANGIBLE ASSETS

        The Company's intangible assets consist of trademarks valued at $11,200. The trademarks represent the cost of procuring product names.

        At September 30, 2003, management has reviewed the fair market value of the Company's intangible assets and does not believe there has been any impairment.

NOTE 4—INCOME TAXES

        Income tax expense for the nine month periods ended September 30, 2003 and 2002 are as follows:

	Nine Months Ended September 30,
	2003	2002
Current tax expense:
Federal	$11,284	$—
State	5,245	819

Total current portion	16,529	819

Deferred tax benefit:
Federal	1,378	—
State	—	—

Total deferred portion	1,378	—

Total income tax expense	$17,907	$819

        Deferred income taxes reflect the net tax effects of the temporary difference between the carrying amounts of assets and liabilities for financial reporting and the amounts used for income tax purposes.

        The deferred tax liability at September 30, 2003 is comprised of book basis of assets in excess of tax basis of assets resulting from differing methods of calculating depreciation.

        The income tax expense generated for the nine months ended September 30, 2003 and 2002 differs from the amount that would result from applying Federal statutory rates to net income (loss) before income taxes because of permanent differences for certain expenses which are not deductible for income tax purposes and due to the realization of net deferred tax assets that were previously reserved for in full.

NOTE 5—STOCKHOLDERS' EQUITY

        During the nine months ended September 30, 2003, the Company sold 178,571 shares of Common Stock to two individuals for cash proceeds of $125,000. Of these shares of common stock, 142,857 were sold to the Company's contract manufacturer of GreensFIRST™ for $100,000 and 35,714 shares of common stock were sold to a distributor of its products for $25,000.

NOTE 6—RELATED PARTY TRANSACTIONS

        During the nine months ended September 30, 2003 and 2002, the Company purchased approximately 446,000 and 652,000, respectively, of GreensFIRST™ from its contracted manufacturer. During nine months ended September 30, 2003, the Company sold 142,857 shares of common stock to this manufacturer.

        The Company uses office and storage space on property owned by one of its stockholders. The Company has not paid or accrued any expense for the usage of this space during the nine months ended September 30, 2003 and 2002.

NOTE 7—CONCENTRATIONS OF RISK

        During the nine months ended September 30, 2002, the Company had one customer that accounted for approximately 66% of its sales. During the nine months ended September 30, 2003, the Company had two customers that accounted for 37% and 66% of its sales during the nine months ended September 30, 2003. One of these customers represented 42% of the Company's receivables at September 30, 2003.

        As referred to in Note 1, the Company's primary product that it sells is a nutritional supplement, GreensFIRST™, which contributed 70% and 30% of total sales for the nine months ended September 30, 2003 and 2002, respectively. Failure to adequately market this product line or a downturn in consumer interest in this product could have a significant impact on volume of revenue of the Company.

        GreensFIRST™ is manufactured by one contracted manufacturer which accounted for approximately 39% and 12% of total cost of goods sold during the nine months ended September 30, 2003 and 2002, respectively. This manufacturer also manufactures a majority of its other nutraceutical products comprising approximately $443,000 and $35,000, or approximately 72% and 37%, of total cost of goods sold for the nine months ended September 30, 2003 and 2002. Management believes that a loss of this manufacturer would not significantly impact the Company as its formulation for GreensFIRST™ and other products could be easily replicated by other qualified nutraceutical manufacturers.

        The Company maintains its cash balance primarily in one financial institution, which at times, may exceed Federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

NOTE 8—SUBSEQUENT EVENTS

        On October 14, 2003, the Company completed the sale of one hundred percent of the Company's outstanding common stock to Vital Living, Inc., a publicly traded Nevada corporation, in exchange for up to 1,650,000 shares of common stock of Vital Living. Under the terms of the purchase and sales agreement, the Company will be a wholly owned subsidiary of Vital Living, Inc. and will continue to operate from its location in California.

DOCTORS FOR NUTRITION, INC.

December 31, 2002

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Doctors for Nutrition, Inc.

        We have audited the accompanying balance sheet of Doctors for Nutrition, Inc. (the "Company") as of December 31, 2002 and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the year then ended. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Doctors for Nutrition, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Houston, Texas
July 23, 2003
(Except for Note 8 for which
the date is October 14, 2003)

DOCTORS FOR NUTRITION, INC.

BALANCE SHEET

December 31, 2002

ASSETS
CURRENT ASSETS
Cash	$5,764
Trade accounts receivable	66,403
Inventory	32,615

TOTAL CURRENT ASSETS	104,782
INTANGIBLE ASSETS	6,300

TOTAL ASSETS	$111,082

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Trade accounts payable	$111,995
Sales tax payable	538

TOTAL CURRENT LIABILITIES	112,533

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, no par value; 100,000,000 shares authorized; 5,117,327 shares issued and outstanding	195,947
Accumulated deficit	(197,398)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(1,451)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$111,082

See accompanying notes to consolidated financial statements.

DOCTORS FOR NUTRITION, INC.

STATEMENT OF OPERATIONS

For the Year ended December 31, 2002

SALES	$295,256
COST OF SALES	189,935

GROSS PROFIT	105,321

EXPENSES:
Salaries	152,250
Marketing and printing	30,476
Research and development	16,763
Professional fees	13,308
Office	10,211
Telephone	8,835
Travel & entertainment	8,461
Bank charges	7,304
Website	3,658
Payroll taxes and fees	2,000
Depreciation	1,721
Postage	1,119

TOTAL EXPENSES	256,106

LOSS BEFORE PROVISION FOR INCOME TAXES	(150,785)
PROVISION FOR INCOME TAXES	—

NET LOSS	$(150,785)

See accompanying notes to consolidated financial statements.

DOCTORS FOR NUTRITION, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

For the Year ended December 31, 2002

	Common Stock
				Accumulated Total
	Shares	Amount	Deficit
Balance at December 31, 2001	5,000,000	$5,000	$(46,613)	$(41,613)
Common stock issued for cash	100,000	12,500	—	12,500
Capital contribution	—	7,100	—	7,100
Conversion of loans by existing shareholders	—	30,347	—	30,347
Contributed services by officers and stockholders	—	140,000	—	140,000
Common stock issued for services rendered	17,327	1,000	—	1,000
Net loss	—	—	(150,785)	(150,785)

Balance at December 31, 2002	5,117,327	$195,947	$(197,398)	$(1,451)

See accompanying notes to consolidated financial statements.

DOCTORS FOR NUTRITION, INC.

STATEMENT OF CASH FLOWS

For the Year ended December 31, 2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(150,785)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,721
Contributed services by officers and stockholders	140,000
Common stock issued for services	1,000
Changes in operating assets and liabilities:
Trade accounts receivable	(65,624)
Inventory	(20,354)
Trade accounts payable	73,540
Sales taxes payable	454

NET CASH USED IN OPERATING ACTIVITIES	(20,048)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of furniture and equipment	(1,721)
Trademark purchases	(6,300)

NET CASH USED IN INVESTING ACTIVITIES	(8,021)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of stockholder loans	(700)
Borrowings on stockholder loans	10,681
Capital contribution	7,100
Issuance of common stock	12,500

NET CASH PROVIDED BY FINANCING ACTIVITIES	29,581

NET INCREASE IN CASH	1,512
CASH AT BEGINNING OF YEAR	4,252

CASH AT END OF YEAR	$5,764

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$—

Income taxes paid	$1,600
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Conversion of shareholder loans to capital	$30,347

Contribution of services by officers and stockholders	$140,000

Common stock issued for services	$1,000

See accompanying notes to consolidated financial statements.

DOCTORS FOR NUTRITION, INC.

Notes to Financial Statements

December 31, 2002

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of operations

        Doctors for Nutrition, Inc. (the "Company") was formed through the dissolution of two previously existing companies owned by two of the current stockholders of which their assets, consisting primarily of inventory, internally developed formulations and certain fixed assets, were contributed in exchange for common stock of the Company. The Company was incorporated in the state of California as a C-Corporation on October 5, 2001. The Company's primary product that it sells is a nutritional supplement, GreensFIRST™, that is marketed through healthcare professionals, distributors, and through direct retail sales. The product is made to the Company's strict specifications by a contracted manufacturer.

  Revenue recognition

        The Company recognizes revenue when its products are shipped. The Company has a 30 day money-back guarantee on all of its products. Based on the Company's past experience no allowances for returns have been recorded as of December 31, 2002. The Company may, from time to time, offer volume and promotional discounts on the products that it sells. Both product returns and volume and promotion discounts are recorded as a reduction of revenue. Cash collections received prior to products being shipped are recorded as deferred revenue.

  Use of estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and cash equivalents

        The Company considers all short-term securities purchased with maturities of three months or less to be cash equivalents.

  Trade accounts receivable

        The Company has not recorded an allowance for doubtful accounts because this amount is derived by specific identifications made by management, based on current economic conditions, past payment histories and credit worthiness of customers. The Company has not historically experienced a significant amount of bad debts, therefore, the Company does not anticipate, and consequently has not allowed for any bad debts.

  Inventory

        The Company's inventory is recorded at cost and is valued at the lower of cost (first in, first out) or market.

  Property and equipment

        The Company's furniture and equipment are depreciated using the straight-line method based on the estimated life of the assets. Maintenance and repairs are charged to expense as incurred.

  Intangible assets

        The Company's intangible assets consist of trademarks. In accordance with Statement of Financial Accounting Standards (SFAS) No. 142 "Goodwill and Other Intangible Assets," intangible assets are not amortized, but tested for impairment annually.

  Advertising

        The Company expenses advertising costs as they are incurred. During the year ended December 31, 2002, the Company incurred approximately $3,800 in advertising expenses.

  Research and development

        The Company has performed work for various individuals and companies. The Company has billed $5,550 for research and development services and incurred costs of $16,763 formulating and testing these products and products that it sells.

  Deferred income taxes

        The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes," which provides for an asset and liability approach for accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws and differences between financial statement carrying amounts and their respective tax basis.

        For income tax reporting, the Company uses depreciation methods that differ from financial statement reporting methods. As a result, the tax basis of furniture and equipment exceeds its financial reporting basis and the Company has recorded a deferred tax asset.

        Also, for income tax reporting, trademarks are amortized over the allowable period, thereby providing a tax deduction but not financial reporting expense. Deferred income taxes have also been recorded for this difference.

  Recent accounting pronouncements

        In June 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 146, "Accounting for Exit or Disposal Activities." SFAS No. 146 addresses significant issues regarding the recognition, measurement and reporting of disposal activities, including restructuring activities that are currently covered in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Activity." The provisions of SFAS No. 146 are effective for exit or disposal activities initiated after December 31, 2002. The Company did not participate in any applicable activities as of and for the year ended December 31, 2002.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of income taxes. As a result, the criteria in Accounting Principles Board ("APB") No. 30 will now be used to classify those gains and losses. Any gain or loss on the extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in APB No. 30 for classification as an extraordinary item shall be reclassified. The provisions of this Statement are effective for fiscal years beginning after January 1, 2003. The Company did not participate in any applicable activities as of and for the year ended December 31, 2002.

        In November 2002, the FASB issued Financial Interpretation Number ("FIN") 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," an interpretation of FASB Statements No. 5, 57 and 107, and rescission of FASB Interpretation No. 34, "Disclosure of Indirect Guarantees of Indebtedness of Others." FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the provisions of the disclosure requirements are effective for financial statements for interim or annual periods ending after December 15, 2002. The Company did not participate in any applicable activities as of and for the year ended December 31, 2002.

        The Company does not expect the adoption of any of the above-mentioned standards to have a material impact on the Company's future financial condition or results of operations.

NOTE 2—FURNITURE AND EQUIPMENT

        Furniture and equipment consist of the following at December 31, 2002:

Computers and equipment	$12,533
Furniture	568

13,101
Accumulated depreciation	(13,101)

$—

        The Company estimates useful lives of its computers, equipment and furniture to range between 1 to 3 years. The Company continues to use its assets which are fully depreciated.

NOTE 3—INTANGIBLE ASSETS

        The Company's intangible assets consist of trademarks valued at $6,300. These trademarks were acquired at various times during the year ended December 31, 2002. The trademarks represent the cost of procuring product names.

        At December 31, 2002, management has reviewed the fair market value of the Company's intangible assets and does not believe there has been any impairment.

NOTE 4—INCOME TAXES

        Income tax expense for the year ended December 31, 2002 is as follows:

Current tax expense:
Federal	$—
State	1,600

Total current portion	1,600

Deferred tax benefit:
Federal	—
State	(1,600)

Total deferred portion	(1,600)

Total income tax expense	$—

        Deferred income taxes reflect the net tax effects of the temporary difference between the carrying amounts of assets and liabilities for financial reporting and the amounts used for income tax purposes.

        Significant components of deferred tax assets at December 31, 2002 are as follows:

Deferred tax assets:
Net operating loss carryforwards	$9,100
Tax basis of assets in excess of book basis	3,600

Total deferred tax assets	12,700
Less valuation allowance	(12,700)

Net deferred tax assets	$—

        Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance. The valuation allowance increased by $7,700 for the year ended December 31, 2002.

        The income tax benefit generated for the year ended December 31, 2002 differs from the amount that would result from applying Federal statutory rates to net loss before income taxes because of permanent differences for certain expenses which are not deductible for income tax purposes and net deferred tax assets which have been allowed for in full.

        The Company has Federal and California operating loss carryforwards of $4,900 and $4,200, respectively. Under Federal and state laws, the availability of operating loss carryforwards are limited by IRS Section 382 in the event of a cumulative change in the Company's ownership resulting in a change in control. As discussed in Note 8, the Company has entered into a letter of intent to sell 100% of the common stock of the Company which will affect a change in control should the transaction close. Accordingly, the utilization of the operating loss may be limited. The Company's Federal and California operating loss carryforwards begin to expire in 2021 and 2022, respectively. California has suspended the utilization of any net operating loss carryforwards until 2004.

NOTE 5—STOCKHOLDERS' EQUITY

        During the year, the Company sold 100,000 shares of Common Stock to an individual for cash proceeds of $12,500.

        During the year, the Company granted 17,327 shares of Common Stock to an individual for services provided. The fair value of these services was determined to approximately $1,000.

NOTE 6—RELATED PARTY TRANSACTIONS

        During the year, the Company purchased $140,388 of GreensFirst from its contracted manufacturer. During 2003, the Company sold 142,857 shares of common stock to this manufacturer (see Note 8).

        The Company uses office and storage space on property owned by one of its stockholders. The Company has not paid or accrued any expense for the usage of this space during the year ended December 31, 2002.

        The Company received management services from one of its stockholders for a period of approximately twenty months. The Company has negotiated to compensate this stockholder for services rendered by discounting future products purchased by this individual. As of December 31, 2002 the Company has sold $250 of its products to this stockholder.

        During the year ended December 31, 2002, the Company sold $4,283 in products to a relative of a stockholder. These sales are considered to have occurred at arms-length.

NOTE 7—CONCENTRATIONS OF RISK

        The Company had two customers that accounted for 54% of its sales for the year ended December 31, 2002. One of these customers represented 65% of the Company's receivables at December 31, 2002.

        As referred to in Note 1, the Company's primary product that it sells is a nutritional supplement, GreensFIRST™, which contributed 40% of total sales for the year ended December 31, 2002. Failure to adequately market this product line or a downturn in consumer interest in this product could have a significant impact on volume of revenue of the Company.

        GreensFIRST™ is manufactured by one contracted manufacturer which accounted for 20% of total cost of goods sold during the year ended December 31, 2002. This manufacturer also manufactures a majority of its other nutraceutical products comprising approximately $120,000, or 73%, of total cost of goods sold. Management believes that a loss of this manufacturer would not significantly impact the

Company as its formulation for GreensFIRST™ and other products could be easily replicated by other qualified nutraceutical manufacturers.

        The Company maintains its cash balances in one reputable financial institution. The balance is insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2002, the Company had no uninsured balance with this financial institution.

NOTE 8—SUBSEQUENT EVENTS

        In May 2003, the Company sold 178,571 shares of common stock for $125,000. Of these shares of common stock 142,857 were sold to the Company's contract manufacturer of GreensFIRST™ for $100,000 and 35,714 shares of common stock were sold to a distributor of its products for $25,000.

        On October 14, 2003, the Company completed the sale of one hundred percent of the Company's outstanding common stock to Vital Living, Inc., a publicly traded Nevada corporation, in exchange for up to 1,650,000 shares of common stock of Vital Living. Under the terms of the purchase and sales agreement, the Company will be a wholly owned subsidiary of Vital Living, Inc. and will continue to operate from its location in California.

E-Nutriceuticals, Inc. and Subsidiary

(A Development Stage Company)

June 30, 2003

Consolidated Balance Sheet as of June 30, 2003 (unaudited)
Consolidated Statements of Operations for the six months ended June 30, 2003 and 2002 and for the cumulative period from inception (July 17, 1998) (unaudited)
Consolidated Statements of Cash Flows for the six months ended June 30, 2003 and 2002 and for the cumulative period from inception (July 17, 1998) (unaudited)
Notes to Consolidated Financial Statements

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Balance Sheet (Unaudited)

June 30, 2003

Assets
Current assets
Cash	$1,284
Accounts receivable, net	2,048
Prepaid and other current assets	202,603

Total current assets	205,935

Property and equipment, net	1,331
Intangible assets, net	2,500,000

Total assets	$2,707,266

Liabilities and Shareholders Deficit
Current liabilities
Accounts payable and accrued expenses	$639,109
Due to related parties	465,373
Due to shareholder	2,061,378
Note payable—shareholder	100,000

Total current liabilities	3,265,860

Commitments and contingencies
Shareholders' deficit
Common stock; $.001 par value; 10,000,000 shares authorized; 6,194,533 shares issued and outstanding	6,195
Preferred stock; $.001 par value; 5,000,000 shares authorized; 1,000,000 shares issued and outstanding	1,000
Additional paid-in capital	8,148,418
Deficit accumulated during the development stage	(8,759,307)
Accumulated other comprehensive income	45,100

Total shareholders' deficit	(558,594)

Total liabilities and shareholders' deficit	$2,707,266

See accompanying notes to unaudited consolidated financial statements.

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Statements of Operations (Unaudited)

	Six Months Ended June 30,		Cumulative Period From Inception (July 17, 1998)
	2003	2002
Sales	$5,532	$46,302	$827,207
Cost of goods sold	6,345	7,493	383,038

Gross profit (loss)	(813)	38,809	444,169

Operating expenses
General and administrative	65,327	239,520	3,362,475
Selling and marketing	—	—	1,903,783
Management fee	—	—	275,000
Research and development	—	—	365,604
Amortization of intangibles	500,000	1,200,000	3,250,000

Total operating expenses	565,327	1,439,520	9,156,862

Interest expense	81	3,521	46,614

Loss before provision for income taxes	(566,221)	(1,404,232)	(8,759,307)
Provision for income taxes	—	—	—

Net loss	$(566,221)	$(1,404,232)	$(8,759,307)

See accompanying notes to unaudited consolidated financial statements.

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,		Cumulative Period From Inception (July 17, 1998)
	2003	2002
Cash flows from operating activities:
Net loss	$(566,221)	$(1,404,232)	$(8,759,307)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	—	3,570	59,957
Amortization of intangibles	500,000	1,200,000	3,250,000
Changes in operating assets and liabilities:
Prepaid and other current assets	(9,556)	(20,705)	(148,515)
Accounts receivable	17,391	(2,002)	(2,048)
Inventory	44,672	(3,024)	—
Accounts payable and accrued expenses	338	89,284	682,304
Due to related parties	10,294	3,496	465,373

Net cash used in operating activities	(3,082)	(133,613)	(4,452,236)

Cash flows from investing activities:
Capital expenditures	—	—	(61,288)

Net cash used in investing activities	—	—	—

Cash flows from financing activities:
Proceeds from issuances of common stock	—	—	2,308,330
Bank overdraft	—	—	—
Proceeds from note payable—shareholder	—	—	100,000
Due to shareholder	(21,481)	146,362	2,061,378

Net cash provided by financing Activities	(21,481)	146,362	4,469,708

Effect of foreign exchange rates on cash	17,581	(24,499)	45,100
Net increase (decrease) in cash	(6,982)	(11,750)	1,284
Cash, beginning of period	8,266	15,844	—

Cash, end of period	$1,284	$4,094	$1,284

Noncash operating and financing activities:
Preferred stock issued in exchange for intangible assets	$—	$—	$5,750,000
Options granted in exchange for accounts payable	$—	$—	$43,195

See accompanying notes to unaudited consolidated financial statements.

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Notes to Unaudited Consolidated Financial Statements

June 30, 2003

Notes 1—Organization and Business

        E-Nutriceuticals, Inc. (the "Company"), was incorporated in the State of Delaware on July 17, 1998, initially under the name of Chitabsorbe, Inc. The Company develops and markets high quality dietary supplements and related products worldwide. On September 1, 1998, the Company acquired an exclusive worldwide perpetual license to intellectual property that is utilized in the formation of X-FAT, a dietary supplement.

        The Company has been in the development stage since July 17, 1998 (inception) and as of March 31, 2003, has yet to commence commercial operations or generate significant revenues. The Company's primary activities since inception have been researching and developing its product, negotiating strategic alliances and other agreements, and raising capital. The Company maintains offices in New York and London.

Note 2—Summary of Significant Accounting Policies

        The accompanying unaudited financial statements at June 30, 2003 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information on a basis consistent with the annual audited financial statements. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The consolidated financial statements presented herein reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the financial position as of June 30, 2003 and results of operations and cash flows for the six month periods ended June 30, 2003 and 2002. All such adjustments are of a normal recurring nature. The results of operations for these interim periods are not necessarily indicative of the results expected for a full year. These consolidated financial statements and footnotes thereto of the Company should be read in with annual audited financial statements as of March 31, 2003 and 2002 included elsewhere in this document.

  Going concern

        The financial statements have been prepared on a going concern basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. The Company is in the development stage and has not generated significant revenues. At June 30, 2003, the Company had a deficit accumulated during the development stage of $8,759,307. Such accumulated losses have resulted principally from costs incurred in research and development and from general and administrative expenses. The ability to continue as a going concern is dependent, among other things, upon the Company's obtaining additional woring capital through long-term financing or equity infusion and the attainment of profitable operations.

        Management believes that it has made and will continue to make the necessary investments in research and development, production, sales and marketing, such that upon attainment of sufficient sales orders, the Company will generate operating profits. The Company will continue to require additional working capital until such time as operating profits are achieved to allow the Company to continue as a going concern. However, there is no assurance that the Company will be successful in obtaining additional financing, that it will be successful in developing and commercializing its products or that revenues from product sales will be sufficient to generate profitable operations. The financial statements do not include any adjustments that might result from the outcome of these matters.

  Principles of consolidation

        The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

        The consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

  Revenue recognition

        The Company recognizes revenue on its product, X-FAT, upon delivery to the customer. The Company does not allow customers to return products for a refund nor does the Company offer sales discounts or promotions on the products that it sells.

  Cash and cash equivalents

        The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  Property and equipment

        Property and equipment is carried at cost. Depreciation is provided on a straight-line basis over the estimated useful life of the related assets (3 to 4 years). Expenditures for additions and betterments are capitalized and expenditures for maintenance and repairs are charged to operations as incurred.

  Intangible assets

        The Company's intangible assets are comprised of a development and licensing agreement. Such costs are being amortized on a straight line basis over the life of the agreements which are fifteen months and four years, respectively.

  Long-lived assets

        Long-lived assets and identifiable intangibles to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Impairment is measured by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from use of the assets and their eventual disposition. The Company determined as of June 30, 2003, there had been no impairment in the carrying value of long-lived assets.

  Research and development

        Research and development costs have been charged to operations as incurred.

  Use of estimates

        The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which require management to make reasonable estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimate is the amortization of intangible assts.

  Income taxes

        The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the Company to use an asset and liability-based approach in accounting for income taxes. Under that approach deferred income tax assets and liabilities are determined based on the difference between financial reporting and tax bases on assets and liabilities and are measured using the enacted tax rates that will be in effect when such differences are expected to reverse. A valuation allowance is recorded, if necessary, to reduce deferred tax assets to their estimated realizable value.

  Stock-based compensation

        As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," which establishes a fair value based method of accounting for stock-based compensation plans, the Company has elected to follow Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB No. 25"), for recognizing stock-based compensation expense for financial statement purposes. Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company's stock and the exercise price. Stock-based awards to non-employees are accounted for under the provisions of SFAS No. 123.

  Recently issued accounting pronouncements

        In May 2003, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 150, "Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those financial instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not believe that the adoption of SFAS No. 150 will have a significant impact on its financial statements.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133,

"Accounting for Derivative Instruments and Hedging Activities." This Statement is effective for contracts entered into or modified after June 30, 2003.

        In January 2003, the FASB issued Financial Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities." In general, a variable interest entity is a corporation, partnership, trust, or any other legal entity used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN No. 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements of FIN No. 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply to all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure." This standard amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. Additionally, the standard also requires in both annual and interim financial statements prominent disclosures in the Company's financial statements about the method of accounting used for stock-based employee compensation, and the effect of the method used when reporting financial results.

        In November 2002, the FASB issued FIN No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," an interpretation of FASB Statements No. 5, 57 and 107, and rescission of FASB Interpretation No. 34, "Disclosure of Indirect Guarantees of Indebtedness of Others." FIN No. 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the provisions of the disclosure requirements are effective for financial statements for interim or annual periods ending after December 15, 2002. The Company did not participate in any applicable activities during the period ended June 30, 2003.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities." SFAS No. 146 addresses significant issues regarding the recognition, measurement and reporting of disposal activities, including restructuring activities that are currently covered in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Activity." The provisions of SFAS No. 146 are effective for exit or disposal activities initiated after December 31, 2002. The Company did not participate in any applicable activities for the period ended June 30, 2003.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of income taxes. As a result, the criteria in APB No. 30 will now be used to classify those gains and losses. Any gain or loss on the extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in APB No. 30 for classification as an extraordinary item shall be reclassified. The provisions of this Statement are effective for fiscal years beginning after January 1, 2003. The Company did not participate in any applicable activities during the period ended June 30, 2003.

        In August 2001 the FASB issued SFAS No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets." The objective of SFAS No. 143 is to provide accounting guidance for legal obligations associated with the retirement of long-lived assets. The retirement obligations included within the scope of this project are those that an entity cannot avoid as a result of either the acquisition, construction or normal operation of a long-lived asset. Components of larger systems also fall under this project, as well as tangible long-lived assets with indeterminable lives. The provisions of SFAS No. 143 are effective for financial statements issued for fiscal years beginning after June 15, 2002.

        In July 2001, FASB issued SFAS, No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 establishes accounting and reporting for business combinations by requiring that all business combinations be accounted for under the purchase method. Use of pooling-of-interests methods is no longer permitted. SFAS No. 141 also provides guidance on purchase accounting related to the recognition of intangible assets and accounting for negative goodwill. SFAS No. 142 requires that the purchase method be used for business combinations initiated after June 30, 2001. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment only approach. Effective January 1, 2002, amortization of goodwill recorded for business combinations consummated prior to July 1, 2001 will cease, and intangible assets acquired prior to July 1, 2001 that do not meet the criteria for recognition under SFAS No. 141 will be reclassified to goodwill. Goodwill will be subject to an annual impairment test, including a transitional impairment test required upon adoption. There was no impairment of long lived assets required as of June 30, 2003.

        The Company does not expect the adoption of these statements to have a material impact on its results of operations or financial position.

Note 3—Stock Option Plan

        During the year ended March 31, 2000, the Company adopted the 1999 Stock Option Plan (the "Plan") under which stock options to purchase common shares may be granted to eligible employees, directors, or consultants. The Company has reserved 275,000 shares of Common Stock for issuance under the Plan. Typically, options under this plan are granted at fair market value at the date of grant, vest over 2 years, and expire 10 years after the date of grant. Under this plan, there were 141,667 options outstanding as of June 30, 2003 and there was approximately 133,333 options available for grant at June 30, 2003. As of June 30, 2003 there are 131,195 options outstanding with and average exercise price of $2.54 that were granted to non-employees that were not issued under the Plan.

        The weighted average fair value of options granted for the six month periods ending June 30, 2003 and 2002, were $$0.40 and $0.51, respectively.

        The following table summarizes information about stock options, including options issued to non-employees that were not issued under the Plan, outstanding at June 30, 2003:

Exercise Price	Options Outstanding	Options Outstanding Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$1.00	43,195	8.62	$1.00
$2.00	90,000	6.7	$2.00
$2.20	51,667	8.2	$2.20
$3.00	75,000.3		$3.00
$5.00	13,000.3		$5.00

	272,862

  Stock-Based Compensation

        The Company accounts for its stock-based compensation under APB No. 25. Under the accounting method, no compensation expense is recognized in the financial statements when the exercise price of the options equals the estimated market price of the option on the date of grant. The fair value of each option grant has been based upon the most recent prior capital raising conducted by the Company. During the six month periods ended June 30, 2003 and 2002, the Company issued no options below fair market value. As a consequence no deferred compensation has been recorded.

        Pro forma information regarding net loss is required by SFAS No. 123 and has been determined as if the Company had been accounting for its employee stock options under the fair value method of that statement. The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model permitted by SFAS No. 123 with the following assumptions: a ten year expected life, no volatility, risk free interest rates of 2% and 4% as of June 30, 2003 and 2002, respectively, and no dividend payments. Had compensation cost been recognized based on the fair value of the stock options on the date of grant under the methodology prescribed by SFAS No. 123, the Company's net loss would have been $568,206 for the six months ending June 30, 2003, and $1,409,028 for the six months ending June 30, 2002. Since options vest over several years and additional options are expected to be granted in the future, the pro forma results shown are not likely to be representative of the effects on future years of the application of SFAS No. 123.

Note 4—Related Party Transactions

        The Company's majority shareholder is Fifth Avenue Capital, Inc., a British Virgin Islands Corporation. Fifth Avenue Capital, Inc., is a holder of a promissory note from the Company for $100,000 that bears interest at the prime rate plus 2% recalculated at the beginning of each calendar quarter. The note was to be repaid upon the consummation of a second stage financing with net proceeds in excess of $1.1 million; however, the maker of the note extended the terms. For the six months ended June 30, 2003 and 2002 the Company incurred interest expense in the amount of $0 and $3,366 respectively. Additional amounts due to Fifth Avenue Capital, Inc. at June 30, 2003 were $2,061,378. This amount is included in due to shareholder in the accompanying balance sheet.

        Fifth Avenue Capital Advisors, Inc. ("Advisors"), a wholly-owned subsidiary of Fifth Avenue Capital, Inc., has entered into an agreement with the Company where Advisors will provide legal, accounting and other operational services to the Company for $5,000 per month plus 5% of net sales. For the six months ended June 30, 2003 and 2002 management and other fees charged to the Company by Advisors was $30,277 and $32,315, respectively. In connection with the sale of the Company's common stock, if Advisors arranges for capital investments in the Company, the Company shall pay Advisors between 5 and 10 percent of the raised capital with the exact percentage determined on a case by case basis. For the six months ended June 30, 2003 and 2002 there were no placement fees charged by Advisors to the Company. These amounts are included in due to shareholder in the accompanying balance sheet.

        Officers of the Company are being paid for services rendered to the Company. Such expenses incurred by the Company for six month periods ended June 30, 2003 and 2002 are $15,000 and $33,000, respectively. Amounts due to officers, directors and companys under their control at June 30, 2003, in connection with these services and including loans made by the officers to the Company, was $465,373, and is included in amounts due to related parties in the accompanying balance sheets.

Note 5—Subsequent Events

  Merger

        On August 20, 2003, the Company completed a Stock Purchase Agreement (the "Agreement") with Vital Living, Inc. ("Vital Living"), a publicly traded company, and the Company became a wholly owned subsidiary of Vital Living. Pursuant to the Agreement, the shareholders of the Company agreed to sell 100% of their common shares to Vital Living in exchange for 31,248,610 shares of rule 144 restricted Common Stock of Vital Living. The fair market value of the common stock received in the exchange was approximately $42.8 million on the date of closing. In contemplation of the closing, the Company converted SkyePharma's $5,750,000 of preferred stock, Fifth Avenue Capital's accounts payable of $1,948,974 and other payables totaling $684,124 into 7,314,592 shares of common stock of the Company.

  Sale of Convertible Preferred Stock and Development and License Agreement

        On August 20, 2003, the Company entered into an amendment to the License Agreement ("Amended License Agreement") with SkyePharma. Pursuant to the Amended License Agreement, the Company has designated five products with SkyeParma and has the right to identify a sixth product at no additional cost to the Company until June 30, 2004. The Company's right to identify additional products and its exclusive license agreement were extended beginning January 1, 2003 to December 31, 2017 in exchange for $4,132,231 payable by the issuance of 2,140,111 shares of common stock.

Conditionally, beginning January 1 2003 and for each year thereafter, the Company must identify at least four additional products for development and formulation by SkyePharma, or beginning January 1, 2005 SkyePharma receives product development fees of at least $1,000,000 annually. If the Company fails to identify four additional products during the calendar year 2005 or for each calendar year thereafter, or pay the $1,000,000 development fee, then exclusivity will terminate for new additional products selected at the end of such calendar year, subject to additional specific provisions as stated. Exclusivity for products selected by the Company in prior years will remain. In addition, the Company will pay to SkyePharma $1,000,000 for development and services for the period August 20, 2003 through December 31, 2004 provided Vital Living raises $4,000,000 (including an investment by SkyePharma) of equity financing. The $1,000,000 is payable in cash in four quarterly installments of $250,000 beginning January 1, 2004.

        As part of the Amended License Agreement, the Company also received exclusive marketing rights for all of SkyePharma's Technology, including its GEOMATRIX technology relating to the delivery of drugs or other vitamins or nutriceuticals, in the Peoples Republic of China, Taiwan and Hong Kong in exchange for $1,033,058 payable by the issuance of 535,028 shares of common stock. The Company will receive a royalty of 5% of gross fees or revenues realized by SkyePharma as a result of an introduction made or facilitated by the Company. The Company's exclusive marketing rights will terminate if SkyePharma does not receive annual gross fees under this marketing agreement of at least $1,000,000 beginning August 20, 2003 or cumulative 24 month fees of $2,000,000 from August 20, 2003.

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

March 31, 2003

Independent Auditors' Report

To the Board of Directors of
E-Nutriceuticals, Inc. and Subsidiary:

        We have audited the accompanying consolidated balance sheets of E-Nutriceuticals, Inc. and Subsidiary (the "Company") (a development stage Company) as of March 31, 2003 and 2002, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows, for the years then ended and, cumulatively, for the period from inception (July 17, 1998) to March 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the consolidated financial statements of the Company for the period from inception (July 17, 1998) through March 31, 2001 which are included within the cumulative period totals of the consolidated statements of operations, shareholders' equity (deficit) and cash flows. Those statements were audited by other auditors whose report dated February 26, 2002 that included an explanatory paragraph that descried a going concern as discussed in Note 2. Our opinion, insofar as it relates to amounts that are included within the cumulative period totals of the consolidated statements of operations, shareholders' equity (deficit) and cash flows for periods prior to 2002, is based solely upon the reports of the other auditors.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a loss from operations and has a net capital deficiency that raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at March 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended and, cumulatively, for the period from July 17, 1998 (date of inception) to March 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas
October 27, 2003

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Balance Sheets

	March 31,
	2003	2002
Assets
Current assets
Cash	$1,339	$3,063
Accounts receivable, net	1,962	11,006
Prepaid and other current assets	187,589	129,210
Inventory	—	39,876

Total current assets	190,890	183,155

Property and equipment, net	1,331	5,352
Intangible assets, net	2,750,000	4,800,000

Total assets	$2,942,221	$4,988,507

Liabilities and Shareholders' Equity (Deficit)
Current liabilities
Accounts payable and accrued expenses	$609,020	$520,755
Due to related parties	464,877	453,757
Due to shareholder	2,057,580	1,886,400
Note payable—shareholder	100,000	100,000

Total current liabilities	3,231,477	2,960,912

Commitments and contingencies
Shareholders' equity (deficit)
Common stock; $.001 par value; 10,000,000 shares authorized; 6,194,533 shares issued and outstanding at March 31, 2003 and 2002	6,195	6,195
Preferred stock; $.001 par value; 5,000,000 shares authorized; 1,000,000 shares issued and outstanding at March 31, 2003 and 2002	1,000	1,000
Additional paid-in capital	8,148,418	8,148,418
Deficit accumulated during the development stage	(8,480,319)	(6,192,078)
Accumulated other comprehensive income	35,450	64,060

Total shareholders' equity (deficit)	(289,256)	2,027,595

Total liabilities and shareholders' equity (deficit)	$2,942,221	$4,988,507

See accompanying notes to consolidated financial statements.

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Statements of Operations

	Year Ended March 31,		Cumulative Period From Inception (July 17, 1998)
	2003	2002
Sales	$21,233	$91,823	$827,207
Cost of goods sold	24,352	14,859	383,038

Gross profit (loss)	(3,119)	76,964	444,169

Operating expenses
General and administrative	166,216	341,945	3,333,487
Selling and marketing	1,953	7,681	1,903,783
Management fee	60,000	60,000	275,000
Research and development	—	—	365,604
Amortization of intangibles	2,050,000	950,000	3,000,000

Total operating expenses	2,278,169	1,359,626	8,877,874

Interest expense	6,953	9,486	46,614

Loss before provision for income taxes	(2,288,241)	(1,292,148)	(8,480,319)
Provision for income taxes	—	—	—

Net loss	$(2,288,241)	$(1,292,148)	$(8,480,319)

See accompanying notes to consolidated financial statements.

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Statements of Shareholders' Equity (Deficit)

						Deficit Accumulated During the Development Stage
	Common Stock		Preferred Stock				Accumulated Other Comprehensive Income (Loss)
					Additional Paid-In Capital
	Shares	Amount	Shares	Amount				Total
Sale of common stock at inception	5,000,000	$5,000	—	$—	$—	$—	$—	$5,000
Sale of common stock, net of offering costs of $61,000	305,000	305	—	—	548,695	—	—	549,000
Net loss	—	—	—	—	—	(758,610)	—	(758,610)

Balance, March 31, 1999	5,305,000	5,305	—	—	548,695	(758,610)	—	(204,610)
Sale of common stock, net of costs	542,000	542	—	—	1,014,481	—	—	1,015,023
Issuance of shares to directors	10,000	10	—	—	19,990	—	—	20,000
Comprehensive income:
Foreign currency translation adjustment	—	—	—	—	—	—	12,110	12,110
Net loss	—	—	—	—	—	(2,297,236)	—	(2,297,236)

Comprehensive loss	—	—	—	—	—	—	—	(2,285,126)

Balance, March 31, 2000	5,857,000	5,857	—	—	1,583,166	(3,055,846)	12,110	(1,454,713)
Sale of common stock and associated options, net of costs	220,330	220	—	—	698,150	—	—	698,370
Comprehensive income:
Foreign currency translation adjustment	—	—	—	—	—	—	155,328	155,328
Net loss	—	—	—	—	—	(1,844,084)	—	(1,844,084)

Comprehensive loss	—	—	—	—	—	—	—	(1,688,756)

Balance, March 31, 2001	6,077,330	$6,077	—	—	$2,281,316	$(4,899,930)	$167,438	$(2,445,099)
Sale of common stock, net of costs	117,203	118	—	—	74,907	—	—	75,025
Issuance of preferred stock	—	—	1,000,000	1,000	5,749,000	—	—	5,750,000
Issuance of options in exchange for accounts payable	—	—	—	—	43,195	—	—	43,195
Comprehensive income:
Foreign currency translation adjustment	—	—	—	—	—	—	(103,378)	(103,378)
Net loss	—	—	—	—	—	(1,292,148)	—	(1,292,148)

Comprehensive loss	—	—	—	—	—	—	—	(1,395,526)

Balance, March 31, 2002	6,194,533	6,195	1,000,000	1,000	8,148,418	(6,192,078)	64,060	2,027,595
Comprehensive income:
Foreign currency translation adjustment	—	—	—	—	—	—	(28,610)	(28,610)
Net loss	—	—	—	—	—	(2,288,241)	—	(2,288,241)

Comprehensive loss	—	—	—	—	—	—	—	(2,316,851)

Balance, March 31, 2003	6,194,533	$6,195	1,000,000	$1,000	$8,148,418	$(8,480,319)	$35,450	$(289,256)

See accompanying notes to consolidated financial statements.

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Statements of Cash Flows

	Year Ended March 31,		Cumulative Period From Inception (July 17, 1998)
	2003	2002
Cash flows from operating activities:
Net loss	$(2,288,241)	$(1,292,148)	$(8,480,319)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	4,021	15,108	59,957
Amortization of intangibles	2,050,000	950,000	3,000,000
Changes in operating assets and liabilities:
Prepaid and other current assets	(58,379)	(49,639)	(133,501)
Accounts receivable	9,044	16,653	(1,962)
Inventory	39,876	(17,560)	—
Accounts payable and accrued expenses	88,265	(349,330)	652,215
Due to related parties	11,120	453,757	464,877

Net cash used in operating activities	(144,294)	(273,159)	(4,438,733)

Cash flows from investing activities:
Capital expenditures	—	—	(61,288)

Net cash used in investing activities	—	—	(61,288)

Cash flows from financing activities:
Proceeds from issuances of common stock	—	75,025	2,308,330
Bank overdraft	—	(20,514)	—
Proceeds from note payable shareholder	—	—	100,000
Due to shareholder	171,180	325,089	2,057,580

Net cash provided by financing activities	171,180	379,600	4,465,910

Effect of foreign exchange rates on cash	(28,610)	(103,378)	35,450
Net increase (decrease) in cash	(1,724)	3,063	1,339
Cash, beginning of period	3,063	—	—

Cash, end of period	$1,339	$3,063	$1,339

Noncash financing activities:
Preferred stock issued in exchange for intangible assets	$—	$5,750,000	$5,750,000
Options granted in exchange for accounts payable		$43,195	$43,195

See accompanying notes to consolidated financial statements.

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Notes to Consolidated Financial Statements

March 31, 2003

Notes 1—Organization and Business

        E-Nutriceuticals, Inc. (the "Company"), was incorporated in the State of Delaware on July 17, 1998, initially under the name of Chitabsorbe, Inc. The Company develops and markets high quality dietary supplements and related products worldwide. On September 1, 1998, the Company acquired an exclusive worldwide perpetual license to intellectual property that is utilized in the formation of X-FAT, a dietary supplement.

        The Company has been in the development stage since July 17, 1998 (date of inception) and as of March 31, 2003, has yet to commence commercial operations or generate significant revenues. The Company's primary activities since inception have been researching and developing its product, negotiating strategic alliances and other agreements, and raising capital. The Company maintains offices in New York and London.

Note 2—Summary of Significant Accounting Policies

  Going concern

        The financial statements have been prepared on a going concern basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. The Company is in the development stage and has not generated significant revenues. At March 31, 2003, the Company had a deficit accumulated during the development stage of $8,480,319. Such accumulated losses have resulted principally from costs incurred in research and development and from general and administrative expenses. The ability to continue as a going concern is dependent, among other things, upon the Company's obtaining additional working capital through long-term financing or equity infusion and the attainment of profitable operations.

        Management believes that it has made and will continue to make the necessary investments in research and development, production, sales and marketing, such that upon attainment of sufficient sales orders, the Company will generate operating profits. The Company will continue to require additional working capital until such time as operating profits are achieved in order to allow the Company to continue as a going concern. However, there is no assurance that the Company will be successful in obtaining additional financing, that it will be successful in developing and commercializing its products or that revenues from product sales will be sufficient to generate profitable operations. The financial statements do not include any adjustments that might result from the outcome of these matters.

  Principles of consolidation

        The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

        The consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

  Revenue recognition

        The Company recognizes revenue on its product, X-FAT, upon delivery to the customer. The Company does not allow customers to return products for a refund nor does the Company offer sales discounts or promotions on the products that it sells.

  Shipping and handling

        Shipping and handling costs were insignificant for the years ending March 31, 2003 and 2002, and are recognized as revenue to the extent that these are recharged to the customer.

  Cash and cash equivalents

        The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  Inventory

        Inventory, which consists principally of finished goods, is stated at the lower of cost (first-in, first-out) or market value.

  Property and equipment

        Property and equipment is carried at cost. Depreciation is provided on a straight-line basis over the estimated useful life of the related assets (3 to 4 years). Expenditures for additions and betterments are capitalized and expenditures for maintenance and repairs are charged to operations as incurred.

  Intangible assets

        The Company's intangible assets are comprised of a development and licensing agreement. Such costs are being amortized on a straight line basis over the life of the agreements which are fifteen months and four years, respectively.

  Long-lived assets

        Long-lived assets and identifiable intangibles to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Impairment is measured by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from use of the assets and their eventual disposition. The Company determined as of March 31, 2003 and 2002, there had been no impairment in the carrying value of long-lived assets.

  Advertising costs

        Advertising costs are expensed as incurred. Total advertising expense for the years ended March 31, 2003 and 2002, were $1,953 and $7,681, respectively.

  Research and development

        Research and development costs have been charged to operations as incurred.

  Use of estimates

        The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which require management to make reasonable estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimate is the amortization of intangible assets.

  Income taxes

        The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the Company to use an asset and liability-based approach in accounting for income taxes. Under that approach deferred income tax assets and liabilities are determined based on the difference between financial reporting and tax bases on assets and liabilities and are measured using the enacted tax rates that will be in effect when such differences are expected to reverse. A valuation allowance is recorded, if necessary, to reduce deferred tax assets to their estimated realizable value.

  Stock-based compensation

        As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," which establishes a fair value based method of accounting for stock-based compensation plans, the Company has elected to follow Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB No. 25"), for recognizing stock-based compensation expense for financial statement purposes. Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company's stock and the exercise price. Stock-based awards to non-employees are accounted for under the provisions of SFAS No. 123.

  Recently issued accounting pronouncements

        In May 2003, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 150, "Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those financial instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not believe that the adoption of SFAS No. 150 will have a significant impact on its financial statements.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement is effective for contracts entered into or modified after June 30, 2003.

        In January 2003, the FASB issued Financial Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities." In general, a variable interest entity is a corporation, partnership, trust, or any other legal entity used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN No. 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements of FIN No. 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply to all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure." This standard amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. Additionally, the standard also requires in both annual and interim financial statements prominent disclosures in the Company's financial statements about the method of accounting used for stock-based employee compensation, and the effect of the method used when reporting financial results.

        In November 2002, the FASB issued FIN No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," an interpretation of FASB Statements No. 5, 57 and 107, and rescission of FASB Interpretation No. 34, "Disclosure of Indirect Guarantees of Indebtedness of Others." FIN No. 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the provisions of the disclosure requirements are effective for financial statements for interim or annual periods ending after December 15, 2002. The Company did not participate in any applicable activities as of and for the year ended March 31, 2003.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities." SFAS No. 146 addresses significant issues regarding the recognition, measurement and reporting of disposal activities, including restructuring activities that are currently covered in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Activity." The provisions of SFAS No. 146 are effective for exit or disposal activities initiated after December 31, 2002. The Company did not participate in any applicable activities as of and for the year ended March 31, 2003.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of income taxes. As a result, the criteria in APB No. 30 will now be used to classify those gains and losses. Any gain or loss on the extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in APB No. 30 for classification as an extraordinary item shall be reclassified. The provisions of this Statement are effective for fiscal years beginning after January 1, 2003. The Company did not participate in any applicable activities as of and for the year ended March 31, 2003.

        In August 2001 the FASB issued SFAS No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets." The objective of SFAS No. 143 is to provide accounting guidance for legal obligations associated with the retirement of long-lived assets. The retirement obligations included within the scope of this project are those that an entity cannot avoid as a result of either the acquisition, construction or normal operation of a long-lived asset. Components of larger systems also fall under this project, as well as tangible long-lived assets with indeterminable lives. The provisions of SFAS No. 143 are effective for financial statements issued for fiscal years beginning after June 15, 2002.

        In July 2001, FASB issued SFAS, No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 establishes accounting and reporting for business combinations by requiring that all business combinations be accounted for under the purchase method. Use of pooling-of-interests methods is no longer permitted. SFAS No. 141 also provides guidance on purchase accounting related to the recognition of intangible assets and accounting for negative goodwill. SFAS No. 142 requires that the purchase method be used for business combinations initiated after June 30, 2001. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment only approach. Effective January 1, 2002, amortization of goodwill recorded for business combinations consummated prior to July 1, 2001 will cease, and intangible assets acquired prior to July 1, 2001 that do not meet the criteria for recognition under SFAS No. 141 will be reclassified to goodwill. Goodwill will be subject to an annual impairment test, including a transitional impairment test required upon adoption. There was no impairment of long lived assets required as of March 31, 2003.

        The Company does not expect the adoption of these statements to have a material impact on its results of operations or financial position.

Note 3—Property and Equipment

        Property and equipment consists of the following at March 31, 2003 and 2002:

	March 31,
	2003	2002
Computer equipment	$41,402	$41,402
Office equipment	11,964	11,964
Computer software	7,922	7,922

	61,288	61,288
Less, accumulated depreciation	(59,957)	(55,936)

Property and equipment, net	$1,331	$5,352

        Depreciation expense for the years ended March 31, 2003 and 2002, totaled $4,021 and $15,108, respectively.

Note 4—Intangible Assets

        Intangible assets consists of the following at March 31, 2003 and 2002:

	March 31,
	2003	2002
Development agreement	$1,750,000	$1,750,000
License agreement	4,000,000	4,000,000

	5,750,000	5,750,000
Less accumulated amortization	(3,000,000)	(950,000)

Intangible assets, net	$2,750,000	$4,800,000

        Amortization expense for the years ended March 31, 2003 and 2002, totaled $2,050,000 and $950,000, respectively.

Note 5—Income Taxes

        The Company's deferred tax assets are comprised primarily of its net operating loss carryforwords. The Company has approximately $8.5 million of net operating loss carryforwards which begin to expire in 2014. The Company provided a full valuation allowance on the entire deferred tax asset balance to reflect the uncertainty regarding the realizability of these assets due to operating losses incurred since inception. Future ownership changes may limit the future utilization of these net operating loss carryforwards as defined by the federal and state tax codes (see Note 10).

Note 6—Shareholders' Deficit

  Preferred Stock

        On December 28, 2001, the Company entered into a Development and License Agreement ("License Agreement") with SkyePharma PLC ("SkyePharma"), a United Kingdom corporation, in exchange for 1,000,000 shares of Convertible Preferred Stock (the "Convertible Stock Agreement") valued at $5.75 per share or $5,750,000 (see Note 8). The Convertible Stock Agreement provides that no dividend will be paid on the Preferred Stock as long as no dividend is paid on the common stock. There is a liquidation preference of $5.75 per share over the common stock.

  Common Stock

        At inception, the Company issued 5,000,000 shares of its common stock to its founders for $5,000. From inception through the period ended March 31, 1999, the Company sold 305,000 shares for $549,000, net of costs of $61,000.

        During the twelve months ended March 31, 2000, the Company issued 542,000 common shares in exchange for net proceeds of approximately $1,015,023. The price at which these shares were issued ranged from $2.00 to $2.20 per share.

        During the twelve months ended March 31, 2001, the Company issued 220,330 shares of common stock for $698,370, net of related offering costs. Share placements were conducted at prices from $2.50 to $5.00 per share.

        During the twelve months ended March 31, 2002, the Company received proceeds of $75,025 for the issuance of 117,203 shares of common stock.

  Subscription agreement

        On August 29, 2000, an investor of the Company subscribed to 75,000 shares of common stock at a purchase price of $3.00 per share and an additional 13,000 shares of common stock at a purchase price of $5.00 per share, for the aggregate consideration of $290,000 (the "Initial Subscription"). In consideration of the Initial Subscription, the Company issued 50,000 warrants to this investor at a price per share of $5.00 per share (the "Second Subscription") and 30,000 warrants at a price of $7.50 per share (the "Third Subscription"). In addition, the Company will issue additional options in consideration of the investor exercising the initial, second, and third subscriptions as follows:

  •
  In consideration of the investor exercising its right to subscribe for shares under the Initial Subscription, the Company will issue 75,000 options at a price per share of $3.00 and 13,000 warrants at a price per share of $5.00.

  •
  In consideration of the investor exercising its right to subscribe for shares under the Second Subscription, the Company will issue 50,000 options at a price per share of $6.00 per share.

  •
  In consideration of the investor exercising its right to subscribe for shares under the Third Subscription, the Company will issue 30,000 options at a price per share of $8.50.

        On September 30, 2000, the investor purchased 88,000 shares under the Initial Subscription for an aggregate consideration of $290,000. As a result of this purchase, the Company issued the investor a total of 168,000 options as detailed above. On January 5, 2001, the investor made a partial payment of $50,000 under the Second Subscription, purchasing 10,000 shares, and as a result of this purchase, the Company issued the investor a total of 10,000 additional options as detailed above. Both of these purchases are included in the sale of common stock and related warrants line item on the statement of stockholders' deficit for the year ending March 31, 2001. The options referred to above were not issued under the Company's 1999 stock option plan (see Note 7).

  Other options

        During the year ended March 31, 2002, there were 43,195 options issued with an exercise price of $1.00 per share in exchange of accounts payable valued at $43,195. These options were recorded as an increase to additional paid in capital within the statement of shareholders' equity. These options were not issued under the Company's 1999 stock option plan (see Note 7).

Note 7—Stock Option Plan

        During the year ended March 31, 2000, the Company adopted the 1999 Stock Option Plan (the "Plan") under which stock options to purchase common shares may be granted to eligible employees, directors, or consultants. The Company has reserved 275,000 shares of Common Stock for issuance under the Plan. Typically, options under this plan are granted at fair market value at the date of grant, vest over one year, and expire 10 years after the date of grant. Under this plan, there were 136,667 and 125,000 options outstanding as of March 31, 2003 and 2002, respectively. There are approximately 138,333 and 150,000 options available for grant at March 31, 2003 and 2002, respectively.

        Information regarding the Plan, including the options issued in Note 6, as of March 31, 2003 and 2002, and changes during the years then ended is summarized below:

	2003		2002
	Stock Options	Weighted Average Exercise Price	Stock Options	Weighted Average Exercise Price
Outstanding beginning of year	256,195	$2.52	183,000	$2.86
Granted	15,000	2.20	88,195	1.56
Exercised	—	—	—	—
Forfeited	(3,333)	2.20	(15,000)	4.73
Outstanding end of year	267,862	2.37	256,195	2.52

Exercisable	262,862	2.30	251,195	2.54

        The weighted average fair value of options granted for the years ending March 31, 2003 and 2002, were $$0.40 and $0.51, respectively.

        The following table summarizes information about stock options, including the options issued in Note 6, outstanding at March 31, 2003:

Exercise Price	Options Outstanding	Options Outstanding Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$1.00	43,195	8.62	$1.00
$2.00	90,000	6.7	$2.00
$2.20	46,667	8.2	$2.20
$3.00	75,000.3		$3.00
$5.00	13,000.3		$5.00
	267,862

  Stock-Based Compensation

        The Company accounts for its stock-based compensation under APB No. 25. Under the accounting method, no compensation expense is recognized in the financial statements when the exercise price of the options equals the estimated market price of the option on the date of grant. The fair value of each option grant has been based upon the most recent prior capital raising conducted by the Company. During the years ended March 31, 2003 and 2002, the Company issued no options below fair market value. As a consequence no deferred compensation has been recorded.

        Pro forma information regarding net loss is required by SFAS No. 123 and has been determined as if the Company had been accounting for its employee stock options under the fair value method of that statement. The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model permitted by SFAS No. 123 with the following assumptions: a ten year expected life, no volatility, risk free interest rates of 2% and 4% as of March 31, 2003 and 2002, respectively, and no dividend payments. Had compensation cost been recognized based on the fair value of the stock options on the date of grant under the methodology prescribed by SFAS No. 123, the Company's net loss would have been $2,297,006 for the six month period ending June 30, 2003, and $1,304,028 for the year ending March 31, 2002. Since options vest over several years and additional options are expected to be granted in the future, the pro forma results shown are not likely to be representative of the effects on future years of the application of SFAS No. 123.

Note 8—License Agreements

        On December 28, 2001, the Company entered into a License Agreement in exchange for 1,000,000 shares of Convertible Preferred Stock valued at $5,750,000 (see Note 6). Pursuant to the terms of the License Agreement, the Company agreed to pay $1.75 million for the development of six products which must be selected by the Company prior to December 31, 2002. Additional products may be selected during the three years commencing January 1, 2003 for which the Company will pay $300,000 for each additional product selected. In addition, the Company agreed to pay $4.0 million for an exclusive license through December 31, 2002 (non-exclusive thereafter until December 31, 2005) to SkyePharma's Oral GEOMATRIX drug delivery technology to be used in combination with the selected products. Royalties to be paid by the Company will be 10% of all sales generated from the selected products.

        In September 1998 the Company entered into a licensing agreement (the "Agreement") that granted it an exclusive, worldwide, perpetual license to certain intellectual property. In consideration for the license, the Company agreed to pay royalties each fiscal year equal to 10% of the first $1,000,000 of net sales of X-Fat and 5% of such net sales in excess of $1,000,000, up to a maximum royalty fee of $1,250,000 per fiscal year.

        The Company is required to pay in advance royalties of $15,000 each quarter for the amounts that may become due in the next fiscal year. All advances are credited against future royalty payments required by the Company.

        At March 31, 2003, and 2002, the Company had prepaid royalties of $187,589 and $129,210, respectively.

        In the event of a second stage financing with net proceeds in excess of $1.1 million, and when all outstanding loans to affiliated parties have been repaid, the Company is obligated to pay an advance royalty of $250,000 to the licensor. During the fiscal year ended March 31, 2001, a second stage financing in excess of $1.1 million was consummated; however, the Company did not make payment of outstanding amounts to affiliated parties.

Note 9—Related Party Transactions

        The Company's majority shareholder is Fifth Avenue Capital, Inc., a British Virgin Islands Corporation. Fifth Avenue Capital, Inc., is a holder of a promissory note from the Company for $100,000 that bears interest at the prime rate plus 2% recalculated at the beginning of each calendar quarter. The note was to be repaid upon the consummation of a second stage financing with net proceeds in excess of $1.1 million; however, the maker of the note extended the terms. For the twelve months ended March 31, 2003 and 2002 the Company incurred interest expense in the amount of $6,644 and $8,335 respectively. Additional amounts due to Fifth Avenue Capital, Inc. at March 31, 2003 and 2002 were $2,057,580 and $1,886,400 respectively. These amounts are included in due to shareholder in the accompanying balance sheets.

        Fifth Avenue Capital Advisors, Inc. ("Advisors"), a wholly-owned subsidiary of Fifth Avenue Capital, Inc., has entered into an agreement with the Company where Advisors will provide legal, accounting and other operational services to the Company for $5,000 per month plus 5% of net sales. For the years ended March 31, 2003 and 2002 management and other fees charged to the Company by Advisors were $61,062 and $64,591, respectively. In connection with the sale of the Company's common stock, if Advisors arranges for capital investments in the Company, the Company shall pay Advisors between 5 and 10 percent of the raised capital with the exact percentage determined on a case by case basis. For the years ended March 31, 2003 and 2002 there were no placement fees charged by Advisors to the Company. These amounts are included in due to shareholder in the accompanying balance sheet.

        Officers of the Company are being paid for services rendered to the Company. Such expenses incurred by the Company for twelve months ended March 31, 2003 and 2002 are $15,000 and $100,000, respectively. Amounts due to the officers, directors and companys under their control at March 31, 2003 and 2002, in connection with these services and including loans made by the officers to the Company, were $464,877 and $453,757, respectively, and are included in amounts due to related parties in the accompanying balance sheets.

        The Company was party to a consulting agreement through August 31, 2001, under which the company is required to pay the president of the consulting company a non-refundable fee of $5,000 per month for up to two days of services rendered each month at the Company's request. Time spent in excess of two days each month are billed at the rate of $2,500 per day or at a mutually agreeable revised daily rate if the number of excess days requested exceed five days per month. For the year ended March 31, 2002, the Company incurred expenses of $25,000 from the consulting company. There were no amounts incurred during the year ended March 31, 2003. The president of the consulting company was a director of the Company until June 7, 2001.

Note 10—Subsequent Events

  Merger

        On August 20, 2003, the Company completed a Stock Purchase Agreement (the "Agreement") with Vital Living, a publicly traded company, and the Company became a wholly owned subsidiary of Vital Living. Pursuant to the Agreement, the shareholders of the Company agreed to sell 100% of their common shares to Vital Living in exchange for 31,248,610 shares of rule 144 restricted Common Stock of Vital Living. The fair market value of the common stock received in the exchange was approximately $42.8 million on the date of closing. In contemplation of the closing, the Company converted SkyePharma's $5,750,000 of preferred stock, Fifth Avenue Capital's accounts payable of $1,948,974 and other payables totaling $684,124 into 7,314,592 shares of common stock of the Company.

  Sale of Convertible Preferred Stock and Development and License Agreement

        On August 20, 2003, the Company entered into an amendment to the License Agreement ("Amended License Agreement") with SkyePharma. Pursuant to the Amended License Agreement, the Company has designated five products with SkyeParma and has the right to identify a sixth product at no additional cost to the Company until June 30, 2004. The Company's right to identify additional products and its exclusive license agreement were extended beginning January 1, 2003 to December 31, 2017 in exchange for $4,132,231 payable by the issuance of 2,140,111 shares of common stock. Conditionally, beginning January 1 2003 and for each year thereafter, the Company must identify at least four additional products for development and formulation by SkyePharma, or beginning January 1, 2005 SkyePharma receives product development fees of at least $1,000,000 annually. If the Company fails to identify four additional products during the calendar year 2005 or for each calendar year thereafter, or pay the $1,000,000 development fee, then exclusivity will terminate for new additional products selected at the end of such calendar year, subject to additional specific provisions as stated. Exclusivity for products selected by the Company in prior years will remain. In addition, the Company will pay to SkyePharma $1,000,000 for development and services for the period August 20, 2003 through December 31, 2004 provided Vital Living, Inc. ("Vital Living") raises $4,000,000

(including an investment by SkyePharma) of equity financing. The $1,000,000 is payable in cash in four quarterly installments of $250,000 beginning January 1, 2004.

        As part of the Amended License Agreement, the Company also received exclusive marketing rights for all of SkyePharma's Technology, including its GEOMATRIX technology relating to the delivery of drugs or other vitamins or nutriceuticals, in the Peoples Republic of China, Taiwan and Hong Kong in exchange for $1,033,058 payable by the issuance of 535,028 shares of common stock. The Company will receive a royalty of 5% of gross fees or revenues realized by SkyePharma as a result of an introduction made or facilitated by the Company. The Company's exclusive marketing rights will terminate if SkyePharma does not receive annual gross fees under this marketing agreement of at least $1,000,000 beginning August 20, 2003 or cumulative 24 month fees of $2,000,000 from August 20, 2003.

CHRISTOPHER'S ORIGINAL FORMULAS, INC.

FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT

To Christopher's Original Formulas, Inc.:

        We have audited the accompanying balance sheet of Christopher's Original Formulas, Inc. (a Nevada corporation) as of December 31, 2002 and the related statements of income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Christopher's Original Formulas, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company has incurred a loss. This condition raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ The C.P.A. Network, LLC The C.P.A. Network, LLC Provo, Utah U.S.A. April 11, 2003

CHRISTOPHER'S ORIGINAL FORMULAS, INC.

BALANCE SHEET

December 31, 2002

Assets
Current Assets:
Cash	$2,180
Receivables	59,190
Finished products inventory	73,436
Raw materials inventory	62,503

Total current assets	197,309

Property and Equipment:
Leasehold improvements	10,116
Equipment	54,371
Vehicles	11,337
Accumulated depreciation	(26,504)

Net property and equipment	49,320

Other Assets:
Loans to shareholders	65,342

Total other assets	65,342

Total assets	$311,971

Liabilities and Equity
Current Liabilities:
Accounts payable	$366,259
Accrued expenses	164,198
Note payable from shareholder (current portion)	7,622
Line of credit	111,770

Total current liabilities	649,849

Long Term Liabilities:
Accrued interest	2,646
Note payable from shareholder	34,138
Notes payable	15,464
Note payable—Vital Living	—

Total long term liabilities	52,248

Total liabilities	702,097

Equity:
Common stock ($0.001 par value; authorized—50,000,000 shares; 8,683,891 issued and 8,659,891 outstanding)	8,660
Contributed Capital	171,159
Treasury stock, 24,000 shares at cost	(60,000)
Retained earnings (deficit)	(509,945)

Total equity	(390,126)

Total liabilities and equity	$311,971

The Auditors' Report and accompanying Notes are an integral part of these financial statements.

CHRISTOPHER'S ORIGINAL FORMULAS, INC.

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2002
Operating Revenues
Sales	$2,447,246

2,447,246
Cost of Goods Sold	1,404,808

Gross Profit	1,042,438
Operating Expenses
General and administrative	494,267
Production	217,904
Marketing	618,508
Depreciation	11,675

Operating Expenses	1,342,354

Operating income (loss)	(299,916)
Other income (expenses)
Loss on disposal of fixed assets	(4,247)
Interest income	4,908
Interest expense	(13,842)

Other Expenses	(13,181)

Net Income (Loss)	$(313,097)

Earnings per common share—
Net Income (Loss)—Basic and Diluted	$(0.0433)

Weighted average shares—Basic and Diluted	7,229,746

The Auditors' Report and accompanying Notes are an integral part of these financial statements.

CHRISTOPHER'S ORIGINAL FORMULAS, INC.

STATEMENT OF SHAREHOLDERS' EQUITY

For the Year Ended December 31, 2002

	Common Stock
			Additional Paid-In Capital	Retained Earnings (Deficit)
	Shares	Amount
Balance at December 31, 2001	5,799,600	$5,800	$179,313	$(196,848)
Common stock issuance	2,860,291	2,860	(2,860)
Adjustment back to pre-mergers			(5,294)
Net income (loss)				(313,097)

Balance at December 31, 2002	8,659,891	$8,660	$171,159	$(509,945)

Balance at December 31, 2001	—	$—
Treasury shares at cost	24,000	(60,000)
Balance at December 31, 2002	24,000	$(60,000)

The Auditors' Report and accompanying Notes are an integral part of these financial statements

CHRISTOPHER'S ORIGINAL FORMULAS, INC.

STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2002
Cash flows from operating activities:
Net income (loss)	$(313,097)
Adjustments to reconcile operating income to net cash provided by operating activities:
Depreciation expense	10,922
Allowance for doubtful accounts
Loss on sale of equipment	—
Changes in current assets and liabilities:
Receivables (increase) decrease	(22,387)
Inventory (increase) decrease	156,134
Accounts payable increase (decrease)	127,720
Drawn on future deposits increase (decrease)	(29,342)
Accrued expenses increase (decrease)	29,039
Line of credit increase (decrease)	11,575

Net cash provided (used) by operating activities	(29,436)

Cash flows from investing activities:
Capital expenditures	(3,664)
Loan to shareholder	—
Proceeds from sale of equipment	—
Interest on shareholder loan	(4,908)

Net cash provided (used) by investing activities	(8,572)

Cash flows from financing activities:
New borrowings	41,760
Note payable to shareholder	—
Proceeds from issuance of common stock	—
Shareholder contributions	—
Proceeds from note payable to Vital Living	—
Principal paid on notes payable	(2,967)
Interest accrued on notes payable	1,395

Net cash provided (used) by financing activities	40,188

Net changes in cash	2,180
Cash, beginning	—

Cash, ending	$2,180

Noncash transaction:
Treasury stock exchanged for products	$60,000

The Auditors' Report and accompanying Notes are an integral part of these financial statements

CHRISTOPHER'S ORIGINAL FORMULAS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002

NOTE 1—SUMMARY OF ORGANIZATION & SIGNIFICANT ACCOUNTING POLICIES

Organization

        The Company was incorporated under the laws of the State of New Jersey on June 22, 1966 with the name "University Graphics, Inc." with authorized stock of 1,000 shares with no par value. On September 23, 1968 the authorized common stock was increased to 1,500,000 shares with a par value of $.10 per share and on June 24, 1987 the authorized shares were increased to 5,000,000 shares with a par value of $.10.

        On April 12, 2000 the authorized common stock was increased to 50,000,000 shares with a par value $.001 per share in connection with a name change to Dr. Christopher's Original Formulas, Inc. and a reverse common stock split of three shares of outstanding stock for one share in preparation for the planned acquisition of a Utah Corporation by the same name.

        Prior to 1998 the principal business activity of the Company was providing computerized illustration, typesetting, and electronic pre-press services to book and journal publishers. The Company ceased operations and became inactive during 1997 and was considered to be a development stage company up until its acquisition of Dr. Christopher's Original Formulas, Inc. (a Utah Corporation).

        On April 7, 2000 the Company acquired Dr. Christopher's Original Formulas, Inc. (a Utah corporation organized 1/14/2000) in exchange for 2,867,000 of after split common shares of the Company. The Company's acquisition of Dr. Christopher's Original Formulas, Inc. (a Utah corporation) is being treated as a reverse acquisition.

        On June 20, 2001 the Company merged with Dr. Christopher's Original Formulas, Inc. (a Nevada corporation organized June 14, 2001) to form a single corporation. The outstanding shares were converted on a direct one for one basis. Dr. Christopher's Original Formulas, Inc. (a Nevada corporation) is the surviving corporation with authorized stock of 50,000,000 common shares with a par value of $0.001 and 10,000,000 preferred shares with a par value of $0.001.

        On July 25, 2001 the Company dissolved the wholly owned subsidiary Dr. Christopher's Original Formulas, Inc (a Utah corporation). On December 10, 2001 the Company approved a name change to NFI Holdings, Inc. by amendment of the articles of incorporation, acquired KJMC Acquisition Corporation (a Nevada corporation) as a wholly owned subsidiary, and authorized a 10 to 1 reverse stock split of the issued and outstanding common stock as of November 28, 2001.

        On December 11, 2001 KJMC Acquisition Corporation approved a name change to Christopher's Original Formulas, Inc. by amendment of the articles of incorporation.

        On June 30, 2002 through a share exchange agreement, Christopher's Original Formulas, (a Nevada corporation) was spun off from its parent company, NFI Holding, Inc. This report is presented for the Nevada corporation with original shareholders of Dr. Christopher's Original Formulas, Inc. (a Utah corporation) prior to any mergers with parent companies.

        The Company has an exclusive marketing agreement with Christopher Enterprises, Inc., which has been in the herbal products business for over 28 years. The Company markets a complete line of natural herbal products.

B.
Cash and Cash Equivalents

        Cash consists of amounts in demand and certificates of deposit. The Company considers all highly liquid investments maturing within three months to be cash equivalents.

C.
Inventory

        Inventories are carried at the lower of cost or market (using a first-in, first-out method).

D.
Property and Equipment

        Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in the income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

E.
Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

F.
Accrued Compensated Absences

        The Company's policy is that all unused sick or vacation days lapse at the end of each calendar year.

G.
Shipping and Handling

        All applicable shipping and handling costs are included in cost of sales.

H.
Advertising

        The Company expenses all advertising costs as incurred.

NOTE 2—RECEIVABLES

        Accounts receivable are valued at original invoice totals with no interest assessed. The allowance is estimated based on expected percentages of collections for each 30-day aging period. Receivables consist of the following:

12/31/02
Customer receivables	$77,184
Allowance for doubtful accounts	(7,500)
Factored receivables	(18,013)
Factor reserve	7,519

Net receivables	$59,190

Factoring Agreement

        The Company has entered into a standard factoring agreement for use in securing short-term cash against Company customer invoices for growth and on-going operations. The terms of the agreement include the following:

Maximum line of credit:	$300,000
Advance rate:	75%
Discount rate:	1.5%
Funds rate:	Prime + 2% (currently 10.5%)
Monthly Minimum:	$1,500
Origination fee:	$4,500
Term:	18 months
Document fee:	$500

        UCC Filing: Company assets will be required as collateral

        The Company is not obligated to factor any invoice. The Company intends only to factor sufficient invoices to provide a smooth supply of operating and growth cash. The monthly minimum fee is equivalent to $100,000 worth of invoices factored.

NOTE 3—MARKETING RIGHTS AGREEMENT

        Effective January 1, 2002, the Company entered into a Marketing License Agreement with Christopher Enterprises, Inc. This agreement supersedes all prior contracts, arrangements, agreements and understandings between the parties.

        The agreement grants exclusive license to sell, use, advertise and market all of Dr. Christopher's original formulas, all of David Christopher's formulas and products, and all other products currently being produced, marketed and/or sold by Christopher Enterprises, Inc. Royalties will be paid for a period of 20 years at a rate of $0.125 per Licensed Product sold. All of the agreement will become permanent and binding if gross sales increase 25% annually for the first five years of the agreement.

NOTE 4—MANUFACTURING AGREEMENT

        Effective January 1, 2002, the Company entered into a Manufacturing Agreement with Christopher Enterprises, Inc. granting the license to manufacture all Licensed Products to the Company. Christopher Enterprises, Inc. will serve as the sole and exclusive broker of all sourcing of the Licensed Products and will be paid a commission of 5% per invoice. In exchange for assuming all cash flow obligations related to manufacturing of Christopher Enterprises, the Company was relieved of all notes payable and accounts payable existing on March 31, 2002. The term of this agreement is five years.

        The cash flow obligations assumed in the manufacturing agreement are as follows:

Description	Monthly Payment	Interest Rate	Payoff
Zion's Line of Credit	$700	6.75%	$95,000
Countrywide Home Equity Line	494	7.00%	83,130
Wells Fargo Credit Card	555	12.25%	56,878
Provident Mortgage	607	6.38%	64,134
US Bank	660	5.00%	43,978

NOTE 5—LOAN TO SHAREHOLDER

        Before actually beginning operations on July 1, 2000, Robert C. Scott, president and major shareholder borrowed $53,667 from the Company. A promissory note was issued with an interest rate of 8% per annum. The entire principal balance and interest thereon is due on July 1, 2005.

        Balance of note as of December 31, 2002 was:

Principal	$53,667
Accrued interest	11,675

Balance at 12/31/2002	$65,342

NOTE 6—LONG-TERM DEBT

        Long-Term Debt consists of the following:

12/31/02
Note payable—Herbs Wonderful	$18,110
Note payable—Robert C. Scott	41,760
Less current portion	(7,622)

$52,248

        The following is a schedule of note maturities by year at December 31, 2002:

Description	Interest	Principal	Total
2003	$1,752	$7,622	$9,374
2004	5,962	23,434	29,396
2005	1,038	8,335	9,373
2006	657	8,717	9,374
Thereafter	258	9,116	9,374

Total	$9,667	$57,224	$66,891

        Descriptions of long-term debt follow:

        The Company issued the following promissory notes:

        The Company issued a promissory note to Herbs Wonderful in the amount of $9,435. The note's principal and interest are to be retired on January 22, 2004. The interest rate is 8% per annum. An invoice for products from Christopher Enterprises was paid by Christopher's Original Formulas and credited against this Note in the amount of $1,004. A payment of $3,000 was made against this note. The remaining principal balance at December 31, 2002 was $5,464 and accrued interest to date was $1,262.

        The Company issued a promissory note to Herbs Wonderful in the mount of $10,000. The note's principal and interest are to be retired on May 7, 2004. The interest rate is 8% per annum. The remaining principal balance at December 31, 2002 was $10,000 and accrued interest to date was $1,385.

        The Company issued a promissory note to Robert C. Scott, President and majority shareholder in the amount of $41,760. Quarterly principal and interest payments are due quarterly and is scheduled to be retired on December 31, 2007. The interest rate is 4.5% per annum. The remaining principal balance at December 31, 2002 was $41,760.

NOTE 7—RELATED PARTY TRANSACTIONS

        The Company purchased $62,700 of products from Balance Systems, Inc. and owed them $200 as of December 31, 2002. The Company and Balance Systems, Inc. have common controlling shareholders.

        The Company owes Herbs Wonderful $18,110 (as described in Note 6). The Company and Herbs Wonderful have common controlling shareholders.

        The Company owes Robert C. Scott, President and majority shareholder $41,760 (as described in Note 6).

        The following two owners of Christopher Enterprises, Inc. (see Notes 3 and 4) are also shareholders of Christopher's Original Formulas, Inc.:

	Shares	Percent of total shares outstanding
Norman Bacalla	100,000	1%
Ruth Bacalla	100,000	1%

        Also see Note 5—Loan to Shareholder

NOTE 8—LINE OF CREDIT

        As of March 26, 2001, the Company was approved for a $100,000 line of credit secured by personal assets of the Company's president, Robert Scott. The balance at December 31, 2002 was $93,449.

        As of July 1, 2001, the Company was approved for an additional $10,000 line of credit signature loan, signed by the Company's president, Robert Scott. The balance at December 31, 2002 was $6,748.

        As of August 1, 2002, the Company was approved for $13,800 business capital line from American Express, signed by the Company's president, Robert Scott. The balance at December 31, 2002 was $11,573.

NOTE 9—SUBSEQUENT EVENTS

        On February 25, 2003 the Company entered into preliminary negotiations with Vital Living, Inc., a publicly listed company, to effect a merger between the two companies. In connection with these negotiations, Vital Living loaned the Company $40,000 to pay selected accounts payable balances.

NOTE 10—GOING CONCERN

        The accompanying financial statements of the Company have been prepared on a going concern basis, which contemplates profitable operations and the satisfaction of liabilities in the normal course of business. The Company reported a loss before extraordinary items of $313,098 for the year ended

December 31, 2002. The Company continues to experience serious cash flow difficulties. This uncertainty raises substantial doubt about the ability of the Company to continue as a going concern.

        The Company's continuation as a going concern is dependent upon its ability to generate profitable operations or secure adequate new financing. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

        The Company engaged Carriage House Capital, LLC, to find a suitable Over-The-Counter Bulletin Board company with which to merge and to secure a minimum of $1,000,000 in equity financing. The Company's management believes that an appropriate merger will allow the Company to expand its prime marketing activities, reduce costs by better raw materials sourcing, improvements and increases in inventory and be in a position to acquire other businesses and products that will utilize existing manufacturing and marketing channels to enhance the future profitability of the Company.

        During 2002, the Company also retained the services of an outside marketing firm to evaluate the Company's opportunity to penetrate the health food store market. The firm, Real Business Solutions, recommended major changes in the look of the Christopher brand labels, changes in the names of the individual products to make them more understandable and adjustments in the pricing of some products. The Company's management believes that the subsequent changes, although costly and detrimental to cash flow at the time, have now resulted in a much stronger opportunity to penetrate this core market for its products.

CHRISTOPHER'S ORIGINAL FORMULAS, INC.

FINANCIAL STATEMENTS

CHRISTOPHER'S ORIGINAL FORMULAS, INC.

BALANCE SHEET

June 30, 2003
(Unaudited)
Assets
Current Assets:
Cash	$30,281
Receivables	142,941
Finished products inventory	116,335
Raw materials inventory	62,503

Total current assets	352,060

Property and Equipment:
Leasehold improvements	5,116
Equipment	75,439
Vehicles	11,337
Accumulated depreciation	(26,504)

Net property and equipment	65,388

Other Assets:
Loans to shareholders	65,342

Total other assets	65,342

Total assets	$482,790

Liabilities and Equity
Current Liabilities:
Accounts payable	$344,017
Accrued expenses	166,239
Note payable from shareholder (current portion)	51,760
Line of credit	104,357

Total current liabilities	666,373

Long Term Liabilities:
Accrued interest	2,648
Note payable from shareholder	—
Notes payable	15,464
Note payable—Vital Living	207,176

Total long term liabilities	225,288

Total liabilities	891,661

Equity:
Common stock ($0.001 par value; authorized—50,000,000 shares; 8,683,891 issued and 8,659,891 outstanding)	8,660
Contributed Capital	171,159
Treasury stock, 24,000 shares at cost	(60,000)
Retained earnings (deficit)	(528,690)

Total equity	(408,871)

Total liabilities and equity	$482,790

The accompanying Notes are an integral part of these unaudited financial statements.

CHRISTOPHER'S ORIGINAL FORMULAS, INC.

STATEMENTS OF OPERATIONS

	Six Months Ended June 30,
	2003	2002
	(Unaudited)	(Unaudited)
Operating Revenues
Sales	$1,051,733	$1,508,662
Cost of Goods Sold	469,853	742,006

Gross Profit	581,880	766,656

Operating Expenses
General and administrative	284,586	277,562
Production	92,353	122,330
Marketing	210,603	371,247
Depreciation	5,838	5,498

Operating Expenses	593,380	776,637

Operating income (loss)	(11,500)	(9,981)

Other income (expenses)
Loss on disposal of fixed assets	—	(4,247)
Interest income	—	2,441
Interest expense	(7,245)	(6,803)

Other Expenses	(7,245)	(8,609)

Net Loss	$(18,745)	$(18,590)

The accompanying Notes are an integral part of these unaudited financial statements.

F-124

CHRISTOPHER'S ORIGINAL FORMULAS, INC.

STATEMENT OF SHAREHOLDERS' EQUITY

For the Six Months
Ended June 30, 2003

	Common Stock
			Additional Paid-In Capital	Retained Earnings (Deficit)
	Shares	Amount
Balance at December 31, 2002	8,659,891	$8,660	$171,159	$(509,945)
Net loss (unaudited)	—	—	—	(18,745)

Balance at June 30, 2003 (unaudited)	8,659,891	$8,660	$171,159	$(528,690)

Balance at December 31, 2002	24,000	$(60,000)

Balance at June 30, 2003 (unaudited)	24,000	$(60,000)

The accompanying Notes are an integral part of these unaudited financial statements.

CHRISTOPHER'S ORIGINAL FORMULAS, INC.

STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2003 (Unaudited)	2002 (Unaudited)
Cash flows from operating activities:
Net income (loss)	$(18,745)	$(18,590)
Adjustments to reconcile operating income to net cash provided by operating activities:
Depreciation expense	5,838	5,498
Allowance for doubtful accounts
Loss on sale of equipment	—	4,247
Changes in current assets and liabilities:
Receivables (increase) decrease	(83,751)	(23,608)
Inventory (increase) decrease	(42,899)	56,943
Accounts payable increase (decrease)	(21,745)	(8,376)
Drawn on future deposits increase (decrease)	—	—
Accrued expenses increase (decrease)	1,546	(8,309)

Net cash provided (used) by operating activities	(159,756)	7,805

Cash flows from investing activities:
Capital expenditures	(21,906)	—
Loan to shareholder	—	1,649
Interest on shareholder loan	—	(2,442)

Net cash provided (used) by investing activities	(21,906)	(793)

Cash flows from financing activities:
New borrowings	—	3,696
Proceeds from issuance of common stock	10,000	—
Shareholder contributions	(7,413)	(2,260)
Proceeds from note payable to Vital Living	207,176	—

Net cash provided (used) by financing activities	209,763	1,436

Net changes in cash	28,101	8,448
Cash, beginning	2,180	—

Cash, ending	$30,281	$8,448

Noncash transaction:
Treasury stock exchanged for products	$—	$34,052

The accompanying Notes are an integral part of these unaudited financial statements.

CHRISTOPHER'S ORIGINAL FORMULAS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

December 31, 2002

NOTE 1—SIGNIFICANT ACCOUNTING POLICIES

        The accompanying unaudited financial statements at June 30, 2003 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information on a basis consistent with the annual audited financial statements. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The financial statements presented herein reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the financial position as of June 30, 2003 and results of operations and cash flows for the six month periods ended June 30, 2003 and 2002. All such adjustments are of a normal recurring nature. The results of operations for these interim periods are not necessarily indicative of the results expected for a full year. The statements should be read in conjunction with the audited financial statement and footnotes thereto of Christopher's Original Formulas, Inc. included elsewhere in this document for the year ended December 31, 2002.

A.
Organization

        The Company was incorporated under the laws of the State of New Jersey on June 22, 1966 with the name University Graphics, Inc. with authorized stock of 1,000 shares with no par value. On September 23, 1968 the authorized common stock was increased to 1,500,000 shares with a par value of $.10 per share and on June 24, 1987 the authorized shares were increased to 5,000,000 shares with a par value of $.10.

        On April 12, 2000 the authorized common stock was increased to 50,000,000 shares with a par value $.001 per share in connection with a name change to Dr. Christopher's Original Formulas, Inc. and a reverse common stock split of three shares of outstanding stock for one share in preparation for the planned acquisition of a Utah Corporation by the same name.

        Prior to 1998 the principal business activity of the Company was providing computerized illustration, typesetting and electronic pre-press services to book and journal publishers. The Company ceased operations and became inactive during 1997 and was considered to be a development stage company up until its acquisition of Dr. Christopher's Original Formulas, Inc. (a Utah Corporation).

        On April 7, 2000 the Company acquired Dr. Christopher's Original Formulas, Inc. (a Utah corporation organized 1/14/2000) in exchange for 2,867,000 of after split common shares of the Company. The Company's acquisition of Dr. Christopher's Original Formulas, Inc. (a Utah corporation) is being treated as a reverse acquisition.

        On June 20, 2001 the Company merged with Dr. Christopher's Original Formulas, Inc. (a Nevada corporation organized June 14, 2001) to form a single corporation. The outstanding shares were converted on a direct one for one basis. Dr. Christopher's Original Formulas, Inc. (a Nevada corporation) is the surviving corporation with authorized stock of 50,000,000 common shares with a par value of $0.001 and 10,000,000 preferred shares with a par value of $0.001.

        On July 25, 2001 the Company dissolved the wholly owned subsidiary Dr. Christopher's Original Formulas, Inc. (a Utah corporation).

        On December 10, 2001 the Company approved a name change to NFI Holdings, Inc. by amendment of the articles of incorporation, acquired KJMC Acquisition Corporation (a Nevada corporation) as a wholly owned subsidiary, and authorized a 10 to 1 reverse stock split of the issued and outstanding common stock as of November 28, 2001.

        On December 11, 2001 KJMC Acquisition Corporation approved a name change to Christopher's Original Formulas, Inc. by amendment of the articles of incorporation.

        On June 30, 2002 through a share exchange agreement, Christopher's Original Formulas, Inc. (a Nevada corporation) was spun off from its parent company, NFI Holding, Inc. This report is presented for the Nevada corporation with original shareholders of Dr. Christopher's Original Formulas, Inc. (a Utah corporation) prior to any mergers with parent companies.

        The Company has an exclusive marketing agreement with Christopher Enterprises, Inc., which has been in the herbal products business for over 28 years. The Company markets a complete line of natural herbal products.

B.
Cash and Cash Equivalents

        Cash consists of amounts in demand and certificates of deposit. The Company considers all highly liquid investments maturing within three months to be cash equivalents.

C.
Inventory

        Inventories are carried at the lower of cost or market (using a first- in, first-out method).

D.
Property and Equipment

        Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in the income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

E.
Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

F.
Accrued Compensated Absences

        The Company's policy is that all unused sick or vacation days lapse at the end of each calendar year.

G.
Shipping and Handling

        All applicable shipping and handling costs are included in cost of sales.

II.
Advertising

        The Company expenses all advertising costs as incurred.

Note 2—Subsequent Event

        On July 2, 2003, the Company executed an asset purchase agreement and closed the sale substantially all of its assets and liabilities to Nature's Systems, Inc. ("NSI"), a wholly owned subsidiary of Vital Living, Inc., a publicly traded company, in a stock for assets transaction for 2,600,000 shares of restricted common stock of Vital Living, Inc. The fair value of the common stock received was $2,808,000, or $1.08 per common share. The asset purchase agreement included the assumption by NSI of approximately $355,000 of liabilities of certain executives of the Company as well as an advance owed to Vital Living of $207,176. The total consideration received, including the assumption of certain liabilities mention above, was determined to be approximately $3.4 million.

NFI HOLDINGS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT

To NFI Holdings, Inc.:

        We have audited the accompanying consolidated balance sheets of NFI Holdings, Inc. (a Nevada corporation) and subsidiaries as of December 31, 2001 and December 31, 2000 and the related consolidated statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NFI Holdings, Inc. as of December 31, 2001 and December 31, 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

        The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the consolidated financial statements, the Company has incurred a loss. This condition raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 14. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ The C.P.A. Network, LLC
The C.P.A. Network, LLC Provo, Utah U.S.A. April 19, 2002

NFI HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2001 & 2000

	2001	2000
		(Restated)
Assets
Current Assets:
Cash	$0	$18,874
Receivables	36,802	97,128
Inventory	352,073	226,551
Other	0	2,856

Total current assets	388,875	345,409

Property and Equipment:
Leasehold improvements	12,101	5,000
Equipment	48,722	36,760
Vehicles	11,337	11,337
Accumulated depreciation	(15,582)	(4,746)

Net property and equipment	56,578	48,351

Other Assets:
Loans to shareholders	60,434	55,813

Total other assets	60,434	55,813

Total assets	$505,887	$449,573

Liabilities and Equity
Current Liabilities:
Accounts payable	$238,538	$48,209
Checks drawn against future deposits	29,342	0
Accrued expenses	135,159	34,335
Line of credit	100,195	10,472

Total current liabilities	503,234	93,016

Long Term Liabilities:
Accrued interest	1,218	0
Notes payable	18,464	336,107

Total long term liabilities	19,682	336,107

Total liabilities	522,916	429,123

Equity:
Common stock ($0.001 par value; authorized—50,000,000 shares issued and outstanding—505,962 and 503,372)	506	503
Contributed Capital	179,313	179,316
Retained earnings (deficit)	(196,848)	(159,369)

Total equity	(17,029)	20,450

Total liabilities and equity	$505,887	$449,573

The Auditors' Report and accompanying Notes are an integral part of these financial statements.

NFI HOLDINGS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

For the Years Ended December 31, 2001 & 2000

	2001	2000
		(Restated)
Operating Revenues
Sales	$3,120,593	$1,455,968

	3,120,593	1,455,968
Cost of Goods Sold	1,897,397	805,163

Gross Profit	1,223,196	650,805
Operating Expenses
General and administrative	608,540	379,079
Marketing	897,511	455,677
Depreciation	10,835	4,747

Operating Expenses	1,516,886	839,503

Operating income (loss)	(293,690)	(188,698)

Other income (expenses)
Interest income	4,621	13,148
Interest expense	(10,558)	(275)

Other Expenses	(5,937)	12,873

Income (Loss) before extraordinary items	(299,627)	(175,825)
Extraordinary Gain (Note 13)	262,148	99,083

Net Income (Loss)	$(37,479)	$(76,742)

Earnings per common share—
Income (Loss) before extraordinary item	$(0.5951)	$(0.3493)
Extraordinary item	0.5206	0.1968

Net Income (Loss)—Basic and Diluted	$(0.0745)	$(0.1525)

Weighted average shares—
Basic and Diluted	503,521	503,372

The Auditors' Report and accompanying Notes are an integral part of these financial statements.

NFI HOLDINGS, INC.

CONSOLIDATED STATEMENT
OF SHAREHOLDERS' EQUITY

For the Years Ended December 31, 2001 & 2000

	Common Stock
			Additional Paid-In Capital	Retained Earnings (Deficit)
	Shares	Amount
Balance at December 31, 1999	1,238,139	$1,238	$663,925	$(747,790)
Acquisition	2,867,000	2,867
Acquisition	1,200,000	1,200
Acquisition	800,000	800
Cancellations	(1,071,450)	(1,071)
Fractional share adjustment	27	0
Merger adjustments			(663,925)	665,163
Common stock issuance			168,266
Shareholder contributions			6,519
Net income (loss)				(152,180)

Balance at December 31, 2000	5,033,716	5,034	174,785	(234,807)
Prior period adjustments				75,438
Reverse stock split (retroactively applied)	(4,530,344)	(4,531)	4,531

Balance at December 31, 2000 (after reverse stock split and restatement)	503,372	503	179,316	(159,369)
Fractional share adjustment	2,590	3	(3)
Net income (loss)				(37,479)

Balance at December 31, 2001	505,962	$506	$179,313	$(196,848)

The Auditors' Report and accompanying Notes are an integral part of these financial statements.

NFI HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Years Ended December 31, 2001 & 2000

	2001	2000
Cash flows from operating activities:
Net income (loss)	$(37,478)	$(76,742)
Adjustments to reconcile operating income to net cash provided by operating activities:
Depreciation expense	10,836	4,747
Allowance for doubtful accounts	5,500	27,000
Changes in current assets and liabilities:
Receivables (increase) decrease	34,951	6,879
Inventory (increase) decrease	(179,607)	19,646
Other (increase) decrease	2,856	(2,856)
Accounts payable increase (decrease)	189,325	48,209
Drawn on future deposits increase (decrease)	29,342	0
Accrued expenses increase (decrease)	100,824	34,355
Line of credit increase (decrease)	89,723	10,472

Net cash provided (used) by operating activities	246,272	71,710

Cash flows from investing activities:
Capital expenditures	(19,063)	(53,097)
Loan to shareholder	0	(55,813)
Interest on shareholder loan	(4,621)	0

Net cash provided (used) by investing activities	(23,684)	(108,910)

Cash flows from financing activities:
New borrowings	19,435	0
Extraordinary gain	(262,148)	0
Reverse merger equity adjustment	0	3,070
Pre merger gain on liquidation of assets &liabilities	0	(99,083)
Proceeds from issuance of common stock	0	168,266
Shareholder contributions	0	6,519
Principal paid on notes payable	0	(41,098)
Interest accrued on notes payable	1,251	0

Net cash provided (used) from financing activities	(241,462)	37,674

Net changes in cash	(18,874)	474
Cash, beginning	18,874	18,400

Cash, ending	$0	$18,874

The Auditors' Report and accompanying Notes are an integral part of these financial statements.

NFI HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2001 & 2000

NOTE 1—SUMMARY OF ORGANIZATION & SIGNIFICANT ACCOUNTING POLICIES

A.
Organization

        The Company was incorporated under the laws of the State of New Jersey on June 22, 1966 with the name "University Graphics, Inc." with authorized stock of 1,000 shares with a no par value. On September 23, 1968 the authorized common stock was increased to 1,500,000 shares with a par value of $.10 per share and on June 24, 1987 the authorized shares were increased to 5,000,000 shares with a par value of $.10.

        On April 12, 2000 the authorized common stock was increased to 50,000,000 shares with a par value $.001 per share in connection with a name change to Dr. Christopher's Original Formulas, Inc. and a reverse common stock split of three shares of outstanding stock for one share in preparation for the planned acquisition of a Utah Corporation by the same name.

        This report has been prepared showing after stock split shares from inception. Prior to 1998 the principal business activity of the Company was providing computerized illustration, typesetting, and electronic pre-press services to book and journal publishers. The Company ceased operations and became inactive during 1997 and was considered to be a development stage company up until its acquisition of Dr. Christopher's Original Formulas, Inc. (a Utah Corporation).

        On April 7, 2000 the Company acquired Dr. Christopher's Original Formulas, Inc. (a Utah corporation organized 1/14/2000) in exchange for 2,867,000 of after split common shares of the Company. The Company's acquisition of Dr. Christopher's Original Formulas, Inc. (a Utah corporation) is being treated as a reverse acquisition.

        On June 20, 2001 the Company merged with Dr. Christopher's Original Formulas, Inc. (a Nevada corporation organized June 14, 2001) to form a single corporation. The outstanding shares were converted on a direct one for one basis. Dr. Christopher's Original Formulas, Inc. (a Nevada corporation) is the surviving corporation with authorized stock of 50,000,000 common shares with a par value of $0.001 and 10,000,000 preferred shares with a par value of $0.001.

        On July 25, 2001 the Company dissolved the wholly owned subsidiary Dr. Christopher's Original Formulas, Inc (a Utah corporation). On December 10, 2001 the Company approved a name change to NFI Holdings, Inc. by amendment of the articles of incorporation, acquired KJMC Acquisition Corporation (a Nevada corporation) as a wholly owned subsidiary, and authorized a 10 to 1 reverse stock split of the issued and outstanding common stock as of November 28, 2001.

        On December 11, 2001 KJMC Acquisition Corporation approved a name change to Christopher's Original Formulas, Inc. by amendment of the articles of incorporation.

        The Company has an exclusive marketing agreement with Christopher Enterprises, Inc., which has been in the herbal products business for over 28 years. The Company markets a complete line of natural herbal products.

B.
Principles of Consolidation

        The accompanying consolidated financial statements include the accounts of NFI Holdings, Inc. and its subsidiaries. Inter-company balances and transactions have been eliminated in consolidation.

C.
Cash and Cash Equivalents

        Cash consists of amounts in demand and certificates of deposit. The Company considers all highly liquid investments maturing within three months to be cash equivalents.

D.
Inventory

        Inventories are carried at the lower of cost or market (using a first-in, first-out method).

E.
Property and Equipment

        Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in the income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

F.
Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

G.
Accrued Compensated Absences

        The Company's policy is that all unused sick or vacation days lapse at the end of each calendar year.

H.
Shipping and Handling

        All applicable shipping and handling costs are included in cost of sales.

I.
Advertising

        The Company expenses all advertising costs as incurred.

NOTE 2—RECEIVABLES

        Receivables consist of the following:

12/31/2001
Customer receivables	$115,854
Allowance for doubtful accounts	(32,500)
Factored receivables	(52,521)
Factor reserve	5,969

Net receivables	$36,802

Factoring Agreement

        The Company has entered into a standard factoring agreement for use in securing short-term cash against Company customer invoices for growth and on-going operations. The terms of the agreement include the following:

Maximum line of credit:	$300,000
Advance rate:	75%
Discount rate:	1.5%
Funds rate:	Prime + 2% (currently 10.5%)
Monthly Minimum:	$1,500
Origination fee:	$4,500
Term:	18 months
Document fee:	$500
UCC Filing:	Company assets will be required as collateral

        The Company is not obligated to factor any invoice. The Company intends only to factor sufficient invoices to provide a smooth supply of operating and growth cash. The monthly minimum fee is equivalent to $100,000 worth of invoices factored.

NOTE 3—MARKETING RIGHTS AGREEMENT

        Effective July 1, 2000, the Company finalized an exclusive marketing rights agreement dated December 29, 1999 with Christopher Enterprises, Inc. An addendum to the July 1, 2000 agreement was entered into on May 14, 2001.

        Christopher Enterprises, Inc. transferred to the Company an exclusive right to sell, use, advertise and market all of Dr. Christopher's original formulas, all of David Christopher's formulas and products, and all other products currently being produced, marketed and/or sold by Christopher Enterprises, Inc. The Marketing Rights Agreement was extended to a ten-year period, by the current year addendum, based on annual increases in sales.

NOTE 4—LOAN TO SHAREHOLDER

        Before actually beginning operations on July 1, 2000, Robert C. Scott, president and major shareholder borrowed $53,667 from the Company. A promissory note was issued with an interest rate of 8% per annum. The entire principal balance and interest thereon is due on July 1, 2002.

        Balance of note as of December 31, 2001 was:

Principal	$53,667
Accrued interest	6,767

Balance at 12/31/2001	$60,434

NOTE 5—CASCADE BUILDING LEASE & OPTION TO BUY

Lease

        On February 25, 2000, the Company entered into an agreement to lease the Cascade Building (311 N. Freedom Blvd., Provo, Utah) with an option to buy. Inception and expiration of the lease dates from March 1, 2000 to February 28, 2002 with no renewal options. Monthly lease payments are $5,055 with a deposit of $5,100. Lease payments for the years ending December 31, 2001 and 2000, respectively, totaled $60,660 and $28,840.

        Future minimum rental payments:

2002	$10,110

Total	$10,110

Option to Buy

        Per the Real Estate Purchase Contract signed and dated February 25, 2000, the Company has an option to buy the Cascade Building for the amount of the SBA Loan secured by the building from March 1, 2000 to February 28, 2002. The SBA loan amounted to $515,000 at the date of these financial statements.

NOTE 6—LONG-TERM DEBT

        Long-Term Debt consists of the following:

12/31/2001
Note payable—Herbs Wonderful	$19,682
Less current portion	0

$19,682

        The following is a schedule of note maturities by year at December 31, 2001:

	Interest	Principal	Total
2002	$0	$0	$0
2003	0	0	0
2004	5,058	18,464	23,522
2005	0	0	0
Thereafter	0	0	0

Total	$5,058	$18,464	$23,522

        Descriptions of long-term debt follow:

        The Company issued the following promissory notes:

        The Company issued a promissory note to Herbs Wonderful in the amount of $9,435. The note's principal and interest are to be retired on January 22, 2004. The interest rate is 8% per annum. An invoice for products from Christopher Enterprises was paid by Christopher's Original Formulas and credited against this Note in the amount of $1,004. The remaining principal balance at December 31, 2001 was $8,464 and accrued interest to date was $687.

        The Company issued a promissory note to Herbs Wonderful in the amount of $10,000. The note's principal and interest are to be retired on May 7, 2004. The interest rate is 8% per annum. The remaining principal balance at December 31, 2001 was $10,000 and accrued interest to date was $531.

NOTE 7—RELATED PARTY TRANSACTIONS

        The Company purchased $1,425,200 of finished products from Christopher Enterprises, Inc. and owed them $23,007 as of December 31, 2001. The Company plans to pay this liability during the first quarter of 2002. As described in note 3, the Company and Christopher Enterprises have an exclusive marketing rights agreement for products.

        The following two owners of Christopher Enterprises, Inc. (see Notes 3 and 8) are also shareholders of Dr. Christopher's Original Formulas, Inc.:

	Shares	Percent of total shares outstanding
Norman Bacalla	10,000	2%
Ruth Bacalla	10,000	2%

        The Company purchased $28,670 of products from Balance Systems, Inc. and owed them $25,120 as of December 31, 2001. The Company plans to pay this liability during the first quarter of 2002. The Company and Balance Systems, Inc. have common controlling shareholders.

        The Company borrowed $19,435 from Herbs Wonderful (as described in Note 6). The Company and Herbs Wonderful have common controlling shareholders.

        The following contract labor payments were made to related parties during the start-up phase prior to engaging the marketing agreement with Christopher Enterprises, Inc.:

James R. Jeppson Board Member/Corp. Officer	$53,000

        The following related party transactions occurred for the year ending December 31, 2000:

        Contract labor payments were made to related parties during the start-up phase prior to engaging the marketing agreement with Christopher Enterprises, Inc.:

James R. Jeppson—Board Member/Corp. Officer	$46,317
Doug Olsen—Board Member/Corp. Officer	$22,073

        The following two owners of Christopher Enterprises, Inc. (see Notes 3 and 8) are also shareholders of Dr. Christopher's Original Formulas, Inc.:

	Shares	Percent of total shares outstanding
Norman Bacalla	10,000	2%
Ruth Bacalla	10,000	2%

        Also see Note 4—Loans to Shareholders

NOTE 8—CONCENTRATION

        94% of finished products were purchased from Christopher Enterprises, Inc. which represents 75% of cost of goods sold. The Company recognizes the associated supplier risks this concentration from one supplier poses and is diversifying to a wider supplier base. See also notes 1, 3 and 7 regarding the Company's relationship with Christopher Enterprises, Inc.

NOTE 9—LINE OF CREDIT

        As of March 26, 2001, the Company has been approved for a new $100,000 line of credit secured by personal assets of the Company's president, Robert Scott. The balance at December 31, 2001 was $95,247.

        As of July 1, 2001, the Company was approved for an additional $10,000 line of credit signature loan, signed by the Company's president, Robert Scott. The balance at December 31, 2001 was $4,948.

NOTE 10—FTC REQUIREMENTS

        As of March 26, 2001, the Federal Trade Commission (FTC) is requiring the Company's major supplier, Christopher Enterprises, to cease manufacturing and selling internally ingested products that use the herb comfrey. Although the Company can not be certain of the impact this requirement will have on it, the Company believes that substitute herbs are readily available and that such substitutions will be acceptable to consumers. Approximately 7% of the Company's products could be impacted by this new requirement. The Company does not believe this new requirement will impact it adversely.

NOTE 11—PRIOR PERIOD ADJUSTMENTS

        Due to the cancellation of debts and marketing rights agreements, described in Note 12, several adjustments were required in the prior period. Comparative columns in the financial statements have been restated. Adjustments include:

Marketing rights agreement	$(450,000)
Amortization of marketing rights	5,625
Marketing rights note payable	450,000
Accrued interest	19,813
Accrued franchise fees	50,000

$75,438

NOTE 12—SUBSEQUENT EVENTS

        On January 1, 2002 the Company entered into a Marketing License Agreement with Christopher Enterprises, Inc. This agreement supersedes all prior contracts, arrangements, agreements and understandings between the parties. The agreement grants exclusive license to sell, use, advertise and market all of Dr. Christopher's original formulas, all of David Christopher's formulas and products, and all other products currently being produced, marketed and/or sold by Christopher Enterprises, Inc. Royalties will be paid for a period of 20 years at a rate of $0.125 per Licensed Product sold. All of the agreement will become permanent and binding if gross sales increase 25% annually for the first five years of the agreement.

        On January 1, 2002 the Company entered into a Manufacturing Agreement with Christopher Enterprises, Inc. granting the license to manufacture all Licensed Products to the Company. Christopher Enterprises, Inc. will serve as the sole and exclusive broker of all sourcing of the Licensed Products and will be paid a commission of 5% per invoice. In exchange for assuming all cash flow obligations related to manufacturing of Christopher Enterprises, the Company was relieved of all notes payable and accounts payable existing on December 31, 2001. The term of this agreement is five years.

        The cash flow obligations assumed in the manufacturing agreement are as follows:

Description	Monthly Payment	Interest Rate	Payoff
Zion's Line of Credit	$604	7.25%	$100,000
Countrywide Home Equity Line	329	7.50%	53,321
Wells Fargo Credit Card	538	10.75%	56,890
Provident Mortgage	607	6.38%	60,000
FTC Judgment	4,167	0.00%	50,000

        As of February 28, 2002 the option to buy the Cascade Building, as described in Note 5, lapsed and will not be acted upon.

NOTE 13—EXTRAORDINARY GAIN

        The Company recognized an extraordinary gain related to the debt cancellation described above in Note 12. The components of this extraordinary gain are as follows:

Cancellation of Note Payables:
Christopher Enterprises for Inventory	$151,014
Christopher Enterprises for Accounts Receivable	111,134

Total Extraordinary Gain	$262,148

NOTE 14—GOING CONCERN

        The accompanying consolidated financial statements of the Company have been prepared on a going concern basis, which contemplates profitable operations and the satisfaction of liabilities in the normal course of business. As shown in the statement of operations, the Company reported a loss before extraordinary items of $299,627 for the year ended December 31, 2001. This uncertainty raises substantial doubt about the ability of the Company to continue as a going concern.

        The Company's continuation as a going concern is dependent upon its ability to generate profitable operations or secure adequate new financing. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

        The Company's management believes that the signing of the Marketing License Agreement and the Manufacturing Agreement on January 1, 2002, allows the Company to move ahead in a stronger marketing position with a greater potential for profit in the future. Since the signing of those agreements, the Company has been seeking a relationship with an experienced consulting company to find an Over The Counter Bulletin Board company with which to merge and to secure additional equity or debt financing.

        On June 7, 2000, the Company made a selection and engaged Carriage House Capital, LLC, to find a suitable Over The Counter Bulletin Board company with which to merge and to secure a minimum of $1,000,000 in equity financing. The Company's management believes that obtaining those two goals will allow the Company to expand its prime marketing activities, reduce costs by sourcing raw materials better and be in a position to acquire other businesses and products that will utilize existing manufacturing and marketing channels to enhance the future profitability of the Company.

        No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that the information is correct as of any time subsequent to the date of this prospectus.

Prospectus Summary
Risk Factors
Use of Proceeds
Summary Unaudited Pro Forma Combined Financial and Operating Information
Management's Discussion and Analysis of Financial Condition and Results of Operations
Business
Management
Security Ownership of Certain Beneficial Owners and Management
Description of Securities
Selling Stockholders
Plan of Distribution
Legal Matters
Experts
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Where You Can Find Additional Information

VITAL LIVING, INC.

42,481,619 Shares of Common Stock

PROSPECTUS

                        , 2004

Part II

Information Not Required in Prospectus

ITEM 24. Indemnification of Directors and Officers

        The Nevada Business Corporation Act permits Nevada corporations such as ours to include in the articles of incorporation a provision eliminating or limiting directors' exposure to liability for monetary damages for breaches of their duty of care as directors, if the director acted in good faith and with ordinary care. The act does not eliminate the directors' liability for monetary damages for acts or omissions not in good faith or involving the intentional violations of law, the improper purchase or redemption of stock, payment of improper dividends or any transaction from which the director received an improper personal benefit.

        The act also permits Nevada corporations to include in the articles of incorporation a provision to indemnify any and all persons it has the power to indemnity. The act provides that a Nevada corporation may indemnify a person who was, is or is threatened to be made, a named party in a proceeding because the person is or was acting on behalf of the corporation. The indemnification by the corporation may be made if it is determined that the person conducted himself in good faith, reasonably believed that the conduct was in the corporation's best interests if the indemnitee is a director, or was at least not opposed to the corporations' best interests if the person was someone other than a director. Directors may not be indemnified if the person improperly benefited personally or the person is found liable to the corporation. The indemnification may be in respect of judgments, penalties, fines, settlements and reasonable expenses actually incurred.

        We have implemented the above-described provisions in our articles of incorporation. In addition, our by-laws provide for similar provisions. We have also entered into Indemnification Agreements with each of our executive officers and directors which provide that we will indemnify and advance expenses to such officers or directors to the fullest extent permitted by law and provides the procedure for entitlement of indemnification.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, indemnification is against public policy and is therefore unenforceable. In the event that a claim for indemnification against liabilities, other than the payment by us of expenses incurred by a director, officer or controlling person in successful defense of any action, suit or proceedings, is asserted by such director, officer or controlling person in connection with the securities being offered or sold by us, we will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the federal securities law, and will be governed by the final adjudication of such case.

ITEM 25. Other Expenses of Issuance and Distribution

        The estimated expenses actually paid and payable by us in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee	$4,114.06
Legal Fees and Expenses	75,000.00
Accounting Fees and Expenses	30,000.00
Financial Printing and Engraving	5,000.00
Miscellaneous	15,885.94

TOTAL	$130,000.00

ITEM 26. Recent Sales of Unregistered Securities

        We made the following sales of unregistered securities during the past three years:

        1.    Nevada Offering.    In July 2001, we completed a public offering that was offered without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from registration afforded by Section 3(b) of the Securities Act and Regulation D promulgated thereunder. On June 26, 2001, we received a letter of effectiveness for our registration filed under NRS 90.490 with the State of Nevada Securities Division. The registration pertained to 2,100,000 shares of common stock at a price of $0.28 per share for a total amount of proceeds of $588,000 which was the full amount of the offering. This amount and any prior securities sold by us in the prior 12 months did not exceed $1.0 million. The securities were sold pursuant to Nevada regulations utilizing a series 63 agent, with a fee paid of 2% of the total funds raised in Nevada for handling prospectus delivery, subscription monitoring and handling the bank impound account. The investors in this offering are as follows:

Name	Address	City	State	Zip
3 GC, Ltd.	6265 S. Stevenson Way	Las Vegas	NV	89120
Barbara Ahearn	520 W. Valle Del Oro Rd.	Oro Valley	AZ	85737
Debra Amigone	3175 Camelback Dr.	Las Vegas	NV	89109
ANT, Inc.	1850 E. Flamingo Rd. Suite 111	Las Vegas	NV	89119
Calvin & Jetta Atkinson	24648 North 76th Place	Scottsdale	AZ	85255
Atlantic Pacific Guarenteen Group, Ltd.	2921 N. Tenaya Way, #216	Las Vegas	NV	89128
Ben Barnow	508 N. Kings Rd., #1	LA	CA	90048
Richard Battock	7512 E. Knollwood Pl.	Tucson	AZ	85750
Richard Bellinger	1465 E. Putnam Ave., #204	Old Greenwich	CT	06870
Michael Berger	13212 N. 7th Dr.	Phoenix	AZ	85029
Gregory & Deborah Bernett	6738 N. 36th St.	Phoenix	AZ	85018
Sharon Berti
Terrance Wolff	1518 N. El Camino	Tempe	AZ	85281
Henry & Claire Bock	7815 N. Central	Phoenix	AZ	85020
Sherilyn & Curtis Brooks	1907 E. Ponderosa Place	Tucson	AZ	85706
Maureen Buchanan	32 Ellicott Ln.	Wayne	NJ	07470
Ruth Buchanan	59 Clarke Ct.	Rutherford	NJ	07070
Michael Buchwald	4334 E. Dracena Ln.	Tucson	AZ	85712
Patricia Bulan	2600 W. Ironwood Hills Dr. #6128	Tucson	AZ	85745
Len Bunts	1628 E. Southern Ave. Ste. 9254	Tempe	AZ	85282
Jennifer Byrnes	P.O. Box 57386	Tucson	AZ	85732
Arthur Cake	470 W. Roger Rd., #107	Tucson	AZ	85705
Greg & Susan Carlson	920 W. Wanda Vista Pl.	Tucson	AZ	85704
Coleman Capital Corp.
Roger Coleman	2921 N. Tenaya Way, #234	Las Vegas	NV	89128
Steve Coleman	2724 Otter Creek Ct., #101	Las Vegas	NV	89117
James Collander	24 Coleman Ave.	W. Chatham	NJ	07928
Corporate Capital Formation, Inc.	2921 N. Tenaya Way, #216	Las Vegas	NV	89128
John Country	2138 Buena Creek Rd.	Vista	CA	92127
Virginia Country	2138 Buena Creek Rd.	Vista	CA	92127
Gisela DeMint	241 Paradise Bird St.	Henderson	NV	89014
Perry & Michelle Dodd	326 W. Orchid Lane	Phoenix	AZ	85021
Erin Doucette	576 Cervantes Dr.	Henderson	NV	89014
James Doucette	576 Cervantes Dr.	Henderson	NV	89014
Sheila Doucette	576 Cervantes Dr.	Henderson	NV	89014
Debra Ann Duffy	15255 N. Frank Llyod Wright	Scottsdale	AZ	85260
John Dwyer	37 Farmersville Rd.	Califon	NJ	07830
John Dwyer	37 Farmersville Rd.	Califon	NJ	07830
Daryl Edson	1876 E. McNair Dr.	Tempe	AZ	85283
Michael Edson	6805 Mamaronick	Tucson	AZ	85718
Thelma Edson	6021 E. Lafayette Blvd.	Scottsdale	AZ	85251

Winston Farrar	269 Hickory Hollow	Las Vegas	NV	89123
Sidney Feinberg	6646 Sun River Rd.	Boynton Bch	FL	33437
Robert Fernandez	961 N. Chrysler Dr.	Tucson	AZ	85716
Leonard & Patricia Fontes	1213 N. Torino Ave.	Tucson	AZ	85712
Norlan Foster	2429 Greens Ave.	Henderson	NV	89014
Ruth Foster	2429 Greens Ave.	Henderson	NV	89014
Paul Friedman	9758 S. La Rosa Dr.	Tempe	AZ	85284
Nancy Funk	3901 W. Turkey Ln.	Tucson	AZ	85742
Marcy & Colette Goldstein	9B City Lights	Lahug Cebu Philippines		85283
Lawrence Green	315 W. State Ave.	Phoenix	AZ	85021
Gary Grieco	2856 La Casita Ave.	Las Vegas	NV	89120
Bradley Grieco	2856 La Casita Ave.	Las Vegas	NV	89120
Chandra Hackett	269 Hickory Hollow	Las Vegas	NV	89123
Sandy Hackett	269 Hickory Hollow	Las Vegas	NV	89123
Anette Hays	1225 W. Mesquite St.	Chandler	AZ	85224
John Hennessy	E. 28th St.	Tucson	AZ	85710
Alan Hiller	6 Zeck Court	Suffern	NY	10901
Douglas Hollender	135 Morton Dr.	Ramsey	NJ	07446
Richard & Jeanne Horney	4475 Tourmaline Pl.	Tucson	AZ	85750
Paul Huber	510 4th St.	Canby	MN	56220
Paul Huber	510 4th St.	Canby	MN	56220
Pamela Hunter	15 Dunham Ave.	Cranford	NJ	07016
Brett & Denis Kacura	5620 Costa Maritima	San Clemente	CA	92673
William Karl	269 Hickory Hollow	Las Vegas	NV	89123
Phillip Kass	4438 Haskell Ave.	Encino	CA	91436
Kidakus Consulting, Ltd.	2856 La Casita Ave.	Las Vegas	NV	89120
Sheryl Kieser	9000 S. Las Vegas Blvd., #1122	Las Vegas	NV	89123
Elise Klein	123 Elbert St	Ramsey	NJ	07446
Elise & Bruce Klein	123 Elbert St	Ramsey	NJ	07446
Elise & Peter Klein	123 Elbert St	Ramsey	NJ	07446
Harry & Pamela Kravshaar	309 S. Lapeer Dr.	Beverly Hills	CA	90211
Shara Leavens	10 194 N. Eight Iron Ln.	Oro Valley	AZ	85737
Todd Leavens	10 194 N. Eight Iron Ln.	Oro Valley	AZ	85737
Bruce Lee	2501 North 4th St., #7	Flagstaff	AZ	86004
William Lee	200 Old Palisade Rd., I IC	Fort Lee	NJ	07024
London Venture Capital Corporation	661 N. Broadway	Upper Nyack	NY	10960
Kelly & Joseph Long	1106 Silverstone Way	Las Vegas	NV	89123
Joseph Long	P.O. Box 231617	Las Vegas	NV	89123
Jeffrey Lustgarten
Andrea Barnow	11901 Kiowa Ave.	Los Angeles	CA	90049
Enzio & Arnzell Magaletti	9449 E. Indio Place	Tucson	AZ	85749
Joan Magen	6001 Calle del Pasiano	Scottsdale	AZ	85251
Victoria Mahoney	49 Douglas Dr.	Towaco	NJ	07082
William Mesch	7911 E. Birwood	Tucson	AZ	85750
Antoinette Metzer	7962 N. Jensen Dr.	Tucson	AZ	85741
Brian Mitchell	1900 W. Canada Hills Dr.	Tucson	AZ	85737
Manuel Moncivais	1314 Whippoorwill Dr.	Cedar Park	TX	78613
Neil Moody	30393 Upper Bearcreek Rd.	Evergreen	CO	80439
Sharon Moody	30393 Upper Bearcreek Rd.	Evergreen	CO	80439
Edward Morgan	125 E. Mabel	Tucson	AZ	85705
New Century Resources & Technology	2921 N.Tenaya Way Suite 208	Las Vegas	NV	89120
John Nussbaum	25045-486 Ave.	Sherman	SD	57038
John S. Nussbaum	25045-486 Ave.	Sherman	SD	57030
John & Theresa Nussbaum	4132 W. Villa Rita Dr.	Glendale	AZ	85308
Arnold Orbach	501 N. Craycroft Rd.	Tucson	AZ	85711
Michael Pesce	2919 E. Allen Rd.	Tucson	AZ	85716
Platinum Consulting Group	2243 Chatsworth Ct.	Henderson	NV	89014
Douglas Potts	3250 E. Presidio Rd.	Tucson	AZ	85716

Pt.Reyes Investments, LP	3631 W. Frier	Phoenix	AZ	85051
Nancy Purdin	3117 E. Circulo Del Tenis	Tucson	AZ	85716
Douglas Physcher	2370 Lorain Rd.	San Marino	CA	91108
Yvonne Quade	2048 E. Libra Dr.	Tempe	AZ	85283
Joseph Raiti	7 Kentisbury Circle	E. Brunswick	NJ	08816
Todd Ream	2133 Maple Springs St.	Las Vegas	NV	89015
Bartly Reilly	1360 N. Sandburg, #2909 C	Chicago	IL	60610
John Reilly	2905 Shannon Rd.	Northbrook	IL	60062
Kevin & Claudia Reilly	16009 N. 102nd Place	Scottsdale	AZ	85259
J. Terence Reilly	2905 Shannon Rd.	Northbrook	IL	60062
Alan Ross	2500 Claridge Ave.	Henderson	NV	89014
Connie Ross	2902 La Mesa Dr.	Henderson	NV	89014
Kevin & Bonnie Ross	4917 E. Duane Lane	Cave Creek	AZ	85331
Christina Ruince	5572 N. Golden Rod Way	Prescott	AZ	86305
Joseph Schmidt	32 Ellicott Ln.	Wayne	NJ	07470
Darl & Becky Shipley	16078 N. Chapulin Way	Tucson	AZ	85739
Adam Shorr	18655 Avenue Capri	Lute	FL	33558
James Sieffert	2223 E. Hale St.	Mesa	AZ	85213
Winona & Stephan Smith	111 E. Lee St.	Tucson	AZ	85705
Derylle Spears	2921 N. Tenaya Way #216	Las Vegas	NV	89128
Sperry Young and Stoecklein	1850 E. Flamingo Rd.	Las Vegas	NV	89119
Harold Stein	97 Douglas Dr.	Toronto	Canada	M4W 2132
David Stenmoe	306 Rimrock Circle	Prescott	AZ	86303
Deborah Stoecklein	2243 Chatsworth Ct.	Henderson	NV	89014
Donald Stoecklein	2243 Chatsworth Ct.	Henderson	NV	89014
George Tancus	28961 Calle Susanna	San Juan Capistrano	CA	92675
Tiffany Trovato	8309 Spring Arts Ave.	Las Vegas	NV	89129
Gary & Donna Varnell	27685 N. 61st Place	Scottsdale	AZ	85262
Alta Wehnert	334 Totowa Rd.	Totowa	NJ	07512
Alta Wehnert	334 Totowa Rd.	Totowa	NJ	07152
Thomas & Deanna Wiedemann	2719 Oak Ave.	Northbrook	IL	60062
Howard Wernick	6502 N. 29th St.	Phoenix	AZ	85016
Scott Whitaker	3201 Wiaconoin Ave. #108	Washington	DC	20016
Lloyd & Doris Whitt	6291 N. Caravan Ln.	Tucson	AZ	85704
Dan Willoughby	11283 N. Sawtooth Rd.	Tucson	AZ	85737
Sharon Witherspoon	786 N. El Dorado	Gilbert	AZ	85233
Sharon Witherspoon	786 N. El Dorado	Gilbert	AZ	85233
Robert & Margaret Wrenn	1222 Big Rock Rd.	Tucson	AZ	85718

        2.    Option Grants to Strategic Partners.    On August 21, 2001, we issued to the Arizona Heart Institute, Inc. an option to acquire 1.0 million shares of common stock at $0.35 per share in consideration for their agreement to act as our strategic partner and provide us with marketing and consulting services. The shares originally vested as follows: 600,000 options would vest upon AHI agreeing to endorse, distribute and produce the certain logo material, 200,000 options would vest when gross aggregate sales equaled or exceeded $1.0 million, and an additional 200,000 options would vest when gross aggregate sales equaled or exceeded $1.5 million. This grant was exempt under Securities 4(2) of the Securities Act, as amended. In July 2003, we executed an amendment to the agreement extending the term of agreement for an additional year. In consideration for such extension, AHI received the right to exercise 100,000 shares of common stock purchasable under the previously issued option through a "net exercise" provision and the option exercise period was extended to three years.

        On August 21, 2001, we issued to AHI Management Hong Kong, Ltd. an option to purchase 1.0 million shares of our common stock at $0.35 per share in consideration for its agreement to act as exclusive distributor of our products in China, Taiwan and Hong Kong. Options to purchase 300,000 shares of common stock vested upon issuance. However, they are subject to divestiture if gross aggregate sales of our products does not equal or exceed $2.0 million within the first 30 months of the agreement. The remainder of the option vests in installments based on our attaining gross aggregate sales ranging from $5.0 million to $15.0 million. This grant was exempt under Section 4(2) of the Securities Act, as amended. In July 2003, the agreement was amended to provide for the immediate vesting of options to acquire 300,000 shares of our common stock and the elimination of any lock-up period thereto. In consideration, they agreed to eliminate their right to act as our exclusive distributor in China. We are now able to seek other distributors in such territory on a non-exclusive basis.

        3.    Options, warrants and shares of common stock granted to consultants and members of the scientific advisory board.    On March 25, 2002, we issued warrants to purchase 500,000 shares of common stock at a price of $1.00 per share to Leslie D. Michelson as consideration for his agreement to serve as a consultant. The warrants vest in equal installments over 17 months. We did not receive any cash compensation for the issuance of the warrant. This grant was exempt under Section 4(2) of the Securities Act, as amended.

        On October 1, 2001, we issued warrants to purchase 300,000 shares of common stock at a price of $0.35 per share to Howard Wernick as consideration for his agreement to serve as a consultant. The warrants vested immediately upon grant. On April 3, 2003, we issued 20,000 shares of common stock valued at $17,580 as consideration for additional work Dr. Wernick performed for us. Both of these grants were exempt under Section 4(2) of the Securities Act, as amended.

        On March 25, 2002, we issued warrants to purchase 150,000 shares of common stock at a price of $1.00 per share to Brian C. Smith in consideration for his agreement to serve as a consultant. The warrants vest in equal installments over 17 months. This grant was exempt under Section 4(2) of the Securities Act, as amended.

        On March 25, 2002, we issued options to purchase 200,000 shares of common stock at a price of $1.00 per share to Michael H. Davidson in consideration of his agreement to serve as chairman of our scientific advisory board. The options vest in equal installments over 17 months. On April 3, 2003, we issued 20,000 shares of common stock valued at $17,580 to Dr. Davidson in respect of additional services. These transactions were exempt under Section 4(2) of the Securities Act, as amended.

        On May 7, 2002, we issued options to purchase 15,000 shares of common stock at a price of $2.80 per share to David Maron, MD in consideration of his agreement to serve on our strategic advisory board. The options vest 1,250 on August 1, 2002, and an additional 1,250 will vest on the 1st day of every third month for the term of his agreement. This transactions was exempt under Section 4(2) of the Securities Act, as amended.

        Effective as of May 7, 2002, we issued options to purchase 15,000 shares of common stock at $2.80 per share to Dr. John Sutherland in consideration for his agreement to serve on our strategic advisory board. These options vest 1,250 on August 1, 2002 and an additional 1,250 will vest on the 1st day of every third month for the term of the Agreement. This grant was exempt under Section 4(2) of the Securities Act, as amended.

        On May 8, 2002, we issued options to purchase 120,000 shares of common stock at a price of $2.80 per share to Demetrie Argyropoulos in consideration for his agreement to serve as a consultant. The options vest in equal installments over 18 months. This grant was exempt under Section 4(2) of the Securities Act, as amended.

        On May 15, 2002, we issued options to purchase 15,000 shares of common stock at a price of $2.80 per share to Dr. Dennis Sprecher in consideration of his agreement to serve on our strategic advisory board. The options vest 1,250 on August 1, 2002, and an additional 1,250 will vest on the 1st day of every third month for the term of his agreement. This transactions was exempt under Section 4(2) of the Securities Act, as amended.

        On May 19, 2002, we issued options to purchase 200,000 shares of common stock at a price of $3.00 per share to Stephen Songsheng Cheng in consideration for his agreement to serve as a consultant. The options vest in equal installments over 24 months. Effective July 9, 2003, we agreed to amend Mr. Chen's consulting agreement and granted to Mr. Chen an additional 125,000 shares of common stock and Series F Warrants to acquire 125,000 shares of common stock at an exercise price of $1.00. Effective August 13, 2003, we issued immediately exercisable warrants to acquire 75,000 shares of common stock at an exercise price of $2.00. These transactions were exempt under Section 4(2) of the Securities Act, as amended.

        Effective as of June 17, 2002, we issued options to purchase 15,000 shares of common stock at $2.80 per share to Dr. Ronald Krauss in consideration for his agreement to serve on our strategic advisory board. The options vest 1,250 on August 1, 2002 and an additional 1,250 will vest on the 1st day of every third month for the term of the Agreement. This grant was exempt under Section 4(2) of the Securities Act, as amended.

        Effective as of August 12, 2002, we issued 48,000 shares of common stock to HCFP/Brenner Securities, LLC pursuant to the terms of an investment banking agreement. Effective as of April 9, 2003, we issued an additional 100,000 shares of common stock pursuant to an additional investment banking agreement with Brenner for merger and acquisition advisory work. These grants were exempt under Section 4(2) of the Securities Act, as amended.

        Effective September 20, 2002, we issued options to purchase 500,000 shares of common stock at $1.50 per share to Martin Wallace in consideration for his agreement to provide consulting work. The options vest based on certain sales levels attained. This grant was exempt under Section 4(2) of the Securities Act, as amended.

        Effective as of November 7, 2002, we issued 68,000 shares of common stock to Mark Behringer, 32,000 shares of common stock to Robert A. Cooke, and 33,000 shares of common stock to Weil Consulting Corporation in consideration of their providing us with consulting services. This grant was exempt under Section 4(2) of the Securities Act, as amended.

        On April 3, 2003, we issued a warrant to purchase 35,000 shares of common stock at $1.00 per share to Atlas Capital Services in consideration for its services in connection with a private placement of securities. The warrant was immediately exercisable. This grant was exempt under Section 4(2) of the Securities Act, as amended.

        On July 9, 2003, we completed the sale of 5 units, each consisting of 100,000 shares of non-voting 50% Series C Convertible Preferred Stock, 100,000 Series D Warrants and 100,000 Series E Warrants, aggregating 500,000 shares of Series C Preferred Stock, 500,000 Series D Warrants and 500,000 Series E Warrants. The Series D Warrants have an exercise price of $1.30 per share and the Series E Warrants have an exercise price of $1.60 per share and each are immediately exercisable. The securities were purchased by a single investor, Strong International Enterprises (HK) Co., Ltd. of Hong Kong. Stephen Chen, one of our shareholders and a consultant of ours, facilitated the placement of the units and received 250,000 Series D Warrants exercisable at $1.30 per share in connection with the sale, together with a cash commission of $62,500. Mr. Chen also received 62,500 shares of common stock valued at $73,750 and an option to acquire 62,500 shares of common stock exercisable at $1.00 per share. The transaction was exempt under Section 4.2 of the Securities Act of 1933, as amended. In July 2003, Mr. Chen's consulting agreement was amended, and he was issued 125,000 shares of common stock valued at $147,500 and granted 125,000 Series A Warrants to purchase common stock at an exercise price of $1.00 per share. These transactions were exempt under Section 4(2) of the Securities Act, as amended.

        During July 2003, in conjunction with our acquisition of Christopher's Original Formulas, Inc., we issued 54,000 shares of common stock to Atlas Capital Services for investment services. This issuance was exempt under Section 4(2) of the Securities Act, as amended.

        During August 2003, in conjunction with the acquisition of E-Nutriceuticals, Inc., 950,000 shares of common stock were issued to HCFP/Brenner Securities and 200,000 shares were issued to Robert Eide and his designees for acquisition advisory services. This issuance was exempt under Section 4(2) of the Securities Act, as amended.

        During August 2003, we issued 1,300,000 shares of common stock to Bradley Edson as compensation for closing the E-Nutriceuticals acquisition and issuance of the Series D Preferred Stock. These shares vested 100% upon issuance and had a fair market value of $1,781,000, or $1.37 per share. This issuance was exempt under Section 4(2) of the Securities Act, as amended.

        During September 2003, 135,000 shares of common stock were issued to Brenner for financial advisory services. This issuance was exempt under Section 4(2) of the Securities Act, as amended.

        On December 10, 2003, we issued 12,000 shares of common stock to CEO Cast for financial services. This issuance was exempt under Section 4(2) of the Securities Act, as amended.

        4.    Series A Preferred Private Placement.    Between February and June 2002, we sold, for $3,712,000, in an exempt private placement to accredited investors under Rule 506 under Regulation D, 3,712,000 shares of 10% Series a Preferred Stock. The list of Series A Preferred Stock investors are as follows:

Name	Address	City	State	Zip	Amount
American Pension Services/FUB Custodian for Gregory Bemett IRA #3580	11027 South State St	Sandy	Utah	84070	$100,000
Arzu,Jose Antonio	1 Ave 12-46 2.10	Guatemala	Guatemala		$430,000
Bellinger, Richard	P.O. Box 11097	Greenwich	CT	06831	$25,000
Benson, Gladys R	5305 Sago Palm Blvd	Tamarac	FL	33319	$50,000
Benson, Mitchell C. & Rhonda B. JTWROS	45 E. End Ave	New York	NY	10028	$25,000
Bernell, Gregory	6738 N. 36th St	Phoenix	AZ	85018	$200,000
Bland, Jeffery Lee	5226 W. Tierra Buena Lane	Glendale	AZ	85306	$15,000
Bock, Henry & Claire	7815 N. Central Ave	Phoenix	AZ	85620	$10,000
Cake, Arthur	1208 W. Roger Rd	Tucson	AZ	85705	$25,000
Carlson, Greg R. & Susan C. JTWROS	920 W. Wanda Vista Place	Tucson	AZ	85704	$25,000
Chen,Stephen Songsheng	2099 Strathshire Hall Lane	Powell	Ohio	43065	$500,000
Chen,Stephen Songsheng	2099 Strathshire Hall Lane	Powell	Ohio	43065	$700,000
Collander, James J	24 Coleman Ave. West	Chatham	NJ	07928	$25,000
Cook, James F. Estate Susan C. Carlson, Executor	920 W. Wanda Vista Place	Tucson	AZ	85704	$25,000
Crescent Venture Investors LLC	1482 E. Valley Rd., Ste. 122	Santa Barbara	CA	93108	$200,000
Danoff, Eve K. & Robert B. Danoff JWROS	6940 E. Orange Blossom Lane	Paradise Valley	AZ	85253	$10,000
Della Holt Trust	P.O. Box 31236	Tucson	AZ	85751	$25,000
Demsey, Richard L.	c/o Nurenberg Plevin 1370 Ontario St., Standard Building—1st Floor	Cleveland	Ohio	44113	$100,000
Dettle, Robert	1101 Water St	Santa Cruz	CA	95062	$10,000
Dwyer, John J.	37 Farmersville Rd	Califon	NJ	07830	$25,000
Feinberg, Sidney or Harriet A., JWROS	6646 Sun River Rd	Boynton Beach	FL	33437	$10,000
Fernandez, Robert A.	961 N. Chrysler Dr	Tucson	AZ	85716	$10,000
Friedman, Paul D.	9758 S. La Rosa Dr	Tempe	AZ	85284	$10,000
Godfrey, Norman	#1400-75 The Donway West	Toronto	Ontario	M3C2E9	$100,000

Goldstein, Colette	1012 W. Laredo Ave	Gilbert	AZ	85233	$10,000
Green, Lawrence	315 West State Ave	Phoenix	AZ	85021	$10,000
Hannah, Donald C. Jr.	9229 Sunset Blvd. #505	Los Angeles	CA	90069	$25,000
Huber, Paul & Renae	510 4th St	Canby	MN	56220	$40,000
Javan, LLC	P.O. Box 1678	Tempe	AZ	85280	$10,000
Krakow, Michael E. & Jennifer L. JWROS	6094 Madbury Ct	San Luis Obispo	CA	93401	$25,000
Leff, Edmund I	8641 N 55th PI	Paradise Valley	AZ	85253	$10,000
Lyons, Rich	17231 N. 43rd Street	Phoenix	AZ	85032	$10,000
Magaletti, Enzio T. & Amzell B. Community Property WROS	9449 E.Indio Place	Tucson	AZ	85749	$25,000
Millennium Trust Co. LLC FBO Neil V. Moody IRA Trust #906414010	100 Sands Point Rd., #305	Longboat Key	FL	34228	$50,000
Mitchell, Brian	1900 W. Canada Hills Dr	Tucson	AZ	85737	$25,000
Moody, Neil V. Revocable Trust did 2/9/95	100 Sands Point Rd., #305	Longboat Key	FL	34228	$100,000
Morren, Arnold	4705 Leann Court	Grandville	MI	49315	$25,000
Morren, Arnold	4705 Leann Court	Grandville	MI	49418	$25,000
Morren, Jay & Kathleen Living Trust did 3/18/92	901 Windrow, S.E	Grand Rapids	MI	49508	$50,000
Orbach, Arnold & Gail JTRS	501 N. CraycroftRd	Tucson	AZ	85711	$10,000
Orbach, Arnold & Gail JTRS	501 N. CraycroftRd	Tucson	AZ	85711	$10,000
Pearson, Nellie M., Trustee Pearson Family Trust	1420 Nantahala Beach Rd	Gulf Breeze	FL	32563	$10,000
Peele, Barry	10040 Reevesbury Drive	Beverly Hills	CA	90210	$25,000
Peele, Barry	10040 Reevesbury Drive	Beverly Hills	CA	90210	$25,000
Pillar, Craig & Stacy	1512 E. Remington Ct	Chandler	AZ	85248	$12,000
Portofino Capital Inc.	9903 Santa Monica Blvd	Beverly Hills	CA	90210	$50,000
Ratkovich, James and Michelle	2029 New York Dr	Altadena	CA	91001	$25,000
Reder, Barry	222 Kearny St. 7th Floor	San Francisco	CA	94108	$40,000
Sellerole, Victor	599 Paramus Rd	Paramus	NJ	07652	$10,000
Servold, Dale J. & Kerry M.	1921 Fox Trail	Sioux Falls	SD	57103	$10,000
Servold, Dean N. or Nellie P., JWROS	1420 Nantahala Beach Rd	Gulf Breeze	FL	32563	$10,000
Shoychet, Frank	58 Lanytry Place	Thornhill	Ontario	L4J-8K8	$12,000
Smith, Brian C.	679 Lombardy Place	San Marino	CA	91108	$100,000
Sterk, William	8661 Burlingame Ave., S.W	Byron Center	MI	49315	$50,000
Sterk, William	8661 Burlingame Ave., S.W	Byron Center	MI	49315	$50,000
Stern, Michael J.	10 Finch Forest Trail	Atlanta	GA	30327	$10,000
Stern, Michael J. Custodian for Jennifer Susan Stern	10 Finch Forest Trail	Atlanta	GA	30327	$10,000
Stern, Michael J. Custodian for Lisa Barabara Stern	10 Finch Forest Trail	Atlanta	GA	30327	$10,000
Szubielski, Edward A. & Robin Nepo Community Property WROS	28692 Vista Ladera	Laguna Niguel	CA	92677	$10,000
Total Training Solutions, Inc.	2201 N. Camino Principal, Ste. 2B	Tucson	AZ	85715	$25,000
Valhalla Investment Partners L.P.	1668 Main Street	Sarasota	FL	34236	$50,000
Varnell, Gary L. & Donna L. JWROS	27685 N. 61st Place	Scottsdale	AZ	85262	$13,000
WJ B Insurance Company, Ltd.	1702 Chastain Pkwy East	Pacific Palasades	CA	90272	$30,000
Vasquez, Lynn Marie	2047 E. Elmwood	Mesa	AZ	85213	$10,000
TOTAL:					$3,712,000

During June, 2003, 380,488 shares of Series A Preferred Stock were issued in satisfaction of dividends owed to holders of Series A Preferred Stock. During the period of August 2003 through December 2003, all holders of Series A Preferred Stock converted into 3,172,000 shares of common stock and we issued 818,498 two-year Series A Warrants with an exercise price of $2.00 per share, vesting one year from the date of grant.

        5.    Shares of Common Stock to Directors.    Effective as of August 12, 2002, we issued 30,000 shares of common stock to Robert Eide and 30,000 shares of common stock to Donald Hannah for their respective services as our directors, 10,000 shares of which vests immediately and the balance of which vest over two years. Effective January 7, 2003, we issued 10,000 shares of common stock to Leslie Quick and Carson Beadle for their services as directors. In August 2003, we issued 75,000 shares of common stock to each of Robert J. Eide, Carson Beadle, Donald Hannah, Leslie C. Quick, III and David Allen, 25,000 shares of which vests immediately and the balance of which vest over two years. These grants were exempt under Rule 4(2) of the Securities Act of 1933, as amended.

        6.    MAF Acquisition.    On November 20, 2002, we completed the acquisition of MAF BioNutritionals, LLC. The purchase price was 2,500,000 restricted shares of common stock. The issuance of securities in the acquisition was not a public offering, and thus was an exempt offering under Section 4(2) of the Securities Act. Concurrently with the closing of the acquisition of MAF BioNutritionals, we authorized the issuance of 50,000 shares of common stock to Aegis Capital Corp. in connection with investment banking activities rendered in connection with the transaction. Paul Hickey, an investment banker, represented MAF BioNutritionals and was issued 50,000 shares of common stock in April 2003 in lieu of cash compensation owed to him. Similarly Reed Smith LLC, the legal advisors to MAF BioNutritionals, was issued 30,000 shares of common stock as partial compensation owed to them. These issuances were exempt under Section 4(2) of the Securities Act, as amended.

        7.    MAF Private Placement.    Concurrently with the closing of the acquisition of MAF BioNutritionals, we completed a placement of approximately 19.54 Units to 13 accredited investors, each Unit consisting of 70,000 shares of common stock, five year Series B Warrants to acquire a 70,000 shares of common stock exercisable at $1.65 per share and five year Series C Warrants to acquire 70,000 shares of common stock at an exercise price of $2.14 per share. We raised total proceeds of $1,367,500. The identity of each investor is set forth under the section captioned "Selling Stockholders" in the prospectus of this Registration Statement. This offering was exempt pursuant to Rule 506 of Regulation D, under the Securities Act of 1933. Atlas Capital Services was granted warrants to acquire 35,000 shares of our common stock at an exercise price of $1.00 in connection with investment services rendered to one of these investors.

        8.    Exercise of Warrant.    Effective May 7, 2003, Stuart Benson exercised, in part, his warrant and received 30,000 shares of Common Stock for $300.

        9.    Christopher's Acquisition.    On July 3, 2003, we issued 2,600,000 shares of common stock to acquire the assets of Christopher's Original Formulas, Inc. In connection with this transaction, we issued 25,000 shares of common stock to Aegis Capital Corp. and 75,000 shares of common stock to Robert J. Eide, a member of our board of directors for investment services. These transactions were exempt under Rule 4(2) of the Securities Act of 1933, as amended.

        10.    ENI Acquisition.    On August 20, 2003, we issued 31,248,584 shares of common stock to acquire all of the outstanding common stock of E-Nutriceuticals, Inc. In connection with the acquisition, we issued 1,150,000 shares of stock to HCFP/Brenner Securities for investment banking services and of these shares, 142,000 shares were subsequently issued to Robert Eide and 58,000 shares were issued to various designates of Robert Eide. These transactions were exempt under Rule 4(2) of the Securities Act of 1933, as amended.

        11.    ENI Private Placement.    Concurrently with the closing of our acquisition of E-Nutriceuticals, we completed a private placement of 1,000,000 shares of Series D Preferred Stock for $1.00 per share generating gross proceeds of $1,000,000. The securities were purchased by SkyePharma PLC.

        12.    Bridge Offering.    In October, November and December 2003, we sold $1.53 million aggregate principal amount of senior convertible promissory notes and five-year warrants to purchase an aggregate of 4,590,000 shares of common stock with exercise prices ranging from $1.00 to $1.50 per share. The investors in this offering are set forth in the section entitled "Selling Stockholder" in the prospectus forming a part of this Registration Statement. These transactions were exempt under Rule 4(2) of the Securities Act of 1933, as amended.

        13.    Private Offering.    On December 19, 2003, we completed a private placement of $4,587,738 aggregate principal amount of 12% senior secured convertible notes and five-year warrants to purchase a total of 4,587,738 shares of common stock. We received aggregate proceeds of $4,587,738, of which $3,040,000 was invested in cash and $1,547,738 was invested through the conversion of existing outstanding principal and accrued interest on previously issued senior convertible promissory notes which converted pursuant to their terms and were subsequently retired. The investors in this offering are set forth in the section entitled "Selling Stockholder" in the prospectus forming a part of this Registration Statement. These transactions were exempt under Rule 4(2) of the Securities Act of 1933, as amended.

        No underwriters were involved in connection with the sales of securities referred to in this Item 15.

ITEM 27. Exhibits

Exhibit Number	Name of Exhibit	No. in Document
2.1	Acquisition Agreement and Plan of Merger, dated as of August 16, 2001, between Vital Living, Inc. and VCM Technology Limited	(1)
2.2	Certificate of Merger of Vital Living, Inc. and VCM Technology Limited	(1)
3.1	Amended and Restated Articles of Incorporation for Vital Living, Inc.	(1)
3.2	Amended and Restated Bylaws for Vital Living, Inc.	(1)
4.1	Form of Series A Warrant	Filed Herewith
4.2	Form of Series B Warrant	(2)
4.3	Form of Series C Warrant	(2)
4.4	Form of Series D Warrant	(3)
4.5	Form of Series E Warrant	(3)
4.6	Form of Series F Warrant	Filed Herewith
4.7	Certificate of Designation of Preferences, Rights and Limitations of 10% Series A Preferred Stock	Filed Herewith*
4.8	Certificate of Designation, Preferences and Relative, Participating, Optional or Other Special Rights of Series B Convertible Preferred Stock	Filed Herewith*
4.9	Certificate of Designation, Preferences and Relative, Participating, Optional or Other Special Rights of Series C Convertible Preferred Stock	Filed Herewith*
4.10	Certificate of Designation, Preferences and Relative, Participating, Optional or Other Special Rights of Series D Convertible Preferred Stock	(4)

4.11	Stock Purchase Agreement, dated as of October 23, 2002, by and among Vital Living, Inc., MAF BioNutritionals, LLC, William A. Coppel (personally and as a representative of Kenneth Martin), Phillip B. Maffetone, Leslie C. Quick, III, Thomas C. Quick and Kenneth Glah	(5)
4.12	Subscription Agreement for November 2002 private placement of units	(2)
4.13	Form of Subscription Agreement for Series B Convertible Preferred Stock	(3)
4.14	Form of Subscription Agreement for Series C Convertible Preferred Stock	(6)
4.15	Form of Subscription Agreement for Series D Convertible Preferred Stock	(4)
4.16	Registration Rights Agreement, dated as of November 20, 2002, between Vital Living, Inc. and those persons listed on Exhibit A attached thereto	(2)
4.17	Stockholders' Agreement, dated, by and among Vital Living, Inc., Bradley D. Edson, Stuart A. Benson, Martin Gerst, Donald Hannah, William Coppel, Kenneth Martin, Phil Maffetone, Leslie C. Quick, III, and Thomas C. Quick	(2)
4.18	Stockholders' Agreement, dated August 20, 2003, by and between Vital Living, Inc., Bradley D. Edson, Stuart A. Benson, Donald Hannah, SkyePharma PLC, Fifth Avenue Capital, Inc. and Stephen Morris	(4)
4.19	Registration Rights Agreement, dated as of August 20, 2003, by and between Vital Living, Inc. and SkyePharma PLC	(4)
4.20	Lock Up Agreement, dated as of May 21, 2001, among Bradley D. Edson Martin Gerst, Donald Hannah and Kenneth Lind	(7)
4.21	Amendment No. 1 to Lock Up Agreement, dated as of May 21, 2001, among Bradley D. Edson Martin Gerst, Donald Hannah and Kenneth Lind	(7)
4.22	Form of Securities Purchase Agreement for December 2003 private offering	(8)
4.23	Form of Senior Secured Convertible Note issued in December 2003 private offering	(8)
4.24	Form of Warrant issued in December 2003 private offering	(8)
4.25	Form of Warrant issued in 2003 offering of senior convertible promissory notes	(8)
4.26	Form of Security Agreement for December 2003 private offering	(8)
4.27	Form of Registration Rights Agreement for December 2003 private offering	(8)

4.28	Form of Escrow Agreement for December 2003 private offering	(8)
5.1	Opinion of Graubard Miller (including the consent of Graubard Miller)	Filed Herewith
10.1	2001 Stock Option Plan	(1)
10.2	Agreement, dated August 21, 2001, between Vital Living, Inc. and Arizona Heart Institute, Inc.	(7)
10.3	Addendum, dated April 4, 2002, to Agreement between Vital Living, Inc. and Arizona Heart Institute, Inc.	(9)
10.4	Amendment No. 1, dated July 15, 2003, to Agreement Vital Living, Inc. and Arizona Heart Institute, Inc.	(10)
10.5	Distribution Agreement, dated August 21, 2001, between Vital Living, Inc. and Advanced Medical China, Ltd.	(7)
10.6	Amendment No. 1 to Distribution Agreement, dated February 26, 2002, between Vital Living, Inc. and Advanced Medical China, Ltd. and AHI Management Hong Kong Ltd.	(11)
10.7	Employment agreement, dated October 1, 2001, between Vital Living, Inc. and Bradley D. Edson	(7)
10.8	Amendment No. 1, dated October 1, 2002, to Employment Agreement between Vital Living, Inc. and Bradley D. Edson	(2)
10.9	Consultant Agreement, dated October 1, 2001, between Vital Living, Inc. and Howard Wernick	(7)
10.10	Consulting Agreement, dated March 20, 2002, between Vital Living, Inc. and Leslie D. Michelson	(12)
10.11	Consulting Agreement, dated March 20, 2002, between Vital Living, Inc. and Brian C. Smith	(12)
10.12	Consulting Agreement, dated March 20, 2002, between Vital Living, Inc. and Michael H. Davidson, M.D.	(12)
10.13	Form of Clinical Trial Agreement, between Vital Living, Inc. and the City of Phoenix Fire Department	(13)
10.14	Executive Services Agreement, dated as of November 20, 2002, between Vital Living, Inc. and Stuart A. Benson	(2)
10.15	Amendment No. 1 to Employment Agreement between Vital Living, Inc. and Stuart A. Benson	Filed Herewith*
10.16	Amendment No. 2 to Employment Agreement between Vital Living, Inc. and Stuart A. Benson	Filed Herewith*
10.17	Warrant Agreement, dated November 20, 2002, between Vital Living, Inc. and Stuart A. Benson	Filed Herewith*
10.18	Amendment No. 1 to Warrant Agreement between Vital Living, Inc. and Stuart A. Benson	(3)

10.19	Amendment No. 2 to Warrant Agreement between Vital Living, Inc. and Stuart A. Benson	Filed Herewith*
10.20	Financial Advisor Services Agreement, dated July 29, 2002, between Vital Living, Inc. and Peck and Grossman, LLC	(13)
10.21	Agreement, dated February 3, 2003, between Vital Living, Inc. and CHG Allied Inc.	(13)
10.22	Agreement, dated September 30, 2002, between Vital Living, Inc. and Medical Resource, LLC, National Provider Network	(13)
10.23	Consulting Agreement, dated as of October 8, 2002, between Vital Living, Inc. and Martin Wallace	(13)
10.24	Management Agreement, dated as of April 17, 2003, between Vital Living, Inc. and Christopher's Original Formulas, Inc.	(3)
10.25	Consulting Agreement, dated May 19, 2002, between Vital Living, Inc. and Stephen Songsheng Chen	(3)
10.26	Warrant Agreement, dated April 16, 2003, between Vital Living, Inc. and Stephen Songsheng Chen	(3)
10.27	Scientific Advisory Board Agreement, dated May 15, 2002, between Vital Living, Inc. and Dr. Dennis Sprecher	(14)
10.28	Scientific Advisory Board Agreement, dated May 30, 2002, between Vital Living, Inc. and John A. Sutherland	(15)
10.29	Scientific Advisory Board Agreement, dated May 16, 2002, among Vital Living, Inc., Thomas Allison and the Mayo Foundation for Medical Education and Research	(14)
10.30	Scientific Advisory Board Agreement, dated June 17, 2002, between Vital Living, Inc. and Ronald M. Krauss	(16)
10.31	Scientific Advisory Board Agreement, dated May 7, 2002, between Vital Living, Inc. and Dr. David Maron	(3)
10.32	Settlement and Release Agreement, dated June 25, 2003, between Vital Living, Inc. and William Coppel	(17)
10.33	Asset Purchase Agreement, dated as of June 20, 2003, among Vital Living, Inc., Nature's Systems, Inc., Christopher's Original Formulas, Inc., Robert C. Scott and James R. Jeppson	(17)
10.34	Form of Escrow Agreement, dated August 20, 2003, between Vital Living, Inc., E-Nutriceuticals, Inc., Stephen Morris and Mercantile National Bank—California, as escrow agent	(4)
10.35	Development and License Agreement, dated as of December 28, 2001, between E-Nutriceuticals, Inc. and SkyePharma PLC	(4)
10.36	Amendment No. 1, dated as of August 20, 2003, to Development and License Agreement by and among Vital Living, Inc., E-Nutriceuticals, Inc., Jagotec AG and SkyePharma PLC	(4)

10.37	Amendment No. 2, dated as of November 19, 2003, to Development and License Agreement, dated August 20, 2003, by and among Vital Living, Inc., E-Nutriceuticals, Inc., Jagotec AG and SkyePharma PLC	Filed Herewith*
10.38	Stock Purchase Agreement, dated as of October 14, 2003, among Vital Living, Inc. and the shareholders set forth on the signature page attached thereto	(18)
10.39	Escrow Agreement, dated as of October 14, 2003, among Vital Living, Inc., the shareholders of Doctors For Nutrition, Inc. and Mercantile National Bank—California	(18)
10.40	Executive Services Agreement, dated as of October 14, 2003, between Doctors For Nutrition, Inc. and Bruce Howe	(18)
10.41	Strategic Advisor Agreement, dated October 14, 2003, between Vital Living, Inc. and Dr. Roger Howe	(18)
10.42	Strategic Advisor Agreement, dated October 14, 2003, between Vital Living, Inc. and Dr. Maynard Howe	(18)
10.43
	Form of Indemnification Agreement, dated as of December 3, 2003, between the Company and each of Bradley D. Edson, Stuart A. Benson, Donald C. Hannah, Carson E. Beadle, Leslie C. Quick, Robert J. Eide, David Allen and Marcus Feder	Filed Herewith
10.43.1	Schedule of Indemnification Agreements in the form of Exhibit 10.43, including material detail in which such documents differ from Exhibit 10.43	Filed Herewith
23.1	Consent of Pannell Kerr Forster of Texas, P.C.	Filed Herewith
23.2	Consent of Weaver and Martin	Filed Herewith
23.3	Consent of The C.P.A. Network, LLC	Filed Herewith

*
To be filed by amendment.

(1)
Current Report on Form 8-K dated August 17, 2001 and filed with the SEC on October 1, 2001

(2)
Current Report on Form 8-K/A dated November 20, 2002 and filed with the SEC on December 5, 2002

(3)
Amendment No. 2 to Registration Statement on Form SB-2 (333-102106) filed on April 28, 2003

(4)
Current Report on Form 8-K dated August 21, 2003 and filed with the SEC on September 8, 2003

(5)
Current Report on Form 8-K dated October 23, 2002 and filed with the SEC on November 4, 2002

(6)
Amendment No. 3 to Registration Statement on Form SB-2 (333-102106) filed on June 18, 2003

(7)
Current Report on Form 8-K dated August 17, 2001 and filed with the SEC on November 20, 2001

(8)
Current Report on Form 8-K dated December 15, 2003 and filed with the SEC on December 19, 2003

(9)
Current Report on Form 8-K dated April 1, 2002 and filed with the SEC on April 16, 2002

(10)
Amendment No. 4 to Registration Statement on Form SB-2 (333-102106) filed on July 23, 2003

(11)
Current Report on Form 8-K dated February 27, 2002 and filed with the SEC on February 28, 2002

(12)
Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001

(13)
Amendment No. 1 to Registration Statement on Form SB-2 (333-102106) filed on March 7, 2003

(14)
Current Report on Form 8-K dated May 15, 2002 and filed with the SEC on May 31, 2002

(15)
Current Report on Form 8-K dated May 30, 2002 and filed with the SEC on June 13, 2002

(16)
Current Report on Form 8-K dated June 17, 2002 and filed with the SEC on July 2, 2002

(17)
Current Report on Form 8-K dated July 2, 2003 and filed with the SEC on July 16, 2003

(18)
Current Report on Form 8-K/A dated October 14, 2003 and filed with the SEC on December 5, 2003

ITEM 28. Undertakings

        The Company will:

        (1)   File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

  (i)
  Include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective registration statement.

  (iii)
  Include any additional or changed material information on the plan of distribution.

        (2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        (3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        (4)   For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

        (5)   For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or

Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions of its Articles of Incorporation, its By-Laws, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by Registrant for expenses incurred or paid by an officer, director or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Phoenix, Arizona on January 14, 2004.

VITAL LIVING, INC.
By	/s/ DONALD C. HANNAH Donald C. Hannah Chairman of the Board (Principal Executive Officer)

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald C. Hannah, Carson E. Beadle or Stuart A. Benson his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments and any subsequent registration statement filed by the company pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ DONALD C. HANNAH Donald C. Hannah	Chairman of the Board (Principal Executive Officer)	January 14, 2004
/s/ MARCUS FEDER Marcus Feder	Chief Financial Officer (Principal Accounting Officer)	January 14, 2004
/s/ STUART A. BENSON Stuart A. Benson	Chief Executive Officer, President, Secretary and Director	January 14, 2004
/s/ MITCHEL FEINGLAS Mitchel Feinglas	Chief Operating Officer and Director	January 14, 2004
/s/ LESLIE C. QUICK, III Leslie C. Quick, III	Director	January 14, 2004
/s/ ROBERT J. EIDE Robert J. Eide	Director	January 14, 2004
Carson E. Beadle	Director	January 14, 2004
/s/ DAVID ALLEN David Allen	Director	January 14, 2004
Michael Ashton	Director	January 14, 2004